   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 26, 1997

                                                     REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------

                                    FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           PCI CHEMICALS CANADA INC.
             (Exact name of registrant as specified in its charter)

        NEW BRUNSWICK, CANADA                         2812                             NOT APPLICABLE
   (State or other jurisdiction of        (Primary Standard Industrial                (I.R.S. Employer
    incorporation or organization)         Classification Code Number)              Identification No.)
                   630 WEST RENE-LEVESQUE BOULEVARD, MONTREAL, QUEBEC, H3B 1S6, (514) 397-6100
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
  PIONEER AMERICAS ACQUISITION CORP.                DELAWARE                             06-1420850
        PIONEER AMERICAS, INC.                      DELAWARE                             76-0280373
  PIONEER CHLOR ALKALI COMPANY, INC.                DELAWARE                             51-0302028
      IMPERIAL WEST CHEMICAL CO.                     NEVADA                              95-2375683
        ALL-PURE CHEMICAL CO.                      CALIFORNIA                            94-2314942
     BLACK MOUNTAIN POWER COMPANY                     TEXAS                              76-0291143
  ALL-PURE CHEMICAL NORTHWEST, INC.                WASHINGTON                            94-2714064
 PIONEER CHLOR ALKALI INTERNATIONAL,                BARBADOS                             98-0118164
                 INC.                                NEVADA                              88-0336831
          G.O.W. CORPORATION                        DELAWARE                             51-0375981
         PIONEER (EAST), INC.                      NEW MEXICO                            86-0311265
         T.C. HOLDINGS, INC.                       WASHINGTON                            91-1536884
         T.C. PRODUCTS, INC.                        DELAWARE                             76-0549506
          PCI CAROLINA, INC.                        DELAWARE                             52-2058031
       PIONEER LICENSING, INC.           (State or other jurisdiction of              (I.R.S. Employer
    (Exact name of registrants as        incorporation or organization)             Identification No.)
     specified in their charters)

                                ---------------
   4300 NATIONSBANK CENTER, 700 LOUISIANA STREET, HOUSTON, TEXAS 77002, (713)
                                    225-3831
  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)
                                ---------------
                            KENT R. STEPHENSON, ESQ.
                       PIONEER AMERICAS ACQUISITION CORP.
                            4300 NATIONSBANK CENTER
                              700 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
                                 (713) 225-3831
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ---------------
                                with a copy to:

                        CORNELIUS T. FINNEGAN III, ESQ.
                            WILLKIE FARR & GALLAGHER
                              ONE CITICORP CENTER
                              153 EAST 53RD STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 821-8000
                                ---------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                                ---------------

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                                             PROPOSED MAXIMUM
               TITLE OF EACH CLASS OF                    AMOUNT TO BE     PROPOSED MAXIMUM       AGGREGATE          AMOUNT OF
             SECURITIES TO BE REGISTERED                  REGISTERED       OFFERING PRICE     OFFERING PRICE    REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
9 1/4% Series B Senior Secured Notes Due 2007........    $175,000,000           100%           $175,000,000          $53,031
---------------------------------------------------------------------------------------------------------------------------------
Guarantees(1)........................................         (2)                (2)                (2)                (2)
=================================================================================================================================

(1) Pioneer Americas Acquisition Corp. and its wholly-owned subsidiaries Pioneer Americas, Inc., Pioneer Chlor Alkali Company, Inc., Imperial West Chemical Co., All-Pure Chemical Co., Black Mountain Power Company, All-Pure Chemical Northwest, Inc., Pioneer Chlor Alkali International, Inc., G.O.W. Corporation, Pioneer (East), Inc., T.C. Holdings, Inc., T.C. Products, Inc., PCI Carolina, Inc. and Pioneer Licensing, Inc. are each registering Guarantees of the payment of the principal of, premium, if any, and interest on the Notes being registered hereby. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no registration fee is required with respect to the Guarantees.

(2) Not applicable.
                                ---------------
    The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 26, 1997
PROSPECTUS

                           PCI CHEMICALS CANADA INC.
 OFFER TO EXCHANGE $1,000 IN PRINCIPAL AMOUNT OF 9 1/4% SERIES B SENIOR SECURED
                                 NOTES DUE 2007
   FOR EACH $1,000 IN PRINCIPAL AMOUNT OF OUTSTANDING 9 1/4% SERIES A SENIOR
                             SECURED NOTES DUE 2007
                             ---------------------
    PCI Chemicals Canada Inc., a New Brunswick, Canada company ("PCI Canada" or "the Issuer"), hereby offers to exchange (the "Exchange Offer") up to $175,000,000 in aggregate principal amount of its 9 1/4% Series B Senior Secured Notes Due 2007 (the "Exchange Notes") for up to $175,000,000 in aggregate principal amount of its outstanding 9 1/4% Series A Senior Secured Notes Due 2007 issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the "Original Notes" and, together with the Exchange Notes, the "Notes").

    The terms of the Exchange Notes will be substantially identical in all respects (including principal amount, interest rate, maturity and ranking) to the terms of the Original Notes for which they may be exchanged pursuant to the Exchange Offer, except that (i) the Exchange Notes will be freely transferable by holders thereof (except as provided below) and (ii) the Exchange Notes will be issued without any covenant of the Registrants (as defined) regarding registration. The Exchange Notes will be issued under the indenture governing the Original Notes. The Exchange Notes will be, and the Original Notes are, senior obligations of the Issuer and will be and are fully and unconditionally guaranteed on a senior basis by Pioneer Americas Acquisition Corp. ("PAAC" and together with its subsidiaries, the "Company"), Pioneer Americas, Inc., the direct parent of the Issuer ("PAI"), and the other subsidiaries of PAAC (collectively, the "Guarantors", and together with the Issuer, the "Registrants"). The Exchange Notes will be, and the Original Notes are, secured by pari passu first priority liens on the Collateral (as defined), consisting of certain assets acquired in the PCI Canada Acquisition (as defined). The Exchange Notes will rank pari passu with all other existing and future Senior Indebtedness (as defined) of the Issuer and senior to all subordinated Indebtedness of the Issuer. The Exchange Notes and the obligations of the Guarantors under their guarantees of the Exchange Notes will be effectively subordinated to secured Senior Indebtedness of the Issuer and the Guarantors, respectively, with respect to the assets securing such Indebtedness. As of September 30, 1997, on a pro forma basis after giving effect to the Offering, the other Financings (as defined) and the PCI Canada Acquisition, the Issuer and the Guarantors would have had $557.8 million of outstanding secured Senior Indebtedness. For a complete description of the terms of the Exchange Notes, including provisions relating to the ability of the Registrants to create indebtedness that is senior or pari passu to the Exchange Notes, see "Description of the Notes." There will be no cash proceeds to the Registrants from the Exchange Offer.

    The Notes will bear interest from and including their respective dates of issuance. Holders whose Original Notes are accepted for exchange will receive accrued interest thereon to, but not including, the date of issuance of the Exchange Notes, such interest to be payable with the first interest payment on the Exchange Notes, but will not receive any payment in respect of interest on the Original Notes accrued after the issuance of the Exchange Notes.

    The Original Notes were originally issued and sold on November 5, 1997 in a transaction not registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 144A of the Securities Act (the "Initial Offering"). Accordingly, the Original Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. Based upon interpretations by the Staff (the "Staff") of the Securities and Exchange Commission (the "Commission") issued to third parties, the Registrants believe that the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Original Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an "affiliate" of the Registrants within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired Original Notes directly from the Registrants or (iii) a broker-dealer who acquired Original Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Broker-dealers who acquired Original Notes as a result of market making or other trading activities may use this Prospectus, as supplemented or amended, in connection with resales of the Exchange Notes. The Registrants have agreed that, for a period not to exceed 180 days after the Exchange Date (as defined), they will make this Prospectus available to any broker-dealer for use in connection with any such resale. Any holder that cannot rely upon such interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

    The Original Notes and the Exchange Notes constitute new issues of securities with no established trading market. Any Original Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that Original Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, and tendered but unaccepted, Original Notes could be adversely affected. Following consummation of the Exchange Offer, the holders of Original Notes will continue to be subject to the existing restrictions on transfer thereof and the Registrants will have no further obligation to such holders to provide for the registration under the Securities Act of the Original Notes except under certain limited circumstances. (See "Original Notes Registration Rights.") No assurance can be given as to the liquidity of the trading market for either the Original Notes or the Exchange Notes.

    The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange. The Exchange Offer will
expire at 5:00 p.m., New York City time, on       , 1998, unless extended (the
"Expiration Date"). The date of acceptance for exchange of the Original Notes (the "Exchange Date") will be the first business day following the Expiration Date, upon surrender of the Original Notes. Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date; otherwise such tenders are irrevocable.
                             ---------------------
    SEE "RISK FACTORS" ON PAGE 16 FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                             ---------------------
                 The date of this Prospectus is          , 1997

                             AVAILABLE INFORMATION

     The Issuer and the Guarantors have filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement," which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to in the Registration Statement are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and other information required by the Commission. Periodic reports and other information filed by the Company with the Commission may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding companies that file electronically with the Commission. The address of such site is http://www.sec.gov. Copies of such material can also be obtained from the Company upon request. Any such request should be directed to the Secretary of the Company at 4300 NationsBank Center, 700 Louisiana Street, Houston, Texas 77002, telephone number (713) 225-3831.

     The Company's obligation to file periodic reports with the Commission pursuant to the Exchange Act may be suspended if the Notes are held of record by fewer than 300 holders at the beginning of any fiscal year of the Company, other than the fiscal year in which the Exchange Offer Registration Statement (as defined) or any Shelf Registration Statement (as defined) becomes effective. The Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, it will furnish to the holders of the Notes and submit to the Commission (unless the Commission will not accept such materials) (i) all quarterly and annual financial information that would be required to be contained in filings with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, for so long as any of the Notes remain outstanding, the Company has agreed to make available upon request to any prospective purchaser of, or beneficial owner of Notes in connection with any offer or sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER OR THE GUARANTORS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE EXCHANGE NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATIONS THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE ISSUER OR THE GUARANTORS SINCE THE DATE HEREOF.

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
AVAILABLE INFORMATION......................   ii
EXCHANGE CONTROLS..........................   iv
ENFORCEABILITY OF CIVIL LIABILITIES........   iv
PROSPECTUS SUMMARY.........................    1
RISK FACTORS...............................   16
  Consequences of Failure to Exchange......   16
  Financial Leverage.......................   16
  Industry Cyclicality.....................   17
  Environmental Regulation.................   17
  Operating Hazards and Uninsured Risks....   21
  Limitations on Security Interest.........   21
  No Assurance of Realizable Value from
    Collateral.............................   21
  Potential Environmental Liability of
    Secured Lenders........................   22
  Competition..............................   22
  Dependence on Key Customers and Key
    Suppliers..............................   22
  Ranking of the Notes and Guarantees......   23
  Fraudulent Conveyance Issues.............   23
  Tax Matters..............................   23
  Change of Control........................   24
  Control by Certain Stockholders..........   24
  Forward-Looking Statements...............   24
  Lack of Public Market for the Notes......   25
USE OF PROCEEDS............................   25
THE EXCHANGE OFFER.........................   26
  Purpose of the Exchange Offer............   26
  Terms of the Exchange....................   26
  Expiration Date; Extensions; Termination;
    Amendments.............................   27
  How to Tender............................   28
  Terms and Conditions of the Letter of
    Transmittal............................   29
  Withdrawal Rights........................   30
  Acceptance of Original Notes for
    Exchange; Delivery of Exchange Notes...   30
  Conditions to the Exchange Offer.........   31
  Exchange Agent...........................   31
  Solicitation of Tenders; Expenses........   31
  Appraisal Rights.........................   32
  Federal Income Tax Consequences..........   32
  Other....................................   32
THE ACQUISITION............................   33
  The Acquisition..........................   33
  Use of Proceeds from Initial Offering....   34
THE COMPANY AND PIONEER....................   35
  The Company..............................   35
  Pioneer..................................   36
CAPITALIZATION.............................   37
PRO FORMA FINANCIAL
  INFORMATION..............................   38
SUPPLEMENTAL ANALYSIS OF ADJUSTED EBITDA...   53
SELECTED HISTORICAL FINANCIAL DATA.........   54
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS...............................   57
BUSINESS...................................   64
  General..................................   64
  Industry Overview........................   64

                                             PAGE
                                             ----
  Strategy.................................   67
  Operating Units..........................   68
  Facilities...............................   75
  Other Investments........................   79
  Competition..............................   80
  Employees................................   80
  Environmental and Safety Regulation......   81
  Insurance................................   90
  Legal Proceedings........................   90
MANAGEMENT.................................   91
  Directors and Executive Officers of
    PAAC...................................   91
  Executive Compensation...................   93
  Pension Plan.............................   96
  Employment Agreements and Severance and
    Change-in-Control Arrangements.........   96
  Compensation of Directors................   97
  Compensation Committee Interlocks and
    Insider Participation..................   98
CERTAIN TRANSACTIONS.......................   98
STOCK OWNERSHIP............................  100
DESCRIPTION OF OTHER INDEBTEDNESS..........  101
  New Credit Facilities....................  101
  Existing Term Facility...................  102
  Senior Secured Notes.....................  102
  Other....................................  103
DESCRIPTION OF THE NOTES...................  104
  General..................................  104
  Payment Terms............................  104
  Ranking..................................  104
  Guarantees...............................  105
  Security.................................  106
  Intercreditor Agreements.................  106
  Certain Bankruptcy Considerations........  107
  Additional Amounts.......................  109
  Optional Redemption......................  110
  Redemption for Changes in Canadian
    Withholding Taxes......................  110
  Change of Control........................  111
  Certain Covenants........................  113
  Release of Collateral....................  124
  Certain Definitions......................  124
  Defaults and Remedies....................  134
  Transfer and Exchange....................  135
  Amendment, Supplement and Waiver.........  135
  Legal Defeasance and Covenant
    Defeasance.............................  136
  Enforceability of Judgements with Respect
    to the Notes...........................  137
  Consent to Jurisdiction and Service......  138
  The Trustee..............................  138
  Governing Law............................  138
  Book-entry; Delivery; Form and
    Transfer...............................  139
ORIGINAL NOTES REGISTRATION RIGHTS.........  142
CERTAIN TAX CONSEQUENCES...................  144
PLAN OF DISTRIBUTION.......................  147
LEGAL MATTERS..............................  148
EXPERTS....................................  148
CHANGE IN INDEPENDENT PUBLIC AUDITORS......  148
INDEX TO FINANCIAL STATEMENTS..............  F-1

                               EXCHANGE CONTROLS

     The Issuer has been advised by Stewart McKelvey Stirling Scales and Stikeman Elliott, a general partnership, respective Canadian counsel, that there are no governmental laws, decrees or regulations in the provinces of New Brunswick, Nova Scotia, Ontario or Quebec or the laws of Canada applicable thereto which restrict the export or import of capital and that there are no limitations on the right of non-resident or foreign owners to hold or vote the Notes.

                      ENFORCEABILITY OF CIVIL LIABILITIES

     The Issuer is a New Brunswick corporation. Certain of its directors, officers and experts named herein are residents of Canada. All or a substantial portion of the assets of such persons and the Issuer are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such directors, officers and experts or to realize in the United States upon judgments of courts of the United States predicated upon civil liability under the federal securities laws of the United States. The Issuer has been advised that there is doubt as to the enforceability against such persons in Canada of a judgment of a United States court predicated solely upon civil liability under the federal securities laws of the United States. The Issuer has also been advised that an action may be brought against the Issuer or against its directors, officers and experts in a court of competent jurisdiction in New Brunswick in the first instance on the basis of civil liability predicated solely upon the federal securities laws of the United States only if their acts or evaluations would be actionable if they had occurred in New Brunswick, and if they would be liable under the federal securities laws of the United States in an action brought in the United States.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless the context otherwise requires, (i) the terms PCI Canada and Issuer refer to PCI Chemicals Canada Inc., (ii) the term PAAC refers to Pioneer Americas Acquisition Corp., (iii) the terms PAI and Predecessor Company refer to Pioneer Americas, Inc. and its subsidiaries, (iv) the term Company means PAAC and its subsidiaries and (v) the term Pioneer refers to Pioneer Companies, Inc., the parent company of PAAC. "Pro forma net sales" for Pioneer Chlor Alkali Company, Inc. gives effect to the June 17, 1997 acquisition of a chlor-alkali production facility and related business (the "Tacoma Facility") located in Tacoma, Washington (the "Tacoma Acquisition"). "Pro forma net sales" for All-Pure Chemical Co. gives effect to the acquisition of T.C. Products, Inc. ("T.C. Products"), a regional producer of bleach and related products that was acquired in July 1996. "Pro forma net sales" and "pro forma EBITDA" for the PCI Canada Business (as defined) gives effect to the acquisition of substantially all of the assets and properties of the Forest Products Division of ICI Canada Inc. and ICI Americas Inc. consummated as of October 31, 1997 (the "PCI Canada Acquisition"). "Pro forma net sales" and "pro forma EBITDA" for the Company gives effect to each of these transactions. See "The Company and Pioneer." Dollar amounts are in United States dollars unless otherwise indicated.

                                  THE COMPANY

     The Company manufactures and markets chlorine and caustic soda and several related downstream water treatment products. The Company conducts its business primarily through its subsidiaries: Pioneer Chlor Alkali Company, Inc. ("PCAC"), with pro forma net sales of $196.5 million for the twelve months ended September 30, 1997, and All-Pure Chemical Co. ("All-Pure"), with pro forma net sales of $52.6 million for such period. The Company also owns a 50% unconsolidated joint venture interest in Kemwater North America Company ("Kemwater"). In October 1997, the Company acquired substantially all of the assets and properties of the North American chlor-alkali business of ICI Canada Inc. ("ICI Canada") and ICI Americas Inc. ("ICI Americas"), with pro forma net sales of $162.5 million for the twelve months ended September 30, 1997. For the twelve months ended September 30, 1997, the Company's pro forma net sales and pro forma EBITDA (as defined) were $411.4 million and $121.5 million, respectively.

     Chlorine and caustic soda are the seventh and sixth most commonly produced chemicals, respectively, in the United States, based on volume, and are used in a wide variety of applications and chemical processes. Chlorine and caustic soda are co-products, concurrently produced in a ratio of 1 to 1.1, through the electrolysis of salt water. A chlor-alkali electrochemical unit ("ECU") consists of 1 ton of chlorine and 1.1 tons of caustic soda. During the twelve months ended September 30, 1997, after giving pro forma effect to the PCI Canada Acquisition and the Tacoma Acquisition, the Company produced approximately 886,000 tons of chlorine and 1,001,000 tons of caustic soda.

     Chlorine is used in the manufacture of over 15,000 products, comprising approximately 60% of all commercial chemistry, 85% of all pharmaceutical chemistry and 95% of all crop protection chemistry. Products manufactured with chlorine as a raw material include water treatment chemicals, plastics, detergents, pharmaceuticals, disinfectants and agricultural chemicals. Chlorine is also used directly in water disinfection applications. In the United States and Canada, virtually all public drinking water is made safe to drink by chlorination, and a significant portion of industrial and municipal waste water is treated with chlorine or chlorine derivatives to kill water-borne pathogens and remove solids.

     Caustic soda is a versatile chemical alkali used in a diverse range of manufacturing processes, including metal smelting, petroleum production and refining, pulp and paper production and paint manufacturing. Caustic soda is combined with chlorine and water to produce bleach and is used as an active ingredient in a wide variety of other end use products, including detergents, rayon and cellophane.

     The Company has expanded into the eastern Canadian and eastern United States chlor-alkali markets with the acquisition of the North American chlor-alkali business of ICI Canada and ICI Americas.

Headquartered in Montreal, Quebec, the PCI Canada Business includes the business now conducted by PCI Canada and its affiliates (the "PCI Canada Business"), a leading eastern Canadian merchant chlor-alkali manufacturer, serving primarily the pulp and paper industry. The PCI Canada Business produces chlorine and caustic soda for sale in the merchant markets and for use as raw materials in downstream products. The PCI Canada Acquisition is consistent with the Company's strategy to strengthen its North American chlor-alkali merchant market position. The PCI Canada Business operates two chlor-alkali production facilities, at Becancour, Quebec and Dalhousie, New Brunswick, with aggregate production capacity of approximately 376,000 ECUs, as well as additional downstream production units at Cornwall, Ontario. Management believes that the production costs for the primary production facility, Becancour, are among the lowest in North America.

     Following the PCI Canada Acquisition, the Company owns and operates five chlor-alkali production facilities, located in St. Gabriel, Louisiana; Henderson, Nevada; Tacoma, Washington; Becancour, Quebec and Dalhousie, New Brunswick, with aggregate production capacity of approximately 950,000 ECUs. Management believes the Company's competitive position has been significantly strengthened by recent acquisitions, providing the Company with low-cost, well-maintained and world scale production capacity plants. Following the PCI Canada Acquisition, approximately 60% of the Company's sources of electricity is hydro-power based, the cheapest source in North America. In addition, over 22% of the Company's ECU capacity employs membrane cell technology, the most efficient available technology. Management believes that following the PCI Canada Acquisition, the Company is the fifth largest chlor-alkali producer in North America and the third largest North American chlor-alkali merchant manufacturer/marketer, with approximately 6% of North American production capacity.

     Primary markets for the Company's products include water treatment for industrial, municipal and consumer applications, polyvinyl chloride ("PVC") and other plastics, pulp and paper, detergents and agricultural chemicals. The Company believes that the chlorine and caustic soda currently produced at its Henderson and Tacoma facilities provide a significant source of supply for the West Coast region, where the Company is also the largest supplier of chlorine and bleach for water treatment purposes and where Kemwater is the largest producer of iron chlorides. The Company believes the St. Gabriel and Tacoma facilities are leading suppliers of premium, low-salt grade caustic soda in their respective regions. The Company believes the strong regional presence of the PCI Canada Business in eastern Canada and the eastern United States enhances the competitiveness of the Company's other operations.

                           THE PCI CANADA ACQUISITION

     On October 31, 1997, Pioneer, and PCI Canada and PCI Carolina, Inc. ("PCI Carolina"), newly formed subsidiaries of PAAC, and Imperial Chemical Industries PLC ("ICI") and its subsidiaries, ICI Canada and ICI Americas, consummated the PCI Canada Acquisition. Pursuant to the Asset Purchase Agreement (the "Purchase Agreement"), dated as of September 22, 1997, the Company acquired substantially all of the assets and properties used by ICI Canada and ICI Americas in their North American chlor-alkali business. For the twelve months ended September 30, 1997, the PCI Canada Business generated pro forma net sales and pro forma EBITDA of $162.5 million and $51.9 million, respectively. The purchase price consisted of approximately $235.6 million, payable in cash, and the assumption of certain obligations related to the acquired chlor-alkali business.

     Management believes that the PCI Canada Acquisition presented an attractive opportunity to further extend and diversify the Company's geographic and product focus while helping to manage the intrinsic cyclicality of the chlor-alkali business. By acquiring a low-cost operation with complementary product offerings, the Company believes it will improve its ability to market to merchant chlor-alkali customers. Specific benefits include the following:

     - The acquisition substantially expands the Company's presence in the merchant market for chlorine and caustic soda, especially in markets contiguous to existing markets in the southeastern United States where the Company already conducts significant operations.

     - The Company expects that the pulp and paper expertise and product offerings of the PCI Canada Business will strengthen the Company's existing market position in the pulp and paper industry in the western United States and Canada.

     - The PCI Canada Business will benefit from the Company's experience in marketing to industrial customers.

     - The experienced management team of the PCI Canada Business has historically operated the business as a stand-alone entity within ICI Canada and has demonstrated an ability to improve the operating performance and cost structure of the business. Since 1992, management has reduced fixed costs by approximately $9.6 million and initiated productivity improvements and various other restructuring initiatives that resulted in a 30% reduction in workforce over such period. As a result, the Company intends to continue to operate the PCI Canada Business with existing management.

     - The PCI Canada Business has been successful in developing markets for downstream products, such as bleach, hydrochloric acid and chlorinated paraffins, whose steady demand for chlorine and caustic soda has helped maintain high operating rates at its chlor-alkali facilities, which in turn has improved overall profitability. Over the last several years, the PCI Canada Business has operated at approximately full capacity.

     - In April 1997, the PCI Canada Business completed a $21.2 million expansion and upgrade of its Becancour facility by installing modern membrane cells, which increased Becancour's net chlor-alkali capacity by 36,000 tons, or 12%.

     At the closing of the PCI Canada Acquisition the Company and ICI entered into certain related agreements. Pursuant to a Noncompetition Agreement, ICI agreed not to engage in any production or sales of caustic soda until 2002 in designated areas of North America. Pursuant to a Lease Agreement, the PCI Canada Business leased certain facilities at the Cornwall site from ICI Canada. Pursuant to a License Agreement, the PCI Canada Business received a license from ICI and its affiliates for the non-exclusive use of certain intellectual property. Pursuant to a Transition Services Agreement, ICI Canada and certain of its affiliates agreed to provide transition services to the Company.

     The purchase price is subject to adjustment based on the difference between base working capital and actual working capital (each as defined in the Purchase Agreement) on the closing date. The Purchase Agreement also provides certain environmental indemnifications from ICI Canada and ICI Americas, subject to certain thresholds and limitations, which obligations will be guaranteed by ICI. See "Risk Factors -- Environmental Regulation" and "Business -- Environmental and Safety Regulation."

     See "The Acquisition" for the structure of Pioneer and its operating subsidiaries following the PCI Canada Acquisition.

                               BUSINESS STRATEGY

     The Company's management team is pursuing a business strategy designed to capitalize on its marketing, production and distribution expertise and its geographic focus. The Company seeks to manage effectively the intrinsic cyclicality of the chlor-alkali industry while continuing to grow and improve profitability by pursuing a strategy which includes the following principal elements:

     - Focusing on the Merchant Chlor-Alkali Market. The Company is dedicated to serving the merchant chlor-alkali market, acting as a reliable source of supply of chlorine and caustic soda. The Company is committed to being flexible and responsive in periods of volatile chlor-alkali demand, making it the preferred supplier for many of its customers. Unlike its major competitors, the Company does not compete with its PVC customers and, as a result, is viewed as a preferred, non-competing source of raw materials.

     - Optimizing Plant Efficiencies through High Capacity Utilization. The Company seeks to maximize profitability by achieving a constant flow of product through its plants. The Company strives to maintain a steady demand for its output through (i) programs aimed primarily at growing markets such as PVC and water treatment; (ii) renewable contracts with major customers and a Chlorine Purchase Agreement with OCC Tacoma; (iii) direct linkage with major customers via pipelines, including a seven-mile liquid chlorine pipeline from the St. Gabriel facility (the "Pipeline Project") expected to be completed in 1998; and (iv) captive demand for chlorine and caustic soda through its downstream water treatment operations.

     - Improving Cost Efficiency. The Company continually seeks to improve its cost competitiveness through a combination of productivity enhancements, strict operating cost controls, capital improvements and maintenance of high capacity utilization rates. Despite inflation, the Company's cash production costs per ECU decreased by 5% from 1990 through 1996, while ECU production per employee increased by 20%. In addition, the Company seeks to reduce distribution costs and improve plant operating efficiency through the efficient use of its strategic locations with deep water port facilities, direct pipeline connections to customers and opportunistic product exchanges with chlor-alkali producers in other regions.

     - Focusing on Geographic Diversity and Market Penetration. The Company's products are manufactured and sold in a number of markets, providing a wide base for future growth and distribution to help mitigate the effects of regional and economic fluctuations. Following the PCI Canada Acquisition, the Company has major chlor-alkali facilities in three states (Louisiana, Nevada and Washington) and two Canadian provinces (Quebec and New Brunswick) and downstream plants producing a range of products such as bleach, hydrochloric acid, iron chlorides and chlorinated paraffins. The Company is well-positioned to direct its chlor-alkali output to customers while more efficiently supplying the growth in its own downstream operations. Through recent expansion, the Company is creating substantial new regional strength in areas west of the Rocky Mountains and eastern Canada and the eastern United States, while maintaining its traditionally strong presence in the Gulf Coast region.

     - Expanding Product Offerings. The Company has developed water treatment chemical businesses whose steady requirements for chlorine and caustic soda help maintain high operating rates at the Company's chlor-alkali facilities which, in turn, decreases unit production costs. In addition to serving as a source of demand, these growing businesses service diverse product markets and regions and can offset industry cyclicality in the chlorine and caustic soda markets by providing a more stable downstream source of revenue. The PCI Canada Acquisition allows the Company to expand into related product offerings for the pulp and paper market, including sodium chlorate and proprietary additives such as PSR 2000(R) and IMPAQT(R).

     - Growing through Product Line Extensions and Strategic
       Acquisitions. Management believes that there are significant opportunities to continue the Company's growth both internally and through strategic acquisitions. The Company focuses its product development efforts on areas identified by its customers as being of major commercial importance. For example, in the area of water treatment, the Company has developed or acquired rights to a number of innovative coagulant products which help provide cost effective, advanced waste water treatment solutions. In addition, the Company is constantly reviewing acquisitions in related markets and since 1990 has consummated five downstream acquisitions, which provide attractive product offerings and geographic coverage.

                             RECENT INDUSTRY TRENDS

     The chlorine and caustic soda markets are cyclical markets that are sensitive to relative changes in supply and demand, which are in turn affected by general economic conditions, capacity additions and other factors. Over the last five years, the market for PVC, the largest use of chlorine in the United States, has experienced steady growth, resulting in strong demand for chlorine. However, the use of chlorine as a bleaching agent in the pulp and paper industry and as feedstock in the production of chlorofluorocarbons ("CFCs") has been reduced significantly due to regulatory pressures. As a result of these factors and a general decline in economic growth in the early 1990s, the North American chlor-alkali industry experienced declining prices, as ECU prices fell by over 52% from $389 per ECU in the fourth quarter of 1989 to $185 per ECU in the second quarter of 1993. After a significant improvement in domestic economic growth, in early 1994 chlor-alkali markets experienced increased levels of demand. Limited new capacity was added during this time, resulting in greater capacity utilization and higher domestic and export prices for chlor-alkali products. These conditions continued in 1995 and the increase in demand enabled the Company and the industry in general to increase selling prices significantly at a time when operating costs generally did not increase, with prices eventually exceeding $400 per ECU at the peak of the cycle in 1995. Toward the end of 1995 and continuing through 1996, however, ECU prices began to decrease as strengthening demand for chlorine was offset by an oversupply of caustic soda. As a result, prices decreased to approximately $335 to $345 per ECU by the end of 1996, even as chlorine prices remained strong due to steady demand growth from the PVC industry. For the third quarter of 1997, prices have ranged from $310 to $345 per ECU. Demand for chlorine has been relatively stable, while increasing demand for caustic soda has recently strengthened pricing, as evidenced by several recent announced price increases. The industry has continued to operate at full capacity and management does not anticipate a significant increase in capacity over the next several years. The Company therefore believes that the previous volatility in ECU prices should moderate over such period.

                              RECENT DEVELOPMENTS

  Tacoma Acquisition

     On June 17, 1997, Pioneer, the Company and OCC Tacoma, Inc. ("OCC Tacoma"), a subsidiary of Occidental Chemical Corporation ("OxyChem"), consummated the acquisition by the Company of substantially all the assets and properties used by OCC Tacoma in the chlor-alkali business at Tacoma, Washington, including the Tacoma Facility. The purchase price consisted of (i) $97.0 million, paid in cash, (ii) 55,000 shares of Convertible Redeemable Preferred Stock, par value $.01 per share, of Pioneer (the "Pioneer Preferred Stock"), having a liquidation preference of $100 per share, and (iii) the assumption of certain obligations related to the acquired chlor-alkali business.

     The Tacoma Acquisition has provided the Company with an expanded presence in the western United States. The Tacoma Facility, with an aggregate production capacity of 225,000 ECUs, is a well-maintained chlor-alkali production facility with diaphragm and modern membrane cell technologies and a location contiguous to the Company's previous customer base. By acquiring a low-cost facility in the Pacific Northwest, the Company is well-positioned to market in outlying areas while efficiently supplying the All-Pure and Kemwater downstream operations, principally in the western and northwestern United States. During the third quarter of 1997, the Company completed the integration of the Tacoma Facility with its existing business.

                            THE COMPANY AND PIONEER

     PCI Canada is an indirect wholly-owned subsidiary of PAAC. PAAC is a direct wholly-owned subsidiary of Pioneer, a publicly-traded company that immediately prior to the acquisition of PAI in April 1995 had no operations. Pioneer has an available net operating loss carryforward for federal income tax reporting purposes which it believes was approximately $54.9 million at September 30, 1997, which includes the impact of the extraordinary loss due to early extinguishment of debt during the second quarter of 1997.

     Interlaken Investment Partners, L.P., a Delaware limited partnership (the "Interlaken Partnership"), beneficially owns approximately 34.9% of the voting power of Pioneer, and William R. Berkley, Chairman of Pioneer and PAAC (who may be deemed to beneficially own all shares of Pioneer common stock held by the Interlaken Partnership), may be deemed to beneficially own approximately 59.9% of the voting power of Pioneer. See "Stock Ownership."

                                 THE FINANCINGS

     In connection with the PCI Canada Acquisition, the Company consummated a series of related transactions (the "Financings") on November 5, 1997, comprised of (i) the Initial Offering, (ii) borrowings of $83.0 million in term loans to PAI under a new senior secured term loan facility (the "Term Facility") and
(iii) the amendment of PAAC's existing senior revolving loan and letter of credit facility to increase availability to $65.0 million (the "Revolving Facility"). See "Description of Other Indebtedness -- New Credit Facilities."

  Term Facility

     The Company entered into the Term Facility, pursuant to which PAI borrowed new term loans (the "Term Loans") in an aggregate principal amount of $83.0 million. The Term Loans are guaranteed by PAAC and its subsidiaries (other than PAI) and are secured on a pari passu basis with the Collateral (as defined) securing the Notes.

  Revolving Facility

     The Company has entered into the Revolving Facility, to provide for revolving loans (the "Revolving Loans") in an aggregate principal amount up to $65.0 million, subject to borrowing base limitations, of which a portion will be available for the issuance of letters of credit, and to include a Canadian sub-facility. The Company did not incur Revolving Loans at closing but had $2.9 million in letters of credit outstanding at such time under the Revolving Facility.

                               THE EXCHANGE OFFER

The Exchange Offer.........  The Issuer and the Guarantors are offering to exchange (the "Exchange Offer") up to $175,000,000 aggregate principal amount of 9 1/4% Series B Senior Secured Notes due 2007 (the "Exchange Notes") for up to $175,000,000 aggregate principal amount of its outstanding 9 1/4% Series A Senior Secured Notes due 2007 issued in reliance upon an exemption from registration under the Securities Act (the "Original Notes"). The terms of the Exchange Notes will be substantially identical in all respects (including principal amount, interest rate, maturity and ranking) to the terms of the Original Notes for which they may be exchanged pursuant to the Exchange Offer, except that (i) the Exchange Notes will be freely transferable by holders thereof except as provided herein (see "The Exchange Offer -- Terms of the Exchange" and
                             "-- Terms and Conditions of the Letter of Transmittal") and (ii) the Exchange Notes will be issued without any covenant regarding registration under the Securities Act.

                             Exchange Notes issued pursuant to the Exchange Offer in exchange for the Original Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an "affiliate" of the Registrants within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired Original Notes directly from a Registrant or (iii) broker-dealers who acquired Original Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes.

Minimum Condition..........  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange.

Expiration Date............  The Exchange Offer will expire at 5:00 p.m., New
                             York City time, on           , 1998 unless extended
                             (the "Expiration Date").

Exchange Date..............  The first date of acceptance for exchange for the
                             Original Notes will be the first business day following the Expiration Date.

Conditions to the Exchange
Offer......................  The obligation of the Registrants to consummate the
                             Exchange Offer is subject to certain conditions. See "The Exchange Offer -- Conditions to the Exchange Offer." The Registrants reserve the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such condition.

Withdrawal Rights..........  Tenders may be withdrawn at any time prior to the
                             Expiration Date. Any Original Notes not accepted for any reason will be returned without expense to the tendering holders thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

Procedures for Tendering
  Original Notes...........  See "The Exchange Offer -- How to Tender."

Federal Income Tax
  Consequences.............  The exchange of Original Notes for Exchange Notes by holders will not be a taxable exchange for federal income tax purposes, and holders should not recognize any taxable gain or loss or any interest income as a result of such exchange.

Effect on Holders of
Original Notes.............  As a result of the making of this Exchange Offer, and upon acceptance for exchange of all validly tendered Original Notes pursuant to the terms of this Exchange Offer, the Registrants will have fulfilled a covenant contained in the terms of the Original Notes and the Exchange and Registration Rights Agreement (the "Registration Rights Agreement") dated as of November 5, 1997 between the Issuer, the Guarantors, Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Brothers Inc, as initial purchasers (the "Initial Purchasers"), and, accordingly, the holders of the Original Notes will have no further registration or other rights under the Registration Rights Agreement, except under certain limited circumstances. See "Original Notes Registration Rights." Holders of the Original Notes who do not tender their Original Notes in the Exchange Offer will continue to hold such Original Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, dated as of October 30, 1997, among the Issuer, the Guarantors and United States Trust Company of New York, as Trustee and Collateral Agent (the "Trustee"), relating to the Original Notes and the Exchange Notes (the "Indenture"). All untendered, and tendered but unaccepted, Original Notes will continue to be subject to the restrictions on transfer provided for in the Original Notes and the Indenture. To the extent that Original Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Original Notes could be adversely affected. See "Risk
                             Factors -- Consequences of Failure to Exchange."

                               TERMS OF THE NOTES

     The Exchange Offer applies to $175,000,000 aggregate principal amount of the Original Notes. The form and terms of the Exchange Notes are the same as the form and terms of the Original Notes for which they may be exchanged except that the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof. The Exchange Notes will evidence the same debt as the Original Notes and will be entitled to the benefits of the Indenture. See "Description of the Notes."

Notes Offered..............  $175,000,000 aggregate principal amount of 9 1/4%
                             Series B Senior Secured Notes due 2007.

Maturity...................  October 15, 2007.

Interest Payment Dates.....  April 15 and October 15 of each year, commencing
                             April 15, 1998.

Ranking....................  The Notes are senior obligations of the Issuer, and rank pari passu with all existing and future Senior Indebtedness of the Issuer and senior to all Subordinated Indebtedness of the Issuer. The Notes and the Term Loans are effectively secured by pari passu first priority liens on and security interests in the Collateral. The Notes and the obligations of the

                             Guarantors under their guarantees of the Notes are effectively subordinated to secured Senior Indebtedness of the Issuer and the Guarantors, respectively, with respect to the assets securing such Indebtedness. As of September 30, 1997, after giving pro forma effect to the Offering and the other Financings, the Issuer and the Guarantors would have had outstanding approximately $557.8 million aggregate principal amount of secured Senior Indebtedness. In addition, PAAC and its Subsidiaries may incur up to $50.0 million of Senior Indebtedness which will be secured on a pari passu basis with the Senior Secured Notes and the Existing Term Facility (each as defined). As of September 30, 1997, the Company and its Subsidiaries would have had, subject to certain restrictions (including borrowing base limitations), the ability to draw up to $62.1 million of additional secured Senior Indebtedness under the Revolving Facility. See "Risk
                             Factors -- Ranking of the Notes and Guarantees," "Description of Other Indebtedness" and "Description of the Notes -- Ranking."

Security...................  The Notes are effectively secured by the Collateral
                             (as defined). Pursuant to an Intercreditor and Collateral Agency Agreement, dated as of October 30, 1997, (the "Intercreditor Agreement") by and among the Issuer, the Trustee under the Indenture, the agent under the Term Facility (the "Term Loan Agent") and the Collateral Agent, the Collateral Agent will hold the Collateral securing the Notes and the Term Loans for the equal and ratable benefit of the Trustee, the holders of the Notes, the Term Loan Agent and the holders of the Term Loans. The Collateral is generally limited to first priority liens on and security interests in the Issuer's owned and leased facilities (including real property, buildings, fixtures and certain equipment at Becancour, Quebec; Dalhousie, New Brunswick; Cornwall, Ontario; Mississauga, Ontario; and Point Tupper, Nova Scotia). The Intercreditor Agreement provides generally that the holders of a majority of the obligations secured by the Collateral may direct the Collateral Agent with respect to certain matters. The security interest in the Collateral will be a first priority lien, subject to certain exceptions. See "Risk
                             Factors -- Limitations on Security Interest." The Indenture provides that any release of Collateral, including Trust Moneys, will be subject to the provisions of Section 314(d) of the Trust Indenture Act (as defined) relating to, among other things, the delivery of a certificate or an opinion of an engineer, appraiser or other expert as to the fair value of Collateral being released from the liens of the Security Documents. See "Description of the Notes -- Security" and "-- Intercreditor Agreement."

Guarantees.................  The Notes are fully and unconditionally guaranteed on a senior basis by the Guarantors (which are PAAC and its direct and indirect subsidiaries, other than the Issuer). The Guarantee of each Guarantor ranks pari passu with all existing and future Senior Indebtedness of such Guarantor and senior to all Subordinated Indebtedness, if any, of such Guarantor. The Guarantees are effectively subordinated to secured Senior Indebtedness of the Guarantors with respect to the assets securing such Indebtedness. See "Description of the
                             Notes -- Ranking" and "Description of Other
                             Indebtedness." The Guarantees are joint and several obligations of the Guarantors. See "Description of the Notes -- Guarantees."

Optional Redemption........  The Notes are redeemable in cash at the option of the Issuer, in whole or in part, at any time or from time to time on or after October 15, 2002, at the redemption prices set forth herein, together with accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption. In addition, the Issuer may also redeem in cash at its option at any time prior to October 15, 2000 up to 35% of the aggregate principal amount of the Notes originally issued at a purchase price of 109.25% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption, with the net proceeds of
                             (i) an Equity Offering by the Issuer or (ii) an Equity Offering by Pioneer or PAAC, but only to the extent that Pioneer or PAAC contributes such net proceeds to the Issuer as a capital contribution; provided that at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after giving effect to such redemption. See "Description of the Notes -- Optional Redemption."

Additional Amounts.........  All payments with respect to the Notes will be made without withholding or deduction for Canadian taxes unless required by law or the interpretation or administration thereof, in which case the Issuer will pay, subject to certain limited exceptions, such Additional Amounts (as defined) as may be necessary so that the net amount received by each holder of the Notes after such withholding or deduction will not be less than the amount that would have been received in the absence of such withholding or deduction. See "Description of the Notes -- Additional Amounts."

Redemption for Changes in
  Canadian Withholding
  Taxes....................  The Notes are redeemable in cash at the option of the Issuer, in whole but not in part, at any time at 100% of the principal amount thereof together with accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption in the event the Issuer has become or would be obligated to pay, on any date on which any amount would be payable on the Notes, any Additional Amounts. See "Description of the Notes -- Redemption for Changes in Canadian Withholding Taxes."

Change of Control..........  Upon a Change of Control, the Issuer will be required to make a Change of Control Offer (as defined) to purchase all of the Notes outstanding at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. The Issuer's ability to repurchase the Notes may be limited by, among other things, the Issuer's financial resources at the time of repurchase. See "Risk Factors -- Change of Control" and "Description of the Notes -- Change of Control."

Certain Covenants..........  The indenture governing the Notes (the "Indenture")
                             contains certain covenants with respect to the Issuer, PAAC and their subsidiaries which restrict, among other things, (a) the incurrence of additional indebtedness, (b) the payment of dividends and other restricted payments, (c) the creation of certain liens, (d) the use of proceeds from sales of assets and subsidiary stock, (e) sale and leaseback transactions and (f) transactions with affiliates. The Indenture also restricts the Issuer's or any Guarantor's ability to consolidate or merge with or into, or to transfer all or substantially all of its assets to, another person. These restrictions and requirements are subject to a number of important qualifications and exceptions. See "Description of the Notes -- Certain Covenants."

Exchange Offer;
Registration Rights........  Pursuant to the Registration Rights Agreement, the
                             Issuer and the Guarantors agreed to file by the 30th day following the date of closing of the Initial Offering (the "Closing Date") a registration statement (the "Exchange Offer Registration Statement") with respect to an offer to exchange the Original Notes for the Exchange Notes, which will be registered under the Securities Act with terms (other than restrictions on transfer as set forth in "Notices to Investors") substantially identical to those of the Original Notes and to use their best efforts to cause such registration statement to become effective by the 150th day following the Closing Date and, upon becoming effective, to commence the Exchange Offer and cause the same to remain open for acceptance for not less than 20 business days after the date of commencement. If the Exchange Offer is not permitted by applicable law or if certain holders of the Original Notes are not permitted to participate in, or do not receive the benefit of, the Exchange Offer, the Issuer and the Guarantors will file and use their best efforts to cause to be declared effective a shelf registration statement with respect to resales of the Original Notes from time to time and will use their best efforts to keep such registration statement effective until two years after the effective date thereof or such shorter period ending when all of the Original Notes have been sold thereunder.

                             If the applicable registration statement is not filed or declared effective or ceases to be effective or the Exchange Offer is not consummated within the applicable time periods related thereto (each, a "Registration Default"), the Issuer and the Guarantors will be required to pay Liquidated Damages to each holder of the Original Notes, in the amount of $.05 per week per $1,000 principal amount of Original Notes for the initial 90-day period following such Registration Default. The amount of such Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Original Notes at the beginning of each subsequent 90-day period, up to a maximum amount of $.50 per week per $1,000 principal amount of Original Notes; provided, that the Issuer and the Guarantors shall in no event be required to pay Liquidated Damages for more than one Registration Default at any given time. If, subsequently, such Registration Default is cured, the accrual of Liquidated Damages will cease. See "Original Notes Registration Rights."

Use of Proceeds............  There will be no proceeds to the Registrants from the exchange pursuant to the Exchange Offer. The net proceeds from the Initial Offering, together with borrowings under the Term Facility, were used to pay the purchase price of the PCI Canada Acquisition and for working capital and general corporate purposes. See "The Acquisition."

Transfer Restrictions......  The Original Notes have not been registered under the Securities Act or under the securities laws of any state and may not be offered or sold within the United States or to, or for the benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or applicable state securities laws. See "Plan of Distribution."

Risk Factors...............  Holders of Original Notes should carefully consider the matters set forth under the caption "Risk Factors" prior to making a decision with respect to the Exchange Offer. See "Risk Factors."

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     The following financial data of the Company should be read in conjunction with "Pro Forma Financial Information," "Supplemental Analysis of Adjusted EBITDA," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Selected Historical Financial Data" and the audited and unaudited historical financial statements of the Company and the PCI Canada Business and the respective notes thereto appearing elsewhere in this Prospectus.

                                                                                                               PRO FORMA(4)
                                                                                                         ------------------------
                            PREDECESSOR                                                                                  TWELVE
                              COMPANY        COMBINED                     NINE MONTHS     NINE MONTHS                    MONTHS
                             YEAR ENDED     YEAR ENDED     YEAR ENDED        ENDED           ENDED        YEAR ENDED      ENDED
                            DECEMBER 31,   DECEMBER 31,   DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   SEPT. 30,
                              1994(1)        1995(2)        1996(3)          1996            1997            1996        1997(5)
                            ------------   ------------   ------------   -------------   -------------   ------------   ---------
                                                  (DOLLARS IN THOUSANDS, EXCEPT RATIOS AND OPERATING DATA)
INCOME STATEMENT DATA:
Revenues..................    $167,217       $200,756       $183,326        $140,835        $150,073       $431,485     $411,441
Cost of sales.............     134,556        135,575        126,739          98,600         112,553        296,913      292,771
                              --------       --------       --------        --------        --------       --------     --------
Gross profit..............      32,661         65,181         56,587          42,235          37,520        134,572      118,670
Selling, general and
  administrative
  expenses................      22,529         26,883         23,528          19,142          19,580         41,126       38,098
                              --------       --------       --------        --------        --------       --------     --------
Operating income..........      10,132         38,298         33,059          23,093          17,940         93,446       80,572
Equity in net income
  (loss) of unconsolidated
  subsidiary..............         183            204         (2,607)           (912)         (2,552)        (2,607)      (4,247)
Interest expense, net.....       6,407         14,570         17,290          12,766          16,189         49,882       50,347
Other income, net.........       4,480            318          1,684             507             882          3,296        1,065
                              --------       --------       --------        --------        --------       --------     --------
Income (loss) before
  income taxes and
  extraordinary items.....       8,388         24,250         14,846           9,922              81         44,253       27,043
Income tax provision
  (benefit)...............       3,242         11,017          6,735           4,868           1,779         16,682       11,511
                              --------       --------       --------        --------        --------       --------     --------
Income (loss) before
  extraordinary item......       5,146         13,233          8,111           5,054          (1,698)      $ 27,571     $ 15,532
                                                                                                           ========     ========
Extraordinary item, net of
  applicable tax(6).......          --          3,420             --              --         (18,658)
                              --------       --------       --------        --------        --------
Net income (loss).........    $  5,146       $  9,813       $  8,111        $  5,054        $(20,356)
                              ========       ========       ========        ========        ========
OTHER FINANCIAL DATA:
Depreciation and
  amortization............    $ 13,595       $ 16,764       $ 15,695        $ 13,558        $ 14,792       $ 41,061     $ 39,847
Capital expenditures......       5,681         17,003         17,121          15,796          10,977         36,079       34,417
ADDITIONAL INFORMATION:
Cash flow from
  operations..............    $ 22,419       $ 30,899       $ 32,453        $ 27,393        $ 10,803
Cash flow from investing
  activities..............      (4,987)      (169,263)       (29,225)        (23,691)       (110,467)
Cash flow from financing
  activities..............     (15,891)       146,272           (757)           (489)        121,046
EBITDA(7).................      28,207         55,380         50,438          37,158          33,614
Pro forma EBITDA..........                                                                                 $137,803     $121,484
Adjusted EBITDA(8)........                                                                                  145,690      125,546
Ratio of pro forma EBITDA
  to pro forma interest...                                                                                      2.8x         2.4x
Ratio of pro forma net
  debt to pro forma
  EBITDA..................                                                                                      3.8x         4.3x
OPERATING DATA:
Average ECU price.........    $    327       $    414       $    385        $    403        $    367       $    370     $    351
ECU production (in
  thousands)..............       321.1          327.9          345.7           258.5           306.1          888.9        885.6
Chlor-alkali operating
  rate....................         101%           100%           100%             99%             94%            97%          95%

                                                              AS OF SEPTEMBER 30, 1997
                                                              ------------------------
                                                               ACTUAL     PRO FORMA(4)
                                                              --------    ------------
BALANCE SHEET DATA:
Working capital.............................................  $ 34,925      $ 55,499
Total assets................................................   463,851       742,803
Total debt..................................................   306,533       564,533
Common stockholder's equity.................................    59,242        59,242

                       (see footnotes on following page)

---------------

(1) GPS Pool Supply, Inc. ("GPS") was acquired in May 1994 and therefore the results of operations for the year ended December 31, 1994 include the results of operations from the date of acquisition in May 1994 through December 31, 1994. GPS generated third party sales during such partial period of $9.4 million.

(2) For comparative purposes the combined results of operations for the year ended December 31, 1995 include the Company's operating results for the period from March 6, 1995 ("Inception") through December 31, 1995 and the Predecessor Company's operating results from January 1, 1995 through April 20, 1995. The Company believes that this provides a meaningful basis for comparison.

(3) Kemwater was formed in connection with the acquisition of Kemira Water Treatment, Inc. ("KWT") in February 1996 to continue the business activities previously conducted by Imperial West Chemical Co. ("Imperial West") and, accordingly, the results of operations for the year ended December 31, 1996 include the results of operations of Imperial West only for the month of January 1996. Since the acquisition, 50% of Kemwater's results of operations are included as equity in net income (loss) of unconsolidated subsidiary. Prior to the formation of Kemwater, the financial statements of Imperial West were consolidated with the Company's consolidated financial statements.

(4) The pro forma statement of income data for the year ended December 31, 1996 gives effect to the Initial Offering, the other Financings, the PCI Canada Acquisition, the Tacoma Acquisition and related refinancings and the acquisition of T.C. Products as if they had occurred on January 1, 1996. The pro forma statement of income data for the twelve months ended September 30, 1997 gives effect to the Initial Offering, the other Financings, the PCI Canada Acquisition, the Tacoma Acquisition and related refinancings and the acquisition of T.C. Products as if they had occurred on July 1, 1996. The pro forma balance sheet data as of September 30, 1997 gives effect to the Initial Offering, the other Financings and the PCI Canada Acquisition as if they had occurred on September 30, 1997. The pro forma financial data is not necessarily indicative of either future results of operations or the results that might have occurred if the foregoing transactions had been consummated on the indicated date.

(5) The pro forma financial information for the twelve months ended September 30, 1997 is calculated by subtracting the pro forma nine months ended September 30, 1996 from the pro forma year ended December 31, 1996 and adding the pro forma nine months ended September 30, 1997.

(6) An extraordinary item of $3.4 million in 1995, net of an income tax benefit of $2.1 million, was due to costs incurred and previously capitalized costs written off, pertaining to debt refinanced by the Predecessor Company prior to the PAI Acquisition. An extraordinary item of $18.7 million in 1997, net of an income tax benefit of $12.4 million, was due to costs incurred and previously capitalized costs written off, pertaining to debt refinanced by the Company concurrent with the Tacoma Acquisition.

(7) EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, extraordinary items and equity in net income (loss) of unconsolidated subsidiaries and is presented because the Company believes that it provides useful information regarding its ability to service and/or incur debt. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other combined income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. The Company's calculation of EBITDA may not be consistent with similarly captioned amounts used by other Companies.

(8) The Company believes it is important to present a supplemental analysis of its Adjusted EBITDA in order to reflect a recent change in the PCI Canada Business. In April 1997, the PCI Canada Business completed a $21.2 million expansion and upgrade of its Becancour facility by installing additional modern membrane cell capacity, which increased Becancour's net chlor-alkali capacity by 36,000 tons, or 12%. The information presented reflects an analysis of operating results had this increase in capacity been available for these historical periods. Reference should be made to "Pro Forma Financial Information" and "Supplemental Analysis of Adjusted EBITDA" presented elsewhere herein.

    The Company believes that this information is a useful adjunct to net income, cash flows and other GAAP measurements. However, this supplemental information should not be construed as an alternative to net income or any other GAAP measure of performance as an indicator of the Company's current or future performance or to GAAP-defined cash flows generated by operating, investing and financing activities as an indicator of cash flows or a measure of liquidity.

     The adjustments to obtain Adjusted EBITDA relate to increased margin as a result of using the increased capacity to meet customer demands. During the periods presented, the PCI Canada Business purchased for resale chlorine and caustic soda at market prices. Margin on the resulting resales was minimal. Had the additional Becancour capacity been available during the indicated periods, the Company believes portions of historical volumes purchased for resale would have been produced internally and sold at higher margins. Certain assumptions, including those of average sales prices, average manufacturing costs and capacity utilization rates, were made based on actual PCI Canada Business operating data for existing facilities during the periods presented. There can be no assurance that such operating results would have been achieved had such additional capacity been available.

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, before tendering their Original Notes for the Exchange Notes offered hereby, holders of Original Notes should consider carefully the following factors, which may be generally applicable to the Original Notes as well as the Exchange Notes:

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of Original Notes who do not exchange their Original Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Original Notes as set forth in the legend thereon as a consequence of the issuance of the Original Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Original Notes may not be offered or sold unless registered under the Securities Act and applicable state securities laws, or pursuant to an exemption therefrom. Except under certain limited circumstances, the Registrants do not intend to register the Original Notes under the Securities Act. In addition, any holder of Original Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent Original Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Original Notes not tendered could be adversely affected. See "The Exchange Offer" and "Original Notes Registration Rights."

FINANCIAL LEVERAGE

     As of September 30, 1997, after giving pro forma effect to the Initial Offering, the other Financings and the PCI Canada Acquisition, the Company would have had approximately $564.5 million of indebtedness and $59.2 million of stockholder's equity. See "Capitalization."

     The degree to which the Company is leveraged could have important consequences to holders of the Notes, including the following: (i) the Company has significant cash interest expense for the Notes and other debt; (ii) the Company's significant degree of leverage could make it vulnerable to changes in industry and general economic conditions; and (iii) the Company's ability to obtain additional financings for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired.

     In addition, the Company's operating flexibility with respect to certain business matters is limited by covenants contained in the Company's debt instruments, including the Indenture and the New Credit Facilities. Among other things, these covenants limit the ability of the Company to incur additional indebtedness, create liens upon assets, apply the proceeds from disposal of assets, make dividend payments and other distributions on capital stock and redeem any capital stock. There can be no assurance that such covenants will not adversely affect the Company's ability to finance its future operations or capital needs or to engage in other business activities which may be in the interest of the Company. See "Description of Other Indebtedness" and "Description of the Notes -- Certain Covenants."

     The Company expects to generate sufficient cash flow from operations to meet its debt service obligations. However, the ability of each of PCI Canada and the Company to satisfy its obligations, including its obligations on the Notes, will be dependent upon the future performance of the Company and will be subject to financial, business and other factors affecting the business and operations of the Company, including factors beyond its control, such as prevailing economic conditions and regulatory matters. See "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

INDUSTRY CYCLICALITY

     Substantially all of the Company's revenues are attributable to the sale of chlorine, caustic soda and other chemicals that use chlorine or caustic soda as a primary raw material. The chlorine and caustic soda markets are cyclical markets that are sensitive to relative changes in supply and demand, which are in turn affected by general economic conditions, capacity additions and other factors. Over the last five years, the market for

PVC, the largest use of chlorine in the United States, has experienced steady growth, resulting in strong demand for chlorine. However, the use of chlorine as a bleaching agent in the pulp and paper industry and as a raw material for chemical intermediaries used in the production of CFCs has been reduced significantly due to regulatory pressures. As a result of these factors and a general decline in economic growth in the early 1990s, the North American chlor-alkali industry experienced declining prices, as ECU prices fell by over 52% from $389 per ECU in the fourth quarter of 1989 to $185 per ECU in the second quarter of 1993. After a significant improvement in domestic economic growth in early 1994, chlor-alkali markets experienced increased levels of demand. Limited new capacity was added during this time, resulting in greater capacity utilization and higher domestic and export prices for chlor-alkali products. These conditions continued in 1995 and the increase in demand enabled the Company and the industry in general to increase selling prices significantly at a time when operating costs generally did not increase, with prices eventually exceeding $400 per ECU at the peak of the cycle in 1995. Toward the end of 1995 and continuing through 1996, however, ECU prices began to decrease as strengthening demand for chlorine was offset by an oversupply of caustic soda. As a result, prices decreased to approximately $335 to $345 per ECU by the end of 1996, even as chlorine prices remained strong due to steady demand growth from the PVC industry. For the third quarter of 1997, prices have ranged from $310 to $345 per ECU. Demand for chlorine has been relatively stable, while increasing demand for caustic soda has recently strengthened pricing, as evidenced by several recent announced price increases. There can be no assurance that demand for the Company's products will be sustained or that the Company will keep pace with unanticipated capacity additions or that other events which may adversely affect the supply/demand balance for chlorine and caustic soda will not occur.

ENVIRONMENTAL REGULATION

     The Company and its operations are subject to extensive United States and Canadian federal, state, provincial and local laws, regulations, rules and ordinances relating to pollution, the protection of the environment and the release or disposal of regulated materials. The operation of any chemical manufacturing plant and the distribution of chemical products entail obligations under current environmental laws, and present or future laws may affect the Company's capital and operating costs relating to compliance, impose cleanup requirements with respect to site contamination resulting from past, present or future spills and releases and affect the markets for the Company's products. The Company believes that its operations are currently in general compliance with environmental laws and regulations, the violation of which could result in a material adverse effect on the Company's business, properties or results of operations on a consolidated basis. There can be no assurance, however, that material costs will not be incurred as a result of instances of noncompliance or new regulatory requirements.

     The Company relies on indemnification from the previous owners in connection with certain environmental liabilities at its chlor-alkali plants and other facilities. There can be no assurance, however, that such indemnification arrangements will be adequate to protect the Company from environmental liabilities at these sites or that such third parties will perform their obligations under the respective indemnification arrangements, in which case the Company would be required to incur significant expenses for environmental liabilities, which would have a material adverse effect on the Company. See "Business -- Environmental and Safety Regulation -- Indemnities."

     Cleanup Costs. Environmental laws and regulations also impose liability for the cleanup of contamination, even if the contamination resulted from historical activities that were in compliance with applicable legal requirements at the time they occurred. Such costs may arise at facilities owned or operated by the Company or at off-site facilities to which the Company sent wastes for treatment, storage or disposal. As a result of historical activities, incidental spills or other releases, many of the facilities owned or operated by the Company are known to be, or could be, affected by contamination of soil or groundwater. The Company, along with other parties with an interest in the Henderson, Nevada industrial complex, has entered into a consent agreement with the State of Nevada, pursuant to which the Company has submitted a "Phase I Environmental Conditions Assessment." The Company has also executed a "Phase II Consent Agreement," which covers additional investigation of the plant site, including sampling. The Company is also aware of certain claims that have been asserted with respect to off-site facilities, which claims could lead to liability for the Company. See

"Business -- Environmental and Safety Regulation -- Superfund" and
"-- Remediation Matters." Such investigation and cleanup activities have not had a material adverse effect on the operations or financial results of the Company to date. There can be no assurance, however, that the Company is aware of all such site contamination issues, that regulatory authorities will not require cleanup in the future for sites that are not currently being remediated, or that remedial standards will not become more stringent. Accordingly, no assurance can be given that such activities will not have a material adverse effect on the operations or financial results of the Company in the future.

     Environmental Regulation of Products. Environmental regulations can directly or indirectly affect the markets for the Company's products by regulating the uses of the Company's products or the chemicals or materials made from those products. Certain environmental groups and international commissions have urged the restriction or ban of chlorine-related processes and products, based on concerns that the products or by-products from these applications might cause damage to human health or the environment. Such pressures may stimulate regulatory initiatives which could have the effect of reducing the use of chlorine by customers in the Company's markets or could have the effect of increasing competition from other chlorine producers with respect to the Company's markets. Each such effect was experienced by the Company from 1990 to 1992 following increased regulation of the use of CFCs, although during that period demand for chlorine from other market segments more than offset the loss of demand from reduced production of CFCs. The Company is working with other industry representatives to advocate a risk-based scientific approach for evaluating the alleged health and environmental risks of chlorine and chlorinated compounds, which are used in a broad range of consumer products, including water, plastics, detergents, agricultural chemicals and pharmaceuticals. See "Business -- Environmental and Safety Regulation."

     Environmental Cost Summary. The Company's operating expenses relating to environmental matters totaled $1.7 million during the year ended December 31, 1996 and $1.3 million for the nine months ended September 30, 1997. Capital expenditures for environmental related matters were $4.3 million during the year ended December 31, 1996 and are expected to be approximately $5.6 million in 1997. Capital expenditures and, to a lesser extent, costs and operating expenses relating to environmental matters for years after 1997 will be subject to evolving regulatory requirements and will depend to a great degree on the types of procedures that may be approved by various federal and state governmental agencies with respect to environmental clean-up.

     Henderson Remediation Matters; ZENECA Indemnity; PAI Sellers'
Indemnity. The Company's plant in Henderson, Nevada is located within an area known as the "Basic Complex" that was originally owned by and constructed under the direction of the United States government in the 1940s and since that time has been used for chemical manufacturing by several companies. Soil and groundwater contamination have been identified within and adjoining the land owned by the Company. See "Business -- Environmental and Safety
Regulation -- Remediation Matters."

     Certain of the Company's environmental liabilities in connection with the Henderson facility are addressed by indemnifications provided by the previous owner of the Henderson facility, and by the sellers under the PAI Acquisition Agreement (as defined). The Henderson plant was acquired by the Company in October 1988 in connection with the purchase of Stauffer Chlor Alkali Company, Inc. from ICI Delaware Holdings, Inc. ("ICI Delaware"), a subsidiary of ICI Americas. Under the acquisition agreement relating to such acquisition, ICI Delaware indemnified the Company for certain environmental liabilities that might be incurred by the Company as a result of actions occurring prior to the closing date, including actions (other than chlor-alkali related actions) at the Henderson property and liabilities for actions at other sites in the Basic Complex and liabilities arising in connection with off-site disposal sites. See "Business -- Environmental and Safety Regulation -- Indemnities." The Company has been advised by ZENECA Delaware Holdings, Inc. and ZENECA, Inc. (collectively, the "ZENECA Companies") that the indemnity obligations of ICI Delaware and ICI Americas under the acquisition agreement have been assumed by the ZENECA Companies. As a result of the PAI Acquisition, the ZENECA Companies indemnity (the "ZENECA Indemnity") will terminate in accordance with its terms on April 20, 1999, except with respect to claims as to which PAI has satisfied the contractual requirements for extending the indemnity. See "Business -- Environmental and Safety Regulation -- Indemnities."

     In April 1995, pursuant to a Stock Purchase Agreement, dated as of March 24, 1995 (the "PAI Acquisition Agreement"), PAAC acquired PAI (the "PAI Acquisition"). In the PAI Acquisition Agreement, the sellers agreed to indemnify Pioneer, PAAC and their affiliates for certain environmental liabilities that result from certain discharges of hazardous materials, or violations of environmental laws, arising prior to the PAI Acquisition. See "Business -- Other Investments." Amounts payable pursuant to such indemnification obligations (the "PAI Sellers' Indemnity") will generally be payable as follows: (i) out of certain reserves established on PAI's balance sheet at December 31, 1994; (ii) either by offset against the amounts payable under the Pioneer Seller Notes or from amounts held in an account (the "Contingent Payment Account") established under the related Contingent Payment Agreement; and (iii) in certain circumstances and subject to specified limitations, out of the personal assets of the sellers. The Company is required to reimburse the sellers with amounts recovered under the ZENECA Indemnity or from other third parties. To the extent that liabilities exceed amounts realized from sales of Contingent Payment Properties, the Company would be limited, for a ten-year period, principally to its rights of offset against the Pioneer Seller Notes (and to amounts available under the ZENECA Indemnity, to the extent then in effect) to cover such liabilities.

     The Company believes that the remediation costs relating to its Henderson chlor-alkali facilities will not be material and that the Company will be reimbursed by the ZENECA Companies, under the PAI Sellers' Indemnity or from other responsible parties for substantially all of the non-chlor-alkali related remediation costs it may incur in connection with the Henderson, Nevada facility. No assurance can be given, however, that the Company will not be required to incur significant expenses for remedial and other liabilities under environmental laws in connection with the Henderson facility or operations, whether at or near the Henderson facility or at off-site locations, or that such expenses will be reimbursed under the ZENECA Indemnity or the PAI Sellers' Indemnity or by other responsible parties. No assurance can be given that the sellers will have the financial resources to perform their personal obligations under the PAI Sellers' Indemnity, that the sellers will promptly pay any liability for which they are responsible or that the Company will be able to recover funds or assets from the sellers or that the Company will not be required to incur significant costs for environmental conditions not covered by the ZENECA Indemnity or the PAI Sellers' Indemnity. In addition, because the sellers may recognize certain economic benefits from the sale of real property adjoining some of the Company's facilities, there can be no assurance that conflicts will not arise between the interests of sellers who are directors or officers of the Company or its subsidiaries and the Company.

     Tacoma Remediation Matters; OCC Tacoma Indemnity. The Tacoma Facility is located adjacent to the Hylebos Waterway, which is connected to Commencement Bay. The Hylebos Waterway is one of the study areas included in the Commencement Bay Nearshore/Tideflats site which has been placed on the National Priorities List for remediation under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"). OxyChem is a member of the Hylebos Cleanup Committee ("HCC"), which has entered into a consent agreement with the Environmental Protection Agency ("EPA") under which the HCC will prepare a pre-remedial design for cleanup of the Hylebos Waterway. OxyChem is participating in a voluntary, non-binding mediation under which an arbitrator will allocate liability for the waterway among approximately 30 participating Potentially Responsible Parties ("PRPs"). The aggregate costs of the cleanup of the Hylebos Waterway will depend upon cleanup levels established by the EPA. Cleanup levels have been selected by the EPA, and a remediation plan is being prepared but has not yet been finalized or approved by the EPA. The Company believes that a remediation plan based upon the final EPA cleanup levels may be completed within five years, and that the voluntary mediation will be completed prior to that date. However, the Company cannot presently determine the amount of cleanup costs that will ultimately be allocated to OxyChem, or the timing of such final allocation.

     The Tacoma Facility has a federal Resource Conservation and Recovery Act ("RCRA") treatment, storage, and disposal facility permit which requires the plant to investigate groundwater contamination at the site and to treat the groundwater to standards established in the permit. Pursuant to this requirement, the plant has installed a groundwater extraction, treatment and injection system (not included in the Tacoma Acquisition), which withdraws the groundwater, removes volatile organic compounds and returns the treated water to the subsurface through wells that are designed to control off-site migration of contamination. Certain other areas at and near the Tacoma Facility are currently being investigated by OCC Tacoma under the oversight of the Washington Department of Ecology ("DOE") or the EPA. See "Business -- Environmental and Safety Regulation -- Indemnities."

     OCC Tacoma agreed to indemnify the Company for certain pre-closing environmental conditions. The OCC Tacoma indemnity is subject to limitations as to dollar amount and duration, as well as certain other conditions. After the applicable period of OCC Tacoma's indemnification, the Company will indemnify OCC Tacoma for remaining liabilities other than those from hazardous materials present as a result of pre-closing releases in the non-Hylebos area of Commencement Bay, public, private or commercial disposal facilities upland of the waterways and natural resource damages arising under state or federal statutes, for which liability will be retained by OCC Tacoma. The Company has reviewed the time frames currently estimated for remediation of the known environmental conditions associated with Commencement Bay, the Hylebos Waterway, the plant and adjacent properties and the Company presently believes that it should have no material liability upon the termination of OCC Tacoma's indemnity. There can be no assurance that such indemnity will be adequate to protect the Company, that remediation will proceed on the present schedule, that it will involve the presently anticipated remedial methods, or that unanticipated conditions will not be identified. If these or other changes occur, the Company could incur a material liability for which it is not insured or indemnified. See "Business -- Environmental and Safety
Regulation -- Indemnities."

     PCI Canada Acquisition Indemnity. In the Purchase Agreement, ICI and its affiliates (the "ICI Indemnitors") have agreed to indemnify the Company for certain liabilities associated with environmental matters arising from pre-closing operations of the PCI Canada Business. In particular, the ICI Indemnitors will retain unlimited responsibility for environmental liabilities associated with the Cornwall site, liabilities arising out of the discharge of contaminants into rivers and marine sediments and liabilities arising out of off-site disposal sites (the "Retained Environmental Liabilities"). The ICI Indemnitors will also provide a general environmental indemnity for other pre-closing environmental matters. This indemnity will terminate ten years after the closing date, and will be subject to a limit of $25 million. The Company may not recover under the environmental indemnity until it has incurred cumulative costs of $1 million, at which point the Company may recover costs in excess of $1 million.

     With respect to the Becancour and Dalhousie facilities, the ICI Indemnitors will be responsible under the general environmental indemnity for 100% of the costs incurred in the first five years after the closing date and for a decreasing percentage of such costs in the following five years. Thereafter, the Company will be responsible for environmental liabilities (other than the Retained Environmental Liabilities) at such facilities.

     The Company will indemnify ICI for environmental liabilities arising out of post-closing operations and for liabilities arising out of pre-closing operations that are not indemnified by the ICI Indemnitors.

     The Company believes that the indemnities provided by the ICI Indemnitors will be adequate to address the known environmental liabilities at the acquired facilities, and that any residual liabilities incurred by the Company will not be material. However, no assurance can be given that the indemnity will be adequate in the event that new facts or conditions are identified, new or different statutory or regulatory requirements are imposed, substantial changes in remedial or disposal techniques or costs occur, or the anticipated timing of remedial requirements is changed. Further, no assurance can be given that ICI or its guarantor affiliates will promptly pay for liabilities covered by the indemnity as they arise, or that ICI and its guarantor affiliates will have the financial resources to provide such indemnity. If these or other changes occur, the Company could incur a material liability for which it is not insured or indemnified. See "Business -- Environmental and Safety
Regulation -- Indemnities."

OPERATING HAZARDS AND UNINSURED RISKS

     The Company's operations are subject to risks inherent in the chemical industry, such as explosions, fires, chemical spills or releases, pollution and other environmental risks. Any significant interruption of operations at the Company's principal facilities could have a material adverse effect on the Company. The Company has in the past experienced chlorine releases at its plants. In 1991, there was a release of approximately 42 tons of chlorine from the Henderson facility. The Company has resolved substantially all of the personal injury, property damage and regulatory claims relating to this release, and certain of the costs incurred as a result of the accident were recovered under applicable insurance policies. See
"Business -- Environmental and Safety Regulation." The Company maintains general liability insurance and property and business interruption insurance with coverage limits it believes are adequate. Because of the nature of industry hazards, it is possible that liabilities for pollution and other damages arising from a major occurrence could exceed insurance coverage or policy limits or that such insurance may not be available at reasonable rates in the future. Any such liabilities, which could arise due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage and suspension of operations, could have a material adverse effect on the Company. See "Business -- Insurance."

LIMITATIONS ON SECURITY INTEREST

     The Notes are effectively secured by the Collateral more fully described under "Description of the Notes -- Security." Such security interest generally is limited to first priority liens (subject to certain exceptions) on and security interests in the Issuer's owned and leased facilities (including real property, buildings, fixtures and certain equipment at Becancour, Quebec; Dalhousie, New Brunswick; Cornwall, Ontario; Mississauga, Ontario; and Point Tupper, Nova Scotia). Upon a default on indebtedness secured by the Collateral, including the Notes, and a declaration of acceleration of the Notes as a result thereof, the Trustee may, subject to the provisions of the Intercreditor Agreement, cause the Collateral Agent to take such action as it may deem advisable to protect and enforce the rights of the Trustee and the holders in the Collateral, including causing any Collateral to be sold and the proceeds to be applied to the pro rata payment of the indebtedness secured by the Collateral including the Notes, before such proceeds are applied to debts of other creditors of the Issuer, except to the extent that certain liens, including landlord's, warehousemen's and materialmen's liens and certain tax liens, may, as a matter of law, have priority over the liens and security interests granted to the Collateral Agent in the Collateral. The ability of the Collateral Agent to cause any Collateral to be sold may be delayed or otherwise subject to certain conditions or any Bankruptcy Laws (as defined) and fraudulent conveyance limitations if the Issuer is the subject of any bankruptcy or receivership proceedings. The Indenture permits the release of Collateral without substitution of Collateral of equal value under certain circumstances. See "Description of the Notes -- Release of Collateral."

     The Company and its subsidiaries may incur up to $50.0 million of Senior Indebtedness which will be secured on a pari passu basis with the Senior Secured Notes and the Existing Term Facility. In addition, the Indenture permits the Company and its subsidiaries, under certain circumstances, to incur additional Indebtedness, including Indebtedness secured by assets that do not constitute Collateral. See "Description of the Notes -- Certain Covenants."

NO ASSURANCE OF REALIZABLE VALUE FROM COLLATERAL

     In connection with the granting of liens on the Collateral, the Company made no representation as to the value or sufficiency of such Collateral. Accordingly, there can be no assurance that the proceeds of sale of any Collateral pursuant to the Indenture and the Security Documents (as defined) following a declaration of acceleration of the Notes will be sufficient to satisfy any payment of principal of, or accrued and unpaid interest, if any, on, the Notes. Any deficiency claim would rank pari passu in right of payment with all other unsecured senior indebtedness of the Issuer. In addition, the ability of the Collateral Agent to realize upon the Collateral may be inhibited or impaired by applicable Bankruptcy Law. See "Description of the Notes -- Certain Bankruptcy Considerations.

POTENTIAL ENVIRONMENTAL LIABILITY OF SECURED LENDERS

     United States Considerations. Lenders that hold a security interest in real property may, in certain specific circumstances, be held liable under certain environmental laws for the cost of remediating or preventing releases or threatened releases of hazardous substances at the real property. While lenders that neither foreclose on nor participate in the management of the mortgaged property (as interpreted under applicable law) generally have not been subject to such liability, currently, the law is unclear with respect to lenders that take possession of a property or that participate in the management of a property. In this regard, the Collateral Agent, the Trustee or the holders of the Notes would need to evaluate the impact of these potential liabilities before determining to foreclose on the properties securing such Notes and exercising other available remedies. In addition, the Collateral Agent or the Trustee, as the case may be, may decline to foreclose upon the properties or exercise remedies available to the extent that they do not receive indemnification to their satisfaction from the holders of the Notes. See "Description of the Notes -- Security."

     Canadian Considerations. The Collateral may be subject to known and unforeseen environmental risks under applicable provincial and Canadian federal environmental laws and regulations, and while there are no specific provisions governing the responsibility of lenders or their agents, under the general provisions thereof, a secured lender may be held liable in certain limited circumstances either penally or for the cost of remediating or preventing releases or threatened releases of hazardous substances at a charged property. Such liability could be based on the lender having become sufficiently involved in the operations of the borrower so that the lender may be said to be partly responsible for a source of contamination, or the lender having counselled, encouraged or invited the borrower to commit a violation of an applicable environmental law or on the lender being the owner or having had the custody or control of the charged property or the offending substances. This liability would not necessarily be discharged after the sale of the charged property to a third party purchaser.

     In the event of insolvency or bankruptcy, Canadian case law, which is quite recent and undeveloped in this area, has generally held that a receiver, whether court-appointed or private, or a trustee is bound to comply with environmental remediation orders issued against property under its administration up to the full extent of the value of the property under administration notwithstanding the existence or ranking of any security interests in such property held by creditors. Canadian law generally protects trustees in bankruptcy statutorily from personal liability for environmental remediation orders in respect of environmental conditions arising prior to a trustee's appointment or during its administration except where the condition arises as a result of its failure to exercise due diligence. Canadian courts have tended to offer court-appointed receivers similar protection.

COMPETITION

     The industries in which the Company operates are highly competitive. Many of the Company's competitors are larger and have greater financial resources than the Company. Among the Company's competitors are two of the world's largest chemical companies, OxyChem and The Dow Chemical Company. Because of their greater financial resources, these companies may be better able than the Company to withstand severe price competition and volatile market conditions. In addition, as a result of the reduced demand for chlorine by the pulp and paper industry and in the production of CFCs, certain competitors may rely on price competition to capture market share. See "Business -- Competition."

DEPENDENCE ON KEY CUSTOMERS AND KEY SUPPLIERS

     Novartis Crop Protection Inc. ("Novartis") accounted for approximately 13% of the Company's net sales for the year ended December 31, 1996 and was the only customer that accounted for more than 10% of the Company's sales during such period. Novartis would have accounted for approximately 6% of the Company's pro forma net sales for the twelve months ended September 30, 1997. The loss of Novartis or a number of other significant customers would have a material adverse effect on the Company's financial condition, results of operations and cash flows. In connection with the Tacoma Acquisition, the Company, OxyChem and OCC Tacoma entered into certain agreements with respect to the sale of chlorine and caustic soda for specified periods. There can be no assurance that the Company will be able to replace chlorine sales under such agreements with sales to alternative customers in the future. There can be no assurance that the historical levels of business from these customers will be maintained in the future.

     The production of chlor-alkali products principally requires salt, electricity and water as raw materials, and if the supply of such materials were limited or a significant supplier were unable to meet its obligations under the current supply arrangements, the Company could be forced to incur increased costs. Additional raw materials purchased by the Company include scrap iron, aluminum oxide compounds and sulfuric acid. Any significant interruption in supply or increase in prices for raw materials could have a material adverse effect on the Company's financial condition, results of operation or cash flows.

RANKING OF THE NOTES AND GUARANTEES

     The Notes are senior obligations of the Issuer and rank pari passu with all existing and future Senior Indebtedness of the Issuer and senior to all Subordinated Indebtedness of the Issuer. However, the Notes and the obligations of the Guarantors under their guarantees of the Notes are effectively subordinated to secured Senior Indebtedness of the Issuer and the Guarantors, respectively, with respect to the assets securing such Indebtedness. See "Description of Other Indebtedness" and "Description of the Notes -- Ranking."

     As of September 30, 1997, after giving pro forma effect to the Offering, the other Financings and the PCI Canada Acquisition, the Issuer and the Guarantors would have had outstanding approximately $557.8 million aggregate principal amount of secured Senior Indebtedness (including $300.0 million of secured Senior Indebtedness in addition to the Notes and the Term Loans). At September 30, 1997, the Issuer and the Guarantors would have had, subject to certain restrictions (including borrowing base limitations), the ability to draw up to $62.1 million of additional secured Senior Indebtedness under the Revolving Facility. In addition, PAAC and its Subsidiaries may incur up to $50.0 million of Senior Indebtedness which will be secured on a pari passu basis with the Senior Secured Notes and the Existing Term Facility.

     Pursuant to the Indenture governing the Notes, the Issuer and the Guarantors may incur additional secured and unsecured Indebtedness, or provide guarantees of Indebtedness, in certain circumstances. See "Description of Other Indebtedness" and "Description of the Notes -- Ranking" and "-- Certain Covenants."

FRAUDULENT CONVEYANCE ISSUES

     The Notes are obligations of the Issuer and are unconditionally guaranteed, jointly and severally, by the Guarantors. Under applicable provisions of the United States Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada) and comparable provisions of state and provincial fraudulent conveyance and fraudulent preference laws, if it were found that a Guarantor had incurred the indebtedness represented by its obligations under the Guarantee with an intent to hinder, delay or defraud creditors or had received less than a reasonably equivalent value for such indebtedness and such Guarantor (i) was insolvent on the date of the execution of the Guarantee or (ii) was rendered insolvent by reason of the Guarantee, the obligations of such Guarantor under the Guarantee could be avoided. A legal defense of the Guarantee on fraudulent preference grounds could, among other things, focus on the benefits, if any, realized by such Guarantor as a result of the issuance by the Issuer of the Notes. To the extent that the Guarantee were held to be unenforceable as a fraudulent preference or for any other reason, the holder of a Note would cease to have any direct claim in respect of such Guarantor, and would be solely a creditor of the Issuer and any Guarantor whose obligations under its Guarantee were not avoided or held unenforceable.

TAX MATTERS

     Pioneer has an available net operating loss carryforward ("NOL") for federal income tax reporting purposes which it believes was approximately $54.9 million at September 30, 1997, which includes the impact of the extraordinary loss due to early extinguishment of debt during the second quarter of 1997. The NOL would be available for offset against future federal taxable income, including income of PAI (except PAI "built-in" gain recognized during the five-year period following the acquisition of PAI as provided by section 384 of the Internal Revenue Code of 1986, as amended (the "Code")), if generated during the carryforward period, which expires between 2003 to 2012. See "The Company and Pioneer -- Pioneer."

     Tax benefits arising from net operating loss carryforwards are subject to challenge by the Internal Revenue Service and may not be available. In particular, the use of the NOL may be reduced or eliminated if (a) an ownership change within the meaning of Code section 382 has occurred or occurs after the Offering with respect to Pioneer, (b) a subsidiary of Pioneer that in prior years generated a significant portion of the NOL was not permitted to file a consolidated return with Pioneer or (c) Code section 269 (applicable to certain transactions the principal purpose of which is tax avoidance) applies to PAAC's acquisition of PAI. If challenged by the Internal Revenue Service, Pioneer believes that it can present adequate proof of these facts and prevail with respect to these legal issues to the satisfaction of the Internal Revenue Service or in litigation. If Pioneer is unable to establish such facts and prevail with respect to such legal issues, its ability to use the NOL may be substantially restricted, and Pioneer's after-tax cash flow may be materially adversely affected.

CHANGE OF CONTROL

     Upon the occurrence of a "Change of Control", as defined in the Indenture, the Issuer will be required to make a Change of Control Offer to purchase all of the Notes outstanding at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest. The indenture governing the Senior Secured Notes contains the same requirement with respect to PAAC. The Issuer's ability to redeem Notes may be limited by the availability of sufficient funds, restrictions imposed by any other debt obligations (including the New Credit Facilities, the Existing Term Facility and the Senior Secured Notes) that may then be in effect and compliance with applicable securities laws. The Existing Term Facility and the Term Facility require a mandatory prepayment of the loans thereunder at 100% of the principal amount thereof, plus accrued and unpaid interest, with respect to a change of control under such facility. The Revolving Facility may prohibit the Issuer from repurchasing Notes if at the time of such repurchase an event of default under the Revolving Facility exists or would be caused thereby. The occurrence of a Change of Control may cause an event of default under the New Credit Facilities, the Existing Term Facility, the Senior Secured Notes or other indebtedness of the Company, upon which event of default all amounts outstanding under such indebtedness may become due and payable. After giving effect to the Initial Offering, the other Financings and the PCI Canada Acquisition, the Issuer does not currently have, and no assurance can be given that the Issuer will have, sufficient funds available to purchase all of the outstanding Notes were they to be tendered in response to an offer made as a result of a Change of Control. Further, the provisions of the Indenture may not afford holders of Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Pioneer, PAAC or the Issuer that may adversely affect holders of Notes, if such transaction does not result in a Change of Control. See "Description of the Notes -- Change of Control."

CONTROL BY CERTAIN STOCKHOLDERS

     William R. Berkley, Chairman of Pioneer and PAAC (who may be deemed to beneficially own all shares of Pioneer common stock held by the Interlaken Partnership), may be deemed to beneficially own approximately 59.9% of Pioneer's outstanding voting power. Pioneer, in turn, owns all of the outstanding common stock of PAAC, which owns all of the outstanding stock of PAI, which owns all of the outstanding stock of PCI Canada. As a result, Mr. Berkley is able to control the election of PAAC's Board of Directors and thereby direct the management and policies of PAAC, PAI and its subsidiaries, including PCI Canada. See "Stock Ownership."

FORWARD-LOOKING STATEMENTS

     Certain statements contained in this Prospectus, including without limitation, statements containing the words "believes," "anticipates," "intends," "expects" and words of similar import, constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of PCI Canada or the Company or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, both domestic and foreign; industry capacity; demographic changes; existing government regulations and changes in, or the failure to comply with, government regulations; legislative proposals concerning pollution, protection of the environment and the release or disposal of regulated materials; liability and other claims asserted against the Company; competition; the loss of any significant customers; changes in operating strategy or development plans; the ability to attract and retain qualified personnel; the significant indebtedness of the Company after the PCI Canada Acquisition; the successful integration of the acquired businesses following the PCI Canada Acquisition and the Tacoma Acquisition; the availability and terms of capital to fund the expansion of the Company's business; and other factors referenced in this Prospectus. Certain of these factors are discussed in more detail elsewhere in this Prospectus, including, without limitation, under the captions "Prospectus Summary," "Risk Factors," "Supplemental Analysis of Adjusted EBITDA," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business." Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

LACK OF PUBLIC MARKET FOR THE NOTES

     The Notes constitute a new issue of securities with no established trading market, and there can be no assurance as to (i) the liquidity of any such market that may develop, (ii) the ability of holders of Notes to sell their Notes or
(iii) the price at which the holders of Notes would be able to sell their Notes. If such a market were to exist, the Notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes and the financial performance of the Company. The Issuer has been advised by the Initial Purchasers that they presently intend to make a market in the Original Notes and the Exchange Notes. However, the Initial Purchasers are not obligated to do so, and any market-making activity with respect to the Original Notes or the Exchange Notes may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and may be limited during such exchange offer or the pendency of an applicable shelf registration statement. See "Original Notes Registration Rights." There can be no assurance that even following registration of the Original Notes or the Exchange Notes, as the case may be, an active trading market will exist for the Original Notes or the Exchange Notes, as the case may be, or that any such trading market will be liquid.

                                USE OF PROCEEDS

     There will be no proceeds to the Registrants from the exchange pursuant to the Exchange Offer. The net proceeds to the Issuer from the issuance of the Original Notes in the Initial Offering were approximately $170.1 million. The net proceeds received by the Company, together with borrowings under the Term Facility, were used to pay the cash portion of the purchase price of the PCI Canada Acquisition and for working capital and general corporate purposes. See "The Acquisition -- Use of Proceeds from Initial Offering."

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     The Original Notes were originally issued and sold on November 5, 1997. Such sales were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act and Rule 144A of the Securities Act. Pursuant to the Registration Rights Agreement, the Issuer and the Guarantors have agreed to file by the 30th day following the Closing Date of the Initial Offering, a registration statement (the "Exchange Offer Registration Statement") with respect to an offer to exchange the Original Notes for the Exchange Notes and to use their best efforts to cause such registration statement to become effective by the 150th day following the Closing Date and, upon becoming effective, to commence the Exchange Offer and cause the same to remain open for acceptance for not less than 20 business days after the date of commencement. If the Exchange Offer is not consummated within 30 days following the date the Exchange Offer Registration Statement is declared effective or, under certain circumstances, the Initial Purchasers so request, the Issuer and the Guarantors will file and use their best efforts to cause to be declared effective a shelf registration statement with respect to resales of the Original Notes and the Guarantees from time to time and will use their best efforts to keep such registration statement effective until three years after the effective date thereof. If the applicable registration statement is not filed or declared effective or ceases to be effective or the Exchange Offer is not consummated within the applicable time periods related thereto (each, a "Registration Default"), the Issuer will be required to pay Liquidated Damages to each holder of the Original Notes, in the amount of $.05 per week per $1,000 principal amount of Original Notes for the initial 90-day period following such Registration Default. The amount of such Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Original Notes at the beginning of each subsequent 90-day period, up to a maximum amount of $.50 per week per $1,000 principal amount of Original Notes. If, subsequently, such Registration Default is cured, the accrual of Liquidated Damages will cease. See "Original Notes Registration Rights."

     The sole purpose of the Exchange Offer is to fulfill the obligations of the Issuers with respect to the Registration Rights Agreement.

TERMS OF THE EXCHANGE

     The Registrants hereby offer to exchange, upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal accompanying this Prospectus (the "Letter of Transmittal"), $1,000 in principal amount of Exchange Notes for each $1,000 in principal amount of the Original Notes. The terms of the Exchange Notes are identical in all respects to the terms of the Original Notes for which they may be exchanged pursuant to this Exchange Offer, except that the Exchange Notes will generally be freely transferable by holders thereof, and the holders of the Exchange Notes (as well as remaining holders of any Original Notes) will not be entitled to registration rights under the Registration Rights Agreement. See "Original Notes Registration Rights." The Exchange Notes will evidence the same debt as the Original Notes and will be entitled to the benefits of the Indenture. See "Description of the Notes."

     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange.

     Based on interpretations by the Staff set forth in no-action letters issued to third parties, the Registrants believe that Exchange Notes issued pursuant to the Exchange Offer in exchange for the Original Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired Original Notes directly from the Issuer or (iii) broker-dealers who acquired Original Notes as a result of market making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes. Each broker-dealer that receives Exchange Notes pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging, and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Broker-dealers who acquired Original Notes as a result of market making or other trading activities may use this Prospectus, as supplemented or amended, in connection with resales of the Exchange Notes. The Registrants have agreed that, for a period not to exceed 180 days after the Exchange Date, they will make this Prospectus available to any broker-dealer for use in connection with any such resale. Any holder that cannot rely upon such interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     Tendering holders of Original Notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Original Notes pursuant to the Exchange Offer.

     The Exchange Notes will bear interest from and including their respective dates of issuance. Holders whose Original Notes are accepted for exchange will receive accrued interest thereon to, but not including, the date of issuance of the Exchange Notes, such interest to be payable with the first interest payment on the Exchange Notes, but will not receive any payment in respect of interest on the Original Notes accrued after the issuance of the Exchange Notes.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS

     The Exchange Offer expires on the Expiration Date. The term "Expiration
Date" means 5:00 p.m., New York City time, on             , 1998, unless the
Registrants in their sole discretion extend the period during which the Exchange Offer is open, in which event the term "Expiration Date" means the latest time and date on which the Exchange Offer, as so extended by the Registrants, expires. The Registrants reserve the right to extend the Exchange Offer at any time and from time to time prior to the Expiration Date by giving written notice to United States Trust Company of New York (the "Exchange Agent") and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer, all Original Notes previously tendered pursuant to the Exchange Offer will remain subject to the Exchange Offer.

     The initial Exchange Date will be the first business day following the Expiration Date. The Registrants expressly reserve the right to (i) terminate the Exchange Offer and not accept for exchange any Original Notes for any reason, including if any of the events set forth below under "-- Conditions to the Exchange Offer" shall have occurred and shall not have been waived by the Registrants and (ii) amend the terms of the Exchange Offer in any manner, whether before or after any tender of the Original Notes. If any such termination or amendment occurs, the Registrants will notify the Exchange Agent in writing and will either issue a press release or give written notice to the holders of the Original Notes as promptly as practicable. Unless the Registrants terminate the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date, the Registrants will exchange the Exchange Notes for the Original Notes on the Exchange Date.

     If the Registrants waive any material condition to the Exchange Offer, or amend the Exchange Offer in any other material respect, and if at the time that notice of such waiver or amendment is first published, sent or given to holders of Original Notes in the manner specified above, the Exchange Offer is scheduled to expire at any time earlier than the expiration of a period ending on the fifth business day from, and including, the date that such notice is first so published, sent or given, then the Exchange Offer will be extended until the expiration of such period of five business days.

     This Prospectus and the related Letter of Transmittal and other relevant materials will be mailed by the Registrants to record holders of Original Notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of Original Notes.

HOW TO TENDER

     The tender to the Registrants of Original Notes by a holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such holder and the Registrants in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     General Procedures. A holder of an Original Note may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Original Notes being tendered and any required signature guarantees (or a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") pursuant to the procedure described below), to the Exchange Agent at its address set forth on the back cover of this Prospectus on or prior to the Expiration Date or (ii) complying with the guaranteed delivery procedures described below.

     If tendered Original Notes are registered in the name of the signer of the Letter of Transmittal and the Exchange Notes to be issued in exchange therefor are to be issued (and any untendered Original Notes are to be reissued) in the name of the registered holder, the signature of such signer need not be guaranteed. In any other case, the tendered Original Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Registrants and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a firm (an "Eligible Institution") that is a member of a recognized signature guarantee medallion program (an "Eligible Program") within the meaning of Rule 17Ad-15 under the Exchange Act. If the Exchange Notes and/or Original Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Original Notes, the signature on the Letter of Transmittal must be guaranteed by an Eligible Institution.

     Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Original Notes should contact such holder promptly and instruct such holder to tender Original Notes on such beneficial owner's behalf. If such beneficial owner wishes to tender such Original Notes himself, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering such Original Notes, either make appropriate arrangements to register ownership of the Original Notes in such beneficial owner's name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

     Book-Entry Transfer. The Exchange Agent will make a request to establish an account with respect to the Original Notes at The Depository Trust Company (the "Book-Entry Transfer Facility") for purposes of the Exchange Offer within two business days after receipt of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Original Notes by causing the Book-Entry Transfer Facility to transfer such Original Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Original Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address specified on the back cover page of this Prospectus on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

     THE METHOD OF DELIVERY OF ORIGINAL NOTES AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, PROPER INSURANCE BE OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.

     Guaranteed Delivery Procedures. If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Original Notes to reach the Exchange Agent before the Expiration Date, a tender may be effected if the Exchange Agent has received at its office listed on the back cover hereof on or prior to the Expiration Date a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering holder, the names in which the Original Notes are registered and, if possible, the certificate numbers of the Original Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within five New York Stock Exchange trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Original Notes, in proper form for transfer, will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Original Notes being tendered by the above-described method (or a timely Book-Entry Confirmation) are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Issuers may, at their option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are being delivered with this Prospectus and the related Letter of Transmittal.

     A tender will be deemed to have been received as of the date when the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Original Notes (or a timely Book-Entry Confirmation) is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Original Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Original Notes (or a timely Book-Entry Confirmation).

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Original Notes will be determined by the Registrants, whose determination will be final and binding. The Registrants reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, in the opinion of counsel to the Registrants, be unlawful. The Registrants also reserve the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. None of the Registrants, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or shall incur any liability for failure to give any such notification. The Registrants' interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

     The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

     The party tendering Original Notes for exchange (the "Transferor") exchanges, assigns and transfers the Original Notes to the Registrants and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Original Notes to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Original Notes and to acquire Exchange Notes issuable upon the exchange of such tendered Original Notes, and that, when the same are accepted for exchange, the Registrants will acquire good and unencumbered title to the tendered Original Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Registrants to be necessary or desirable to complete the exchange, assignment and transfer of tendered Original Notes. The Transferor further agrees that acceptance of any tendered Original Notes by the Registrants and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Registrants of its obligations under the Registration Rights Agreement and that the Registrants shall have no further obligations or liabilities thereunder (except in certain limited circumstances). All authority conferred by the Transferor will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

     By tendering Original Notes, the Transferor certifies (a) that it is not an "affiliate" of the Registrants within the meaning of Rule 405 under the Securities Act, that it is not a broker-dealer that owns Original Notes acquired directly from the Registrants or an affiliate of the Registrants, that it is acquiring the Exchange Notes offered hereby in the ordinary course of such Transferor's business and that such Transferor has no arrangement with any person to participate in the distribution of such Exchange Notes or (b) that it is an "affiliate" (as so defined) of the Registrants or of the Initial Purchasers in the Initial Offering of the Original Notes, and that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it.

     Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

WITHDRAWAL RIGHTS

     Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

     For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at its address set forth on the back cover of this Prospectus. Any such notice of withdrawal must specify the person named in the Letter of Transmittal as having tendered Original Notes to be withdrawn, the certificate numbers of Original Notes to be withdrawn, the principal amount of Original Notes to be withdrawn (which must be an authorized denomination), a statement that such holder is withdrawing his election to have such Original Notes exchanged, and the name of the registered holder of such Original Notes, and must be signed by the holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Registrants that the person withdrawing the tender has succeeded to the beneficial ownership of the Original Notes being withdrawn. The Exchange Agent will return the properly withdrawn Original Notes promptly following receipt of notice of withdrawal. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by the Registrants, and such determination will be final and binding on all parties.

ACCEPTANCE OF ORIGINAL NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange of Original Notes validly tendered and not withdrawn and the issuance of the Exchange Notes will be made on the Exchange Date. For the purposes of the Exchange Offer, the Registrants shall be deemed to have accepted for exchange validly tendered Original Notes when, as and if the Registrants have given written notice thereof to the Exchange Agent.

     The Exchange Agent will act as agent for the tendering holders of Original Notes for the purposes of receiving Exchange Notes from the Registrants and causing the Original Notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the Exchange Offer, delivery of Exchange Notes to be issued in exchange for accepted Original Notes will be made by the Exchange Agent promptly after acceptance of the tendered Original Notes. Original Notes not accepted for exchange by the Registrants will be returned without expense to the tendering holders (or in the case of Original Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the procedures described above, such non-exchanged Original Notes will be credited to an account maintained with such Book-Entry Transfer Facility) promptly following the Expiration Date or, if the Registrants terminate the Exchange Offer prior to the Expiration Date, promptly after the Exchange Offer is so terminated.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, the Issuers will not be required to issue Exchange Notes in respect of any properly tendered Original Notes not previously accepted and may terminate the Exchange Offer (by oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service) or, at its option, modify or otherwise amend the Exchange Offer, if (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission, (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer,
(ii) assessing or seeking any damages as a result thereof, or (iii) resulting in a material delay in the ability of the Issuers to accept for exchange or exchange some or all of the Original Notes pursuant to the Exchange Offer; (b) any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the sole judgment of the Registrants might directly or indirectly result in any of the consequences referred to in clauses (a)(i) or (ii) above or, in the sole judgment of the Registrants, might result in the holders of Exchange Notes having obligations with respect to resales and transfers of Exchange Notes which are greater than those described in the interpretations of the Commission referred to on the cover page of this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer; or (c) a material adverse change shall have occurred in the business, condition (financial or otherwise), operations, or prospects of the Issuers.

     The foregoing conditions are for the sole benefit of the Registrants and may be asserted by them with respect to all or any portion of the Exchange Offer regardless of the circumstances (including any action or inaction by the Registrants) giving rise to such condition or may be waived by the Registrants in whole or in part at any time or from time to time in their sole discretion. The failure by the Registrants at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, and each right will be deemed an ongoing right which may be asserted at any time or from time to time. In addition, the Registrants have reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to terminate or amend the Exchange Offer.

     Any determination by the Registrants concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

     In addition, the Registrants will not accept for exchange any Original Notes tendered and no Exchange Notes will be issued in exchange for any such Original Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or qualification of the Indenture under the Trust Indenture Act of 1939 (the "Trust Indenture Act").

EXCHANGE AGENT

     United States Trust Company of New York has been appointed as the Exchange Agent for the Exchange Offer. Letters of Transmittal must be addressed to the Exchange Agent at its address set forth on the back cover page of this Prospectus.

     Delivery to an address other than as set forth herein, or transmissions of instructions via a facsimile or telex number other than the ones set forth herein, will not constitute a valid delivery.

SOLICITATION OF TENDERS; EXPENSES

     The Registrants have not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. The Registrants will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. The Registrants will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding tenders for their customers. The expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the Exchange Agent and printing, accounting and legal fees, will be paid by the Company and are estimated at approximately $250,000.

     No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Registrants. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Registrants since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Original Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Registrants may, at their discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Original Notes in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of the Registrants by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

APPRAISAL RIGHTS

     HOLDERS OF ORIGINAL NOTES WILL NOT HAVE DISSENTERS' RIGHTS OR APPRAISAL RIGHTS IN CONNECTION WITH THE EXCHANGE OFFER.

FEDERAL INCOME TAX CONSEQUENCES

     The exchange of Original Notes for Exchange Notes by holders will not be a taxable exchange for federal income tax purposes, and holders should not recognize any taxable gain or loss or any interest income as a result of such exchange.

OTHER

     Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Original Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     As a result of the making of, and upon acceptance for exchange of all validly tendered Original Notes pursuant to the terms of this Exchange Offer, the Registrants will have fulfilled a covenant contained in the terms of the Original Notes and the Registration Rights Agreement. Holders of the Original Notes who do not tender their certificates in the Exchange Offer will continue to hold such certificates and will be entitled to all the rights, and limitations applicable thereto, under the Indenture, except for any such rights under the Registration Rights Agreement, which by their terms terminate or cease to have further effect as a result of the making of this Exchange Offer. See "Description of the Notes." All untendered Original Notes will continue to be subject to the restriction on transfer set forth in the Indenture. To the extent that Original Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Original Notes could be adversely affected. See "Risk Factors -- Consequences of Failure to Exchange."

     The Registrants may in the future seek to acquire untendered Original Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Registrants have no present plan to acquire any Original Notes which are not tendered in the Exchange Offer.

                                THE ACQUISITION

THE ACQUISITION

     On October 31, 1997, Pioneer, and PCI Canada and PCI Carolina, newly-formed subsidiaries of PAAC, and ICI and its subsidiaries, ICI Canada and ICI Americas, consummated the PCI Canada Acquisition. Pursuant to the Purchase Agreement, the Company acquired substantially all of the assets and properties used by ICI Canada and ICI Americas in their North American chlor-alkali business. For the twelve months ended September 30, 1997, the PCI Canada Business generated pro forma net sales and pro forma EBITDA of $162.5 million and $51.9 million, respectively. The purchase price consisted of approximately $235.6 million, payable in cash, and the assumption of certain obligations related to the acquired chlor-alkali business.

     Management believes that the PCI Canada Acquisition presented an attractive opportunity to further extend and diversify the Company's geographic and product focus while helping to manage the intrinsic cyclicality of the chlor-alkali business. By acquiring a low-cost operation with a leading market share and complementary product offerings, the Company believes it will improve its ability to market to merchant chlor-alkali customers. Specific benefits include the following:

     - The acquisition substantially expands the Company's presence in the merchant market for chlorine and caustic soda, especially in markets contiguous to existing markets in the southeastern United States where the Company already conducts significant operations.

     - The Company expects that the pulp and paper expertise and product offerings of the PCI Canada Business will strengthen the Company's existing market position in the pulp and paper industry in the western United States and Canada.

     - The PCI Canada Business will benefit from the Company's experience in marketing to industrial customers.

     - The experienced management team of the PCI Canada Business has historically operated the business as a stand-alone entity within ICI Canada and has demonstrated an ability to improve the operating performance and cost structure of its business. Since 1992, management has reduced fixed costs by approximately $9.6 million and initiated productivity improvements and various other restructuring initiatives that resulted in a 30% reduction in workforce over such period. As a result, the Company intends to continue to operate the PCI Canada Business with existing management.

     - The PCI Canada Business has been successful in developing markets for downstream products, such as bleach, hydrochloric acid and chlorinated paraffins, whose steady demand for chlorine and caustic soda has helped maintain high operating rates at its chlor-alkali facilities which in turn improves overall profitability. Over the last several years, the PCI Canada Business has operated at approximately full capacity.

     - In April 1997, the PCI Canada Business completed a $21.2 million expansion and upgrade of its Becancour facility by installing modern membrane cells, which increased Becancour's net chlor-alkali capacity by 36,000 tons, or 12%.

     At the closing of the PCI Canada Acquisition, the Company and ICI entered into certain related agreements. Pursuant to a Noncompetition Agreement, ICI agreed not to engage in any production or sales of caustic soda until 2002 in designated areas of North America. Pursuant to a Lease Agreement, the PCI Canada Business leased certain facilities at the Cornwall site from ICI Canada. Pursuant to a License Agreement, the PCI Canada Business received a license from ICI and its affiliates for the non-exclusive use of certain intellectual property. Pursuant to a Transition Services Agreement, ICI Canada and certain of its affiliates agreed to provide transition services to the Company.

     The purchase price is subject to adjustment based on the difference between base working capital and the actual working capital (each as defined in the Purchase Agreement) on the closing date. The Purchase Agreement also provides certain environmental indemnifications from ICI Canada and ICI Americas, subject to certain thresholds and limitations, which obligations will be guaranteed by ICI. See "Risk Factors -- Environmental Regulation" and
"Business -- Environmental and Safety Regulation."

     The following chart sets forth the structure of Pioneer and its operating subsidiaries following the PCI Canada Acquisition.

                             [ORGANIZATIONAL CHART]

USE OF PROCEEDS FROM INITIAL OFFERING

     The net proceeds from the sale of the Original Notes, of approximately $170.1 million, together with borrowings of $83.0 million under the Term Facility, were used to pay the purchase price for the PCI Canada Business of $235.6 million and $17.5 million for working capital and general corporate purposes.

                            THE COMPANY AND PIONEER

THE COMPANY

     The Predecessor Company was formed in October 1988 to acquire two existing chlor-alkali plants. Subsequently, the Company acquired several businesses engaged in municipal, industrial and commercial water treatment, and in June 1997 acquired the Tacoma Facility as its third chlor-alkali plant. The Company conducts its business primarily through PCAC and All-Pure. The Company also owns a 50% unconsolidated joint venture interest in Kemwater (which effective in February 1996 succeeded to the operations of Imperial West). Pioneer owns the remaining 50% joint venture interest in Kemwater. The Company intends to operate the PCI Canada Business as a stand-alone entity following the PCI Canada Acquisition.

     PCAC. PCAC owns and operates three chlor-alkali production facilities, located in St. Gabriel, Louisiana; Henderson, Nevada; and Tacoma, Washington. These facilities produce chlorine and caustic soda for sale in the merchant markets and for use as raw materials by PCAC, All-Pure and Kemwater in the manufacture of downstream products. The Henderson facility also produces hydrochloric acid, and the Tacoma Facility also produces hydrochloric acid and calcium chloride. PCAC also has an indirect 15% equity interest in Saguaro Power Company LP ("Saguaro Power"), which owns and operates a 90-megawatt cogeneration facility located on approximately six acres of the Henderson property.

     PCAC acquired the Tacoma Facility in June 1997. The purchase price consisted of (i) $97.0 million, paid in cash, (ii) 55,000 shares of Pioneer Preferred Stock, having a liquidation preference of $100 per share, and (iii) the assumption of certain obligations related to the acquired chlor-alkali business.

     PCI Canada. In October 1997, PCI Canada, the Issuer of the Notes, pursuant to the PCI Canada Acquisition, acquired substantially all of the Canadian assets and properties used by ICI Canada in its North American chlor-alkali business. PCI Canada is an indirect wholly-owned subsidiary of PAAC.

     PCI Canada maintains its headquarters at 630 West Rene-Levesque Boulevard, Montreal, Quebec H3B 1S6, and the telephone number is (514) 397-6100. PCI Canada was incorporated in the province of New Brunswick, Canada on September 17, 1997.

     All-Pure. The Company believes that All-Pure is the largest distributor of packaged chlor-alkali products in the region of the United States west of the Rocky Mountains and the only full-line marketer of bleach in the region. All-Pure manufactures bleach and repackages chlorine and hydrochloric acid and distributes these products along with caustic soda and related products to municipalities, swimming pool supply distributors and selected commercial and retail markets. In July 1996, All-Pure acquired T.C. Products, which is engaged in the manufacture and marketing of bleach and related products from its plant in Tacoma, Washington. All-Pure purchases substantially all of its chlorine and caustic soda and a substantial portion of its hydrochloric acid from PCAC. Because bleach contains a high percentage of water, freight costs and logistics are an important competitive factor. All-Pure's production plants and distribution facilities are strategically located in or near most of the largest population centers of the West Coast.

     PCI Carolina. In October 1997, PCI Carolina, pursuant to the PCI Canada Acquisition, acquired substantially all of the U.S. assets and properties used by ICI Americas in its North American chlor-alkali business. PCI Carolina is an indirect wholly-owned subsidiary of PAAC. PCI Carolina will purchase chlor-alkali products manufactured by PCI Canada for sale to customers in the United States.

     PCI Carolina was incorporated in the State of Delaware on September 19, 1997.

     Kemwater. Kemwater, a 50% owned joint venture, manufactures and supplies iron chlorides to the potable and waste water markets in the region of the United States west of the Rocky Mountains, supplying municipal customers such as the cities of Los Angeles, Sacramento and San Diego. Iron chlorides are used primarily to remove solids from waste water streams and to control hydrogen sulfide emissions. Kemwater also manufactures and markets polyaluminum chlorides for markets in the southeastern United States, as well as aluminum sulfate for the potable and waste water and industrial water treatment industries, sodium aluminate for the production of catalysts and paint ingredients, and bleach for municipal water disinfection. Kemwater has exclusive licenses to use the existing and future advanced water treatment technology of Kemira Oy of Finland ("Kemira") in the development and sale of products and services for the potable water, waste water and industrial water treatment markets in the United States (other than the northeastern United States) and the Caribbean, and nonexclusive access to the use of the technology for the Canadian and Mexican markets, with an option to acquire an exclusive license for those markets in the future. For the year ended December 31, 1996, Kemwater purchased all of its chlorine and caustic soda requirements and a substantial portion of its hydrochloric acid requirements from PCAC, and it is anticipated that in the future PCAC will continue to provide Kemwater with a substantial amount of its raw materials.

PIONEER

     PAAC is a wholly-owned subsidiary of Pioneer, a publicly-traded company that immediately prior to the acquisition of PAI had no operations. Pioneer has an available net operating loss carryforward for federal income tax reporting purposes which it believes was approximately $54.9 million at September 30, 1997, which includes the impact of the extraordinary loss due to early extinguishment of debt during the second quarter of 1997. In April 1995, PAAC acquired PAI for a purchase price, including the retirement of debt and the redemption of preferred stock, of approximately $152.3 million in cash and $11.5 million of subordinated promissory notes of Pioneer, as well as certain amounts payable after the closing based on certain of PAI's real estate holdings.

     The Interlaken Partnership beneficially owns approximately 34.9% of the voting power of Pioneer, and William R. Berkley, Chairman of Pioneer and PAAC (who may be deemed to beneficially own all shares of Pioneer common stock held by the Interlaken Partnership), may be deemed to beneficially own approximately 59.9% of the voting power of Pioneer. See "Stock Ownership."

     Each of Pioneer and PAAC maintains its headquarters at 4300 NationsBank Center, 700 Louisiana Street, Houston, Texas 77002, and the telephone number is
(713) 225-3831. PAAC was incorporated in the State of Delaware in March 1995.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of September 30, 1997, and as adjusted to reflect the Initial Offering, the other Financings and the PCI Canada Acquisition. See "The Acquisition." The table should be read in conjunction with the historical financial information of the Company and the PCI Canada Business and the respective notes thereto and the unaudited pro forma information of the Company and the notes thereto appearing elsewhere in this Prospectus. See also "Description of the Notes."

                                                              AS OF SEPTEMBER 30, 1997
                                                              ------------------------
                                                               ACTUAL     AS ADJUSTED
                                                              ---------   ------------
                                                               (DOLLARS IN THOUSANDS)
Cash and cash equivalents...................................   $ 35,799     $ 44,173
                                                               ========     ========
Short-term debt:
  Current portion of long-term debt.........................   $  1,163     $  2,163
                                                               --------     --------
          Total short-term debt.............................      1,163        2,163
                                                               --------     --------
Long-term debt:
  New Credit Facilities(1)..................................         --       82,000
  9 1/4% Senior Secured Notes due October 15, 2007..........         --      175,000
  Existing Term Loans.......................................     98,750       98,750
  9 1/4% Senior Secured Notes due June 15, 2007.............    200,000      200,000
  Long-term debt............................................      6,620        6,620
                                                               --------     --------
          Total long-term debt..............................    305,370      562,370
                                                               --------     --------
Stockholder's equity:
  Common Stock(2)...........................................          1            1
  Additional paid in capital................................     66,624       66,624
  Retained deficit(3).......................................     (7,383)      (7,383)
                                                               --------     --------
          Total stockholder's equity........................     59,242       59,242
                                                               --------     --------
          Total capitalization..............................   $365,775     $623,775
                                                               ========     ========

------------

(1) Represents borrowings of $83.0 million in Term Loans by PAI. The Company did not incur Revolving Loans at closing in connection with the PCI Canada Acquisition but had $2.9 million in letters of credit outstanding and borrowing availability of $62.1 million, subject to certain borrowing base limitations, at such time under the Revolving Facility. See "Description of Other Indebtedness -- New Credit Facilities."

(2) Par value $.01 per share, 1,000 shares authorized, issued and outstanding.

(3) Includes the impact in June 1997 of the extraordinary loss of $18.6 million, net of an income tax benefit of $12.4 million, from the early extinguishment of debt associated with the repurchase of the $135.0 million of 13 3/8% First Mortgage Notes due 2005. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                        PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma financial information (the "Pro Forma Financial Information") of the Company has been derived from and should be read in conjunction with (i) the historical consolidated financial statements of the Company and the related notes thereto included elsewhere herein (ii) the historical financial statements of the PCI Canada Business and the related notes thereto included elsewhere herein, and (iii) the historical financial statements of the Tacoma Plant and the related notes thereto included elsewhere herein. The Pro Forma Financial Information has been prepared to illustrate the effects of the Initial Offering, the other Financings, the PCI Canada Acquisition, the Tacoma Acquisition and related refinancings and the acquisition of T.C. Products. This pro forma financial information does not necessarily present the results of operations as they would have been if the companies involved had constituted one entity for the periods presented. See "Prospectus Summary -- The PCI Canada Acquisition" and "The Acquisition."

     The pro forma balance sheet as of September 30, 1997 gives effect to the Initial Offering, the other Financings and the PCI Canada Acquisition as if they had occurred on September 30, 1997. The pro forma statement of operations for the year ended December 31, 1996 gives effect to the Initial Offering, the other Financings, the PCI Canada Acquisition, the Tacoma Acquisition and related refinancings and the acquisition of T.C. Products as if they had occurred on January 1, 1996. The pro forma statement of operations for the nine months ended September 30, 1997 gives effect to the Initial Offering, the other Financings, the PCI Canada Acquisition, and the Tacoma Acquisition and related refinancings as if they had occurred on January 1, 1997. The pro forma statement of operations for the nine months ended September 30, 1996 gives effect to the Initial Offering, the other Financings, the PCI Canada Acquisition, the Tacoma Acquisition and related refinancings and the acquisition of T.C. Products as if they had occurred on January 1, 1996. The Tacoma Acquisition was effective June 17, 1997 and was accounted for using the purchase method. The acquisition of T.C. Products was effective July 1, 1996 and was accounted for using the purchase method. The Pro Forma Financial Information is not necessarily indicative of either future results of operations or the results that might have occurred if the foregoing transactions had been consummated on the indicated date.

     The PCI Canada Acquisition was effective October 31, 1997 and was accounted for using the purchase method. The total purchase price of the PCI Canada Acquisition is allocated to the assets and liabilities of the PCI Canada Business based upon the estimated fair value of the assets and liabilities being acquired. The pro forma adjustments reflected in the Pro Forma Financial Information are based upon a preliminary purchase price allocation and upon evaluations and estimates of fair values at the time of closing of the PCI Canada Acquisition. Management believes adjustments to the preliminary allocation, if any, are not expected to be material. Accordingly, there can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the Pro Forma Financial Information. No assurance can be given that such plans will be implemented as now contemplated or that such assumptions will prove to be accurate.

                            PRO FORMA BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                     ASSETS

                                             PCI CANADA
                                              BUSINESS        US GAAP
                                              CANADIAN      ADJUSTMENTS,    US GAAP,   US GAAP,     PRO FORMA
                                            GAAP, $CDN(1)     $CDN(2)         $CDN       US$      ADJUSTMENTS(3)
                                            -------------   ------------    --------   --------   --------------
                                                                   (DOLLARS IN THOUSANDS)
Current assets
  Cash....................................                                                           $  8,374(d)
  Accounts receivable.....................    $ 31,455                      $31,455    $22,680          2,782(e)
  Due from parent.........................
  Inventories.............................       9,754                        9,754      7,033
  Prepaid expenses........................         302                          302        218
                                              --------                      --------   -------       --------
        Total current assets..............      41,511                       41,511     29,931         11,156
Property, plant and equipment, net........      88,110                       88,110     63,530         83,305(f)
Investments in and advances to
  unconsolidated subsidiary...............         674         $   277(a)       951        686             33(f)
Other assets, net.........................       2,769           1,723(b)     4,492      3,239         10,720(g)
Excess cost over the fair value of net
  assets acquired.........................                                                             76,352(h)
                                              --------         -------      --------   -------       --------
        Total assets......................    $133,064         $ 2,000      $135,064   $97,386       $181,566
                                              ========         =======      ========   =======       ========

                                      LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities
  Accounts payable........................    $ 26,575                      $26,575    $19,161       $ (2,898)(i)
  Accrued liabilities.....................       7,323         $  (562)(b)    6,761      4,874         (1,624)(i)
  Returnable deposits.....................
  Bank Indebtedness.......................       3,857                        3,857      2,781(i)      (2,781)(i)
  Current portion of long-term debt.......                                                              1,000(j)
                                              --------         -------      --------   -------       --------
        Total current liabilities.........      37,755            (562)      37,193     26,816         (6,303)
Long-term debt, less current maturities...       2,500                        2,500      1,803         (1,803)(i)
  Term Loans..............................                                                             82,000(j)
  9 1/4% Senior Secured Notes.............                                                            175,000(j)
Returnable deposits.......................
Accrued pension and other employee
  benefits................................       6,316          (4,218)(b)    2,098      1,513            (74)(i)
Other long-term liabilities...............       3,613                        3,613      2,605         (2,605)(i)
Equity....................................      82,880           6,780(c)    89,660     64,649        (64,649)(k)
                                              --------         -------      --------   -------       --------
        Total liabilities and
          stockholder's equity............    $133,064         $ 2,000      $135,064   $97,386       $181,566
                                              ========         =======      ========   =======       ========

                                              ADJUSTED
                                             PCI CANADA
                                            BUSINESS AND    ACTUAL    PRO FORMA
                                             FINANCINGS    COMPANY     COMPANY
                                            ------------   --------   ---------
                                                  (DOLLARS IN THOUSANDS)
Current assets
  Cash....................................    $  8,374     $ 35,799   $ 44,173
  Accounts receivable.....................      25,462       37,039     62,501
  Due from parent.........................                    5,003      5,003
  Inventories.............................       7,033       15,341     22,374
  Prepaid expenses........................         218        2,467      2,685
                                              --------     --------   --------
        Total current assets..............      41,087       95,649    136,736
Property, plant and equipment, net........     146,835      171,899    318,734
Investments in and advances to
  unconsolidated subsidiary...............         719       30,297     31,016
Other assets, net.........................      13,959       40,902     54,861
Excess cost over the fair value of net
  assets acquired.........................      76,352      125,104    201,456
                                              --------     --------   --------
        Total assets......................    $278,952     $463,851   $742,803
                                              ========     ========   ========
                                      LIAB
Current liabilities
  Accounts payable........................    $ 16,263     $ 28,976   $ 45,239
  Accrued liabilities.....................       3,250       27,298     30,548
  Returnable deposits.....................                    3,287      3,287
  Bank Indebtedness.......................
  Current portion of long-term debt.......       1,000        1,163      2,163
                                              --------     --------   --------
        Total current liabilities.........      20,513       60,724     81,237
Long-term debt, less current maturities...                    6,620      6,620
  Term Loans..............................      82,000       98,750    180,750
  9 1/4% Senior Secured Notes.............     175,000      200,000    375,000
Returnable deposits.......................                    3,271      3,271
Accrued pension and other employee
  benefits................................       1,439       18,511     19,950
Other long-term liabilities...............                   16,733     16,733
Equity....................................                   59,242     59,242
                                              --------     --------   --------
        Total liabilities and
          stockholder's equity............    $278,952     $463,851   $742,803
                                              ========     ========   ========

                       (see footnotes on following page)

                        NOTES TO PRO FORMA BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

(1) Reflects the actual PCI Canada Business balance sheet as of September 30, 1997 expressed in Canadian dollars, using generally accepted accounting principles followed in Canada ("Canadian GAAP").

(2) Reflects adjustments to convert to generally accepted accounting principles followed in the United States ("US GAAP"):

     (a) Recording of investment in joint venture under the equity method.

     (b) Adjustment of pension assets and other liabilities.

     (c) Reflects net equity adjustment due to US GAAP adjustments.

(3) Reflects the adjustments to the PCI Canada Business balance sheet, including the following:

     (d) Excess cash after payment of purchase price and related acquisition and financing costs.

     (e) Receivable related to difference between base working capital and actual working capital at closing date.

     (f) Adjustment to fair value of acquired property, plant and equipment and investment in unconsolidated subsidiary in accordance with the purchase method of accounting.

     (g) Reflects the following:

         Capitalization of transaction and financing
(i)      costs.............................................  $ 9,794
(ii)     Capitalization of patents and trademarks..........    1,007
         Capitalization of covenant not to compete or
(iii)    solicit...........................................    3,158
(iv)     Elimination of other assets not purchased.........   (3,239)
                                                             -------
                                                             $10,720
                                                             =======

     (h) Addition of excess of cost over the fair value of net assets acquired.

     (i) Reflects elimination of liabilities not assumed.

     (j) Addition of debt incurred in connection with the PCI Canada
        Acquisition.

     (k) Elimination of the PCI Canada Business historical equity in accordance with the purchase method of accounting.

                       PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                                                            PRO FORMA
                                                         -----------------------------------------------
                                               ACTUAL         PRIOR          PCI CANADA
                                              COMPANY    ACQUISITIONS(1)   ACQUISITION(2)    AS ADJUSTED
                                              --------   ---------------   ---------------   -----------
                                                                (DOLLARS IN THOUSANDS)
Revenues....................................  $183,326       $83,912          $164,247        $431,485
Cost of sales...............................   126,739        54,941           115,233         296,913
                                              --------       -------          --------        --------
Gross profit................................    56,587        28,971            49,014         134,572
Selling, general and administrative
  expenses..................................    23,528         3,679            13,919          41,126
                                              --------       -------          --------        --------
Operating income............................    33,059        25,292            35,095          93,446
Equity in net loss of unconsolidated
  subsidiary................................    (2,607)           --                --          (2,607)
Interest expense, net.......................   (17,290)       (9,100)          (23,492)        (49,882)
Other income, net...........................     1,684            18             1,594           3,296
                                              --------       -------          --------        --------
Income before income taxes and extraordinary
  item......................................    14,846        16,210            13,197          44,253
Provision for income taxes..................     6,735         5,645             4,302          16,682
                                              --------       -------          --------        --------
Income before extraordinary item............  $  8,111       $10,565          $  8,895        $ 27,571
                                              ========       =======          ========        ========

                       (see footnotes on following page)

                   NOTES TO PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

(1) Reflects the pro forma adjusted financial results of the Company's prior acquisitions of T.C. Products and the Tacoma Facility, as shown below.

                                                                             PRO FORMA
                                                  ACTUAL    --------------------------------------------
                                                  TACOMA       T.C.                            PRIOR
                                                   PLANT    PRODUCTS(A)   ADJUSTMENTS(B)    ACQUISITIONS
                                                  -------   -----------   --------------    ------------
Revenues........................................  $73,715     $4,255         $ 5,942(i)       $83,912
Cost of sales...................................   52,420      2,550             (29)(ii)      54,941
                                                  -------     ------         -------          -------
Gross profit....................................   21,295      1,705           5,971           28,971
Selling, general and administrative expenses....    1,782        900             997(iii)       3,679
                                                  -------     ------         -------          -------
Operating income................................   19,513        805           4,974           25,292
Equity in net loss of unconsolidated
  subsidiary....................................                  --
Interest expense, net...........................                (271)         (8,829)(iv)      (9,100)
Other income (expense), net.....................   (2,209)        11           2,216(v)            18
                                                  -------     ------         -------          -------
Income before income taxes and extraordinary
  item..........................................   17,304        545          (1,639)          16,210
Provision for income taxes......................    6,059        241            (655)(vi)       5,645
                                                  -------     ------         -------          -------
Income before extraordinary item................  $11,245     $  304         $  (984)         $10,565
                                                  =======     ======         =======          =======

(a) Reflects the pro forma financial results of T.C. Products for the period of January 1, 1996 to June 30, 1996, the period prior to ownership by the Company.

(b) Reflects the adjustments to the operating results from the assets acquired in the Tacoma Acquisition (the "Tacoma Plant") to reflect operations as part of the Company:

     (i) Reflects the following:

(1)  Elimination of freight costs associated with the sale
     of 100,000 tons per year of chlorine shipped to the
     Gulf Coast for which OCC Tacoma will bear the cost.....  $ 6,394
(2)  Adjustment to sales to OCC Tacoma for the difference
     between historical prices and Gulf Coast prices........       60
(3)  Additional 5% commission to be paid to OxyChem on
     OxyChem's national accounts to be serviced by the
     Company................................................     (512)
                                                              -------
                                                              $ 5,942
                                                              =======

     (ii) Reflects the following:

(1)  Elimination of the impact of LIFO accounting previously used by the Tacoma Plant as the Company uses FIFO or
     average cost methods of accounting for inventory
     valuation..............................................  $   652
(2)  Additional depreciation expense with respect to the
     properties, plant and equipment purchased in connection
     with the Tacoma Acquisition using the straight-line
     method over an average life of 20 years................      351
(3)  Elimination of operating lease expense for equipment
     capitalized by the Company which was previously leased
     by OCC Tacoma..........................................   (1,532)
(4)  Incremental insurance costs............................      500
                                                              -------
                                                              $   (29)
                                                              =======

     (iii) Reflects the following:

(1)  Elimination of OxyChem corporate allocations...........  $(1,782)
(2)  Addition of the Company's incremental selling, general
     and administrative expenses............................      750
(3)  Additional amortization expense with respect to
     intangible assets purchased in connection with the
     Tacoma Acquisition using the straight-line method over
     periods of 5 to 25 Years...............................    2,029
                                                              -------
                                                              $   997
                                                              =======

     (iv) Incremental interest expense related to the Existing Term Loans with an assumed interest rate of 8.375% and to the Senior Secured Notes with an interest rate of 9.25%. A 0.25% change in the interest rate applicable to the Existing Term Loans would change pro forma interest expense by $250.

     (v) Reflects the following:

(1)  Elimination of environmental expense associated with
     the Tacoma Plant's accrual of known environmental
     matters................................................  $ 1,932
(2)  Elimination of fees related to the Tacoma Plant's sales
     of Receivables.........................................      377
(3)  Elimination of amortization of deferred gain on
     equipment capitalized by the Company, which was
     previously leased by the Tacoma Plant..................      (93)
                                                              -------
                                                              $ 2,216
                                                              =======

     (vi) Represents the tax effect of all pro forma adjustments.

(2) Represents pro forma adjusted amounts for the PCI Canada Acquisition, as shown below.

                                        PCI
                                      CANADA
                                     BUSINESS
                                     CANADIAN       US GAAP
                                       GAAP,      ADJUSTMENTS   US GAAP,   US GAAP,     PRO FORMA          AS
                                      $CDN(A)       $CDN(B)       $CDN       US$      ADJUSTMENTS(C)    ADJUSTED
                                    -----------   -----------   --------   --------   --------------    --------
Revenues..........................   $223,967       $    --     $223,967   $164,247      $     --       $164,247
Cost of sales.....................    149,043            --     149,043    109,301          5,932(iii)   115,233
                                     --------       -------     --------   --------      --------       --------
Gross profit......................     74,924            --      74,924     54,946         (5,932)        49,014
Selling, general and
  administrative Expenses.........     14,546        (1,112)(i)  13,434      9,852          4,067(iv)     13,919
                                     --------       -------     --------   --------      --------       --------
Operating income..................     60,378         1,112      61,490     45,094         (9,999)        35,095
Equity in net loss of
  unconsolidated Subsidiary.......         --            --          --         --             --             --
Interest expense, net.............         --            --          --         --        (23,492)(v)    (23,492)
Other income, net.................      2,045           128(ii)   2,173      1,594             --          1,594
                                     --------       -------     --------   --------      --------       --------
Income before income taxes and
  Extraordinary item..............     62,423         1,240      63,663     46,688        (33,491)        13,197
Provision (benefit) for income
  Taxes...........................       (792)           --        (792)      (581)         4,883(vi)      4,302
                                     --------       -------     --------   --------      --------       --------
Income before extraordinary
  item............................   $ 63,215       $ 1,240     $64,455    $47,269       $(38,374)      $  8,895
                                     ========       =======     ========   ========      ========       ========

(a) Reflects actual results for the PCI Canada Business expressed in Canadian dollars using Canadian GAAP.

(b) Reflects adjustments to reflect US GAAP:

(i)      Reflects selling, general and administrative expenses
         Adjustment including:
         Decrease in expenses due to computing pension expense under
         US GAAP.....................................................  $  (462)
         Decrease in expenses due to reduction in restructuring
         expenses under US GAAP......................................     (650)
                                                                       -------
                                                                       $(1,112)
                                                                       =======
(ii)     Increase in income of joint venture investment accounted for under the equity method.

(c) Reflects the adjustments to the PCI Canada Business' operating results to reflect operations as a part of the Company:

(iii)    Additional depreciation expense with respect to the
         property, plant and equipment purchased in connection with the PCI Canada Acquisition using the straight-line method
         over an average life of twelve years.
(iv)     Reflects the following:
         Elimination of ICI corporate allocations....................  $(1,197)
         Addition of the Company's incremental selling, general and
         administrative expenses.....................................      500
         Additional amortization expense with respect to intangible assets purchased in connection with the PCI Canada
         Acquisition using the straight-line method over periods of 5
         to 25 years.................................................    4,764
                                                                       -------
                                                                       $ 4,067
                                                                       =======
(v)      Incremental interest expense related to the Term Loans with an assumed interest rate of 8.8% and to the Notes with an
         interest rate of 9.25%. A 0.25% change in the interest rate applicable to the Term Loans would change pro forma interest expense by $250.
(vi)     Represents the tax provision for the PCI Canada Business
         plus the tax impact of all pro forma adjustments.

                       PRO FORMA STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                                                               PRO FORMA
                                                            ------------------------------------------------
                                                                PRIOR           PCI CANADA
                                           ACTUAL COMPANY   ACQUISITION(1)    ACQUISITION(2)     AS ADJUSTED
                                           --------------   --------------   -----------------   -----------
                                                                (DOLLARS IN THOUSANDS)
Revenues.................................     $150,073         $37,021           $121,961         $309,055
Cost of sales............................      112,553          26,170             84,220          222,943
                                              --------         -------           --------         --------
Gross profit.............................       37,520          10,851             37,741           86,112
Selling, general and administrative
  expenses...............................       19,580           1,274             10,456           31,310
                                              --------         -------           --------         --------
Operating income.........................       17,940           9,577             27,285           54,802
Equity in net loss of unconsolidated
  subsidiary.............................       (2,552)             --                 --           (2,552)
Interest expense, net....................      (16,189)         (4,042)           (17,619)         (37,850)
Other income (expense), net..............          882             (39)               722            1,565
                                              --------         -------           --------         --------
Income (loss) before income taxes and
  extraordinary item.....................           81           5,496             10,388           15,965
Provision (benefit) for income taxes.....        1,779           2,395              3,412            7,586
                                              --------         -------           --------         --------
Income (loss) before extraordinary
  Item...................................     $ (1,698)        $ 3,101           $  6,976         $  8,379
                                              ========         =======           ========         ========

                       (see footnotes on following page)

            NOTES TO PRO FORMA STATEMENTS OF OPERATIONS (UNAUDITED)
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

(1) Reflects the pro forma adjusted financial results of the Company's prior acquisition of the Tacoma Plant, as shown below.

                                                                         PRO FORMA
                                                ACTUAL TACOMA    --------------------------
                                                    PLANT        ADJUSTMENTS    AS ADJUSTED
                                                -------------    -----------    -----------
Revenues......................................     $34,491         $ 2,530(a)     $37,021
Cost of sales.................................      27,141            (971)(b)     26,170
                                                   -------         -------        -------
Gross profit..................................       7,350           3,501         10,851
Selling, general and administrative
  expenses....................................         539             735(c)       1,274
                                                   -------         -------        -------
Operating income..............................       6,811           2,766          9,577
Equity in net loss of unconsolidated
  subsidiary..................................          --              --             --
Interest expense, net.........................          --          (4,042)(d)     (4,042)
Other income (expense), net...................         455            (494)(e)        (39)
                                                   -------         -------        -------
Income before income taxes and extraordinary
  item........................................       7,266          (1,770)         5,496
Provision for income taxes....................       2,545            (150)(f)      2,395
                                                   -------         -------        -------
Income before extraordinary item..............     $ 4,721         $(1,620)       $ 3,101
                                                   =======         =======        =======

(a) Reflects the following:

    (1)  Elimination of freight costs associated with the sale of
           100,000 tons per year of chlorine shipped to the Gulf
           Coast for which OxyChem will bear the cost................  $2,548
    (2)  Reclassification of freight rebate from other income to
           offset freight costs included in revenues.................     586
    (3)  Adjustment to sales to OxyChem for the difference between
           historical prices and Gulf Coast prices...................    (344)
    (4)  Additional 5% commission to be paid to OxyChem on OxyChem's
           national accounts to be serviced by the Company...........    (260)
                                                                       ------
                                                                       $2,530
                                                                       ======

(b) Reflects the following:

    (1)  Elimination of the impact of LIFO accounting previously used by the Tacoma Plant as the Company uses FIFO or average
           cost methods of accounting for inventory valuation........  $ (555)
    (2)  Additional depreciation expense with respect to the
           properties, plant and equipment purchased in connection
           with the Tacoma Acquisition using the straight-line method
           over an average life of 20 years..........................     121
    (3)  Elimination of operating lease expense for the equipment capitalized by the Company which was previously leased by
           OCC Tacoma................................................    (766)
    (4)  Incremental insurance costs.................................     229
                                                                       ------
                                                                       $ (971)
                                                                       ======

(c) Reflects the following:

    (1)  Elimination of OxyChem corporate allocations................  $(539)
    (2)  Addition of the Company's incremental selling, general and
           administrative expenses...................................    344
    (3)  Additional amortization expense with respect to intangible assets purchased in connection with the Tacoma Acquisition using the straight-line method over periods of 5 to 25
           Years.....................................................    930
                                                                       -----
                                                                       $ 735
                                                                       =====

(d) Incremental interest expense related to the Existing Term Loans with an assumed interest rate of 8.375% and to the Senior Secured Notes with an interest rate of 9.25%. A 0.25% change in the interest rate applicable to the Existing Term Loans would change pro forma interest expense by $125.

(e) Reflects the following:

    (1)  Elimination of fees related to the Tacoma Plant's sales of receivables...............................................  $ 138
    (2)  Elimination of amortization of deferred gain on equipment capitalized by the Company, which was previously leased by
           the Tacoma Plant..........................................    (46)
    (3)  Reclassification of freight rebate to revenues to offset
           freight costs.............................................   (586)
                                                                       -----
                                                                       $(494)
                                                                       =====

(f) Represents the tax effect of all pro forma adjustments.

(2) Represents pro forma adjusted amounts for the PCI Canada Acquisition, as shown below.

                                 PCI CANADA
                                  BUSINESS
                                  CANADIAN      US GAAP
                                   GAAP,      ADJUSTMENTS    US GAAP,   US GAAP,     PRO FORMA          AS
                                  $CDN(A)       $CDN(B)        $CDN       US$      ADJUSTMENTS(C)    ADJUSTED
                                 ----------   -----------    --------   --------   --------------    --------
Revenues.......................   $167,879      $    --      $167,879   $121,961      $     --       $121,961
Cost of sales..................    110,114           --      110,114     79,996          4,224(iii)    84,220
                                  --------      -------      --------   --------      --------       --------
Gross profit...................     57,765           --       57,765     41,965         (4,224)        37,741
Selling, general and
  administrative expenses......     11,122       (1,101)(i)   10,021      7,280          3,176(iv)     10,456
                                  --------      -------      --------   --------      --------       --------
Operating income...............     46,643        1,101       47,744     34,685         (7,400)        27,285
Equity in net loss of
  unconsolidated subsidiary....         --           --           --         --             --             --
Interest expense, net..........         --           --           --         --        (17,619)(v)    (17,619)
Other income, net..............        931           63(ii)      994        722             --            722
                                  --------      -------      --------   --------      --------       --------
Income before income taxes and
  extraordinary item...........     47,574        1,164       48,738     35,407        (25,019)        10,388
Provision (benefit) for income
  taxes........................       (594)          --         (594)      (432)         3,844(vi)      3,412
                                  --------      -------      --------   --------      --------       --------
Income before extraordinary
  item.........................   $ 48,168      $ 1,164      $49,332    $35,839       $(28,863)      $  6,976
                                  ========      =======      ========   ========      ========       ========

(a) Reflects actual results for the PCI Canada Business expressed in Canadian dollars using Canadian GAAP

(b) Reflects adjustments to reflect US GAAP:

    (i)  Reflects selling, general and administrative expenses adjustment to reflect:
         Decrease in expenses due to computing pension expense under
           US GAAP...................................................  $(1,189)
         Increase in expenses due to restructuring expenses under US
           GAAP......................................................       88
                                                                       -------
                                                                       $(1,101)
                                                                       =======
    (ii) Increase in income of joint venture investment accounted for under the equity method.

(c) Reflects the adjustments to the PCI Canada Business' operating results to reflect operations as a part of the Company:

    (iii) Additional depreciation expense with respect to the
           property, plant And equipment purchased in connection with the PCI Canada Acquisition Using the straight-line method
           over an average life of twelve years.
    (iv) Reflects the following:
         Elimination of ICI corporate allocations....................  $  (772)
         Addition of the Company's incremental selling, general and
           administrative expenses...................................      375
         Expenses Additional amortization expense with respect to
           intangible Assets purchased in connection with the PCI
           Canada Acquisition using the straight-line method over
           periods of 5 to 25 years..................................    3,573
                                                                       -------
                                                                       $ 3,176
                                                                       =======
    (v)  Incremental interest expense related to the Term Loans with an assumed interest rate of 8.8% and to the Notes with an
           interest rate of 9.25%. A 0.25% change in the interest
           rate applicable to the Term Loans would change pro forma
           interest expense by $125.
    (vi) Represents the tax provision for the PCI Canada Business plus the tax impact of all pro forma adjustments.

                       PRO FORMA STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)

                                                                           PRO FORMA
                                                          -------------------------------------------
                                                ACTUAL         PRIOR          PCI CANADA        AS
                                               COMPANY    ACQUISITIONS(1)   ACQUISITION(2)   ADJUSTED
                                               --------   ---------------   --------------   --------
                                                               (DOLLARS IN THOUSANDS)
Revenues.....................................  $140,835       $64,546          $123,718      $329,099
Cost of sales................................    98,600        42,854            85,631       227,085
                                               --------       -------          --------      --------
Gross profit.................................    42,235        21,692            38,087       102,014
Selling, general and administrative
  expenses...................................    19,142         4,627            10,569        34,338
                                               --------       -------          --------      --------
Operating income.............................    23,093        17,065            27,518        67,676
Equity in net loss of unconsolidated
  subsidiary.................................      (912)           --                --          (912)
Interest expense, net........................   (12,766)       (7,000)          (17,619)      (37,385)
Other income (expense), net..................       507         1,676             1,613         3,796
                                               --------       -------          --------      --------
Income before income taxes and extraordinary
  item.......................................     9,922        11,741            11,512        33,175
Provision for income taxes...................     4,868         4,064             3,826        12,758
                                               --------       -------          --------      --------
Income before extraordinary item.............  $  5,054       $ 7,677          $  7,686      $ 20,417
                                               ========       =======          ========      ========

                       (see footnotes on following page)

                   NOTES TO PRO FORMA STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

(1) Reflects the pro forma adjusted financial results of the Company's prior acquisitions of the Tacoma Plant and T.C. Products, as shown below.

                                                                            PRO FORMA
                                                          ----------------------------------------------
                                         ACTUAL TACOMA    T.C. PRODUCTS    ADJUSTMENTS         PRIOR
                                             PLANT             (A)             (B)          ACQUISITIONS
                                         -------------    -------------    -----------      ------------
Revenues...............................     $56,038          $4,255          $ 4,253(i)       $64,546
Cost of sales..........................      39,925           2,550              379(ii)       42,854
                                            -------          ------          -------          -------
Gross profit...........................      16,113           1,705            3,874           21,692
Selling, general and administrative
  expenses.............................       2,977             900              750(iii)       4,627
                                            -------          ------          -------          -------
Operating income.......................      13,136             805            3,124           17,065
Equity in net loss of unconsolidated
  subsidiary...........................          --              --               --               --
Interest expense, net..................          --            (271)          (6,729)(iv)      (7,000)
Other income (expense), net............          --              11            1,665(v)         1,676
                                            -------          ------          -------          -------
Income before income taxes and
  extraordinary item...................      13,136             545           (1,940)          11,741
Provision for income taxes.............       4,599             241             (776)(vi)       4,064
                                            -------          ------          -------          -------
Income before extraordinary item.......     $ 8,537          $  304          $(1,164)         $ 7,677
                                            =======          ======          =======          =======

(a) Reflects the pro forma financial results of T.C. Products for the period of January 1, 1996 to June 30, 1996, the period prior to ownership by the Company.

(b) Reflects the adjustments to the Tacoma Plant's operating results to reflect operations as part of the Company:

     (i)   Reflects the following:

(1)   Elimination of freight costs associated with the sale
      of 100,000 tons per year of chlorine shipped to the
      Gulf Coast for which OCC Tacoma will bear the cost....  $ 4,850
(2)   Adjustment to sales to OxyChem for the difference
      between historical prices and Gulf Coast prices.......     (207)
(3)   Additional 5% commission to be paid to OxyChem on
      OxyChem's national accounts to be serviced by the
      Company...............................................     (390)
                                                              -------
                                                              $ 4,253
                                                              =======

       (ii) Reflects the following:

(1)   Elimination of the impact of LIFO accounting
      previously used by the Tacoma Plant as the Company
      uses FIFO or average costs methods of accounting for
      inventory valuation...................................  $   756
(2)   Additional depreciation expense with respect to the
      properties, plant and equipment purchased in
      connection with the Tacoma Acquisition using the
      straight-line method over an average life of 20
      years.................................................      397
(3)   Elimination of operating lease expense for the
      equipment capitalized by the Company which was
      previously leased by OCC Tacoma.......................   (1,149)
(4)   Incremental insurance costs...........................      375
                                                              -------
                                                              $   379
                                                              =======

     (iii) Reflects the following:

(1)   Elimination of OxyChem corporate allocations..........  $(1,334)
(2)   Addition of the Company's incremental selling, general
      and administrative expenses...........................      563
(3)   Additional amortization expense with respect to
      intangible assets purchased in connection with the
      Tacoma Acquisition using the straight-line method over
      periods of 5 to 25 years..............................    1,521
                                                              -------
                                                              $   750
                                                              =======

     (iv) Incremental interest expense related to the Existing Term Loans with an assumed interest rate of 8.375% and to the Senior Secured Notes with an interest rate of 9.25%. A 0.25% change in the interest rate applicable to the Existing Term Loans would change pro forma interest expense by $125.

     (v)  Reflects the following:

(1)   Elimination of environmental expense associated with
      the Tacoma Plant's accrual of known environmental
      matters...............................................  $ 1,449
(2)   Elimination of fees related to the Tacoma Plant's
      sales of receivables..................................      285
(3)   Elimination of amortization of deferred gain on
      equipment capitalized by the Company, which was
      previously leased by the Tacoma Plant.................      (69)
                                                              -------
                                                              $ 1,665
                                                              =======

     (vi) Represents the tax effect of all pro forma adjustments.

(2) Represents to pro forma adjusted amounts for the PCI Canada Acquisition, as shown below.

                                        PCI
                                      CANADA
                                     BUSINESS
                                     CANADIAN       US GAAP
                                       GAAP,      ADJUSTMENTS,   US GAAP,   US GAAP,     PRO FORMA
                                      $CDN(A)       $CDN(B)        $CDN       US$      ADJUSTMENTS(C)   AS ADJUSTED
                                    -----------   ------------   --------   --------   --------------   -----------
Revenues..........................   $169,234        $   --      $169,234   $123,718      $     --       $123,718
Cost of sales.....................    111,011            --      111,011     81,154          4,477 (iii    85,631
                                     --------        ------      --------   --------      --------       --------
Gross profit......................     58,223            --       58,223     42,564         (4,477)        38,087
Selling, general and
  administrative expenses.........     11,286          (950)(i)   10,336      7,556          3,013(iv)     10,569
                                     --------        ------      --------   --------      --------       --------
Operating income..................     46,937           950       47,887     35,008         (7,490)        27,518
Equity in net loss of
  unconsolidated subsidiary.......         --            --           --         --             --             --
Interest expense, net.............         --            --           --         --        (17,619)(v)    (17,619)
Other income (expense), net.......      2,086           120(ii)    2,206      1,613             --          1,613
                                     --------        ------      --------   --------      --------       --------
Income before income taxes and
  extraordinary item..............     49,023         1,070       50,093     36,621        (25,109)        11,512
Provision for income taxes........       (594)           --         (594)      (434)         4,260(vi)      3,826
                                     --------        ------      --------   --------      --------       --------
Income before extraordinary
  item............................   $ 49,617        $1,070      $50,687    $37,055       $(29,369)      $  7,686
                                     ========        ======      ========   ========      ========       ========

(a) Reflects actual results for the PCI Canada Business expressed in Canadian dollars using Canadian GAAP.

(b) Reflects adjustments to reflect US GAAP:

     (i) Reflects selling, general and administrative expenses adjustment to reflect:

Decrease in expenses due to computing pension expense under
  US GAAP...................................................  $(300)
Decrease in expenses due to reduction in restructuring
  expenses under US GAAP....................................   (650)
                                                              -----
                                                              $(950)
                                                              =====

     (ii) Increase in income of joint venture investment accounted for under the equity method.

(c) Reflects the adjustments to the PCI Canada Business' operating results to reflect operations as a part of the Company:

     (iii) Additional depreciation expense with respect to the property, plant and equipment purchased in connection with the PCI Canada Acquisition using the straight-line method over an average life of twelve years.

     (iv) Reflects the following:

Elimination of ICI corporate allocations....................  $ (935)
Addition of the Company's incremental selling, general and
  administrative expenses...................................     375
Additional amortization expense with respect to intangible
  assets purchased in connection with the PCI Canada
  Acquisition using the straight-line method over periods of
  5 to 25 years.............................................   3,573
                                                              ------
                                                              $3,013
                                                              ======

     (v) Incremental interest expense related to the Term Loans with an assumed interest rate of 8.8% and to the Notes with an interest rate of 9.25%. A 0.25% change in the interest rate applicable to the Term Loans would change pro forma interest expense by $125.

     (vi) Represents the tax provision for the PCI Canada Business plus the tax impact of all pro forma adjustments.

                            SUPPLEMENTAL ANALYSIS OF
                                ADJUSTED EBITDA

     The Company believes it is important to present a supplemental analysis of its Adjusted EBITDA in order to reflect a recent change in the PCI Canada Business. In April 1997, the PCI Canada Business completed a $21.2 million expansion and upgrade of its Becancour facility by installing additional modern membrane cell capacity, which increased Becancour's net chlor-alkali capacity by 36,000 tons, or 12%. The information presented reflects an analysis of operating results had this increase in capacity been available for these historical periods. Reference should be made to "Pro Forma Financial Information" presented elsewhere herein.

     The Company believes that this information is a useful adjunct to net income, cash flows and other GAAP measurements. However, this supplemental information should not be construed as an alternative to net income or any other GAAP measure of performance as an indicator of the Company's current or future performance or to GAAP-defined cash flows generated by operating, investing and financing activities as an indicator of cash flows or a measure of liquidity.

     The following adjustments to obtain Adjusted EBITDA relate to increased margin as a result of using the increased capacity to meet customer demands. During the periods presented, the PCI Canada Business purchased for resale chlorine and caustic soda at market prices. Margin on the resulting resales was minimal. Had the additional Becancour capacity been available during the indicated periods, the Company believes portions of historical volumes purchased for resale would have been produced internally and sold at higher margins. Certain assumptions, including those of average sales prices, average manufacturing costs and capacity utilization rates, were made based on actual PCI Canada Business operating data for existing facilities during the periods presented. There can be no assurance that such operating results would have been achieved had such additional capacity been available.

                                                                                                 TWELVE
                                                NINE MONTHS     NINE MONTHS        YEAR          MONTHS
                                                   ENDED           ENDED          ENDED           ENDED
                                               SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   SEPTEMBER 30,
                                                   1996            1997            1996           1997
                                               -------------   -------------   ------------   -------------
                                                                  (DOLLARS IN THOUSANDS)
Pro forma operating income...................    $ 67,676         $54,802        $ 93,446       $ 80,572
Pro forma other income.......................       3,796           1,565           3,296          1,065
Pro forma depreciation and amortization......      32,406          31,192          41,061         39,847
                                                 --------         -------        --------       --------
Pro forma EBITDA.............................     103,878          87,559         137,803        121,484
Supplemental margin increase due to increased
  capacity...................................       5,925           2,100           7,887          4,062
                                                 --------         -------        --------       --------
Adjusted EBITDA..............................    $109,803         $89,659        $145,690       $125,546
                                                 ========         =======        ========       ========

                       SELECTED HISTORICAL FINANCIAL DATA

     The following table sets forth selected historical financial data of the Predecessor Company for the years ended December 31, 1992, 1993, and 1994 and the period from January 1, 1995 through April 20, 1995. Such data were derived from the Predecessor Company's financial statements, which were audited by Ernst & Young LLP, independent auditors, except for the financial statements of certain of the Company's investments, which were audited by other independent auditors. The table also sets forth the historical financial information of the Company for the period from March 6, 1995 ("Inception") through December 31, 1995 and for the year ended December 31, 1996. Such data were derived from financial statements audited by Deloitte & Touche LLP. For comparative purposes the combined year ended December 31, 1995 has been included. The table also sets forth the historical financial information of the Company for the nine months ended September 30, 1996 and 1997. The consolidated balance sheets at September 30, 1996 and September 30, 1997 and the consolidated statements of operations for the nine months ended September 30, 1996 and September 30, 1997 are unaudited and reflect all adjustments, consisting of normal recurring items, which management considers necessary for a fair presentation. Operating results for the first nine months of 1997 are not necessarily indicative of results to be expected for the year ending December 31, 1997. The data should be read in conjunction with the Consolidated Financial Statements included elsewhere in this Prospectus. The following table should also be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                       SELECTED HISTORICAL FINANCIAL DATA

                                                             PREDECESSOR COMPANY
                                              --------------------------------------------------   PERIOD FROM
                                                                                  PERIOD FROM       INCEPTION       COMBINED
                                                 YEAR ENDED DECEMBER 31,        JANUARY 1, 1995      THROUGH       YEAR ENDED
                                              ------------------------------   THROUGH APRIL 20,   DECEMBER 31,   DECEMBER 31,
                                                1992       1993     1994(1)          1995              1995         1995(2)
                                              --------   --------   --------   -----------------   ------------   ------------
                                                                   (DOLLARS IN THOUSANDS, EXCEPT RATIOS)
INCOME STATEMENT DATA:
Revenues....................................  $157,401   $151,191   $167,217       $ 57,848          $142,908       $200,756
Cost of sales...............................   126,149    131,711    134,556         37,400            98,175        135,575
                                              --------   --------   --------       --------          --------       --------
Gross profit................................    31,252     19,480     32,661         20,448            44,733         65,181
Selling, general and administrative
  expenses..................................    22,602     21,850     22,529          7,047            19,836         26,883
                                              --------   --------   --------       --------          --------       --------
Operating income (loss).....................     8,650     (2,370)    10,132         13,401            24,897         38,298
Equity in net income (loss) of
  unconsolidated subsidiary.................        26      1,149        183            204                --            204
Interest expense, net.......................     8,189      7,551      6,407          1,665            12,905         14,570
Settlement of litigation and insurance
  claims, net...............................     2,755      8,360      3,326             --                --             --
Other income (expense), net.................     1,104        954      1,154           (319)              637            318
                                              --------   --------   --------       --------          --------       --------
Income (loss) before taxes and extraordinary
  items.....................................     4,346        542      8,388         11,621            12,629         24,250
Income tax provision (benefit)..............     1,765        486      3,242          4,809             6,208         11,017
                                              --------   --------   --------       --------          --------       --------
Income (loss) before extraordinary item.....     2,581         56      5,146          6,812             6,421         13,233
Extraordinary item, net of applicable
  tax(4)....................................        --         --         --          3,420                --          3,420
                                              --------   --------   --------       --------          --------       --------
Net income (loss)...........................  $  2,581   $     56   $  5,146       $  3,392          $  6,421       $  9,813
                                              ========   ========   ========       ========          ========       ========
BALANCE SHEET DATA (AT PERIOD END):
Working capital.............................  $  7,697   $ (5,521)  $ (4,351)      $ 10,013          $ 10,450       $ 10,450
Total assets................................   165,915    154,922    163,039        165,329           264,731        264,731
Total debt, redeemable preferred stock and
  redeemable stock put warrants.............    76,848     67,709     57,865         57,677           135,000        135,000
Common stockholder's equity.................    20,165     19,721     23,102         26,370            55,427         55,427
OTHER FINANCIAL DATA:
Capital expenditures........................     6,652      5,888      5,681          3,447            13,556         17,003
Depreciation and amortization...............    12,992     13,446     13,595          4,490            12,274         16,764
Ratio of earnings to fixed charges(5).......      1.4x         --       1.8x           5.1x              1.8x           2.4x
ADDITIONAL INFORMATION:
EBITDA(6)...................................  $ 25,501   $ 20,390   $ 28,207       $ 17,572          $ 37,808       $ 55,380


                                                                   NINE MONTHS ENDED
                                               YEAR ENDED    -----------------------------
                                              DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                                1996(3)          1996            1997
                                              ------------   -------------   -------------
                                                 (DOLLARS IN THOUSANDS, EXCEPT RATIOS)
INCOME STATEMENT DATA:
Revenues....................................    $183,326       $140,835        $150,073
Cost of sales...............................     126,739         98,600         112,553
                                                --------       --------        --------
Gross profit................................      56,587         42,235          37,520
Selling, general and administrative
  expenses..................................      23,528         19,142          19,580
                                                --------       --------        --------
Operating income (loss).....................      33,059         23,093          17,940
Equity in net income (loss) of
  unconsolidated subsidiary.................      (2,607)          (912)         (2,552)
Interest expense, net.......................      17,290         12,766          16,189
Settlement of litigation and insurance
  claims, net...............................          --             --              --
Other income (expense), net.................       1,684            507             882
                                                --------       --------        --------
Income (loss) before taxes and extraordinary
  items.....................................      14,846          9,922              81
Income tax provision (benefit)..............       6,735          4,868           1,779
                                                --------       --------        --------
Income (loss) before extraordinary item.....       8,111          5,054          (1,698)
Extraordinary item, net of applicable
  tax(4)....................................          --             --         (18,658)
                                                --------       --------        --------
Net income (loss)...........................    $  8,111       $  5,054        $(20,356)
                                                ========       ========        ========
BALANCE SHEET DATA (AT PERIOD END):
Working capital.............................    $  3,334       $ 15,505        $ 34,925
Total assets................................     291,010        283,281         463,851
Total debt, redeemable preferred stock and
  redeemable stock put warrants.............     141,757        141,781         306,533
Common stockholder's equity.................      74,323         63,837          59,242
OTHER FINANCIAL DATA:
Capital expenditures........................      17,121         15,796          10,977
Depreciation and amortization...............      15,695         13,558          14,792
Ratio of earnings to fixed charges(5).......        1.7x           1.7x            1.1x
ADDITIONAL INFORMATION:
EBITDA(6)...................................    $ 50,438       $ 37,158        $ 33,614

                       (see footnotes on following page)

                  NOTES TO SELECTED HISTORICAL FINANCIAL DATA

(1) GPS was acquired in May 1994 and therefore the results of operations for the year ended December 31, 1994 include the results of operations from the date of acquisition in May 1994 through December 31, 1994. GPS generated third party sales during such partial period of $9.4 million.

(2) For comparative purposes the combined results of operations for the year ended December 31, 1995 include the Company's operating results for the period from Inception through December 31, 1995 and the Predecessor Company's operating results from January 1, 1995 through April 20, 1995. The Company believes that this provides a meaningful basis for comparison.

(3) Kemwater was formed in connection with the acquisition of KWT in February 1996 to continue the business activities previously conducted by Imperial West and, accordingly, the results of operations for the year ended December 31, 1996 include the results of operations of Imperial West only for the month of January 1996. Since the acquisition, 50% of Kemwater's results of operations are included as equity in net income (loss) of unconsolidated subsidiary. Prior to the formation of Kemwater, the financial statements of Imperial West were consolidated with the Company's consolidated financial statements.

(4) An extraordinary item of $3.4 million in 1995, net of an income tax benefit of $2.1 million, was due to costs incurred and previously capitalized costs written off, pertaining to debt refinanced by the Predecessor Company prior to the PAI Acquisition. An extraordinary item of $18.7 million in 1997, net of an income tax benefit of $12.4 million, was due to costs incurred and previously capitalized costs written off, pertaining to debt refinanced by the Company concurrent with the Tacoma Acquisition.

(5) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income (loss) before provision for income taxes, excluding equity in net income (loss) of subsidiaries owned 50% or less by the Company, plus fixed charges net of capitalized interest. Fixed charges consist of interest expense, including capitalized interest, the portion of rental expense representative of an interest factor from operating leases and the amortization of financing costs. The Company's earnings were insufficient to cover total fixed charges for the year ended December 31, 1993. The coverage deficiency was $0.6 million.

(6) EBITDA is defined as earnings before interest, income taxes, depreciation and amortization, extraordinary items and equity in net income (loss) of unconsolidated subsidiaries and is presented because the Company believes that it provides useful information regarding its ability to service and/or incur debt. EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other combined income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. The Company's calculation of EBITDA may not be consistent with similarly captioned amounts used by other companies.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

     The following table sets forth revenues of the Company for the periods indicated.

                                                                               NINE MONTHS ENDED
                                           YEAR ENDED DECEMBER 31,               SEPTEMBER 30,
                                    --------------------------------------    --------------------
                                    PREDECESSOR
                                      COMPANY      COMBINED(1)
                                    -----------    -----------
                                       1994           1995        1996(2)     1996(2)     1997(3)
                                    -----------    -----------    --------    --------    --------
                                                        (DOLLARS IN THOUSANDS)
Revenues
  PCAC............................   $ 88,907       $118,298      $129,570    $ 98,133    $108,487
  All-Pure........................     47,872         49,549        51,317      40,263      41,586
  Kemwater/Imperial West(4).......     30,438         32,909         2,439       2,439          --
                                     --------       --------      --------    --------    --------
          Total revenues..........   $167,217       $200,756      $183,326    $140,835    $150,073
                                     ========       ========      ========    ========    ========

---------------

(1) For comparative purposes the combined results of operations for the year ended December 31, 1995 include the Predecessor Company's operating results from January 1, 1995 through April 20, 1995 and the Company's operating results for the period from Inception through December 31, 1995. The Company believes that this provides a meaningful basis for comparison.

(2) T.C. Products was acquired by All-Pure in July 1996 and, accordingly, the results of operations for the year ended December 31, 1996 and the nine months ended September 30, 1996 include the results of operations since the acquisition date. T.C. Products generated third party sales during such periods of $5.4 million and $3.0 million, respectively.

(3) The Tacoma Facility was acquired by PCAC on June 17, 1997 and, accordingly, the results of operations for the nine months ended September 30, 1997 include the results of operations since the acquisition date.

(4) Kemwater was formed in connection with the acquisition of KWT in February 1996 to continue the business activities previously conducted by Imperial West and, accordingly, the results of operations for the year ended December 31, 1996 include the results of operations of Imperial West only for the month of January 1996. Since the acquisition, 50% of Kemwater's results of operations are included as equity in net income (loss) of unconsolidated subsidiary. Prior to the formation of Kemwater, the financial statements of Imperial West were consolidated with the Company's consolidated financial statements.

GENERAL

     The Company manufactures and markets chlorine and caustic soda in the United States and is a major manufacturer and marketer of several related downstream water treatment products. The Company generates revenues principally through PCAC and All-Pure. The Company also owns a 50% unconsolidated interest in Kemwater, which was formed in February 1996 to continue the operations previously conducted by the Company's Imperial West subsidiary and to operate the business acquired through the acquisition of KWT.

     Chlorine and caustic soda markets and profitability have been, and are likely to continue to be, cyclical. Periods of high demand, high capacity utilization and increasing operating margins tend to result in new plant investments and increased production until supply exceeds demand, followed by periods of declining prices and declining capacity utilization until the cycle is repeated. In addition, markets for chlorine and caustic soda are affected by general economic conditions, both in the United States and elsewhere in the world, and a downturn in the economy could have a material adverse effect on the Company's operations and its cash flows.

     Large quantities of chlorine are not typically stored on- or off-site. Chlor-alkali production rates are therefore typically based on short-term chlorine demand (typically one month). However, chlor-alkali plants do not achieve optimum cost efficiency if production rates are cycled. The maintaining of steady production rates is made difficult by the cyclical nature of the chlor-alkali business, which is at times exacerbated by the fact that the price and demand curves for chlorine differ from those of caustic soda. Peak and trough demand for chlorine and caustic soda rarely coincide and caustic soda demand, in the past, has tended to trail chlorine demand into and out of economic growth cycles. In addition, in recent years the end markets for chlorine and caustic soda have increasingly diverged.

     Chlorine demand over the last three years has experienced steady growth, following trends in PVC, urethane and other intermediates and water treatment markets. This increased demand has been partially offset by declining chlorine use in the pulp and paper industry and as a feedstock in the production of CFCs due to regulatory pressures. Due to increased demand, published chlorine prices have risen from approximately $145 per ton during 1994 to approximately $160 per ton at the end of 1996.

     As chlorine demand continued to be strong in 1996, the industry's operating rate remained high. However, this resulted in an overproduction of chlorine's co-product, caustic soda, relative to demand. This oversupply led to decreasing caustic soda prices, offsetting increased chlorine prices and resulting in ECU netbacks (net selling prices) decreasing during 1996 from 1995 average levels.

     To achieve operating efficiencies and to help mitigate the effects of cyclicality on the Company's business, the Company has pursued a strategy of converting chlorine and caustic soda into products that are used in markets with steady demand, particularly water treatment chemicals. In pursuit of this strategy, the Predecessor Company acquired Imperial West and All-Pure in 1990 and GPS in 1994, and the Company acquired T.C. Products in July 1996, each of which is a major manufacturer and distributor of water treatment chemicals such as iron chlorides, aluminum sulfate, repackaged chlorine and bleach, primarily in the western United States.

     Due in part to these acquisitions and the improved chlorine market, the Predecessor Company and the Company increased ECU capacity utilization rates over the last seven years from 93% in 1990 to approximately 100% in 1996.

     On February 2, 1996, Imperial West participated in the acquisition of KWT from a subsidiary of Kemira. KWT produces specialty and commodity inorganic coagulants, including polyaluminum chlorides, aluminum sulfate, sodium aluminate and ferric sulfate, at its plant in Savannah, Georgia for sale to the water treatment market in the eastern United States and the Caribbean. The combined operations of Imperial West and KWT are now conducted by Kemwater, 50% of the common stock of which is held by a subsidiary of PAAC and 50% of the common stock which is owned by a subsidiary of Pioneer. A subsidiary of PAAC also owns all of the outstanding shares of Kemwater's preferred stock. The Company's investment in Kemwater is accounted for by the equity method.

     Effective July 1, 1996, All-Pure acquired T.C. Products through the acquisition of its parent, T.C. Holdings, Inc. from its shareholders. Consideration for the acquisition consisted of net cash payments of $5.5 million and All-Pure subordinated notes with an aggregate principal amount of $4.5 million due July 30, 2001, subject to prepayment. The Company's existing cash balances were used to fund the cash portion of the purchase price. T.C. Products continues to manufacture and package bleach and related products at its plant in Tacoma, Washington. The purchase of T.C. Products has been accounted for as a purchase transaction and, accordingly, the consolidated financial statements subsequent to July 1, 1996 reflect the purchase price, including transaction costs, allocated to tangible and intangible assets acquired and liabilities assumed, based on their fair values as of July 1, 1996, and include the results of operations of T.C. Products subsequent to such date.

     On June 17, 1997, Pioneer and the Company consummated the Tacoma Acquisition. Pursuant to the Asset Purchase Agreement dated as of May 14, 1997, PCAC acquired substantially all of the assets and properties used by OCC Tacoma in the chlor-alkali business at Tacoma, Washington. The purchase price consisted of (i) $97.0 million, paid in cash, (ii) 55,000 shares of Pioneer Preferred Stock, having a liquidation preference of $100 per share, and (iii) the assumption of certain obligations related to the acquired chlor-alkali business. The Tacoma Acquisition has been accounted for as a purchase transaction and, accordingly, the consolidated financial statements subsequent to June 17, 1997, reflect the purchase price, including transaction costs, allocated to tangible and intangible assets acquired and liabilities assumed, based on their fair values as of June 17, 1997, and include the results of operations of the Tacoma Facility subsequent to such date.

     Concurrent with the closing of the Tacoma Acquisition on June 17, 1997, PAAC consummated a series of related transactions (the "Refinancings") comprised of (i) the repurchase of all of PAAC's existing 13 3/8% First Mortgage Notes due 2005 (the "First Mortgage Notes") at 120% of their principal amount, (ii) the issuance and sale of $200.0 million of 9 1/4% Series A Senior Secured Notes due 2007 (the "Senior Secured Notes") and (iii) borrowings of $100.0 million in term loans under a term loan facility (the "Existing Term Facility"). The proceeds of $300.0 million from these transactions were used to complete the tender offer, effect the Tacoma Acquisition and pay related expenses. Funds not so used were added to working capital.

     On June 17, 1997, PAAC also entered into a $35.0 million revolving loan (subject to borrowing base limitations that relate to the level of accounts receivable and inventory) and letter of credit facility. The revolving facility provides for revolving loans in an aggregate principal amount up to $35.0 million, of which up to $10.0 million will be available for the issuance of letters of credit. PAAC did not incur revolving loans at closing in connection with the Tacoma Acquisition and related refinancings but had $2.9 million in letters of credit outstanding at such time under the revolving facility.

     On October 31, 1997, Pioneer, PCI Canada and PCI Carolina, newly-formed subsidiaries of the Company and ICI and its subsidiaries, ICI Canada and ICI Americas, consummated the PCI Canada Acquisition. Pursuant to the Purchase Agreement, the Company acquired substantially all of the assets and properties used by ICI Canada and ICI Americas in its North American chlor-alkali business. For the twelve months ended September 30, 1997, the PCI Canada Business generated pro forma net sales and pro forma EBITDA of $162.5 million and $51.9 million, respectively. The purchase price consists of approximately $235.6 million, payable in cash, and the assumption of certain obligations related to the acquired chlor-alkali business. The purchase price is subject to adjustment based on the difference between base working capital and actual working capital (each as defined in the Purchase Agreement) on the closing date. The acquisition was accounted for using the purchase method of accounting and the results of operations are included in financial statements since the date of acquisition.

NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1996

  Revenues

     Revenues increased by $9.2 million or approximately 7% to $150.1 million for the nine months ended September 30, 1997. Revenues for PCAC increased $10.4 million or approximately 11% in the first nine months of 1997 compared to the same period a year ago. The increase in revenues was attributable to the additional sales volumes from PCAC's Tacoma plant which was acquired on June 17, 1997. Partially offsetting this increase were lower ECU pricing and lower sales volumes from PCAC's Henderson and St. Gabriel plants. ECU prices decreased by approximately 5%, which reflects a $54 per ton decrease in caustic soda prices, partially offset by a $41 per ton increase in chlorine prices. Caustic soda sales volume decreased 5% mainly due to lost revenues caused by weather-related delays in Mississippi River barge shipments during the first quarter of 1997 and a reduction in exchange activity. Production at Henderson and St. Gabriel was also curtailed somewhat by the shortage of railcars currently being experienced in the United States. Revenues for All-Pure increased 3% or $1.3 million in the first nine months of 1997 compared to the same period a year ago. This increase was due to the revenues associated with the acquisition of T.C. Products, Inc., which the Company acquired in the third quarter of 1996, partially offset by lower overall sales volumes and prices due to continuing competitive pressures on All-Pure's products. Partially offsetting these increases was a reduction in revenue attributable to the transfer of the business of a subsidiary of the Company to Kemwater, a joint venture with Pioneer that is accounted for on the equity method.

  Cost of Sales

     Cost of sales increased by $14.0 million or approximately 14% to $112.6 million for the nine months ended September 30, 1997. This increase was the result of the acquisitions mentioned above, partially offset by lower cost of sales for chlorine and caustic soda due to lower sales volumes from PCAC's Henderson and St. Gabriel plants.

  Gross Profit

     Gross profit margin decreased from 30% during the first nine months of 1996 to approximately 25% during the first nine months of 1997. This decrease was primarily a result of lower ECU prices described above. In addition, an export shipment of caustic soda during the third quarter of 1997, which had been scheduled earlier in the year at the lower prices then prevailing, reduced gross profit because it resulted in a loss.

  Selling, General and Administrative Expense

     Selling, general and administrative expense was comparable to the corresponding 1996 period.

  Equity in Net Loss of Unconsolidated Subsidiary

     Equity in net loss of unconsolidated subsidiary represents the Company's 50% ownership interest in Kemwater. Kemwater's net loss for the first nine months of 1997 increased as a result of higher raw material costs which it was unable to pass through to its customers.

  Interest Expense, Net

     Interest expense increased by approximately $3.4 million to $16.2 million in the first nine months of 1997 from $12.8 million in the first nine months of 1996. This increase was a result of the debt incurred for the Tacoma Acquisition, partially offset by lower interest expense from refinancing of $135.0 million 13 3/8% First Mortgage Notes with 9 1/4% Senior Secured Notes.

  Income (Loss) Before Taxes and Extraordinary Item

     As a result of the above, income before income taxes and extraordinary item decreased $9.8 million to $0.1 million for the nine months ended September 30, 1997 from $9.9 million for the nine months ended September 30, 1996.

  Extraordinary Item from Early Extinguishment of Debt

     During the second quarter of 1997, the Company recognized an $18.7 million extraordinary item as a result of the early extinguishment of the 13 3/8% First Mortgage Notes. The extraordinary loss consisted primarily of the 20% premium paid on the face value of the notes and the write-off of debt placement fees related to the notes (net of tax benefit of $12.4 million).

YEAR ENDED DECEMBER 31, 1996 COMPARED TO COMBINED YEAR ENDED DECEMBER 31, 1995

  Revenues

     Revenues decreased by $17.4 million or approximately 9% to $183.3 million for 1996 compared to $200.8 million in 1995. The transfer of the Imperial West business to Kemwater in February 1996 caused a decrease in Imperial West's revenues of approximately $30.5 million. This decrease was partially offset by an $8.3 million increase in revenues at PCAC related to sales to Kemwater which, as a result of this change of ownership, are no longer eliminated in consolidation. Also affecting PCAC's 1996 as compared to 1995 revenues was a 9% increase in caustic soda sales volumes of 31,000 tons ($7.4 million), a 6% increase in chlorine sales volumes of 20,000 tons ($3.0 million) and an approximate 7% decrease in ECU sales prices ($10.6 million). Revenues for All-Pure in 1996 increased by $1.7 million, which included the impact of $5.4 million of revenues from the T.C. Products acquisition in July 1996, which was partially offset by a decrease in All-Pure sales volumes in 1996 as compared with 1995.

  Cost of Sales

     Cost of sales decreased by approximately $8.8 million, or 7%, to $126.7 in 1996 from $135.5 million in 1995. The decrease was the result of the transfer of the Imperial West operations to Kemwater ($20.5 million). Offsetting this decrease was an increase in manufacturing costs ($4.2 million), which was primarily related to increased electricity costs, and increased caustic soda and chlorine sales volume ($6.1 million). In addition, All-Pure's 1996 cost of sales were higher primarily as the result of the inclusion of T.C. Products which increased cost of sales by $3.1 million.

  Gross Profit

     Gross profit decreased by $8.6 million, or 13%, from $65.2 million in 1995 to $56.6 million in 1996. Gross margin decreased from 32% in 1995 to 31% in 1996. The decline was a result of a reduction of the factors outlined above.

  Selling, General and Administrative Expenses

     Selling, general and administrative expenses decreased approximately $3.4 million to $23.5 million in 1996 due primarily to the transfer of Imperial West operations to Kemwater during 1996.

  Equity in Net Loss of Unconsolidated Subsidiaries

     Equity in net loss of unconsolidated subsidiaries represents the Company's 50% ownership interest in Kemwater which was formed in February 1996 as the result of the acquisition of KWT by Imperial West. Kemwater experienced a loss in 1996 as a result of increased competitive pressure in their markets.

  Interest Expense, Net

     Interest expense increased by $2.7 million or 19% to $17.3 million for 1996. This increase was a result of including a full year of interest expense for the debt incurred in connection with the PAI Acquisition in April 1995 as well as the debt incurred in financing the T.C. Products acquisition.

  Income Tax Provision

     Provision for income taxes was $6.7 million in 1996 with an effective tax rate of 45% as compared to $11.0 million in 1995, with an effective tax rate of 45%. The decrease in the income tax provision was primarily a result of the decrease in the Company's income before income tax and extraordinary item to $14.8 million for 1996 from $24.2 million in 1995.

  Net Income

     Due to the factors described above, net income for the year ended December 31, 1996 decreased to $8.1 million from $9.8 million for 1995, which includes an extraordinary expense of $3.4 million for the write-off of financing costs.

COMBINED YEAR ENDED DECEMBER 31, 1995 COMPARED TO YEAR ENDED DECEMBER 31, 1994

  Revenues

     Revenues increased by $33.5 million or 20% to $200.7 million for the 1995 period. This increase was primarily due to a $29.4 million increase in chlor-alkali sales at PCAC, resulting from an industry-wide strengthening of ECU prices. The average ECU price during the 1995 period increased 27% over the same period in 1994.

  Gross Profit

     Gross profit increased as a percentage of revenues to 32% in 1995 from 20% in 1994 due to a combination of increased revenues and lower raw material costs which more than offset higher transportation and other expenses and an inventory step-up related to the PAI Acquisition.

  Selling, General and Administrative Expense

     Selling, general and administrative expense increased by $4.4 million or 19% to $26.9 million for the year ended December 31, 1995. This increase was primarily the result of an acquisition by the Predecessor Company in May 1994, additional compensation pursuant to the Company's incentive compensation program, and increased amortization as a result of the PAI Acquisition.

  Interest Expense, Net

     Interest expense increased by $8.2 million or 127% to $14.6 million for the 1995 period from $6.4 million for 1994. This increase was a result of debt incurred with the PAI Acquisition.

  Income Before Taxes and Extraordinary Item

     As a result of the above, net income before taxes and extraordinary item increased by $15.9 million or 189% to $24.2 million of income for the year ended December 31, 1995 from $8.4 million for the year ended December 31, 1994.

  Income Tax Provision

     Provision for income taxes increased $7.8 million to $11.0 million for the year ended December 31, 1995 from $3.2 million for the comparable 1994 period due to higher income. Taxable income is higher than book income due to the non-deductibility of amortization of the excess cost over the fair value of the net assets acquired. A provision is recorded on the income statement; however, federal income taxes payable are reduced due to the utilization of the net operating loss carryforward.

  Extraordinary Item

     An extraordinary item of $3.4 million net of an income tax benefit of $2.1 million recorded during the 1995 period was due to costs incurred, and previously capitalized costs written off, pertaining to debt refinanced by the Predecessor Company in the 1995 period prior to the PAI Acquisition.

  Net Income

     As a result of the foregoing, net income increased 91% to $9.8 million.

LIQUIDITY AND CAPITAL RESOURCES

     Following the Initial Offering, the other Financings and the PCI Canada Acquisition, the Company is highly leveraged. In connection with the PCI Canada Acquisition, the Company entered into the New Credit Facilities. The New Credit Facilities consist of an $83.0 million senior Term Facility and an amended Revolving Facility with availability up to $65.0 million, subject to borrowing base limitations that relate to the level of accounts receivable and inventory. The Company did not incur Revolving Loans at closing in connection with the PCI Canada Acquisition but had $2.9 million in letters of credit outstanding at such time under the Revolving Facility. As of September 30, 1997, after giving pro forma effect to the Initial Offering, the other Financings and the PCI Canada Acquisition, the Company had outstanding indebtedness of approximately $564.5 million.

     The Company believes that cash flow from current and anticipated future levels of operations and, to a lesser extent, the availability under the Revolving Facility, will be adequate to make required payments of interest and principal on the indebtedness that is outstanding, as well as to fund its foreseeable capital expenditures and working capital requirements. The Company estimates that annualized net cash interest of $50.4 million will be payable on the Notes, the Term Facility, the Senior Secured Notes and the Existing Term Facility. The Company anticipates that annualized capital expenditures for 1998, after giving effect to the PCI Canada Acquisition, will be approximately $33.2 million, including approximately $4.8 million for environmental compliance matters and $5.9 million for pipeline construction. The Company believes that forecasted capital expenditures will permit it to maintain its facilities on a basis competitive within the industry through improved efficiency and throughput and continuation of high operating rates.

     The Company's belief that it will generate sufficient cash flow for its requirements is based upon, among other things, the assumptions that: (i) the Company's cash flow will be positive as a result of the continuing operating profitability of its business; (ii) the Company will invest in working capital in accordance with prior practices; (iii) the Company will not incur any material capital expenditures in excess of its business plan; and (iv) the Company has the benefit of a tax-sharing agreement with Pioneer which reduces the amount of taxes payable by the Company.

     Net Cash Provided by Operating Activities. During the year ended December 31, 1996, the Company generated $32.5 million in cash from operating activities from profitability, depreciation, the utilization of the NOL and a decrease in working capital (excluding the effects of the purchases of KWT and T. C. Products). During the nine months ended September 30, 1997, the Company generated $10.8 million in cash from operating activities primarily due to depreciation and amortization.

     Net Cash Used in Investing Activities. Cash used in investing activities for the year ended December 31, 1996 was $29.2 million, primarily due to capital expenditures related to property, plant and equipment and the purchases of KWT and T.C. Products by the Company. Cash used in investing activities for the nine months ended September 30, 1997 was $110.5 million, primarily due to the Tacoma Acquisition.

     Net Cash Provided (Used) in Financing Activities. Cash used in financing activities for the year ended December 31, 1996 was $757,000, primarily due to a payment of dividends to Pioneer. Cash provided in financing activities for the nine months ended September 30, 1997 was $121.0 million, primarily due to financing of the Tacoma Acquisition.

ACCOUNTING CHANGES

     The Company adopted Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS No. 121"), on January 1, 1996. SFAS No. 121 sets forth guidance on how to measure an impairment of long-lived assets and when to recognize such an impairment. The adoption of this standard did not have a material impact on the Company's financial position or results from operations.

     In June 1997, the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income," (SFAS No. 130) and Statement No. 131, "Disclosures About Segments of an Enterprise and Related Information," (SFAS No.
131). SFAS No. 130 and SFAS No. 131 are effective for fiscal years beginning after December 15, 1997. SFAS No. 130 establishes standards for reporting and displaying of comprehensive income and its components. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in interim and annual financial statements. These two statements have no effect on the Company's 1997 financial statements, but management is currently evaluating what, if any, additional disclosures may be required when these two statements are adopted for periods beginning with the first quarter of the year ending December 31, 1998.

                                    BUSINESS

GENERAL

     The Company is a manufacturer and marketer of chlorine and caustic soda in the United States and is a major manufacturer and marketer of several related downstream water treatment products. The Company conducts its business primarily through PCI Canada, PCAC and All-Pure. The Company also owns a 50% unconsolidated joint venture interest in Kemwater (which effective in February 1996 succeeded to the operations of Imperial West). Pioneer owns the remaining 50% joint venture interest in Kemwater. The Company operates the PCI Canada Business as a stand-alone entity following the PCI Canada Acquisition.

INDUSTRY OVERVIEW

     The Company operates in chlor-alkali and chlor-alkali related industries. Chlorine and caustic soda are co-products, concurrently produced in a ratio of 1 to 1.1. An ECU consists of 1 ton of chlorine and 1.1 tons of caustic soda. Chlorine is used in the manufacture of over 15,000 products, comprising approximately 60% of all commercial chemistry, 85% of all pharmaceutical chemistry and 95% of all crop protection chemistry. Products manufactured with chlorine as a raw material include plastics, detergents, pharmaceuticals, water treatment chemicals and agricultural chemicals. Chlorine also is used directly in water disinfection applications. In the United States and Canada, virtually all public drinking water is made safe to drink by chlorination, and a significant portion of industrial and municipal waste water is treated by chlorine and chlorinated chemicals to kill water-borne pathogens and remove solids.

     The caustic soda market is even more diverse than that of chlorine. It is used in thousands of industrial and commercial processes (either as an essential raw material, as an intermediate or as a medium to control acidity) including metal smelting, petroleum production and refining, pulp and paper production and paint manufacturing. Caustic soda is combined with chlorine and water to produce bleach and is also used as an active ingredient in a wide variety of end use products, including detergents, rayon and cellophane.

     The following table sets forth certain information regarding the principal industry-wide applications for the Company's products.

           PRODUCTS                                PRINCIPAL APPLICATIONS
           --------                                ----------------------
Chlorine.......................  Agricultural chemical and pharmaceutical manufacturing,
                                 PVC and other plastics, detergents, paints, water
                                 purification, bleach, pulp and paper products, mining,
                                 textiles
Caustic soda...................  Cleaners, pulp and paper products, oil production and refining, rayon, cellophane, vegetable oils, cosmetics,
                                 aluminum, food processing, bleach, water treatment, mining
Hydrochloric acid..............  Cleaning, mining, dyes, ink, titanium, textiles, rocket fuel, exotic metals, water treatment, oil production
Sodium chlorate................  Pulp and paper bleaching
Chlorinated paraffins
  ("Cereclor(R)")..............  PVC compounding, cosmetics, lotions
PSR 2000(R)....................  Pulping additive
IMPAQT(R)......................  Pulping additive
Hydrogen.......................  Boiler and turbine fuel, chemical manufacturing, petroleum
Calcium chloride...............  Concrete formulation, dust control, pulp and paper products
Iron chlorides.................  Waste and potable water treatment, electronics
Polyaluminum chlorides.........  Waste and potable water treatment
Sodium aluminate...............  Catalyst production, paints, waste and potable water treatment
Ferric sulfate.................  Waste and potable water treatment
Aluminum sulfate...............  Waste and potable water treatment, pulp and paper products
Bleach.........................  Waste and potable water treatment, household and commercial cleaners, food processing, swimming pool
                                 treatment

     North America represents approximately 30% of world chlor-alkali production capacity, with approximately 15.0 million tons of chlorine and 16.5 million tons of caustic soda production capacity. OxyChem and The Dow Chemical Company are the two largest chlor-alkali producers in North America, together representing approximately one half of North American capacity. The remaining capacity is held by approximately 20 companies. Approximately 65% of North American chlor-alkali capacity is located on the Gulf Coast of Texas and Louisiana. The Company believes that following the PCI Canada Acquisition it has approximately 6% of North American chlor-alkali capacity. The Company believes that the chlorine and caustic soda currently produced at its Henderson and Tacoma facilities provide a significant source of supply for the West Coast region, where the Company is also the largest supplier of chlorine and bleach for water treatment purposes and where Kemwater is the largest producer of iron chlorides. The Company believes the St. Gabriel and Tacoma facilities are leading suppliers of premium, low-salt grade caustic soda in their respective regions. The Company believes the strong regional presence of the PCI Canada Business in eastern Canada and the eastern United States enhances the competitiveness of the Company's existing operations.

     Since 1982, there has been a long-term downward trend in total North American chlor-alkali production capacity as industry participants have closed inefficient production facilities. Over the same time period, there has been a long-term upward trend in capacity utilization, increasing from a low of approximately 62% in 1982 to approximately 96% in 1996. This trend is a result of the combination of decreasing industry production capacity and increasing chlor-alkali demand.

     The Company believes that the chlor-alkali capacity increases announced for completion in late 1997 and 1998 will increase overall North American capacity by approximately 3%, keeping pace with the overall projected chlorine demand increase. The Company anticipates that the global chlorine supply/demand balance will remain relatively stable over the next few years.

     The following graph highlights the impact of these trends on United States capacity utilization rates.

                    INDUSTRY CAPACITY AND UTILIZATION RATES

                     [CAPACITY AND UTILIZATION RATES GRAPH]

Source: The Chlorine Institute, Inc., industry and Company data.

     Environmental pressures over the last five years have led to a substantial decline in chlorine demand in two major chlorine end-use markets -- pulp and paper and CFCs. Usage of chlorine by the pulp and paper industry declined by 36%, from 1.2 million tons in 1991 to 771,610 tons in 1996. The use of chlorine as a raw material for chemical intermediaries used in the production of CFCs has been almost completely discontinued. The Company believes that the current level of chlorine demand by the pulp and paper industry will continue to decline over the next five years.

     The declines in these markets have been offset by the growth in chlorine demand for PVC, polycarbonate resins and isocyanates, water treatment applications and engineering plastics. In addition, the Company believes that as the global economy continues to improve, demand for chlorine derivatives should increase. The Company believes that caustic soda demand will grow at a slower pace than chlorine demand. Industry sources estimate that world chlor-alkali demand will grow by approximately one to two percent annually.

     The chlorine and caustic soda markets are cyclical markets that are sensitive to relative changes in supply and demand, which are in turn affected by general economic conditions, capacity additions and other factors. Over the last five years, the market for PVC, the largest use of chlorine, has experienced steady growth, resulting in strong demand for chlorine. However, the use of chlorine as a bleaching agent in the pulp and paper industry and as feedstock in the production of CFCs has been reduced significantly due to regulatory pressures. As a result of these factors and a general decline in economic growth in the early 1990s, the North American chlor-alkali industry experienced declining prices, as ECU prices fell by over 52% from $389 per ECU in the fourth quarter of 1989 to $185 per ECU in the second quarter of 1993. After a significant improvement in domestic economic growth, in early 1994 chlor-alkali markets experienced increased levels of demand. Limited new capacity was added during this time, resulting in greater capacity utilization and higher domestic and export prices for chlor-alkali products. These conditions continued in 1995 and the increase in demand enabled the Company and the industry in general to increase selling prices significantly at a time when operating costs generally did not increase, with prices eventually exceeding $400 per ECU at the peak of the cycle in 1995. Toward the end of 1995 and continuing through 1996, however, ECU prices began to decrease as strengthening demand for chlorine was offset by an oversupply of caustic soda. As a result, prices decreased to approximately $335 to $345 per ECU by the end of 1996, even as chlorine prices remained strong due to steady demand growth from the PVC industry. For the third quarter of 1997, prices have ranged from $310 to $345 per ECU. Demand for chlorine has been relatively stable, while increasing demand for caustic soda has recently strengthened pricing, as evidenced by several recent announced price increases. The industry has continued to operate at full capacity and management does not anticipate a significant increase in capacity over the next several years. The Company therefore believes that the previous volatility in ECU prices should moderate over such period.

     The following graph presents United States industry-wide average annual ECU prices since 1976.

                       INDUSTRY AVERAGE ANNUAL ECU PRICES

                   [INDUSTRY AVERAGE ANNUAL ECU PRICES GRAPH]

Source: United States Commerce Department, industry and Company data.

STRATEGY

     The Company's management team is pursuing a business strategy designed to capitalize on its marketing, production and distribution expertise and its geographic focus. The Company seeks to manage effectively the intrinsic cyclicality of the chlor-alkali industry while continuing to grow and improve profitability by pursuing a strategy which includes the following principal elements:

     - Focusing on the Merchant Chlor-Alkali Market. The Company is dedicated to serving the merchant chlor-alkali market, acting as a reliable source of supply of chlorine and caustic soda. The Company is committed to being flexible and responsive in periods of volatile chlor-alkali demand, making it the preferred supplier for many of its customers. Unlike its major competitors, the Company does not compete with its PVC customers and, as a result, is viewed as a preferred, non-competing source of raw materials.

     - Optimizing Plant Efficiencies through High Capacity Utilization. The Company seeks to maximize profitability by achieving a constant flow of product through its plants. The Company strives to maintain a steady demand for its output through (i) programs aimed primarily at growing markets such as PVC and water treatment; (ii) renewable contracts with major customers and a Chlorine Purchase Agreement with OCC Tacoma; (iii) direct linkage with major customers via pipelines, including the Pipeline Project, a seven-mile liquid chlorine pipeline from the St. Gabriel facility expected to be completed in 1998; and (iv) captive demand for chlorine and caustic soda through its downstream water treatment operations.

     - Improving Cost Efficiency. The Company continually seeks to improve its cost competitiveness through a combination of productivity enhancements, strict operating cost controls, capital improvements and maintenance of high capacity utilization rates. Despite inflation, the Company's cash production costs per ECU decreased by 5% from 1990 through 1996, while ECU production per employee increased by 20%. In addition, the Company seeks to reduce distribution costs and improve plant operating efficiency through the efficient use of its strategic locations with deep water port facilities, direct pipeline connections to customers and opportunistic product exchanges with chlor-alkali producers in other regions.

     - Focusing on Geographic Diversity and Market Penetration. The Company's products are manufactured and sold in a number of markets, providing a wide base for future growth and distribution to help mitigate the effects of regional and economic fluctuations. Following the PCI Canada Acquisition, the Company has major chlor-alkali facilities in three states (Louisiana, Nevada and Washington) and two Canadian provinces (Quebec and New Brunswick) and downstream plants producing a range of products such as bleach, hydrochloric acid, iron chlorides, chlorinated paraffins. The Company is well-positioned to direct its chlor-alkali output to customers while more efficiently supplying the growth in its own downstream operations. Through recent expansion, the Company is creating substantial new regional strength in areas west of the Rocky Mountains and in eastern Canada and the eastern United States, while maintaining its traditionally strong presence in the Gulf Coast region.

     - Expanding Product Offerings. The Company has developed downstream water treatment chemical businesses whose steady requirements for chlorine and caustic soda help maintain high operating rates at the Company's chlor-alkali facilities which, in turn, decreases unit production costs. In addition to serving as a source of demand, these growing businesses service diverse product markets and regions and can offset industry cyclicality in the chlorine and caustic soda markets by providing a more stable downstream source of revenue. The PCI Canada Acquisition allows the Company to expand into related product offerings for the pulp and paper market, including sodium chlorate and proprietary additives such as PSR 2000(R) and IMPAQT(R).

     - Growing through Product Line Extensions and Strategic Acquisitions. Management believes that there are significant opportunities to continue the Company's growth both internally and through strategic acquisitions. The Company focuses its product development efforts on areas identified by its customers as being of major commercial importance. For example, in the area of water treatment, the Company has developed or acquired rights to a number of innovative coagulant products which help provide cost effective, advanced waste water treatment solutions. In addition, the Company is constantly reviewing acquisitions in related markets and since 1990 has consummated five downstream acquisitions, which provide attractive product offerings and geographic coverage.

OPERATING UNITS

  PCI Canada Business

     The Company has expanded into the eastern Canadian and eastern United States chlor-alkali markets with the acquisition of the PCI Canada Business. Headquartered in Montreal, Quebec, the PCI Canada Business is a leading eastern Canadian merchant chlor-alkali manufacturer, serving primarily the pulp and paper industry. For the twelve months ended September 30, 1997, the PCI Canada Business generated pro forma net sales and pro forma EBITDA of $162.5 million and $51.9 million, respectively. On a pro forma basis, such net sales would represent approximately 39% of the Company's total net sales.

     The PCI Canada Business operates two chlor-alkali production facilities, at Becancour, Quebec and Dalhousie, New Brunswick with aggregate production capacity of approximately 376,000 ECUs, as well as additional downstream production units at Cornwall, Ontario. The Becancour chlor-alkali facility has an annual capacity of 340,000 tons of chlorine and 383,000 tons of caustic soda, and also manufactures hydrochloric acid and bleach. The Becancour plant uses both diaphragm cells and membrane cells. A recently completed $21.2 million expansion and upgrade increased Becancour's net chlor-alkali capacity by 36,000 tons, or 12%, by installing additional modern membrane cell capacity. The membrane cells account for approximately 18% of the plant's total caustic soda capacity, with the diaphragm cells accounting for the remaining caustic soda production capacity. The Dalhousie chlor-alkali facility has an annual capacity of 36,000 tons of chlorine and 40,000 tons of caustic soda, and also manufactures bleach and sodium chlorate.

The Cornwall facility manufactures bleach, with an annual capacity of 222,000 tons, as well as hydrochloric acid, Cereclor(R), PSR 2000(R) and IMPAQT(R).

     The PCI Canada Business also includes a research facility located outside Toronto, Ontario, which conducts applications research, particularly with respect to pulp and paper process technology.

     The principal markets for the PCI Canada Business are the North American pulping and bleaching market and the industrial chemicals market. The PCI Canada Business has pursued a strategy of maintaining profitable chlor-alkali operations while seeking further growth in value-added derivatives and high-growth opportunities in the prime pulping and bleaching and industrial chemicals markets. Sales have doubled in the last ten years to $162.5 million as a result of increasing sales into selected high-growth industrial chemical markets in the United States, diversification into new chemicals for pulping and bleaching and upgrading of chlorine into higher value-added products. Products for pulping and bleaching include chlorine and caustic soda, sodium chlorate, PSR 2000(R), bleach, IMPAQT(R) and, through resale agreements, bleaching enzymes and hydrogen peroxide. In the industrial chemicals market, the PCI Canada Business is a major regional supplier of chlorine and caustic soda, hydrochloric acid, chlorinated paraffins and commercial grade bleach. Approximately 35% of the chlorine produced is upgraded to value-added products.

     In 1996, the pulping and bleaching market represented approximately 55% of net sales of the PCI Canada Business and the industrial chemicals market represented approximately 45% of net sales. The geographic market served by the PCI Canada Business consists primarily of eastern Canada and eastern United States as well as the mid-Atlantic and southeastern United States. In 1996, approximately 55% of sales were to customers in Canada and 45% of sales were to customers in the United States.

     Product is generally transported by rail and roadway, with the Becancour facility also shipping by water throughout the year. The PCI Canada Business maintains a tank car fleet consisting of approximately 850 tank cars that are leased under long-term arrangements. Storage is provided on-site, as well as in leased off-site space. The PCI Canada Business is ISO 9002 registered at all locations for all products.

     Chlorine and Caustic Soda. Following the Becancour expansion, the PCI Canada Business has the capacity to produce approximately 376,000 tons of chlorine and 423,000 tons of caustic soda annually at its Becancour and Dalhousie plants. For the year ended December 31, 1996, the PCI Canada Business produced approximately 329,100 tons of chlorine and 371,300 tons of caustic soda.

     Bleach. Following the Becancour expansion, the PCI Canada Business has the capacity to produce approximately 238,000 tons of bleach annually at its Cornwall and Becancour plants. For the year ended December 31, 1996, the PCI Canada Business produced approximately 124,500 tons of bleach.

     Hydrochloric Acid. Following the Becancour expansion, the PCI Canada Business has the capacity to produce approximately 162,000 tons of hydrochloric acid annually at its Becancour and Cornwall plants. For the year ended December 31, 1996, the PCI Canada Business produced approximately 48,700 tons of hydrochloric acid.

     Sodium Chlorate. The PCI Canada Business has the capacity to produce approximately 22,000 tons of sodium chlorate annually at its Dalhousie plant. For the year ended December 31, 1996, the PCI Canada Business produced approximately 21,200 tons of sodium chlorate.

     Cereclor(R). The PCI Canada Business has the capacity to produce approximately 7,500 tons of Cereclor(R) chlorinated paraffins annually at its Cornwall plant. For the year ended December 31, 1996, the PCI Canada Business produced approximately 6,700 tons of Cereclor(R) chlorinated paraffins.

     PSR 2000(R) Pulping Additive. PSR 2000(R) is a proprietary pulping additive and is considered a replacement specialty product for saltcake, spent acid and sodium hydrosulphide. The PCI Canada Business has the capacity to produce approximately 31,000 tons of PSR 2000(R) annually at its Cornwall plant. For the year ended December 31, 1996, the PCI Canada Business produced approximately 4,700 tons of PSR 2000(R).

     IMPAQT(R) Pulping Additive. IMPAQT(R) is a proprietary aqueous dispersion used as a specialty pulping additive. The PCI Canada Business has the capacity to produce approximately 8,400 tons of IMPAQT(R) annually at its Cornwall and Charlotte plants. For the year ended December 31, 1996, the PCI Canada Business produced approximately 3,100 tons of IMPAQT(R).

     Sales and Marketing. The pulp and paper market is characterized by large, long term customers seeking strategic relationships with suppliers based on applications support, breadth of product offerings, service and reliability of supply. The chemicals and water treatment markets provide a steady source of demand for chlorine and caustic soda used in the production of value-added products.

     The PCI Canada Business provides hydrogen peroxide and bleaching enzymes to customers pursuant to a hydrogen peroxide resale agreement for eastern Canada and a bleaching enzyme resale agreement for North America.

  PCAC

     PCAC manufactures chlorine and caustic soda for sale to third parties and to All-Pure and Kemwater as raw materials in the manufacture of chlor-alkali related products, including bleach and iron chlorides. In addition to chlorine and caustic soda, PCAC produces commercial quantities of hydrochloric acid and hydrogen. PCAC's chlor-alkali operations generated pro forma net sales representing approximately 30% of the Company's total pro forma net sales in 1996. Pro forma merchant sales of chlorine (including resales of purchased chlorine) accounted for approximately 35% of PCAC's pro forma net sales in such period. Pro forma merchant sales of caustic soda accounted for approximately 60% of PCAC's pro forma net sales in such period. Pro forma merchant sales of hydrochloric acid and hydrogen accounted for approximately 5% of PCAC's pro forma net sales in such period. On a pro forma basis, approximately 10% of PCAC's chlorine production was used by PCAC for the production of hydrochloric acid and other chemical products, while approximately 14% of chlorine production and 6% of caustic soda production was supplied to All-Pure and Kemwater for bleach and iron chloride production, repackaging and distribution.

     PCAC owns and operates three chlor-alkali production facilities, located in St. Gabriel, Louisiana; Henderson, Nevada; and Tacoma, Washington, with aggregate production capacity of 574,000 tons of chlorine, 631,400 tons of caustic soda, 174,000 tons of hydrochloric acid and 8,800 tons of calcium chloride. The Tacoma Facility utilizes both membrane cell and diaphragm cell technology to produce chlorine, caustic soda and hydrogen. The membrane cells account for approximately 45% of the total plant capacity and the diaphragm cells account for approximately 55% of the total plant capacity. The Henderson facility utilizes diaphragm cell technology and the St. Gabriel facility utilizes mercury cell technology. The elemental chlorine gas is dried, liquefied through compression and refrigeration and stored in pressurized tanks. The caustic soda solution is stored in tanks at the plants and off-site terminals. Hydrogen, produced as a by-product, is transported by pipeline to the point of its final consumption, used internally in the production of hydrochloric acid or vented.

     Production rates for chlorine and caustic soda are generally set based upon demand for chlorine, because storage capacity for chlorine is both limited and expensive. When demand is less than plant operational capacity and available storage is filled, production operations must be curtailed. PCAC currently leases a fleet of 672 rail cars for chlorine distribution, 503 rail cars for caustic soda distribution, 103 rail cars for hydrochloric acid distribution and three rail cars for calcium chloride distribution. These cars can, under certain circumstances, be used to provide additional storage capacity.

     Chlorine. PCAC has the capacity to produce approximately 349,000 tons of chlorine annually at its Henderson and St. Gabriel plants and approximately 225,000 tons of chlorine at the Tacoma Facility. Expansion projects between 1990 and 1996 have increased the production capacity at the Henderson plant by approximately 37,300 tons of chlorine per year. For the year ended December 31, 1996, the Company produced approximately 345,700 tons of chlorine. Directly and through exchanges, PCAC supplied the equivalent of approximately 76,100 tons of chlorine to All-Pure and Kemwater for bleach and iron chloride production and for repackaging and distribution. An additional 44,800 tons of chlorine, approximately 13% of PCAC's chlorine production, was used to produce hydrochloric acid at the Henderson plant. Chlorine was also sold to approximately 30 customers or shipped on behalf of exchange partners.

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

     Caustic Soda. PCAC has the capacity to produce approximately 383,900 tons of caustic soda annually at its Henderson and St. Gabriel plants and approximately 247,500 tons of caustic soda at the Tacoma Facility. The St. Gabriel plant's mercury cell production process yields a higher grade of caustic soda, commonly known as low salt. This higher grade caustic soda is a niche product which is required for certain end uses and therefore receives premium pricing in the marketplace. For the year ended December 31, 1996, PCAC produced approximately 379,700 tons of caustic soda, approximately 57% of which was low salt grade. PCAC supplied all caustic soda required by All-Pure and Kemwater for bleach production and distribution. Caustic soda was also sold to approximately 75 customers or shipped on behalf of exchange partners.

     Hydrochloric Acid. PCAC has the capacity to produce approximately 130,000 tons of hydrochloric acid annually at its Henderson plant and approximately 44,000 tons of hydrochloric acid at the Tacoma Facility by combining hydrogen and chlorine. For the year ended December 31, 1996, PCAC produced approximately 134,300 tons of hydrochloric acid. PCAC supplied the equivalent of approximately 18% of its hydrochloric acid production to All-Pure and Kemwater for distribution and production of iron chlorides. The remainder was sold to approximately 45 customers or shipped on behalf of exchange partners. PCAC can and does vary the production of hydrochloric acid depending upon the relative prices of chlorine and hydrochloric acid.

     Hydrogen. Hydrogen produced at the Henderson facility is used to manufacture hydrochloric acid and is sold to a third party for use as turbine fuel. Hydrogen produced at the St. Gabriel plant is used as a boiler fuel and is sold as a feedstock to another chemical company. Hydrogen produced at the Tacoma Facility is used as boiler fuel. For the year ended December 31, 1996, PCAC produced approximately four million cubic feet of hydrogen, a portion of which was sold to Saguaro Power as fuel and a portion to Borden Chemicals and Plastics, LP ("BCP") as feedstock. Approximately 24% of the hydrogen was used internally in the production of hydrochloric acid and as boiler fuel. At each of the plants, hydrogen not used or sold is vented.

     Sales and Marketing. Pursuant to a Chlorine Purchase Agreement, OCC Tacoma will purchase 100,000 tons of chlorine during the year following the Tacoma Acquisition, which would have represented approximately 4% of the Company's pro forma net sales for the twelve months ended September 30, 1997. In addition, the Company has the right to require OCC Tacoma to purchase, and OCC Tacoma has the right to require the Company to sell, up to 100,000 tons of chlorine during the second year following the Tacoma Acquisition and up to 75,000 tons of chlorine during the third year following the Tacoma Acquisition. All deliveries will be from the Tacoma Facility to OxyChem's plant at Ingleside, Texas. Market prices will apply to all such transactions, with transportation costs to be borne and paid by OCC Tacoma. The Company will also have the right to require OCC Tacoma to purchase up to 50,000 tons of chlorine during the fourth year following the Tacoma Acquisition and up to 25,000 tons of chlorine during the fifth year following the Tacoma Acquisition at market prices, with each of the parties to bear 50% of the transportation costs from Tacoma to Ingleside for any purchases during such fourth and fifth years.

     Pursuant to a Chlorine and Caustic Soda Sales Agreement, the Company will sell to OxyChem those quantities of chlorine and caustic soda necessary for OxyChem to satisfy its obligations under contracts with certain of OxyChem's national account customers. The Company estimates that during the year following the Tacoma Acquisition the Company will sell approximately 22,400 tons of chlorine and 46,000 tons of caustic soda under the agreement, at prices set each quarter at levels equal to 95% of the average price received by OxyChem under its arm's-length customer contracts during the preceding quarter. The final deliveries of chlorine and caustic soda under the arrangement will occur in December 2000.

     One PCAC customer, Novartis, accounted for approximately 13% of the Company's net sales for the year ended December 31, 1996 and would have accounted for approximately 6% of the Company's pro forma net sales for such period. PCAC has a five-year contract with Novartis that expires in 1998 and requires Novartis to purchase from PCAC 100% of Novartis's annual requirement of chlorine. Product is transported directly to Novartis through pipelines from the St. Gabriel plant.

     Logistics play a significant role in marketing chlor-alkali and chlor-alkali related products for two primary reasons. First, many customers take shipments to fulfill requirement on an as-needed basis. PCAC must therefore manage potential short-term dislocations between sales and production due to seasonal or other factors in order to maintain the high, steady production rates at which the plants operate most efficiently.

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

Second, the relatively high cost of distribution tends to regionalize producers and markets. To minimize these exposures, PCAC has developed product exchange relationships with other producers for its primary products. The purpose of these exchanges is to lower freight and other distribution costs, control inventory, maintain steady operating rates and diversify sales through exchanges of different products and product grades. In addition, PCAC utilizes product exchanges in instances where it can capture more of a premium for its low-salt grade caustic soda than it might otherwise receive.

     The Company continually seeks improved methods of meeting the needs of its customers. As a part of that effort, the Company is currently acquiring the necessary permits and easements for the Pipeline Project, a seven-mile liquid chlorine pipeline, which will extend from the St. Gabriel facility to Geismar, Louisiana. The state-of-the-art pipeline, which will be equipped with leak and excavation detection systems, will be capable of delivering 600 tons of chlorine per day to customers in the Geismar area. It is estimated that the Pipeline Project will be completed in 1998.

     In order to maintain high capacity utilization rates at its chlor-alkali plants, PCAC seeks to sell more chlorine than it can produce and therefore frequently purchases chlorine for resale. In this manner, it is often able to adjust chlorine purchase levels, rather than plant production levels, in response to changes in the demand for chlorine. This strategy resulted in chlorine production of 345,700 tons for the year ended December 31, 1996, implying a capacity utilization rate of approximately 100%.

     PCAC's chlor-alkali operations employ 25 personnel in sales, marketing and distribution. The corporate executive offices in Houston, Texas include sales administration and distribution functions and oversight of the field sales offices. Field sales offices are located in Huntington Beach, California and St. Louis, Missouri. Unlike most of its competitors, PCAC has maintained its customer service centers at its plants. This facilitates the close synchronization of sales, production, shipping and accounting which has given PCAC the capability of filling "just-in-time" orders. The customer service centers at the Henderson and St. Gabriel plants are responsible for all order-entry and shipping and rail fleet management. Sales of chlor-alkali products are primarily on a direct basis to customers under annual or longer-term contractual arrangements. The arrangements identify delivery, product quality and other standard terms and allow PCAC to make advance determination of output requirements, although generally price provisions are flexible so that both PCAC and the customer receive the benefit of prices which bear a relationship to the current market price. In addition to direct sales, PCAC has resale agreements with approximately 20 independent distributors for caustic soda and hydrochloric acid.

  All-Pure

     All-Pure manufactures bleach and repackages chlorine and hydrochloric acid and distributes these products along with caustic soda and other related products in the western U.S. All-Pure also purchases and distributes various complementary dry and specialty products such as calcium hypochloride and sulfur dioxide, and purchases, tabletizes and repackages dry and specialty water treatment products for distribution to municipalities, swimming pool supply distributors and selected commercial and retail markets in southern California. All-Pure's products are generally sold on a delivered basis and are delivered primarily through a fleet of trucks, including equipment owned by Kemwater. In July 1996, All-Pure acquired T.C. Products, which is engaged in the manufacture and marketing of household bleach and related products from its plant in Tacoma, Washington. All-Pure generated pro forma net sales representing approximately 12% of the Company's total pro forma net sales in 1996. Pro forma sales of bleach accounted for approximately 56% of All-Pure's pro forma sales for such period. Pro forma sales of repackaged chlorine accounted for approximately 25% of All-Pure's pro forma sales for such period. Pro forma sales of specialty swimming pool and spa chemicals accounted for approximately 7% of All-Pure's pro forma sales for such period. The remaining 12% of All-Pure's pro forma sales was derived from sales of other chlor-alkali related products.

     While the technology for bleach-making and chlorine-repackaging is neither difficult nor capital-intensive, the local operating permits required to engage in these activities are not easily acquired. Management believes that these operating permits constitute a significant barrier to entry into the business, particularly in California. Because bleach contains a high percentage of water, freight costs and logistics are an important consideration in product distribution. All-Pure's production plants and distribution facilities are strategically located in or near most of the largest population centers of the West Coast. For safety reasons, some municipalities have switched from chlorine gas to bleach for water disinfection purposes, and should other municipalities decide to switch from chlorine gas to bleach for this purpose, All-Pure has significant spare bleach-making capacity that can be used to supply product in bulk.

     Bleach. All-Pure has the capacity to produce approximately 200 million gallons of bleach annually. For the year ended December 31, 1996, All-Pure produced approximately 34.0 million gallons of bleach, which was sold in containers ranging from gallon containers to tank trucks.

     Chlorine Repackaging. All-Pure repackages and distributes chlorine to end users in the western U.S. As a regional distributor of chlorine, All-Pure purchases chlorine in rail cars and repackages the chlorine for sale to customers. For the year ended December 31, 1996, All-Pure repackaged and sold approximately 29,200 tons of chlorine.

     Product Distribution. In addition to chlorine and hydrochloric acid, All-Pure distributes caustic soda and other related products in the western U.S. For the year ended December 31, 1996, All-Pure sold approximately 4,800 tons of caustic soda to customers located primarily in northern California.

     Dry and Specialty Pool and Spa Chemicals. All-Pure purchases dry and specialty pool and spa products for distribution to the pool water treatment supply industry. In addition, All-Pure repackages dry pool chemicals for distribution.

     Sales and Marketing. All-Pure primarily repackages chlor-alkali chemicals, manufactures bleach and distributes these products as well as other products purchased for resale to approximately 2,200 customers in a variety of markets. The dynamics of each market vary significantly, requiring All-Pure to be extremely versatile in its methods of marketing. All-Pure also manufactures and distributes bleach for swimming pool water treatment in southern California. All-Pure repackages and distributes complementary products such as hydrochloric acid and specialty pool and spa products.

     Delivered costs of All-Pure's products are freight sensitive because the products contain water, or are packaged in steel containers that constitute approximately 40% of the gross weight of the delivered unit, and because such products provide relatively low per-volume sales revenue. All-Pure has an advantage over its competitors through its multiple plant locations, which limit freight costs through their close proximity to customers, allowing All-Pure to provide reliable supply and service.

     The majority of products are sold as water treatment chemicals for swimming pools, potable water and waste water. Seasonality is a variable that impacts sales of water treatment chemicals for swimming pools. In order to lessen the impact of seasonality on their business, All-Pure focuses on increasing household bleach sales during the winter months.

     All-Pure is divided into three regional profit centers -- southern California, northern California and the Pacific Northwest each under the direction of a general manager, who, in turn, reports to senior management of Pioneer. There are 12 sales representatives overall. The administrative support staff is at All-Pure headquarters, located in Walnut Creek, California in rented offices shared with Kemwater. The ability to share certain administrative support functions provides cost savings for both All-Pure and Kemwater.

  Kemwater

     The combined operations of Imperial West and KWT are now conducted by Kemwater, 50% of the common stock of which is held by a subsidiary of PAAC and 50% of the common stock of which is owned by a subsidiary of Pioneer. A subsidiary of PAAC also owns all of the outstanding shares of Kemwater's preferred stock.

     Since the Company does not own a controlling interest in Kemwater, the Company accounts for Kemwater using the equity method. In the consolidated financial statements, the Company's investment in Kemwater is presented as "Investment in and advances to unconsolidated subsidiary" and its equity in the loss of Kemwater is shown as "Equity in net loss of unconsolidated subsidiary." In the 1995 consolidated financial

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

statements, Imperial West is consolidated and includes total assets of $25.7 million, total revenues of $23.7 million and a net loss of $0.6 million.

     Kemwater manufactures six chemical products: iron chlorides (ferric and ferrous chlorides), polyaluminum chlorides, aluminum sulfate, sodium aluminate, ferric sulfate solution and bleach. Kemwater markets these products and other inorganic chemicals purchased by it to municipalities and industrial customers for use primarily in the treatment of potable water and waste water. Kemwater's products are generally sold on a delivered basis and are delivered primarily through a fleet of tank trucks, including Kemwater's own equipment. All of Kemwater's chlorine requirements for its production of iron chlorides and bleach are provided by PCAC.

     Kemwater is the major supplier of iron chlorides to the waste and potable water markets west of the Rocky Mountains. Iron chlorides are used primarily to remove organic solids from waste water and potable water streams and to control hydrogen sulfide emissions. Kemwater also manufactures polyaluminum chlorides in Savannah, Georgia. The majority of polyaluminum chloride sales are currently in the southeastern United States. Kemwater also uses terminals at its facilities in Mojave, California and Spokane, Washington for distribution of polyaluminum chlorides in the western U.S. and Canada. Additionally, Kemwater sells polyaluminum chlorides through exclusive distributors in Mexico, the Caribbean and western Canada. Kemwater will be adding polyaluminum chloride production capacity in one of its northwestern plants. Kemwater has exclusive licenses to use Kemira's existing and future advanced water treatment technology in the development and sale of products and services for the potable water, waste water and industrial water treatment markets in the United States (other than the northeastern United States) and the Caribbean, and nonexclusive access to the use of the technology for the Canadian and Mexican markets, with an option to acquire an exclusive license for those markets in the future. Kemwater also manufactures and markets aluminum sulfate to the water treatment and pulp and paper industries and is a manufacturer of bleach for municipal water disinfection.

     Kemwater markets liquid inorganic chemicals in bulk to municipalities and industry for use mainly in the treatment of municipal and industrial waste water and potable water. Kemwater differentiates itself from its competitors through emphasis on superior product quality, customer service and a private tank truck transportation fleet. Kemwater employs 16 personnel in sales, marketing and customer service. Kemwater sells its products directly to customers primarily on municipal bid contracts. The contracts typically have terms of one or more years with prices fixed on an annual basis. Sales through distributors accounted for less than 10% of product sales volume for the year ended December 31, 1996.

     Kemwater's headquarters is located in Walnut Creek, California, in rented offices shared with All-Pure. The ability to share certain administrative support functions provides cost savings for both Kemwater and All-Pure.

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

FACILITIES

     The following table sets forth certain information regarding the Company's principal production, distribution and storage facilities following the PCI Canada Acquisition. All property is leased unless otherwise indicated.

                                                   MANUFACTURED PRODUCTS; TYPE OF
                  LOCATION                                    FACILITY
                  --------                     ---------------------------------------
PCI CANADA BUSINESS FACILITIES
Becancour, Quebec, Canada*...................  Chlorine and caustic soda
                                               Hydrochloric acid
                                               Bleach
                                               Hydrogen
Dalhousie, New Brunswick, Canada*............  Chlorine and caustic soda
                                               Sodium chlorate
                                               Hydrogen
Cornwall, Ontario, Canada....................  Hydrochloric acid
                                               Bleach
                                               Cereclor(R) (chlorinated paraffins)
                                               PSR 2000(R)
                                               IMPAQT(R)
Mississauga, Ontario, Canada*................  Research facility
Point Tupper, Nova Scotia, Canada............  Storage tanks
Charlotte, North Carolina....................  IMPAQT(R) plant
Bayonne, New Jersey..........................  Caustic soda storage tanks

PCAC FACILITIES
St. Gabriel, Louisiana*......................  Chlorine and caustic soda
                                               Hydrogen
Henderson, Nevada*...........................  Chlorine and caustic soda
                                               Hydrochloric acid
                                               Bleach
                                               Hydrogen
Tacoma, Washington*..........................  Chlorine and caustic soda
                                               Calcium chloride
                                               Hydrochloric acid
                                               Hydrogen
Tampa, Florida...............................  Caustic soda storage tanks
Richmond, California.........................  Caustic soda storage tanks
Wilmington, California.......................  Caustic soda storage tanks

ALL-PURE FACILITIES
Tracy, California............................  Bleach
                                               Chlorine repackaging
Santa Fe Springs, California.................  Bleach
                                               Chlorine repackaging
Kalama, Washington...........................  Bleach
                                               Chlorine repackaging
Tacoma, Washington*..........................  Bleach
Fresno, California...........................  Distribution center
City of Industry, California.................  Bleach
                                               Chlorine repackaging
                                               Hydrochloric acid repackaging
                                               Dry chemical repackaging

---------------

* Owned property

  PCI Canada Business Facilities

     Becancour, Quebec. The Becancour facility is located on a 100-acre site and consists of two major cellrooms for chlorine and caustic soda, built in 1976 and 1979, as well as four hydrochloric acid plants. The Becancour plant uses both diaphragm cells and membrane cells. A recently completed $21.2 million expansion and upgrade increased Becancour's net chlor-alkali capacity by 36,000 tons, or 12%, by installing additional modern membrane cell capacity. The membrane cells account for approximately 18% of the plant's total caustic soda capacity, with the diaphragm cells accounting for the remaining caustic soda production capacity.

     Annual capacity at Becancour is 340,000 tons of chlorine, 383,000 tons of caustic soda, 150,000 tons of hydrochloric acid and 16,000 tons of bleach. The production of chlor-alkali products principally requires salt, electricity and water as raw materials. Electricity is purchased from Hydro-Quebec and salt is delivered by rail and water. The site is on the deep-water St. Lawrence Seaway. Hydrogen is supplied to an adjacent hydrogen peroxide plant as well as to a merchant supplier of liquid hydrogen. In addition, all of the PCI Canada Business facilities are ISO 9002 certified.

     Dalhousie, New Brunswick. The Dalhousie facility is located on a 36-acre site and consists of a chlor-alkali plant built in 1963 and expanded in 1971 and a sodium chlorate plant built in 1992.

     Annual capacity at Dalhousie is 36,000 tons of chlorine, 40,000 tons of caustic soda and 22,000 tons of sodium chlorate. The chlor-alkali plant uses Solvay Mark V mercury-cell technology. The sodium chlorate plant uses Chemetics technology and was designed to allow debottlenecking to 24,000 tons. Electricity is supplied by New Brunswick Power and salt is provided by rail and truck.

     Cornwall, Ontario. The Cornwall units are located on leased portions of a 36-acre site and consist of a commercial (high stability) bleach plant, a Cereclor(R) chlorinated paraffin plant with new twin reactors installed in 1996 and 1997, a PSR 2000H pulping additive plant and an IMPAQTH pulping additive plant. Additionally, the PCI Canada Business operates a chemical packaging and compressed gas filling plant for a third party.

     Annual capacity at Cornwall is 222,000 tons of bleach, 11,000 tons of hydrochloric acid, 7,500 tons of Cereclor(R) chlorinated paraffins, 31,000 tons of PSR 2000H and 4,400 tons of IMPAQTH. The bleach plant uses Powell technology to produce 20% consumer grade product and is equipped with an on-line dilution system and a special filter to allow high purity production. The Cereclor(R) plant includes a glass lined reactor installed in 1996 and a new reactor installed in 1997.

     Mississauga Research and Technology Laboratory, Mississauga, Ontario. The Mississauga site consists of a research and technology facility including pilot plants on 1.2 acres of land in the Sheridan Park Research Center outside Toronto.

     Point Tupper, Nova Scotia. The Point Tupper assets consist of an 8,000 ton storage tank located on deep water at the site of a customer.

     Charlotte, North Carolina. The Charlotte assets consist of a small IMPAQTH plant owned by the PCI Canada Business but operated by ICI Americas and located on a larger ICI Americas site.

     Bayonne, New Jersey. The Bayonne site consists of 5,000 ton caustic soda storage tanks.

  PCAC Facilities

     St. Gabriel, Louisiana Plant. PCAC's St. Gabriel plant is located on a 100-acre site near Baton Rouge, Louisiana and serves the southern U.S. and Mississippi River markets and the export market. Approximately 228 acres adjoining this site are available to the Company for future industrial development. The plant was completed in 1970 and is situated on the Mississippi River with river frontage and deep water docking, loading and unloading facilities. The dock is capable of berthing ocean-going vessels of up to 36,000 DWT. Annual capacity at St. Gabriel is 197,000 tons of chlorine and 216,700 tons of caustic soda. In 1996, the plant received ISO 9002 registration.

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

     St. Gabriel is the newest mercury-cell plant in the U.S. The mercury-cell production process yields a higher quality of caustic soda, called low-salt grade, which usually receives premium pricing in the marketplace. Caustic soda produced by mercury cells does not require evaporation to meet market concentration requirements. Accordingly, even though mercury cell technology uses more electricity than membrane cell or diaphragm cell technology, total costs of production are generally competitive.

     Salt is delivered under long-term supply contracts to the St. Gabriel plant by barge. Electricity is supplied to the plant under long-term contracts through regional power networks. Water is provided at the St. Gabriel plant from on-site water wells.

     St. Gabriel's chlorine production system includes a three-tower drying system, multi-stage centrifugal chlorine compressors and a three-stage liquefaction system. St. Gabriel has a utility section consisting of two boiler systems for steam generation used principally for heating. Each boiler, capable of producing 325,000 pounds per hour of steam, has fuel feedstock flexibility, allowing conversion from outside-sourced natural gas to internally generated hydrogen.

     Chlorine tank storage capacity at the St. Gabriel plant is 3,000 tons, which provides storage for approximately six days of production. The St. Gabriel plant supplies its largest customer, Novartis, which is located adjacent to the St. Gabriel facility, with chlorine directly through a dedicated pipeline. No other chlor-alkali producer has a dedicated line to such customer. Caustic soda storage capacity is 10,500 tons, which provides for approximately 18 days of production. Additional production storage capacity is available using rail cars. Hydrogen produced at the St. Gabriel plant is piped directly to BCP under a long-term contract.

     Henderson, Nevada Plant. PCAC's Henderson plant is located on a 374-acre site near Las Vegas, Nevada and serves customers in the western U.S. It is the closest chlor-alkali plant to the important southern California area by over 500 miles. Approximately 70 acres are developed and used for production facilities. The original plant began operation in 1942. Annual capacity at the plant is 152,000 tons of chlorine, 167,200 tons of caustic soda, 130,000 tons of hydrochloric acid and 5,100 tons of bleach. The Henderson plant is part of an industrial complex shared with three other manufacturing companies. Common facilities and property are owned and managed by subsidiaries of Basic Investments, which provide common services to the four site companies. Basic Investments' facilities include extensive water and high voltage power distribution systems and access roads.

     Salt is delivered under long-term supply contracts to the Henderson plant by rail car. Electricity is supplied to the plant under long-term contracts through regional power networks. The electric power is distributed within the Henderson industrial site through facilities owned and operated by a subsidiary of Basic Investments. The Henderson plant obtains water from Lake Mead pursuant to PCAC's Category IV federal water rights. The water is transported by means of a 25-mile pipeline system operated by a subsidiary of Basic Investments.

     The plant was upgraded and rebuilt in 1976-1977 to use diaphragm cell technology, and in 1978 quadruple-effect caustic soda evaporation units were installed. Incremental expansions during the period from 1990 to 1995 resulted in plant capacity increases of 105 ECUs per day. The evaporation plant requires
2.2 tons of steam per ton of caustic soda produced. Steam for the facility is currently provided under a favorable long-term contract with Saguaro Power, a cogeneration electricity producer in which PCAC has an indirect 15% interest. PCAC also has its own boilers at the Henderson facility that are capable of producing steam. PCAC leases two units used in the production of hydrochloric acid.

     Following evaporation to desired levels of concentration, caustic soda is stored in tanks and off-site terminals. Caustic soda storage capacity is 7,000 tons, which provides storage for approximately 16 days of production. Chlorine tank storage capacity at the Henderson plant is 600 tons, which provides storage for approximately two days of production. Additional production storage capacity for chlorine and caustic soda is available using rail cars, and the Company's terminals in Richmond, California and Wilmington, California provide additional caustic soda storage capacity. Hydrochloric acid storage capacity at the Henderson plant is 1,500 tons, which provides for approximately three days of production. Additional storage capacity is available using rail cars.

     Tacoma, Washington Plant. The Tacoma Facility is located on a 31-acre site which is part of an industrial complex on the Hylebos waterway in Tacoma, Washington. It serves customers in the Pacific

Northwest and California and, to a lesser extent, foreign caustic soda customers. The site has docks capable of handling ocean-going vessels up to 30,000 DWT size. Annual capacity is approximately 225,000 tons of chlorine, 247,500 tons of caustic soda, 44,000 tons of hydrochloric acid and 8,800 tons of calcium chloride.

     The plant uses both diaphragm cells installed in the late 1970s and membrane cells installed in 1988. The state-of-the-art membrane cell production process yields a higher quality of caustic soda and thus for some end uses receives premium pricing. The membrane cells account for approximately 45% of the total plant caustic soda capacity, with the diaphragm cells accounting for the remaining caustic soda production capacity. The operations of the two systems are designed to optimize the capabilities of the plant in a cost-efficient manner, resulting in a cost-competitive facility.

     Steam for the facility is produced on-site in two natural gas fired steam boilers. The boilers are capable of using a portion of the hydrogen generated in the cell operations as fuel. Process water for the plant is purchased from the City of Tacoma and sea water is used for cooling purposes throughout the facility.

     Electric power is purchased from the Tacoma Department of Public Utilities under a contract extending to September 30, 2001. Prices are fixed except for the top 27 MW portion of the load, or approximately 33% of the total electricity usage, which is purchased on a market-price basis. Steam for the facility is produced on-site in two natural gas fired steam boilers. The gas for these units is supplied under a contract effective through September 30, 1997, subject to annual renewal. The boilers are capable of utilizing a portion of the hydrogen generated in the cell operations. Process water for the plant is purchased from the City of Tacoma and sea water is used for cooling purposes throughout the facility.

     Chlorine tank storage capacity is 1,500 tons, which provides storage for approximately 2 1/2 days of production. Caustic soda storage capacity is 11,100 tons, providing storage for approximately 16 days of production. Additional production storage capacity is available using rail cars, and the Company's leased terminals in Richmond, California and Wilmington, California provide additional storage capacity for caustic soda. The Company also acquired a leased railroad tankcar fleet as part of the Tacoma Acquisition. The Tacoma Facility is a WISHA Star site. ISO 9002 registration was completed in December 1996.

     Tampa, Florida. To facilitate distribution to the southeastern region of the U.S., PCAC leases two caustic soda storage tanks at Tampa, Florida with a capacity of 5,100 tons, approximately nine days of production from the St. Gabriel facility.

     Richmond, California. As a part of the Tacoma Acquisition, PCAC acquired the leases to three caustic soda storage tanks at Richmond, California, which are used to facilitate distribution to customers in northern California. The tanks have a capacity of 9,100 tons, approximately 13 days of production from the Tacoma Facility.

     Wilmington, California. PCAC acquired the leases to four caustic soda storage tanks at Wilmington, California as a part of the Tacoma Acquisition. Those tanks and PCAC's existing leased tank at the same facility provide storage capacity of 17,400 tons, representing approximately 38 days of production from the Henderson facility or approximately 25 days of production from the Tacoma Facility. The tanks are used to facilitate distribution to the southern California region.

  All-Pure Facilities

     Tracy, California. The Tracy facility is located 60 miles east of Oakland and serves the central California and San Francisco Bay area markets. The plant includes a 262,000 ton per year bleach production facility and a chlorine repackaging facility on a 15-acre tract. The land at the facility is leased under a lease expiring in the year 2000.

     Santa Fe Springs, California. The Santa Fe facility is located in the Los Angeles area and serves the southern California markets. The plant includes a 262,000 ton per year bleach production facility and a chlorine repackaging facility on a 4.5-acre tract. The land at the facility is leased under a lease expiring in 1998 with a five-year renewal option.

     Kalama, Washington. Located 30 miles north of Portland, Oregon, the Kalama facility serves the northern Oregon and Washington markets. The plant includes a 52,500 ton per year bleach production facility and a chlorine repackaging facility on a three-acre tract. The land at the facility is leased under a month-to-month lease; All-Pure and the lessor are engaged in discussions regarding a long-term lease extension or the lease of a new site within the same port facility.

     Tacoma, Washington. The T.C. Products facility in Tacoma serves the Pacific Northwest market. The plant consists of a 105,000 ton per year bleach production facility on a five-acre tract.

     Fresno, California. The Fresno facility consists of an approximately 10,000 square foot warehouse, excluding office space, and serves the central California market. All product shipped from the warehouse is transferred from the Tracy, California production facility for distribution to customers. The land at the facility is leased under a lease expiring in June 2001.

     City of Industry, California. The City of Industry facility is located in the Los Angeles area and serves the southern California, southern Nevada and western Arizona markets. The plant includes a 262,000 ton per year bleach production facility and chlorine, hydrochloric acid and dry chemical repackaging facilities on a five-acre tract. The facility includes a 96,000 square foot warehouse. The land at the facility is leased under a lease expiring in 1998 with options to extend until 2008.

OTHER INVESTMENTS

  Saguaro Power

     PCAC has an indirect 15% equity interest in Saguaro Power, which owns and operates a 90-megawatt cogeneration facility located on approximately six acres of the Henderson property. The Saguaro Power facility is operated by an indirect subsidiary of S.C.E. Capital Company. The facility uses natural gas, which is supplied under a defined price long-term contract, as feedstock to produce electricity and steam. Electricity is sold to one customer under a long-term contract, and steam is sold primarily to PCAC, which has a right to resell steam to other companies in the Henderson industrial complex. PCAC leases the property to Saguaro Power under a lease that expires in 2022. The cost to the Company of purchasing steam from Saguaro Power is substantially less than the cost to the Company of producing the steam internally.

  Basic Investments

     PCAC's facility in Henderson, Nevada is located within an industrial complex operated by Basic Investments, Inc. ("Basic Investments"). Other industrial operators in the complex are Kerr-McGee Chemical Corporation ("Kerr McGee"), Titanium Metals Corporation ("Timet") and Chemical Lime Company ("Chemical Lime") which, together with PCAC, own all of the capital stock of Basic Investments. PCAC owns approximately 32% of the common stock of Basic Investments, including voting shares which entitle it to elect two members of the seven person board of directors.

     The Company's interests in Basic Investments and in Victory Valley Land Company, L.P. ("Victory Valley" and, together with Basic Investments, the "Basic Ownership"), together with certain real property (the "Excess Land"), constitute assets that, pursuant to the PAI Acquisition Agreement, will be held for the economic benefit of the sellers for a period of 20 years. Any proceeds from such interests are deposited into an escrow account and are available to satisfy certain obligations of the sellers under environmental and other obligations in favor of Pioneer, PAAC and their affiliates. After payment or provision for payment of such obligations, amounts received by the Company on account of the Basic Ownership will be remitted to the PAI sellers for such 20-year period. The sellers also have certain rights during such period with respect to determinations affecting the Basic Ownership, including the right (subject to certain conditions) to direct the sale or disposition of interests constituting the Basic Ownership and the sale or disposition of Excess Land and the right (with certain exceptions) to vote the interests constituting the Basic Ownership. Since the PAI Acquisition, approximately 64 acres of Excess Land have been sold, and the escrow account had a balance of approximately $4.6 million on September 30, 1997. The Company accounts for its interests in the Basic Ownership by using a right of offset. As a result, the Company's interest in the Basic Ownership is offset against the corresponding liability, resulting in no net asset being recorded on the Company's consolidated balance sheet.

  Canso

     Each of the PCI Canada Business, Kimberly Clark Nova Scotia Inc. ("Kimberly Clark") and Stora Forest Industries Inc. ("Stora") owns a one-third equity interest in Canso Chemicals Limited, a Nova Scotia company ("Canso"). Canso operates the Point Tupper transfer facility, which consists of a caustic soda storage tank and related piping leased from the PCI Canada Business and located on land leased from Stora. Canso purchases caustic soda from the PCI Canada Business, stores it at the Point Tupper transfer facility and sells it to Stora for use in Stora's adjacent pulp and paper mills. Canso also owns a facility at Abercrombie, Nova Scotia, where chlorine and caustic soda purchased from the PCI Canada Business are stored and transshipped for sale to the adjacent Kimberly Clark pulp and paper mill.

COMPETITION

     The chlor-alkali industry is highly competitive. Many of the Company's competitors are larger and have greater financial resources than the Company. Many of the Company's competitors are some of the world's largest chemical companies that have their own raw material resources and numerous regional companies that specialize in a smaller number of chemical products. While a significant portion of the Company's business is based upon widely available technology, the difficulty in obtaining permits for the production of chlor-alkali and chlor-alkali related products is a barrier to entry. The Company's ability to compete effectively depends on its ability to deliver quality products at competitive prices and to provide reliable and responsive service to its customers.

     The North American chlor-alkali industry is currently dominated by two producers, OxyChem and The Dow Chemical Company, together representing approximately one half of the total North American capacity. The remaining capacity is held by approximately 20 companies. Approximately 65% of North American chlor-alkali capacity is located on the Gulf Coast in Texas and Louisiana. Following the PCI Canada Acquisition, the Company will have approximately 6% of North American chlor-alkali capacity. The Company believes it has a strong regional presence with respect to many of its products in the markets it serves.

     Competitors in the chlor-alkali related industries in which the Company operates are numerous and the industry is highly fragmented. The Company believes that All-Pure is the largest supplier of chlorine and bleach for water treatment purposes in the region of the United States west of the Rocky Mountains and that Kemwater is the largest producer of iron chlorides in such region.

EMPLOYEES

     As of October 31, 1997, the Company had 1,362 employees. Approximately 95 of the Company's employees at its Henderson, Nevada plant are covered by collective bargaining agreements with the United Steelworkers of America and the International Association of Machinists and Aerospace Workers that are in effect until March 2001. Approximately 117 employees at the Tacoma Facility are represented by the International Chemical Workers Union and International Union of Operating Engineers under collective bargaining agreements that expire in June 2000 and June 1998, respectively. Approximately 57 of the Company's employees at an All-Pure facility are covered by collective bargaining agreements with the Steel, Paper, House, Chemical Drivers and Helpers Union and the International Chemical Workers Union that are in effect until September 2002 and January 1998, respectively. An additional 29 employees are covered by a collective bargaining agreement with the Teamsters Union in Tacoma, Washington which is in effect until December 1997. The Company's employees at its other production facilities are not covered by union contracts or collective bargaining agreements. The Company considers its relationship with its employees to be good and has not experienced any strikes or work stoppages.

     As of October 31, 1997, 460 of the Company's 1,362 employees were employed by the PCI Canada Business in Canada and the United States. Approximately 168 employees at the Becancour facility are represented by the Communications, Energy and Paperworkers Union under a contract that expires in April 2000. Approximately 61 employees at the Cornwall facility are represented by the United Steelworkers Union

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

under a contract that expires in October 1999. Other PCI Canada Business employees are not covered by union contracts or collective bargaining agreements.

ENVIRONMENTAL AND SAFETY REGULATION

  General Environmental Matters

     General. The manufacturing operations of the Company are subject to United States and Canadian federal, state, provincial and local laws and regulations relating to protection of the environment, including those applicable to waste management, discharge of pollutants into the air and water, cleanup liability from historical waste disposal practices and employee health and safety. Each of the United States federal environmental programs typically has a state counterpart. The state environmental programs generally must be at least as stringent as the federal requirements, and some state regulations are more onerous than the federal requirements. Both federal and state environmental programs allow the imposition of substantial civil and criminal penalties for noncompliance. By comparison, while there are certain federal laws that apply to all provinces in Canada, most Canadian environmental laws are implemented on the provincial level. Although the Company believes that its operations are in general compliance with applicable environmental laws and regulations, risks of substantial costs and liabilities are inherent in chemical manufacturing operations, and there can be no assurance that significant costs and liabilities will not be incurred. Moreover, it is possible that other developments, such as new environmental laws and regulations or stricter enforcement and cleanup policies, could result in substantial costs and liabilities to the Company. The Company has accrued $11.9 million related to expected future environmental restoration and remediation costs, computed on an undiscounted basis. In the opinion of management, there is currently no material estimable range of loss in excess of the amount recorded. However, it is possible that new information about the sites for which the reserve has been established, new technology or future developments could require the Company to reassess its potential exposure related to environmental matters.

     The Company relies on indemnification from the previous owners in connection with certain environmental liabilities at its chlor-alkali plants and other facilities. There can be no assurance, however, that such indemnification arrangements will be adequate to protect the Company from environmental liabilities at these sites or that such third parties will perform their obligations under the respective indemnification arrangements, in which case the Company would be required to incur significant expenses for environmental liabilities, which would have a material adverse effect on the Company.

     Air Quality. The Company's United States operations are subject to the Federal Clean Air Act and the amendments to that act which were enacted in 1990. The Company will be subject to some of the additional environmental regulations adopted by the federal EPA and state environmental agencies to implement the Clean Air Act Amendments of 1990. The Tacoma plant has applied for a Title V operating permit under these regulations. Among the requirements that are potentially applicable to the Company are those that require the EPA to establish hazardous air pollutant emissions requirements for chlorine production facilities. Although the Company cannot estimate the cost of complying with these requirements until the implementing regulations are proposed, at this time the Company does not believe that such requirements will have a material adverse effect on it.

     Most of the Company's plants manufacture or use chlorine, which is in gaseous form if released into the air. Chlorine gas in relatively low concentrations can irritate the eyes, nose and skin and in large quantities or high concentrations can cause permanent injury or death. In 1991, there was an accidental release of approximately 42 tons of chlorine from the Henderson facility. In response, local emergency authorities evacuated areas in and around the City of Henderson. The Company has resolved substantially all of the personal injury, property damage and regulatory claims relating to this release, and substantially all the costs incurred as a result of the accident have been recovered under applicable insurance policies. There was a release of about 10 tons of chlorine from the St. Gabriel facility in 1992 and another release in 1994 of less than one ton of chlorine, and from 1995 to date, there have been six releases from the Company's plants, each of which was less than 35 pounds. These releases were controlled by plant personnel, in some cases with the assistance of local emergency response personnel, and there were no material claims against the Company as a

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result of these incidents. The Company maintains systems to detect emissions of chlorine at its plants, and the St. Gabriel, Tacoma and Henderson plants are members of their local industrial emergency response networks. The Company believes that its insurance coverage is adequate with respect to costs that might be incurred in connection with any future release, although there can be no assurance that the Company will not incur substantial expenditures that are not covered by insurance if a release does occur in the future.

     Water Quality. The Company maintains waste water discharge permits for many of its facilities pursuant to the U.S. Federal Water Pollution Control Act of 1972, as amended, and comparable state laws. Where required, the Company has also applied for permits to discharge stormwater under such laws. In order to meet the discharge requirements applicable to stormwater, it will be necessary to modify surface drainage or make other changes at certain plants. The Company plans to spend an additional $1.2 million by the end of 1997 for modifications to the stormwater system at the Henderson plant. The Company believes that the costs associated with stormwater discharge at Henderson and its other plants will not have a material adverse effect on the Company's financial condition, liquidity or operating results. The various states in which the Company operates also have water pollution control statutes and regulatory programs which include groundwater, as well as surface water, protection provisions. The requirements of these laws vary and are generally implemented through a state regulatory agency. These water protection programs typically require site discharge permits, and spill notification, prevention and corrective action plans. At several of the Company's facilities, investigations or remediations are underway and at some of these locations regulatory agencies are considering whether additional actions are necessary to protect or remediate surface or groundwater resources and the Company could be required to incur additional costs to construct and operate remediation systems in the future. In addition, at several of its facilities, the Company is in the process of replacing or closing ponds for the collection of wastewater. The Company plans to spend approximately $1.3 million during the next 15 years for closure of eight chlor-alkali waste water disposal ponds at its Henderson plant.

     Chlorine Regulation. Chlorine uses in two markets, pulp and paper bleaching and as a raw material for chemical intermediaries used in the production of CFCs, have declined since the late 1980s. This decline was based on concerns that the products or by-products from those applications might cause damage to human health or the environment. Certain environmental groups and international commissions have urged the restriction or ban of chlorine-related processes and products and the EPA is considering new or additional regulation of chlorine-containing substances such as the herbicide atrazine and byproducts from the treatment of drinking water. Such pressures and regulatory initiatives could have the effect of reducing the use of chlorine by customers in the Company's markets or could have the effect of increasing competition from other chlorine producers with respect to the Company's markets. The Company is working with other industry representatives to advocate a risk-based scientific approach for evaluating the alleged health and environmental risks of chlorine and chlorinated compounds which are used for a broad range of consumer products, such as plastics, water and pharmaceuticals. The Company believes that a risk-based approach will show that the risk associated with not using such compounds, or the risks of other chemicals that might be proposed to replace them, support a conclusion that there is no need for a ban or substantial new restrictions, but the necessary studies have not been completed with respect to all of such areas.

     OSHA and Community Right-to-Know. The Company is subject to laws and regulations concerning occupational health and safety, emergency planning and community right-to-know disclosures. These laws include the Federal Occupational Safety and Health Act ("OSHA") and the Emergency Planning and Community Right-to-Know Act of 1986 ("EPCRA"). OSHA and comparable state statutes establish workplace standards that apply generally to businesses in the manufacturing sector, including the Company's businesses. EPCRA establishes notification requirements for businesses, like the Company's, that use regulated hazardous substances. The Company is not aware of any failures to comply with OSHA or EPCRA requirements that could reasonably be expected to result in a material adverse effect on the Company's business, properties or results of operations on a consolidated basis.

     The Company's St. Gabriel plant uses mercury in its chlorine manufacturing process. The Company currently complies with both OSHA and industry standards for employees who could be exposed to mercury. The Federal Occupational Safety and Health Administration has previously proposed to lower the maximum permissible exposure level for mercury, and the Company believes that it will be able to comply with the new

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

standard if it is reproposed at the same level. It is possible, however, that even lower mercury emissions or exposure limits could be imposed in the future by the Federal Occupational Safety and Health Administration or the EPA and the cost of compliance with such new limits cannot be estimated at the present time.

     Hazardous and Solid Wastes. The Company's manufacturing facilities generate hazardous and non-hazardous solid wastes which are subject to the requirements of RCRA and comparable state statutes. Under the 1984 amendments to RCRA, the EPA promulgated regulations banning the land disposal of certain hazardous wastes unless the wastes meet defined treatment or disposal standards, including certain mercury-containing wastes generated by the Company's St. Gabriel plant. In response to these regulations, the St. Gabriel plant has substantially reduced the quantity of wastes that are subject to the land ban. The Company has installed an in-plant treatment system that reduces the level of mercury in its wastes below the hazardous classification. The Company's disposal costs could increase substantially if its present disposal sites become unavailable due to capacity or regulatory restrictions. The Company presently believes, however, that its current disposal arrangements, together with the new treatment system, will allow the Company to continue to dispose of land-banned wastes with no material adverse effect on it.

     Superfund. The Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), also known as the "Superfund" law, imposes liability, without regard to fault or the legality of the original conduct, on certain classes of persons for the clean-up of releases of a "hazardous substance" into the environment. These persons include the owner or operator of the disposal site or sites where the release occurred and companies that disposed or arranged for the disposal of hazardous substances found at the site. Persons who are or were responsible for releases of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources. In the ordinary course of the Company's operations, substances are generated that fall within the definition of "hazardous substances," and the Company is the owner or operator of several sites at which hazardous substances have been released into soil or groundwater. Under CERCLA, regulatory agencies or third parties may incur costs to investigate or remediate such conditions and seek reimbursement from the Company for such costs. However, no investigations or remedial activities are currently being conducted under CERCLA by third parties at any of the Company's facilities. Such activities are being carried out at certain facilities under the other statutory authorities discussed above.

     Canadian Environmental Laws. The PCI Canada Business facilities (other than the Charlotte, North Carolina facility) are governed by federal environmental laws adopted by the Canadian parliament and administered by Environment Canada and by provincial environmental laws adopted by the respective provincial legislatures and enforced by administrative agencies. Many of these laws are comparable to the U.S. laws described above. In particular, the Canadian environmental laws generally provide for control and/or prohibition of pollution, for the issuance of certificates of authority or certificates of authorization which permit the operation of regulated facilities and prescribe limits on the discharge of pollutants, and for penalties for the failure to comply with applicable laws. These laws include the substantive areas of air pollution, water pollution, solid and hazardous waste generation and disposal, toxic substances, petroleum storage tanks, protection of surface and subsurface waters, and protection of other natural resources. However, there is no Canadian law similar to CERCLA that would make a company liable for legal off-site disposal. The Canadian statutes and regulations which are expected to have the most significant impact on the operations of the Company are summarized below.

     The Canadian Environmental Protection Act ("CEPA") is the primary federal statute which governs environmental matters throughout the provinces. The Chlor-Alkali Mercury Release Regulations and the Chlor-Alkali Mercury Liquid Effluent Regulations, adopted under the CEPA, regulate the operation of the Dalhousie facility and the remediation of the Cornwall chlor-alkali facility. In particular, these regulations provide for the quantity of mercury a chlor-alkali plant may release into the ambient air and the quantity of mercury that may be released with liquid effluent. The federal Fisheries Act is the principal federal water pollution control statute. It prohibits the deposit of deleterious substances into waters frequented by fish. This law would apply in the event of a spill of caustic soda or other deleterious substance that adversely impacts marine life in a waterway. The Cornwall, Becancour, Dalhousie, Abercrombie and Point Tupper sites are all located adjacent to major waterways and are therefore subject to the requirements of this statute.

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

     The primary provincial environmental laws include the Environmental Protection Act in the province of Ontario, the Quebec Environment Quality Act ("EQA") in Quebec, the Clean Environment Act in New Brunswick, and the Nova Scotia Environment Act in Nova Scotia. In general, each of these acts regulates the discharge of a contaminant into the natural environment if such discharge causes or is likely to cause an adverse effect. If a contaminant is discharged into the natural environmental in contravention of the general prohibition or the regulations adopted thereunder, the regulatory authority may issue an order directing the responsible party to investigate or correct a condition, or to limit or repair the source of the discharge. In Quebec, a person who is responsible, in whole or in part, for contamination which is likely to affect the life, health, safety, welfare or comfort of human beings, or to cause damage or to otherwise impair the quality of the soil, vegetation, wildlife or property, may be required to prepare an environmental study of contamination and a plan for remediation and to remove, collect or neutralize the contaminants, or to take any other measures to restore the environment. In addition, the Quebec Minister of Environment may also take any measures considered necessary to clean up contaminants and to recover the direct and indirect costs related to such measures from any person who had custody of or control over the contaminants. In the other jurisdictions, such orders may generally be issued to the owner or previous owner of the source of the contaminant, any person who is or was in occupation of the source of contaminant, or a person who has or had the charge, management or control of the source of the contaminant. The order may require a number of actions, including limiting the rate of discharge of the contaminant or requiring the repair or prevention of injury or damage from the contaminant. In certain circumstances, there is also a duty upon an owner of a pollutant and upon a person having control of a pollutant that is discharged to do everything practicable to prevent the adverse effect and to restore the natural environment. Certificates of Authority may also be issued under the various provincial environmental laws to permit construction and operation of regulated facilities.

     The PCI Canada Business facilities that were acquired by the Company at Becancour and Dalhousie, as well as the Canso facility, include landfills and impoundments in which brine muds and sludges have been or will be disposed. Inactive disposal areas have been closed, and the active facilities are permitted under their respective statutory requirements. Many of the active and inactive disposal sites have a system of groundwater monitoring wells which are sampled and the results reported to governmental authorities on a regular basis. Some groundwater contamination, including mercury and chlorides, has been identified as a result of this monitoring, but there are presently no requirements to remediate such conditions or to modify the disposal areas. These disposal sites will be a long-term management obligation for the Company. The Company anticipates that it will incur annual monitoring costs for such facilities for the foreseeable future. Although the Company understands that no remediation is currently required for such facilities, it is possible that such requirements could be imposed in the future. Such costs would be included in the general environmental indemnity provided by ICI if they are incurred within the next ten years. Thereafter, all monitoring, closure and post-closure for these disposal areas will be the responsibility of the Company. There can be no assurance that such costs will not be material at the time they are incurred, but the Company presently cannot predict whether, or when, any material closure or remediation requirements might be imposed.

     The Cornwall facility was historically used for the production of chlor-alkali products from mercury cells and for the production of carbon tetrachloride and carbon disulfide. The Company purchased equipment and leased buildings required to conduct future operations, and did not acquire the real property at Cornwall. ICI agreed to retain responsibility for pre-closing conditions, including ongoing remediation, at the Cornwall facility. Liabilities from pre-closing operations at the Cornwall site are specifically enumerated as an excluded liability that the Company did not acquire in connection with its purchase of the PCI Canada Business. The Company does not believe that it will have any material liability related to the Cornwall site. However, the Company will conduct future operations at the site and the Company could have some liability for operational improvements or, to the extent that such operations contribute additional contaminants to the soil or water, for remediation. In addition, there can be no assurance that ICI will promptly perform the obligations under its indemnity or that it will have the financial resources to complete the required remediation.

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

  Indemnities

     ZENECA Indemnity. The Company's Henderson plant is located within what is known as the "Basic Complex." Soil and groundwater contamination have been identified within and adjoining the Basic Complex, including land owned by the Company. A groundwater treatment system has been installed at the facility and, pursuant to a consent agreement with the Nevada Division of Environmental Protection, a study is being conducted to further evaluate soil and groundwater contamination at the facility and other properties within the Basic Complex and to determine whether additional remediation will be necessary with respect to the Company's property.

     In connection with the 1988 acquisition of the Henderson and St. Gabriel properties by PAI, the sellers agreed to indemnify the Company with respect to, among other things, certain environmental liabilities associated with historical operations at the Henderson site. Zeneca Delaware Holdings, Inc. and Zeneca, Inc. (collectively, the "ZENECA Companies") have assumed the indemnity obligations. In general, PAI is indemnified against environmental costs which arise from or relate to pre-closing actions which involved disposal, discharge or release of materials resulting from the former agricultural chemical and other non-chlor-alkali manufacturing operations at the Henderson plant. The ZENECA Companies are also responsible for costs arising out of the pre-closing actions of Basic Investments and pre-closing actions at the Basic Complex and for other pre-closing environmental liabilities arising at other off-site locations. Under the ZENECA Indemnity, the Company may only recover indemnified amounts for environmental work to the extent that such work is required to comply with environmental laws or is reasonably required to prevent an interruption in the production of chlor-alkali products. The ZENECA Indemnity also covers certain claims by non-governmental third parties. The Company is responsible for environmental costs relating to the chlor-alkali manufacturing operations at the Henderson plant, both pre- and post-acquisition, for certain actions taken without ZENECA's consent and for certain operation and maintenance costs of a groundwater treatment system at the facility.

     Payments for environmental liabilities under the ZENECA Indemnity, together with other non-environmental liabilities for which the ZENECA Companies agreed to indemnify the Company, cannot exceed approximately $65 million. Through September 30, 1997, the Company has been reimbursed for approximately $12 million of costs covered by the ZENECA Indemnity, but the ZENECA Companies may have directly incurred additional costs that would further reduce the total amount remaining under the ZENECA Indemnity. In 1994, the Company recorded an additional $3.2 million environmental reserve related to pre-closing actions at sites that are the responsibility of ZENECA. At the same time a receivable was recorded from ZENECA for the same amount. It is the Company's policy to record such amounts when a liability can be reasonably estimated. No additional amounts were recorded in 1995, 1996 or 1997.

     As a result of the PAI Acquisition, the ZENECA Indemnity will terminate on April 20, 1999. The ZENECA Indemnity will continue to cover claims after the expiration of the term of the indemnity provided that, prior to the expiration of the indemnity, proper notice to the ZENECA Companies is given and either the ZENECA Companies have assumed control of such claims or the Company is contesting the legal requirements that gave rise to such claims, or has commenced removal, remedial or maintenance work with respect to such claims, or has commenced an investigation which results in the commencement of such work within ninety days. The Company believes that the ZENECA Companies will continue to honor their obligations under the ZENECA Indemnity for claims properly presented by the Company. It is possible, however, that disputes could arise between the parties concerning the effect of contractual language and that the Company would have to subject its claims for clean-up expenses, which could be substantial, to the contractually-established arbitration process.

     PAI Sellers' Indemnity. In the PAI Acquisition Agreement, the sellers agreed to indemnify Pioneer, PAAC and their affiliates for certain environmental liabilities that result from certain discharges of hazardous materials, or violations of environmental laws, arising prior to the closing date from or relating to the PAI plant sites or arising before or after the closing date with respect to certain environmental liabilities relating to the Contingent Payment Properties. Amounts payable pursuant to the PAI Sellers' Indemnity will generally be payable as follows: (i) out of certain reserves established on PAI balance sheet at December 31, 1994;

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

(ii) either by offset against the amounts payable under the Pioneer Seller Notes or from amounts held in the Contingent Payment Account; and (iii) in certain circumstances and subject to specified limitations, out of the personal assets of the sellers. See "Business -- Basic Investments." The Company is required to reimburse the sellers with amounts recovered under the ZENECA Indemnity or from other third parties. The Company and the sellers have agreed that they will cooperate in matters relating to the ZENECA Indemnity. The Company has also agreed to indemnify the sellers for certain environmental liabilities that may arise after the closing date. See "Risk Factors -- Environmental
Regulation -- Henderson Remediation Matters; ZENECA Indemnity; PAI Sellers' Indemnity."

     OCC Tacoma Indemnity. The Tacoma Facility is located adjacent to the Hylebos Waterway, which is connected to Commencement Bay. The Hylebos Waterway is one of the study areas included in the Commencement Bay Nearshore/Tideflats site which has been placed on the National Priorities List for remediation under CERCLA. OxyChem is a member of the Hylebos Cleanup Committee ("HCC"), which has entered into a consent agreement with the EPA under which the HCC will prepare a pre-remedial design for cleanup of the Hylebos Waterway. OxyChem is participating in a voluntary, non-binding mediation under which an arbitrator will allocate liability for the waterway among approximately 30 participating PRPs. The aggregate costs of the cleanup of the Hylebos Waterway will depend upon cleanup levels established by the EPA. Cleanup levels have been selected by the EPA and a remediation plan is being prepared but has not yet been finalized or approved by the EPA. The Company believes that a remediation plan based upon the final EPA cleanup levels may be completed within five years, and that the voluntary mediation will be completed prior to that date. However, the Company cannot presently determine the amount of cleanup costs that will ultimately be allocated to OxyChem, or the timing of such final allocation.

     The Tacoma Facility has a RCRA treatment, storage, and disposal facility permit which requires the plant to investigate groundwater contamination at the site and to treat the groundwater to standards established in the permit. Pursuant to this requirement, the plant has installed a groundwater extraction, treatment and injection system (not included in the Tacoma Acquisition), which withdraws the groundwater, removes volatile organic compounds (including trichloroethylene and perchloroethylene) and returns the treated water to the subsurface through wells that are designed to control off-site migration of contamination. The plant has estimated that this groundwater system will operate for at least 30 years. Certain other areas at and near the Tacoma Facility are currently being voluntarily investigated under the oversight of the Washington Department of Ecology ("DOE") or the EPA. OCC Tacoma has voluntarily proposed to investigate certain substances that may exceed site-specific cleanup levels in the embankment area of the Tacoma Facility next to the Hylebos Waterway and in a subtidal and intertidal area adjacent to the northern portion of the Tacoma Facility, and to submit investigation and remediation plans for consideration by the EPA. If remediation plans are agreed upon, these areas would be remediated either in conjunction with or prior to the general remediation of Hylebos Waterway sediments.

     OxyChem has been named as a Potentially Liable Party ("PLP") under state law for remediation of, or it is voluntarily investigating, certain off-site, upland disposal sites used by the Tacoma Facility. OCC Tacoma has agreed to retain responsibility for these sites. Two other properties, located immediately adjacent to the Tacoma Facility, have allegedly been affected by operations at the Tacoma Facility. A groundwater contamination plume under the Tacoma Facility extends to the northwest and west. This area is being addressed by the Tacoma Facility's groundwater treatment system. In August 1997, OCC Tacoma acquired the neighboring property to the south of the Tacoma Facility. Waste from the Tacoma Facility was allegedly disposed in the past on the embankment area of this neighboring property and allegedly impacted the groundwater quality. The embankment area of this property is currently under investigation with the oversight of the DOE and the EPA. Remediation of this embankment area will be conducted, if necessary, in conjunction with the remediation of the adjacent embankment area of the Tacoma Facility. At this time, the Company is not able to determine the cost or scope of any such remediation of this neighboring property.

     In connection with the Tacoma Acquisition, OCC Tacoma agreed to indemnify the Company with respect to certain environmental matters, which indemnity is guaranteed by OxyChem. In general, the Company will be indemnified against damages incurred for remediation of certain environmental conditions, for certain environmental violations caused by pre-closing operations at the site and for certain common law

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

claims. The conditions subject to the indemnity are sites at which hazardous materials have been released prior to closing as a result of pre-closing operations at the site, including Commencement Bay (outside the Hylebos area), off-site disposal sites in areas upland of the waterways and natural resource damages (together, the "Excluded Environmental Conditions"). In addition, OCC Tacoma will indemnify the Company for certain costs relating to releases of hazardous materials from pre-closing operations at the site into Hylebos Waterway, site groundwater containing certain volatile organic compounds that must be remediated under the RCRA permit, and historical disposal areas on the embankment adjacent to the site for maximum periods of 24 or 30 years, depending upon the particular condition, after which the Company will have full responsibility for any remaining liabilities with respect to such conditions. OCC Tacoma may obtain an early expiration date for conditions other than the Excluded Environmental Conditions by obtaining a discharge of liability or an approval letter from a governmental authority. Although there can be no assurance that the presently anticipated remediation work will be completed prior to the expiration of the indemnity, or that additional remedial requirements will not be imposed thereafter, the Company believes that the residual liabilities, if any, can be managed in a manner that will not have a material adverse effect on the Company.

     OCC Tacoma will also indemnify the Company against certain other environmental conditions and environmental violations caused by pre-closing operations that are identified after the closing. Environmental conditions that are subject to formal agency action within five years after closing or to an administrative or court order within ten years after closing, and environmental violations that are subject to formal agency action within two years after closing or to an administrative or court order within five years after closing, will be covered by the indemnity up to certain dollar amounts and time limits. The Company will indemnify OCC Tacoma for environmental conditions and environmental violations identified after the closing if (i) an order or agency action is not imposed within the relevant time frames or (ii) applicable expiration dates or dollar limits are reached.

     The Company is responsible for remediation of environmental conditions and correction of environmental violations caused by post-closing actions at the site (other than post-closing actions by OCC Tacoma and its representatives) and the Company will indemnify OCC Tacoma for such conditions and violations. Moreover, if the Company takes certain actions which increase the cost of remediation or result in the identification of new environmental conditions after the closing, the Company will be liable for such costs. In particular, the Company may not, without OCC Tacoma's consent, construct new facilities within designated areas of the site that are being or will be remediated. In addition, the Company must consult with OCC Tacoma prior to construction or expansion in other areas of the site that requires the disturbance, excavation or remediation of soil, sediment or groundwater. This could limit the Company's ability to expand production capacity or to add material new capacity at the site.

     The indemnity obtained from OCC Tacoma for the Excluded Environmental Conditions, for expansion of or repairs to improvements at the site and for certain other matters is personal to the Company and its affiliates and may not, without OCC Tacoma's consent, be assigned to other persons.

     The Company has reviewed the time frames currently estimated for remediation of the known environmental conditions associated with Commencement Bay, the Hylebos Waterway, the plant and adjacent properties and the Company presently believes that it will have no material liability upon the termination of OCC Tacoma's indemnity. However, the OCC Tacoma indemnity is subject to limitations as to dollar amount and duration, as well as certain other conditions, and there can be no assurance that such indemnity will be adequate to protect the Company, that remediation will proceed on the present schedule, that it will involve the presently anticipated remedial methods, or that unanticipated conditions will not be identified. If these or other changes occur, the Company could incur a material liability for which it is not insured or indemnified.

     PCI Canada Acquisition Indemnity. In the Purchase Agreement, ICI and its affiliates (the "ICI Indemnitors") have agreed to indemnify the Company for certain liabilities associated with environmental matters arising from pre-closing operations of the PCI Canada Business. In particular, the ICI Indemnitors will retain unlimited responsibility for environmental liabilities associated with the Cornwall site, liabilities arising out of the discharge of contaminants into rivers and marine sediments and liabilities arising out of off-site disposal sites (the "Retained Environmental Liabilities"). The ICI Indemnitors will also provide a general

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

environmental indemnity for other pre-closing environmental matters. This indemnity will terminate on October 31, 2007, and is subject to a limit of $25 million. The Company may not recover under the environmental indemnity until it has incurred cumulative costs of $1 million, at which point the Company may recover costs in excess of $1 million.

     With respect to the Becancour and Dalhousie facilities, the ICI Indemnitors will be responsible under the general environmental indemnity for 100% of the costs incurred in the first five years after October 31, 1997 and for a decreasing percentage of such costs incurred in the following five years. Thereafter, the Company will be responsible for environmental liabilities (other than the Retained Environmental Liabilities) at such facilities.

     The Company will indemnify ICI for environmental liabilities arising out of post-closing operations and for liabilities arising out of pre-closing operations that are not indemnified by the ICI Indemnitors.

     The Company believes that the indemnity provided by ICI will be adequate to address the known environmental liabilities at the acquired facilities, and that any residual liabilities incurred by the Company will not be material. However, no assurance can be given that the indemnity will be adequate in the event that new facts or conditions are identified, new or different statutory or regulatory requirements are imposed, substantial changes in remedial or disposal techniques or costs occur, or the anticipated timing of remedial requirements is changed. Further, no assurance can be given that ICI or its affiliates will promptly pay for liabilities covered by the indemnity as they arise, or that ICI and its affiliates will have the financial resources to provide such indemnity. If these or other changes occur, the Company could incur a material liability for which it is not insured or indemnified.

  Remediation Matters

     General. Most of the plant sites on which the Company's manufacturing operations are located have been used for many years. Although the Company believes that prior operators utilized operating and disposal practices that met industry standards at the time, state and federal laws relating to remediation of historical disposal sites have become more stringent. As a result, to the extent wastes have been released or disposed of at its manufacturing sites, the Company has in the past been, and will in the future be, required to remediate contaminated property or remove previously disposed wastes and address related liabilities. In the past the Company has been subject to claims by neighboring landowners and other third parties asserting claims for personal injury and property damage allegedly caused by hazardous substances released into the environment. However, the Company has resolved, or expects to resolve, such claims without material liability.

     Basic Complex. Environmental contamination, including soil and groundwater contamination, has been identified within and adjoining the Basic Complex, including land owned and occupied by the Company. The Company is cooperating with the NDEP with respect to the issues affecting such property. In 1983, Stauffer Chemical, Montrose and the NDEP entered into a Consent Order requiring Stauffer Chemical and Montrose to install a groundwater intercept system to analyze for designated organic chemicals identified in the groundwater outside Stauffer Chemical's plant site and to remove certain chemicals to levels specified in the Consent Order. At that time, the NDEP made a finding that the organic contamination that had migrated off site did not represent an imminent or substantial endangerment to human health or the environment. In consideration for the companies' implementation of the groundwater intercept system, the State of Nevada and the NDEP granted the companies a release and covenant not to sue under certain environmental statutes for any civil liabilities or claims arising out of the presence of the organics covered by the Consent Order, subject to the compliance by the companies with the Consent Order. The companies have implemented the groundwater intercept system, and it meets the treatment levels specified in the Consent Order. Although the Company is not a party to the Consent Order, the Company contractually agreed, in connection with its acquisition of the Henderson facility, to operate the system and to pay for 50% of certain operating and maintenance costs for the system. Montrose agreed to pay the other 50% of such costs, and ZENECA must pay for remaining obligations arising as a result of the Consent Order. While it is possible that these costs could increase substantially if the existing groundwater treatment system must be modified or expanded, or additional groundwater remediation is required, the Company believes that some of these costs would be borne by Montrose and ZENECA, and the remaining costs would not have a material adverse effect on the Company. At the present time, however, the Company cannot reasonably estimate the scope of any other operating and maintenance requirements or their probable cost.

     PCAC, along with Stauffer Management Company ("Stauffer Management") (a ZENECA subsidiary), Montrose, Kerr McGee, Timet and Chemical Lime entered into a Consent Agreement in 1991 with the NDEP under which the parties agreed to provide reports summarizing documented information regarding historical waste disposal at each of their sites at the Basic Complex. These reports were Phase I of the "Environmental Conditions Assessment" (or "ECA") process for the Basic Complex. PCAC and Stauffer Management submitted the required report for the PCAC plant site in April 1993. The Phase I Report identified both present and former waste management areas, including disposal sites for agricultural chemicals formerly manufactured at the site and ponds used for disposal of chlor-alkali waste water.

     PCAC and Stauffer Management have entered into a Phase II agreement with the NDEP, which would cover additional investigation of the plant site, including additional soil and groundwater sampling. The parties have received a Letter of Understanding which identifies the areas that will be addressed in Phase II. Montrose also filed a report covering its leased portions of the Henderson property and has negotiated a Phase II agreement with the NDEP. In certain instances, PCAC, Stauffer Management and Montrose will cooperate in the preparation of information required for Phase II.

     PCAC and Stauffer Management also participated as members of the Henderson Industrial Site Steering Committee in the submission in April 1993 of a report regarding the Basic Complex common disposal areas. Historical waste management areas identified in the report included a landfill, waste water transmission ditches and waste water disposal ponds. These areas were used in the past for disposal of wastes manufactured in the Basic Complex. Additional investigations of the Basic Complex common area pursuant to a Phase II agreement are nearing completion. Limited remediation of asbestos contamination is ongoing, and it is likely that further remediation of soil or groundwater may follow completion of the Phase II investigations. Because the costs of future remedial obligations cannot be determined until the investigation is complete, it is not possible to determine whether, if at all, such costs will exceed amounts currently reserved with respect to such liabilities.

     The EPA is not a party to the various agreements with the NDEP and therefore is not bound by the terms of such agreements, nor is it bound by the release and covenant not to sue set forth in the Consent Order. The EPA is not presently pursuing any enforcement action relating to remediation of historical waste disposal at PCAC or the Basic Complex common area. There can be no assurance, however, that the EPA will not attempt to exercise its jurisdiction under federal environmental statutes, including CERCLA, with respect to the Basic Complex common areas or the individual plant sites in the future. If the EPA elects to exercise its jurisdiction over the Basic Complex or the Henderson plant and pursue an independent enforcement action, it is possible that the costs of remediation would substantially exceed those that the Company currently anticipates under the terms of the NDEP Consent Agreement.

     The Company believes that the remediation costs related to the Company's chlor-alkali facilities will not be material and that it will be reimbursed under the ZENECA Indemnity or the PAI Sellers' Indemnity or by other responsible parties for substantially all of the non-chlor-alkali related remediation costs that may be incurred in connection with historical waste disposal at the Henderson plant and the Basic Complex common areas. The inactive waste management areas at the Henderson facility include a drum disposal area, ponds and other waste disposal areas at which significant quantities of wastes from historical non-chlor-alkali manufacturing operations were disposed of or accumulated. Generally, these historical disposal areas have been closed by leaving the wastes in place and capping them with a clay cover to minimize the migration of any contaminants. Groundwater monitoring wells were installed downgradient to detect any significant contaminant migration. To date, the results from these wells and communications with the NDEP indicate that on-site containment will continue to be an acceptable long-term waste management solution for these historical wastes. However, if off-site disposal is required, because of more stringent disposal standards in the future or unanticipated significant groundwater impacts from these areas, the cost of such disposal could be substantial and could, together with other remediation obligations, approach or exceed the amount available under the

ZENECA Indemnity, the PAI Sellers' Indemnity or by other responsible parties. No assurance can be given that the Company will not be required to incur significant expenses for remedial and other liabilities under environmental laws in connection with the Henderson facility or operations, whether at or near the Henderson facility or at off-site locations, or that such expenses will be reimbursed under the ZENECA Indemnity or the PAI Sellers' Indemnity or by other responsible parties. See "Risk Factors -- Environmental Regulation."

     Antioch Plant. Kemwater's Antioch plant received a Clean-up and Abatement Order from the California Regional Water Quality Control Board (the "RWQCB") relating to contaminated groundwater. The RWQCB has requested Kemwater to prepare a work plan for additional investigation and remediation of the groundwater. Kemwater is preparing a plan for additional investigation and is reviewing the costs associated with remediation technologies that would meet the state standards. In the event that treatment of the ground water is necessary, there can be no assurance that it would not have a material adverse effect on Kemwater.

INSURANCE

     The Company maintains general liability insurance and property and business interruption insurance, as well as worker's compensation insurance. In accordance with customary industry practice, the Company is not fully insured against all risks incident to its business. Because of the nature of industry hazards, it is possible that liabilities for pollution and other damages arising from a major occurrence could exceed insurance coverage or policy limits or that such insurance may not be available at reasonable rates in the future. Any such liabilities could have a material adverse effect on the Company.

LEGAL PROCEEDINGS

     The Company has been named as a defendant in various legal proceedings arising in the ordinary course of its business. In the opinion of management, none of such litigation is material to the Company's financial statements.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF PAAC

     The directors and executive officers of PAAC as of November 1, 1997 are as follows:

                NAME                   AGE                      POSITION
                ----                   ---                      --------
William R. Berkley...................  51    Chairman of the Board
Michael J. Ferris....................  53    President and Chief Executive Officer and
                                             Director
Philip J. Ablove.....................  57    Vice President and Chief Financial Officer and
                                               Director
Jerry B. Bradley.....................  51    Vice President, Human Resources
Verrill M. Norwood...................  66    Vice President, Environmental and Regulatory
                                             Affairs
Kent R. Stephenson...................  48    Vice President, General Counsel and Secretary
Ronald E. Ciora......................  56    President of All-Pure
James E. Glattly.....................  50    President of PCAC
Norman E. Thogersen..................  50    President of PCI Canada and PCI Carolina
Andrew M. Bursky.....................  41    Director
Donald J. Donahue....................  73    Director
Richard C. Kellogg, Jr...............  46    Director
Paul J. Kienholz.....................  66    Director
Jack H. Nusbaum......................  57    Director
Thomas H. Schnitzius.................  55    Director

     The Board of Directors has an Executive Committee and an Audit Committee. The current members of the Executive Committee are Messrs. Berkley, Bursky, Ferris and Donahue. The current members of the Audit Committee are Messrs. Donahue and Nusbaum. The current members of the Compensation and Stock Option Committee are Messrs. Berkley, Bursky and Donahue.

     William R. Berkley has been a director of PAAC since its formation in March 1995 and Chairman of the Board and a director of Pioneer since its formation in 1987. He also serves as Chairman of the Board of several companies which he controls or founded. These include W.R. Berkley Corporation, a property and casualty insurance holding company, and Interlaken Capital, Inc., a private investment and consulting firm. Mr. Berkley is also a director of Strategic Distribution, Inc., a publicly traded distributor of maintenance and safety products to industry.

     Michael J. Ferris has served as President and Chief Executive Officer of PAAC and Pioneer since January 5, 1997. Prior to joining PAAC and Pioneer, he was employed by Vulcan Materials Company, a company engaged in the production of industrial materials and commodities, from March 1974 to January 1997, where he served as Executive Vice President, Chemicals from 1996 to 1997. Mr. Ferris is also a director of ChemFirst, Inc., a specialty chemical company.

     Philip J. Ablove has served as Vice President and Chief Financial Officer of PAAC and Pioneer since March 1996, after serving as Acting Chief Financial Officer since October 1995, and has been a director of PAAC since its formation in March 1995 and a director of Pioneer and its corporate predecessor since January 1991. He was President and Chief Executive Officer of Pioneer's corporate predecessor from January 1991 to July 1992, and he served as a consultant to such entity from October 1990 to January 1991. Mr. Ablove served as a consultant to Pioneer from October 1995 to March 1996. He has served as a consultant to various companies since 1983.

     Jerry B. Bradley has served as Vice President of Human Resources of PAAC and of Pioneer since October 1995. From May 1993 to October 1995, Mr. Bradley was President of Tandem Partners, Inc., a human resources consulting firm. From 1978 to 1993 he was employed by Occidental Chemical Corporation, where he served as Vice President, Human Resources from 1978 to 1993.

     Verrill M. Norwood has served as Vice President of Environmental and Regulatory Affairs of PAAC since the consummation of the PAI Acquisition on April 20, 1995, and as Vice President of Environmental and Regulatory Affairs of PAI since 1990. Prior to joining PAI, Mr. Norwood was employed by Olin Corporation from 1973 to 1990, where he served as Vice President, Environmental Affairs from 1978 to 1990.

     Kent R. Stephenson has served as Vice President, General Counsel and Secretary of PAAC since the consummation of the PAI Acquisition on April 20, 1995, as Vice President, General Counsel and Secretary of PAI since June 1995, and as Vice President, General Counsel and Secretary of PAI since 1993. Prior to joining PAI, he was employed by Zapata Corporation, a publicly traded gas services company, from 1978 to 1993. Mr. Stephenson served as Senior Vice President, General Counsel and Secretary of Zapata from 1987 to 1993.

     Ronald E. Ciora has served as President of All-Pure since November 1995. From March 1989 to November 1995, he was President and Chief Operating Officer of DPC Industries, Inc., DX Distribution, Inc. and DXI Industries, Inc., which are companies engaged in chemical distribution, chlorine repackaging and bleach manufacturing.

     James E. Glattly has served as President of PCAC since December 1996, and served as Vice President of Sales and Marketing of PAAC from April 1995 to December 1996 and as Vice President of Sales and Marketing of PAI from 1988 to December 1996. Prior to joining PAI, he was employed by Occidental Chemical Corporation from 1985 to 1988 and from 1974 to 1983, where he served in various capacities, including Western Regional Manager and various other sales positions. From 1983 to 1985 Mr. Glattly served as General Manager of HCI Chemical.

     Norman E. Thogersen has served as President of PCI Canada and PCI Carolina since the consummation of the PCI Canada Acquisition on October 31, 1997. Prior to the PCI Canada Acquisition, Mr. Thogersen served as the Chairman, President and Chief Executive Officer of ICI Canada since 1995, and as Vice President and General Manager of the PCI Canada Business since 1988 . He was employed by ICI Canada for 27 years.

     Andrew M. Bursky has been a director of PAAC since its formation in March 1995 and a director of Pioneer since January 1994. Mr. Bursky has been Managing Director of Interlaken Capital, Inc. since May 1980. He has been Chairman of the Board of Strategic Distribution, Inc. since July 1988. Mr. Bursky was an executive officer of Idle Wild Farm, Inc., a privately owned manufacturer of frozen food, and Blue Lustre Products, Inc., a privately owned company engaged in the sale and leasing of carpet cleaning equipment and other carpet cleaning products, which in October 1993 and October 1995, respectively, while he was an executive officer, filed chapter 11 petitions for reorganization under federal bankruptcy law.

     Donald J. Donahue has been a director of PAAC since its formation in March 1995 and a director of Pioneer since February 1988. Mr. Donahue served as Chairman of the Board of Magma Copper Company from 1987 to 1996 and as Chairman of Nacolah Holding Co., a life and health insurance company, from 1990 to 1993. From 1984 to 1985, Mr. Donahue served as Chairman and was a director of KMI Continental Group, Inc., a natural resource conglomerate. From 1975 to 1984, he was Vice Chairman and a director of Continental Group, Inc. Mr. Donahue is a director of Chase Brass Industries, Inc. and a director of Counsellors Tandem Securities Fund, Inc. and 15 other registered investment companies managed by EMW Warburg Pincus Counsellors, Inc.

     Richard C. Kellogg, Jr. has been a director of PAAC and Pioneer since April 1995. He is currently Chairman of the Board of Basic Investments, a utility and land development holding company, and is a director of Grupo Transmerquin SA, a chemical distribution holding company. He served as Chairman of the Board and Chief Executive Officer of PAAC and as President of Pioneer from April 1995 to January 1997. He was a founder of PAI, serving as its Chairman of the Board, Chief Executive Officer and a director from its inception in 1988 to January 1997. From 1983 to 1993, Mr. Kellogg also served as Vice President of Trans Marketing Houston, Inc. ("TMHI"), an international trading company. TMHI filed for bankruptcy in April 1993 and a liquidation plan was approved by the federal bankruptcy court in December 1993.

     Paul J. Kienholz has been a director of PAAC and Pioneer since June 1996. He served as President and Chief Operating Officer of PAAC from the consummation of the PAI Acquisition on April 20, 1995 until his retirement in November 1996, and as President of PAI from 1988 until his retirement. Prior to joining PAI, Mr. Kienholz was employed by PPG Industries, Inc. from 1959 to 1988, where he served in various capacities, including Director, Chlor-Alkali Products.

     Jack H. Nusbaum has been a director of PAAC since its formation in March 1995 and a director of Pioneer since 1988. Mr. Nusbaum is a Senior Partner and Chairman of the New York law firm of Willkie Farr & Gallagher, where he has been a partner for more than the past twenty-five years. He is a director of W.R. Berkley Corporation, Fine Host Corporation, Strategic Distribution, Inc., The Topps Company, Inc. and Prime Hospitality Corp.

     Thomas H. Schnitzius has served as a director of each of Pioneer and PAAC since the consummation of the PAI Acquisition on April 20, 1995, and as a director of PAI since October 1993. He has been a principal in the Houston investment banking firm of Schnitzius & Vaughan since its formation in October 1987. Prior to 1987, he was a principal in the investment banking firm of Schnitzius & Co., Ltd.

EXECUTIVE COMPENSATION

     Executive officers of PAAC are compensated in their capacity as executive officers of Pioneer or certain of its other subsidiaries. The following table sets forth certain information concerning compensation for service to Pioneer and its subsidiaries paid (i) during the last three fiscal years to William R. Berkley, Chairman of the Board of Pioneer, who received no compensation for acting in a capacity similar to that of a chief executive officer, (ii) during the period from April 21, 1995 to December 31, 1995 and during 1996, to Richard
C. Kellogg, Jr., who acted in a capacity similar to that of a chief executive officer during such period, (iii) during the period from April 21, 1995 to December 31, 1995 and during 1996, to Pioneer's other four most highly compensated executive officers serving during 1996 and (iv) during the period from April 21, 1995 to December 31, 1995 and during 1996, to Paul J. Kienholz, who retired as President and Chief Operating Officer of PAAC on November 30, 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM
                                                                                           COMPENSATION
                                          ANNUAL COMPENSATION                                 AWARDS      ALL OTHER
        NAME AND PRINCIPAL          -------------------------------      OTHER ANNUAL      ------------    COMPEN-
             POSITION               YEAR(1)   SALARY($)    BONUS($)   COMPENSATION(2)($)    OPTIONS(3)    SATION($)
        ------------------          -------   ---------    --------   ------------------   ------------   ---------
William R. Berkley                   1996        8,000(4)        0          22,000                 0             0
  Chairman of the Board              1995        8,000(4)        0          22,000                 0             0
                                     1994            0           0           6,000                 0             0
Richard C. Kellogg, Jr.              1996      300,000      75,000               0                 0         3,750(6)
  President(5)                       1995      206,731     135,900               0           131,691         4,590(6)
James C. Glattly                     1996      193,336      50,000               0                 0         3,750(6)
  President, PCAC(7)                 1995      114,327      69,675               0            53,500         2,453(6)
Philip J. Ablove                     1996      183,318      40,000               0                 0         1,406(6)
  Vice President and
  Chief Financial Officer
Verrill M. Norwood                   1996      172,497      25,000               0                 0        10,890(8)
  Vice President, Environmental,     1995      104,423      58,793               0            26,750       320,893(9)
  Health & Safety, PCAC
Ronald E. Ciora                      1996      165,000      50,000               0                 0         2,062(6)
  President, All-Pure                1995       18,827          --               0            16,050        45,000(10)
Paul J. Kienholz                     1996      250,000      50,000               0                 0        16,623(12)
  President, PCAC(11)                1995      172,243     124,125               0            56,175       539,092(13)

---------------

 (1) Each of Messrs. Kellogg, Kienholz, Glattly and Norwood were officers of PAI on April 20, 1995, when PAI was acquired by Pioneer. After the PAI Acquisition, each served as an executive officer of Pioneer (including service as an executive officer of one or more subsidiaries of Pioneer), and information with respect to 1995 compensation is provided for each only with respect to services provided to Pioneer and its subsidiaries during the portion of the year beginning on April 21, 1995. Information with respect to Mr. Ablove, who became Vice President and Chief Financial Officer of Pioneer on March 8, 1996, and

     Mr. Ciora, who became President of All-Pure on December 1, 1995, is provided for the portions of the relevant years during which each served.

 (2) Mr. Berkley is not an officer of Pioneer. As a director of Pioneer he receives an annual retainer, all or a portion of which has been paid through the delivery of shares under Pioneer's 1993 Non-Employee Director Stock Plan. The retainer for service as a director during each of 1995 and 1996 was $22,000 per year, with payment for 1996 in the form of 2,700 shares of Class A Common Stock and $7,994 in cash, and with payment for 1995 in the form of 3,320 shares of Class A Common Stock. The $6,000 in payment of the retainer and director's meeting fees for 1994 was paid in the form of 4,000 shares of Class A Common Stock.

 (3) Expressed in terms of the numbers of shares of Pioneer's Class A Common Stock underlying options granted during the year. All such options were granted under Pioneer's 1995 Stock Incentive Plan.

 (4) Represents director's meeting fees.

 (5) Mr. Kellogg resigned as President of Pioneer and PAAC on January 4, 1997 and no longer serves as an executive officer.

 (6) Represents amounts contributed to match a portion of the employee's contributions under a 401(k) plan.

 (7) Mr. Glattly served as Vice President, Sales and Marketing of PAAC and PCAC until December 1, 1996, when he was named President of PCAC.

 (8) Includes (a) $7,140, representing payment under a supplemental pension plan, and (b) $3,750, which was contributed to match a portion of contributions under a 401(k) plan.

 (9) Includes (a) $318,575, representing payment upon the termination of a salary continuation agreement in effect since 1993, together with payment for the resulting tax liability, and (b) $2,318, which was contributed to match a portion of contributions under a 401(k) plan.

(10) Represents an amount paid as compensation for the loss of benefits from a previous employer.

(11) Mr. Kienholz served as President of PCAC until December 1, 1996. He retired on January 1, 1997, and no longer serves as an executive officer

(12) Includes (a) $12,873, representing payment under a supplemental pension plan, and (b) $3,750, which was contributed to match a portion of contributions under a 401(k) plan.

(13) Includes (a) $533,206, representing payment upon the termination of a salary continuation agreement in effect since 1988, together with payment for the resulting tax liability, and (b) $5,886, which was contributed to match a portion of contributions under a 401(k) plan.

     Pioneer has adopted the 1995 Stock Incentive Plan (the "1995 Stock Incentive Plan"), under which 802,500 shares of Class A Common Stock of Pioneer were reserved for issuance pursuant to the grant of stock based awards to employees of Pioneer and its subsidiaries, including PAAC. Such awards may include incentive stock options, nonqualified stock options, stock appreciation rights ("SARs"), restricted stock awards, phantom stock unit awards, performance share unit awards and other forms of equity-based incentive compensation, or combinations of the foregoing. No more than 133,750 shares of Class A Common Stock may be issued to any one person pursuant to awards of options or SARs during any one year. Share numbers referred to above and in the following discussions have each been adjusted as a result of the 7% stock dividend paid on January 7, 1997. Applicable stock option exercise prices have also been adjusted as a result of the stock dividend. Similar adjustments will occur as a result of a 7% stock dividend to be paid on December 18, 1997.

     On April 20, 1995, options exercisable for approximately 535,000 shares of Class A Common Stock of Pioneer were granted to the employees of PAAC and its subsidiaries pursuant to the 1995 Stock Incentive Plan. Such options are exercisable at a price of $6.07 per share, the fair market value of the Class A Common Stock as of the date of grant. None of the options is exercisable prior to April 20, 1998.

     In 1996 Pioneer adopted the Key Executive Stock Grant Plan, under which 535,000 shares of Class A Common Stock of Pioneer were reserved for issuance pursuant to the grant of stock based awards to senior executives of Pioneer and its subsidiaries, including PAAC. Such awards are to be made in the form of phantom stock awards under Pioneer's incentive compensation bonus plan, payable upon vesting in shares of Class A Common Stock. No awards have been made under the Key Executive Stock Grant Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

     In 1996, Philip J. Ablove was the only named executive officer who received a grant of options to purchase Class A Common Stock of Pioneer. The following table provides information with respect to such grant:

                                             INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                        -----------------------------------------------------------      VALUE AT ASSUMED
                         NUMBER OF    PERCENT OF TOTAL                                 ANNUAL RATES OF STOCK
                          SHARES          OPTIONS          EXERCISE                   PRICE APPRECIATION FOR
                        UNDERLYING       GRANTED TO         OR BASE                       OPTION TERM(2)
                          OPTIONS       EMPLOYEES IN         PRICE       EXPIRATION   -----------------------
       NAME(1)          GRANTED(#)          1996          (PER SHARE)       DATE        5%($)        10%($)
       -------          -----------   ----------------   -------------   ----------   ----------   ----------
Philip J. Ablove......    53,500           100.0             $5.61         6/04/06      $188,753     $478,378

---------------

(1) The options were granted under Pioneer's 1995 Stock Incentive Plan at fair market value on the date of grant. The options granted are exercisable in 17,833-share increments on June 4 in the years 1999 through 2001.

(2) These amounts represent assumed rates of appreciation in market value from the date of grant until the end of the option term, at the rates set by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation, if any, in Pioneer's stock price. Pioneer did not use an alternative formula for a grant date valuation, as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table shows with respect to the named executive officers the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 1996, with respect to options to purchase Class A Common Stock of Pioneer. Also reported are the values for in-the-money options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Class A Common Stock of Pioneer. No shares of Class A Common Stock of Pioneer were issued during 1996 to any individual as the result of the exercise of stock options.

                                         NUMBER OF SHARES
                                      UNDERLYING UNEXERCISED            VALUE OF UNEXERCISABLE
                                     OPTIONS AT DECEMBER 31,           IN-THE-MONEY OPTIONS AT
                                             1996(#)                   DECEMBER 31, 1996($)(1)
                                   ----------------------------      ----------------------------
             NAME(1)               EXERCISABLE    UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
             -------               -----------    -------------      -----------    -------------
Richard C. Kellogg, Jr...........    -0-             131,691           -0-            -0-
James E. Glattly.................    -0-              53,500           -0-            -0-
Philip J. Ablove.................    -0-              53,500           -0-            -0-
Verrill M. Norwood, Jr...........    -0-              26,750           -0-            -0-
Ronald E. Ciora..................    -0-              16,050           -0-            -0-
Paul J. Kienholz(2)..............    -0-              56,175           -0-            -0-

---------------

(1) The closing price of the Class A Common Stock of Pioneer on December 31, 1996, the last trading day of Pioneer's fiscal year, was $5.00 per share.

(2) As a result of Mr. Kienholz' retirement on December 31, 1996, the options held by him expired on March 31, 1997.

PENSION PLAN

     PCAC's pension plan provides defined benefit retirement coverage to the executive officers of Pioneer and substantially all of PCAC's employees. At the normal retirement age of 65, participants receive benefits based on their credited service and their covered compensation for the average of their highest five complete consecutive plan years out of their last ten complete consecutive plan years. Covered compensation under the plan includes base pay, overtime and shift differential pay and certain annual performance and sales incentive programs and commissions, but excludes all other items of compensation. However, the Internal Revenue Code limits remuneration which may be taken into account (subject to certain grandfather rules) under the pension plan for 1995 to $150,000. The benefits in the table set forth below are computed as a straight life annuity at age 65. Benefits are not subject to any deduction for social security since the basic benefit formula incorporates the average social security breakpoint in calculating the benefit. Pioneer's other operating subsidiaries do not have similar plans.

                               PENSION PLAN TABLE

                                                   YEARS OF SERVICE(1)
                                   ---------------------------------------------------
          REMUNERATION               15         20         25         30         35
          ------------             -------    -------    -------    -------    -------
$125,000.........................  $27,153    $36,204    $45,255    $54,306    $63,357
 150,000.........................   32,778     43,704     54,630     65,556     76,482
 175,000.........................   32,778     43,704     54,630     65,556     76,482
 200,000.........................   32,778     43,704     54,630     65,556     76,482
 225,000.........................   32,778     43,704     54,630     65,556     76,482
 250,000.........................   32,778     43,704     54,630     65,556     76,482
 300,000.........................   32,778     43,704     54,630     65,556     76,482
 400,000.........................   32,778     43,704     54,630     65,556     76,482
 450,000.........................   32,778     43,704     54,630     65,556     76,482
 500,000.........................   32,778     43,704     54,630     65,556     76,482

---------------

(1) The estimated years of credited service for each of the named executive officers of PAAC as of December 31, 1996, were: Mr. Kellogg -- 5 years; Mr. Kienholz -- 7 years; Mr. Glattly -- 7 years; and Mr. Norwood -- 4 years.

     Messrs. Kienholz and Norwood also participate in a supplemental retirement plan which was established by Pioneer in 1995 in order to fund amounts due to such individuals under agreements reached when they were hired in 1988 and 1993, respectively. Under such plan, Mr. Kienholz began receiving supplemental retirement payments in the amount of $1,073 per month after he reached age 65 in December 1995, and Mr. Norwood began receiving supplemental retirement payments in the amount of $1,428 per month after he reached age 65 in July 1996.

EMPLOYMENT AGREEMENTS AND SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS

     On April 20, 1995, Pioneer entered into a five-year employment agreement with Richard C. Kellogg, Jr. pursuant to which Mr. Kellogg served as President of Pioneer through January 1997 and continues to serve as an employee of Pioneer. Pursuant to the terms of the agreement, Pioneer will continue to pay Mr. Kellogg's annual salary of $300,000 per year through April 20, 2000.

     On April 20, 1995, PCAC extended its existing employment agreement with Mr. Kienholz, pursuant to which Mr. Kienholz served as President of PCAC. The agreement provided for an annual salary of at least $200,000, and for continuing employment until October 31, 1996. Mr. Kienholz retired on December 31, 1996 and thereafter he has provided consulting services to the Company under an agreement which provides for consideration of $2,500 per month. The agreement terminates on December 31, 1997. On April 20, 1995, Pioneer entered into three-year employment agreements with Messrs. Glattly and Norwood. The employment agreement with Mr. Glattly provides for an annual salary of at least $165,000. The employment agreement with Mr. Norwood provides for an annual salary of at least $143,100.

     On March 8, 1996, Philip J. Ablove, who is a director of Pioneer and PAAC, was elected Vice President and Chief Financial Officer of Pioneer, after serving as acting Chief Financial Officer and a management consultant to Pioneer since October 1995. Pioneer has agreed to pay Mr. Ablove an annual salary of $225,000. Following any change of control during his employment by Pioneer, he would be entitled to a severance payment equal to at least 12 months' salary.

     On January 4, 1997, Pioneer entered into a three-year employment agreement with Michael J. Ferris, pursuant to which Mr. Ferris serves as President and Chief Executive Officer of Pioneer and PAAC. The agreement provides for an annual salary of not less than $350,000, and that during 1997 Mr. Ferris will also receive a cash bonus of not less than $200,000, payable quarterly in arrears.

     Under each of the employment agreements currently in effect, the employee will be entitled to receive other benefits made available to executive officers and to receive bonus compensation in accordance with any management incentive plan established by the Board of Directors. Each of the employment agreements provides that if the executive's employment thereunder is terminated by the employer without "just cause" or by the employee for "good reason" (as such terms are defined in the employment agreement), the executive shall continue to receive his annual salary until the last date of the employment term or, if later, the first anniversary of the termination date, subject to certain provisions for offset, and will continue to receive certain other benefits provided for in the agreement. Termination following a change in control does not constitute "just cause" or "good reason", but "good reason" does include the failure of any successor to the employer by operation of law to assume the employment agreement.

     Pioneer and Mr. Ferris entered into a Stock Purchase Agreement dated January 4, 1997, in connection with Mr. Ferris' employment as President and Chief Executive Officer of Pioneer. In accordance with the terms of the agreement, on February 13, 1997, Pioneer sold 150,000 shares of Pioneer's Class A Common Stock to Mr. Ferris for $5.346 per share, or $801,900 in the aggregate. The price paid was the average of the closing sale prices of the Common Stock as reported on the NASDAQ National Market System on the days during which the Common Stock was traded during the 30 consecutive trading days immediately preceding the date of the agreement. The shares were sold to Mr. Ferris in reliance on the exemption provided by Section 4(2) of the Securities Act.

     On January 4, 1997, Mr. Ferris was granted an incentive stock option to purchase 133,750 shares of Class A Common Stock under Pioneer's 1995 Stock Incentive Plan, at an exercise price of $5.00 per share, the fair market value of a share of Class A Common Stock on the date of grant. The option is exercisable in 20,000-share increments on January 4 in the years 1998 through 2003, with an additional 13,750 exercisable on January 4, 2004. Mr. Ferris was also granted a non-qualified stock option to purchase 191,250 shares of Class A Common Stock at an exercise price of $5.00 per share. The option is exercisable in 38,250-share increments on January 4 in the years 1998 through 2002. As a part of his compensation package, it was also agreed that Mr. Ferris will receive a future grant of a non-qualified stock option to purchase 25,000 shares of Class A Common Stock on January 4 in each of the years 1998, 1999 and 2000. Shares subject to the options will have exercise prices of $6.00, $7.00 and $8.00, respectively.

COMPENSATION OF DIRECTORS

     Directors of PAAC do not receive a fee for service as directors. Directors of PAAC are reimbursed for travel expenses incurred in attending board and committee meetings.

     All of the directors of PAAC also serve as directors of Pioneer. In 1992, the Board of Directors of Pioneer established a policy under which each director who is not also an employee of Pioneer receives an annual retainer and a fee for each meeting attended. Pursuant to Pioneer's 1993 Non-Employee Director Stock Plan, Pioneer granted each non-employee director who served throughout the year 2,700 shares of Class A Common Stock of Pioneer and $7,994 in cash in payment of the 1996 annual retainer of $22,000, and each director was paid $2,000 for each Board of Directors meeting attended in 1996. Mr. Ablove received 501 shares and $1,489 in cash in payment of the retainer as a result of his service as a non-employee director during a portion of the year. Mr. Bursky has been granted a non-qualified stock option to purchase 85,000 shares of Class A Common Stock at an exercise price of $5.56 per share. The option is exercisable in increments of 40,000 shares, 20,000 shares, 20,000 shares and 5,000 shares on May 15 in the years 1998 to 2001, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     William R. Berkley, a member of the Compensation and Stock Option Committee of PAAC and Pioneer, is a director of PAAC and the Chairman of the Board of Directors of Pioneer. Mr. Berkley (who may be deemed to beneficially own all shares of Pioneer common stock held by the Interlaken Partnership) may be deemed to beneficially own approximately 59.9% of the voting power of Pioneer. See "Stock Ownership."

                              CERTAIN TRANSACTIONS

     PCAC, a wholly-owned subsidiary of PAAC, is party to an agreement with Basic Investments, an entity in which PCAC owns a minority interest (and which constitutes part of the Basic Ownership held for the benefit of the sellers in the PAI Acquisition), for the delivery of water to the Henderson production facility. The agreement provides for the delivery of a minimum of eight million gallons of water per day. The agreement expires on December 31, 2014, unless terminated earlier in accordance with the provisions thereof. Basic Investments also charges PCAC and other companies in the Basic Complex for power distribution services. For the year ended December 31, 1996, Basic Investments charged PCAC approximately $500,000 for the provision of such services. At December 31, 1996, net receivables from Basic Investments were $300,000. See "Business -- Basic Investments."

     PCAC sells certain services to and purchases steam from Saguaro Power. For the year ended December 31, 1996, sales to Saguaro Power totaled $1.0 million and purchases from Saguaro Power totaled $1.8 million; as of December 31, 1996, Saguaro Power owed PCAC $0.1 million and PCAC owed Saguaro Power $0.2 million. See "Business -- Saguaro Power."

     PCAC is also party to a development management agreement with Victory Valley, an entity controlled by Basic Investments and in which PCAC owns a minority interest (and which constitutes part of the Basic Ownership held for the benefit of the sellers in the PAI Acquisition). Pursuant to the agreement, Victory Valley manages the development of certain real property in Henderson, Nevada which is a portion of the Excess Land owned by PCAC.

     PCAC sells certain products to Kemwater at market prices. Sales to Kemwater totaled $8.8 million during the year ended December 31, 1996. Kemwater provides transportation services to PCAC at market prices which totaled $1.8 million for 1996.

     PAI sold caustic soda to TMHI for export from 1988 to 1993 and participated in certain joint insurance programs. Mr. Kellogg, who was an executive officer and director of PAI, co-founded TMHI and served as a director and executive officer of TMHI. PAI wrote off $1.3 million of receivables in 1992 and charged an additional $1.1 million against income in 1993 related to sales to TMHI that were deemed uncollectible. In April 1993, TMHI filed for bankruptcy.

     In connection with the consummation of the PAI Acquisition, Pioneer issued and sold (i) to the Interlaken Partnership, 3,039,772 shares of Class A Common Stock of Pioneer for an aggregate purchase price of $15 million, and (ii) to Mr. Kellogg, 515,000 shares of Class A Common Stock of Pioneer for an aggregate purchase price of approximately $2.5 million. An entity controlled by Mr. Berkley is the sole general partner of the Interlaken Partnership, and Mr. Berkley also owns approximately 32.3% of the limited partnership interests in the Interlaken Partnership. The Interlaken Partnership beneficially owns approximately 34.9% of the voting power of Pioneer, and William R. Berkley, Chairman of Pioneer and PAAC (who may be deemed to beneficially own all shares of Pioneer common stock held by the Interlaken Partnership), may be deemed to beneficially own approximately 59.9% of the voting power of Pioneer. Mr. Berkley has the right to vote and otherwise act in respect of the shares of Pioneer beneficially owned by the Interlaken Partnership in his capacity, through controlled entities, as the sole general partner of the Interlaken Partnership. See "Stock Ownership."

     Upon consummation of the PAI Acquisition, Interlaken Capital, Inc., an entity controlled by Mr. Berkley, received a fee of approximately $1.6 million from PAAC in connection with financial advisory services with respect to the PAI Acquisition and related financings. The firm was also paid a fee of $300,000, plus reimbursement of reasonable out-of-pocket expenses, for services rendered in connection with the KWT transaction. The firm was paid a fee of approximately $1.3 million, plus reimbursement of reasonable out-of-pocket expenses, for services rendered in connection with the Tacoma Acquisition. The firm was paid a fee of approximately $2.36 million, plus reimbursement of reasonable out-of-pocket expenses, for services rendered in connection with the PCI Canada Acquisition.

     Upon consummation of the PAI Acquisition, Pioneer and PAI entered into employment agreements with the executive officers of PAI, and Pioneer granted to such executive officers options to purchase shares of Pioneer's Class A Common Stock pursuant to its 1995 Stock Incentive Plan. See "Management -- Executive Compensation."

     PAAC and its subsidiaries (the "PAAC Group") have entered into a tax sharing agreement (the "Tax Sharing Agreement") with Pioneer and the other members of the consolidated group (the "Pioneer Group") of which Pioneer is the common parent. Under the Tax Sharing Agreement, (i) Pioneer is obligated to pay the federal income tax liability of the Pioneer Group and (ii) the PAAC Group is required to make tax sharing payments to Pioneer in an amount equal to its share of the Pioneer Group's consolidated cash tax liability, if any. In determining the PAAC Group's share of the Pioneer Group's consolidated cash tax liability
(x) available net operating loss carryforwards each year will be determined as if any prior use of those carryforwards by members of the Pioneer Group other than the PAAC Group (the "Non-PAAC Group"), except carryforwards generated by the Non-PAAC Group after the PAI Acquisition, had not occurred ("Previously Used NOLs") and (y) net operating loss carryforwards, except carryforwards generated by the Non-PAAC Group after the PAI Acquisition, will first reduce the "separate tax liability" of the PAI Group each year to the fullest extent permitted by the Code before any net operating loss use by the Non-PAAC Group except that Previously Used NOLs may only be utilized by the PAAC Group.

     Jack H. Nusbaum, a director of Pioneer and PAAC, is a Senior Partner and Chairman of the law firm of Willkie Farr & Gallagher, which regularly acts as counsel to Pioneer and PAAC and is acting as counsel to Pioneer and the Company in connection with the Exchange Offer.

     Thomas H. Schnitzius, a director of Pioneer and PAAC, is a principal of Schnitzius & Vaughan, an investment banking firm. PAI retained Schnitzius & Vaughan to provide merger and acquisition and financial advisory services to PAI. PAI paid Schnitzius & Vaughan a $250,000 fee for financial advisory services rendered in connection with PAI's March 1995 debt refinancing. In addition, as compensation for financial services rendered to it by Schnitzius & Vaughan in connection with the PAI Acquisition, PAI paid that firm a fee of approximately $1.0 million upon the consummation of the PAI Acquisition, plus reimbursement of reasonable out-of-pocket expenses relating to such services. The firm was also paid a fee of $300,000, plus reimbursement of reasonable out-of-pocket expenses, for services rendered in connection with the KWT transaction, and a fee of $150,000, plus reimbursement of reasonable out-of-pocket expenses, for services rendered in connection with the T.C. Products acquisition. Schnitzius & Vaughan provides financial advisory services on an on-going basis to the Company, for which it received fees of $476,000 for 1996. The firm is currently paid a retainer for such services of $6,000 per month. The firm was paid a fee of approximately $450,000, plus reimbursement of reasonable out-of-pocket fees and expenses, for services rendered in connection with the Tacoma Acquisition and the firm was paid a fee of approximately $1.0 million, plus reimbursement of reasonable out-of-pocket expenses, for services rendered in connection with the PCI Canada Acquisition.

                                STOCK OWNERSHIP

     PCI Canada is an indirect wholly-owned subsidiary of PAAC, which is a direct wholly-owned subsidiary of Pioneer. The following table sets forth, as of November 1, 1997, certain information regarding ownership of PAAC common stock by (i) each person known by PAAC to be the beneficial owner of more than five percent of the PAAC common stock, (ii) each of the directors of PAAC and the executive officers of PAAC named in the Summary Compensation Table and (iii) all directors and executive officers of PAAC as a group. Except as otherwise indicated, each party has sole voting and investment power over the shares beneficially owned.

                                                                         AMOUNT AND
   TITLE OF                          NAME OF                               NATURE             PERCENT
    CLASS                        BENEFICIAL OWNER                  OF BENEFICIAL OWNERSHIP    OF CLASS
   --------                      ----------------                  -----------------------    --------
Common Stock     Pioneer Companies, Inc..........................           1,000               100%
                 4300 NationsBank Center
                 700 Louisiana Street
                 Houston, TX 77002
                 William R. Berkley..............................           1,000(1)            100%
                 c/o Pioneer Companies, Inc.
                 165 Mason Street
                 Greenwich, CT 06830
                 All Directors and Executive Officers as a group
                 (15 persons)....................................           1,000(1)            100%

---------------

(1) Mr. Berkley, Chairman of the Board and principal shareholder of Pioneer, may be deemed to beneficially own the shares of PAAC and PCI Canada common stock owned by Pioneer. Mr. Berkley disclaims beneficial ownership of all such shares.

     The Interlaken Partnership beneficially owns approximately 34.9% of the voting power of Pioneer and William R. Berkley, Chairman of Pioneer and PAAC (who may be deemed to beneficially own all shares of Pioneer common stock held by the Interlaken Partnership), may be deemed to beneficially own approximately 59.9% of the voting power of Pioneer. As a result of Mr. Berkley's ownership of Pioneer voting stock, Mr. Berkley is able to control the election of PAAC's Board of Directors and thereby direct the management and policies of PAAC, PAI and its subsidiaries.

     Pioneer's authorized and outstanding common stock consists of Class A Common Stock, entitled to one vote per share, and Class B Common Stock, entitled to one-tenth of one vote per share and convertible into Class A Common Stock on a share-for-share basis. The Class B Common Stock of Pioneer was issued to Pioneer's former lending banks under the plan of reorganization of Pioneer and its subsidiaries in 1992. Information obtained from a Schedule 13G, dated July 21, 1992, filed with the Securities and Exchange Commission by Chemical Bank ("Chemical"), Barnett Bank of South Florida, N.A. ("Barnett") and The Chase Manhattan Bank ("Chase") indicates that (i) Chemical had acquired 616,768 shares of Class B Common Stock of Pioneer of which it was the beneficial owner with sole voting and dispositive power, (ii) Barnett had acquired 122,146 shares of Class B Common Stock of which it was the beneficial owner with sole voting and dispositive power and (iii) Chase had acquired 84,295 shares of Class B Common Stock of which it was the beneficial owner with sole voting and dispositive power. In September 1995, Barnett converted its Class B Common Stock into Class A Common Stock. The holdings of Chemical and Chase represent approximately 0.7% and 0.1%, respectively, of the voting power of Pioneer and, in the aggregate, approximately 7.7% of the number of shares of Pioneer common stock outstanding.

     Upon consummation of the Tacoma Acquisition, Pioneer issued 55,000 shares of Pioneer Preferred Stock, constituting all of the issued and outstanding shares of Pioneer Preferred Stock, to OCC Tacoma. Each share of Pioneer Preferred Stock is convertible at any time into eight shares of Class A Common Stock of Pioneer (subject to adjustment). Each share of Pioneer Preferred Stock is entitled to eight votes per share (subject to adjustment) and votes with the Pioneer common stock on all matters. The Pioneer Preferred Stock issued to OCC Tacoma upon consummation of the Tacoma Acquisition represents approximately 4.8% of the voting power of Pioneer.

                       DESCRIPTION OF OTHER INDEBTEDNESS

NEW CREDIT FACILITIES

  Term Facility

     Concurrent with the closing of the Initial Offering and the other Financings, the Company entered into a nine and one-quarter year Term Facility provided to PAI by a syndicate of financial institutions, pursuant to which PAI borrowed $83.0 million.

     Quarterly amortization of the Term Loans is in an aggregate annual principal amount equal to 1% of the initial principal amount beginning December 31, 1997, with the remaining 91% of the initial principal amount maturing on December 5, 2006. Indebtedness under the Term Facility is subject to mandatory prepayment provisions including, without limitation: (i) upon the occurrence of a change of control (to be defined in a manner similar to "change of control" in the Indenture) and (ii) with 100% of the net proceeds from asset sales permitted under the Term Facility (provided that up to $35.0 million of such proceeds since the closing of the Term Facility may be re-invested within 365 days of their receipt in the Company or its subsidiaries in their current lines of business) to the extent such proceeds are not used to pay principal outstanding under the Existing Term Facility and the Senior Secured Notes.

     Borrowings under the Term Facility bear interest at a floating rate, based at PAI's option on LIBOR or the administrative agent's alternate base rate.

     Indebtedness under the Term Facility is guaranteed by PAAC, the Issuer and the Guarantors (other than PAI). The Term Facility is secured on a pari passu basis with the Collateral securing the Notes.

     The Term Facility contains covenants similar to the covenants contained in the Indenture, the indenture governing the Senior Secured Notes and the Existing Term Facility. Events of default with respect to the Term Facility include, among others, failure to make payment when due, defaults under certain other agreements or instruments of indebtedness and certain other events of default similar to those contained in the Indenture.

  Revolving Facility

     Concurrent with the closing of the Initial Offering and the other Financings, the Company entered into an amended Revolving Facility under which the agent bank (the "Bank") and the other lenders will provide a revolving loan and letter of credit facility to the Company, subject to the conditions set forth therein.

     The Bank will extend credit to the Company on a revolving basis at any time and from time to time for a period of five years following the Initial Offering in an aggregate principal amount of Revolving Loans outstanding up to $65.0 million, of which a portion will be available for the issuance of letters of credit ("Letters of Credit"), and to include an initial US$30.0 million Canadian sub-facility available to PCI Canada; provided that the aggregate amount of the Revolving Loans and the aggregate undrawn face amount of Letters of Credit may not at any time exceed the borrowing base (the "Borrowing Base"), which will be the sum of, subject to certain exceptions, (i) up to 85% of eligible accounts receivable and (ii) up to 50% of eligible inventory, not to exceed certain decreasing amounts. The obligations under the Revolving Facility are secured by a first priority lien on all accounts receivables and inventory, and certain assets related thereto, of certain operating subsidiaries, including PCI Canada, as well as Kemwater. Borrowings under the Revolving Facility bear interest at a rate determined by reference to the Bank's reference rate in effect from time to time (the "Reference Rate") or, at the Company's option, the Bank's LIBOR interest rate (the "LIBOR Rate"). The interest rate will be adjusted quarterly based upon the ratio of total debt to earnings before interest, taxes and depreciation and amortization for the preceding four quarters. If any borrowings are not repaid when due, the outstanding principal amount of such borrowings will bear interest at the then applicable rate plus 2.0%. The Company will pay the Bank, monthly in arrears, a commitment fee based on the average difference between $65.0 million and the aggregate of the Revolving Loans and the aggregate undrawn face amount of the Letters of Credit outstanding. PAAC will also pay other customary fees including a fee on Letters of

Credit based on the average aggregate undrawn face amount of Letters of Credit outstanding. The Revolving Facility is guaranteed by the subsidiaries of PAAC.

     The Revolving Facility contains customary covenants with respect to, among other things, (i) maintenance of a ratio of EBITDA to interest expense and (ii) restrictions on the incurrence of additional liens or indebtedness. The Company intends to use any borrowings under the Revolving Facility for its ongoing working capital needs and general corporate purposes. Letters of Credit will be used to support obligations of the Company incurred in the ordinary course of business.

EXISTING TERM FACILITY

     Concurrent with the closing of the Tacoma Acquisition, the Company entered into a nine and one-half year $100.0 million term facility (the "Existing Term Facility") provided by a syndicate of financial institutions.

     Quarterly amortization of the loans under the Existing Term Facility (the "Existing Term Loans") is in an aggregate annual principal amount equal to 1% of the initial principal amount beginning September 30, 1997, with the remaining 90.75% of the initial principal amount maturing on December 5, 2006. Indebtedness under the Existing Term Facility is subject to mandatory prepayment provisions including, without limitation: (i) upon the occurrence of a change of control (defined in a manner similar to "change of control" in the indenture for the Senior Secured Notes) and (ii) with 100% of the net proceeds from asset sales permitted under the Existing Term Facility (provided that up to $35.0 million of such proceeds since the closing of the Existing Term Facility may be re-invested within 365 days of their receipt in the Company or its subsidiaries in their current lines of business).

     Borrowings under the Existing Term Facility bear interest at a floating rate, based at the Company's option on LIBOR or the administrative agent's alternate base rate.

     Indebtedness under the Existing Term Facility is guaranteed by all subsidiaries of the Company. The Existing Term Facility is secured on a pari passu basis with the Senior Secured Notes, by (a) a first mortgage lien and security interest in the real property, buildings, fixtures and equipment relating to the Tacoma Facility, (b) a first-priority, perfected security interest in certain agreements related to the Tacoma Acquisition, (c) first mortgage liens on the Henderson, Nevada and St. Gabriel, Louisiana chlor-alkali production facilities of PCAC, including real property, buildings, fixtures and equipment, and (d) a first-priority, perfected pledge of all the capital stock of PCAC, All-Pure, PCI Canada and PCI Carolina.

     The Existing Term Facility contains covenants similar to the covenants contained in the indenture for the Senior Secured Notes. Events of default with respect to the Existing Term Facility include, among others, failure to make payment when due, defaults under certain other agreements or instruments of indebtedness and certain other events of default similar to those contained in the indenture for the Senior Secured Notes.

     All of the capital stock of PCI Canada is pledged for the benefit of the Existing Term Loan lenders and holders of the Senior Secured Notes.

SENIOR SECURED NOTES

     Concurrent with the closing of the Tacoma Acquisition, the Company issued and sold $200.0 million aggregate principal amount of 9 1/4% Senior Secured Notes due 2007 (the "Senior Secured Notes"). Interest on the Senior Secured Notes is payable semi-annually on June 15 and December 15 of each year. The Senior Secured Notes will mature on June 15, 2007, unless previously redeemed.

     The Senior Secured Notes are senior obligations of the Company and are fully and unconditionally guaranteed on a senior basis by all subsidiaries of the Company. In addition, the guarantee of PCAC with respect to the Senior Secured Notes is secured by (i) a first mortgage lien on the chlor-alkali production facility acquired in the Tacoma Acquisition, (ii) a first priority security interest in certain agreements related to the Tacoma Acquisition and
(iii) first mortgage liens on PCAC's chlor-alkali production facilities located in Henderson, Nevada and St. Gabriel, Louisiana, and the guarantee of PAI with respect to the Senior

Secured Notes is secured by a pledge of the capital stock of PCAC, All-Pure, PCI Canada and PCI Carolina held by PAI. The Senior Secured Notes rank pari passu with all other existing and future senior indebtedness and senior to all subordinated indebtedness of the Company, except that the Senior Secured Notes are effectively subordinated to secured senior indebtedness of the Company with respect to the assets securing such indebtedness.

     The Senior Secured Notes are redeemable in cash at the option of the Company, in whole or in part, on or after June 15, 2002, at declining redemption prices, together with accrued and unpaid interest thereon and liquidated damages, if any, to the date of redemption. In addition, the Company may also redeem at its option at any time prior to June 15, 2000 up to 35% of the aggregate principal amount of the Senior Secured Notes originally issued at 109.25% of the principal amount thereof, plus accrued and unpaid interest thereon and liquidated damages, if any, to the date of redemption, with the net proceeds of an equity offering by the Company or an equity offering by Pioneer followed by a capital contribution from Pioneer to the Company; provided that at least 65% of the aggregate principal amount of the Senior Secured Notes originally issued must remain outstanding immediately after such redemption. Upon a Change of Control (as defined in the indenture relating to the Senior Secured Notes), the Company will be required to offer to repurchase the Senior Secured Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest thereon and liquidated damages, if any, to the date of repurchase.

     The indenture governing the Senior Secured Notes contains certain covenants with respect to the Company and its subsidiaries which will restrict, among other things, (a) the incurrence of additional indebtedness, (b) the payment of dividends and other restricted payments, (c) the creation of certain liens, (d) the use of proceeds from sales of assets and subsidiary stock, (e) sale and leaseback transactions and (f) transactions with affiliates. The indenture also restricts the Company's ability to consolidate or merge with or into, or to transfer all or substantially all of its assets to, another person. These restrictions and requirements are subject to a number of important qualifications and exceptions.

     All of the capital stock of PCI Canada is pledged for the benefit of the Existing Term Loan lenders and holders of the Senior Secured Notes.

OTHER

     Other long-term debt of PAAC consists of $4.5 million of outstanding variable rate subordinated notes, with principal payments due July 31, 2001, and $2.3 million of an outstanding variable rate tax-exempt bond, financed through the Economic Development Corporation of Pierce County, Washington, with principal payments due in variable annual installments through 2014.

                            DESCRIPTION OF THE NOTES

GENERAL

     The Exchange Notes will be issued, and the Original Notes were issued, under an Indenture (the "Indenture") among PCI Canada, as Issuer, PAAC and the other Guarantors and United States Trust Company of New York, as trustee (the "Trustee"). The terms and conditions of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939 (the "Trust Indenture Act") as in effect on the date of the Indenture. The Notes are subject to all such terms and conditions, and reference is made to the Indenture and the Trust Indenture Act for a statement thereof. The following statements are summaries of the provisions of the Notes and the Indenture and do not purport to be complete. Such summaries make use of certain terms defined in the Indenture and are qualified in their entirety by express reference to the Indenture. Certain of such defined terms are set forth below under "-- Certain Definitions." For purposes of this "Description of the Notes," the "Issuer" means PCI Chemicals Canada Inc. and "PAAC" means Pioneer Americas Acquisition Corp. A copy of the Indenture will be available upon request to the Issuer.

     The Notes will be limited to $175.0 million aggregate principal amount and will be issued in fully registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. Principal of, premium and Liquidated Damages, if any, and interest on the Notes will be payable, and the Notes will be transferable, at the corporate trust office or agency of the Trustee maintained for such purposes in New York, New York. Initially, the Trustee will act as paying agent and registrar under the Indenture. The Issuer and PAAC and its Subsidiaries may act as paying agent and registrar under the Indenture, and the Issuer may change any paying agent and registrar without notice to the Persons who are registered holders ("Holders") of the Notes. The Issuer may pay principal, premium and interest by check and may mail an interest check to a Holder's registered address. Holders must surrender the Notes to the paying agent to collect principal and premium payments. No service charge will be made for any registration of transfer or exchange of the Notes, except for any tax or other governmental charge that may be imposed in connection therewith.

     All of the capital stock of PCI Canada is pledged for the benefit of the Existing Term Loan lenders and holders of the Senior Secured Notes.

PAYMENT TERMS

     Interest on the Notes will initially accrue from the respective issue date, and thereafter from the most recent date to which interest has been paid. Interest will be payable semi-annually on April 15 and October 15, of each year commencing April 15, 1998, at the rate of 9 1/4% per annum to Holders of the Notes as of the close of business on April 1 and October 1 next preceding the applicable interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Notes mature on October 15, 2007.

     Payment of the Notes is guaranteed by the Guarantors, jointly and severally, on a senior basis. See "-- Guarantees."

RANKING

     The Notes are senior obligations of the Issuer and rank pari passu with all existing and future Senior Indebtedness of the Issuer and senior to all Subordinated Indebtedness of the Issuer. However, the Notes and the obligations of the Guarantors under their guarantees of the Notes are effectively subordinated to secured Senior Indebtedness of the Issuer and the Guarantors, respectively, with respect to the assets securing such Indebtedness. See "Description of Other Indebtedness."

     As of September 30, 1997, after giving pro forma effect to the Initial Offering and the other Financings, the Issuer and the Guarantors would have had outstanding approximately $557.8 million aggregate principal amount of secured Senior Indebtedness. As of September 30, 1997, on a pro forma basis, the Issuer and the Guarantors would have had, subject to certain restrictions (including borrowing base limitations), the ability to draw up to $62.1 million of additional secured Senior Indebtedness under the Revolving Facility. See "Risk Factors -- Ranking of the Notes and Guarantees" and "Description of Other Indebtedness."

     In addition, PAAC and its Subsidiaries may incur up to $50.0 million of Senior Indebtedness which will be secured on a pari passu basis with the Senior Secured Notes and the Existing Term Facility.

     Holders of secured Indebtedness of the Issuer or the Guarantors have claims with respect to the assets constituting collateral for such Indebtedness that are prior to the claims of holders of the Notes and the Guarantees, respectively. In the event of a default on the Notes, or a bankruptcy, liquidation or reorganization of the Issuer or the Guarantors, such assets will be available to satisfy obligations with respect to the Indebtedness secured thereby before any payment therefrom could be made on the Notes or the Guarantees, as the case may be. To the extent that the value of such collateral is not sufficient to satisfy the Indebtedness secured thereby, amounts remaining outstanding on such Indebtedness would be entitled to share, together with the Indebtedness under the Notes and the Guarantees, as the case may be, with respect to any other assets of the Issuer and the Guarantors.

GUARANTEES

     The Guarantors will, jointly and severally, unconditionally guarantee the due and punctual payment of principal of, premium, if any, and interest on, the Notes. Such guarantees will be senior obligations of each Guarantor, and will rank pari passu with all existing and future Senior Indebtedness of such Guarantor and senior to all Subordinated Indebtedness of such Guarantor.

     The Guarantors as of the Closing Date are set forth below:

          Pioneer Americas Acquisition Corp.
        Pioneer Americas, Inc.
        Pioneer Chlor Alkali Company, Inc.
        Imperial West Chemical Co.
        All-Pure Chemical Co.
        Black Mountain Power Company
        All-Pure Chemical Northwest, Inc.
        Pioneer Chlor Alkali International, Inc.
        G.O.W. Corporation
        Pioneer (East), Inc.
        T.C. Holdings, Inc.
        T.C. Products, Inc.
        PCI Carolina, Inc.
        Pioneer Licensing, Inc.

     Guarantors will include such other Subsidiaries of PAAC that become Guarantors as described under "-- Certain Covenants -- Certain Guarantees." The Indenture will provide that the obligations of the Guarantors under their respective Guarantees will be reduced to the extent necessary to prevent the Guarantees from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     Upon any sale, exchange, transfer or other disposition to any Person of all of the Issuer's, PAAC's or a Restricted Subsidiary's Equity Interests in, or all or substantially all of the assets of, any Guarantor which is in compliance with the Indenture, such Guarantor will be released from all its obligations under its Guarantee.

     Separate financial statements of the Guarantors are not included herein because (i) the Issuer is a wholly-owned indirect subsidiary of PAAC, which is a holding company with no independent operations, (ii) the Guarantees are full and unconditional (except to the extent necessary to comply with fraudulent conveyance laws), (iii) such Guarantors are jointly and severally liable with respect to the Guarantees, (iv) other than the Issuer, all of the consolidated Subsidiaries of PAAC currently in existence are Guarantors and the aggregate consolidated net assets, earnings and equity of the Issuer and the Guarantors are substantially equivalent to the net assets, earnings and equity of PAAC on a consolidated basis.

SECURITY

     The Issuer has granted to a collateral agent (the "Collateral Agent"), for the benefit of itself and (x) the Holders and the Trustee, for itself and the Holders, and (y) the Term Loan lenders and the agent under the Term Facility (the "Term Loan Agent"), first priority liens on, and security interests in, substantially all tangible and intangible property and assets used in the PCI Canada Business (other than accounts receivable and inventory). All of such property is collectively referred to herein as the "Collateral."

     There can be no assurance that the proceeds of any sale of the Collateral in whole or in part pursuant to the Indenture and the related security documents following an Event of Default would be sufficient to satisfy payments due on any of the Notes or the other secured Indebtedness. See "Risk Factors -- Limitations on Security Interest." In addition, the ability of the Collateral Agent, the Trustee, any of the Holders, the Term Loan Agent or the Term Loan lenders (the "Secured Parties") to realize upon the Collateral may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See "-- Certain Bankruptcy Considerations."

     The collateral release provisions of the Indenture will permit the release of Collateral without substitution of collateral of equal value under certain circumstances. See "-- Release of Collateral." As described under "-- Certain Covenants -- Limitations on Asset Sales," the Net Proceeds of certain Asset Sales may under specified circumstances be required to be utilized to make a pro rata offer to purchase Notes.

     For so long as any of the Original Notes or the Exchange Notes, as the case may be, are outstanding, if an Event of Default occurs under the Indenture and a declaration of acceleration of the Original Notes or the Exchange Notes, as the case may be, occurs as a result thereof, the Trustee, on behalf of the Holders, and as directed by Holders of a majority of the total principal amount of the Notes, in addition to any rights or remedies available to it under the Indenture, may, subject to the provisions of the Intercreditor Agreement (as defined under "-- Intercreditor Agreement"), cause the Collateral Agent to take such action as it may deem advisable to protect and enforce the rights of the Trustee and the Holders in the Collateral, including the institution of foreclosure proceedings. The proceeds received by the Collateral Agent from any foreclosure with respect to the Collateral will be applied by the Collateral Agent first to pay the expenses of such foreclosure and fees and other amounts then payable to the Collateral Agent under the Intercreditor Agreement, and thereafter to pay, pro rata: (i) the obligations under the Indenture, including amounts then payable to the Trustee under the Indenture and the principal of, premium, if any, and interest on the Notes and any Exchange Notes, and (ii) the obligations under the Term Facility, including amounts then payable to the Term Loan Agent and the principal of, premium, if any, and interest on the Term Loans.

     Dispositions of Collateral may be subject to delay pursuant to the Intercreditor Agreement. See "-- Intercreditor Agreement."

INTERCREDITOR AGREEMENT

     The Issuer, the Trustee, the Term Loan Agent and the Collateral Agent have entered into an Intercreditor and Collateral Agency Agreement (the "Intercreditor Agreement"). The Intercreditor Agreement provides generally that
(i) with respect to administering the Collateral and amending, supplementing or waiving the provisions of the instruments relating to the security interests granted therein, the holders of a majority of the aggregate outstanding principal amount of the obligations secured by the Collateral (the "Majority Holders") may direct the Collateral Agent, provided that the Majority Holders include the holders of a majority of the aggregate outstanding principal amount of the Term Loans; (ii) with respect to releasing a substantial portion of the Collateral in circumstances not otherwise permitted by the Indenture or the Term Facility, the Majority Holders may direct the Collateral Agent, provided that the Majority Holders include the holders of 100% of the aggregate outstanding principal amount of the Term Loans; and (iii) with respect to foreclosing on or otherwise pursuing remedies with respect to the Collateral, the holders of a majority of the aggregate outstanding principal amount of either (x) the Notes or (y) the Term Loans may direct the

Collateral Agent, provided that the holders taking such action hold an aggregate principal amount of such debt representing at least 15% of the aggregate outstanding principal amount of the obligations secured by the Collateral.

     All cash or cash equivalents received by the Collateral Agent (x) upon the release of Collateral, (y) as proceeds of insurance or condemnation or other taking awards, or (z) as proceeds of any sale (including an Asset Sale authorized under the terms of the Indenture) or other disposition of Collateral (collectively, "Trust Moneys") shall be subject to a lien and security interest in favor of (i) the Collateral Agent for the benefit of the Secured Parties, in accordance with the terms of the Intercreditor Agreement.

     If an Event of Default shall have occurred and be continuing, and the obligations secured by the Collateral shall have been accelerated, then upon the instructions of the holders of the obligations secured by the Collateral, in accordance with the terms of the Intercreditor Agreement, the Collateral Agent shall, as soon as practicable, apply the Trust Moneys relating to the Collateral first to pay amounts then payable to the Collateral Agent under the Intercreditor Agreement, and thereafter to pay, pro rata; (i) the obligations under the Indenture, including amounts then payable to the Trustee under the Indenture and the principal of, premium, if any, and interest on the Original Notes and any Exchange Notes and (ii) the obligations under the Term Facility, including amounts then payable to the Term Loan Agent and the principal of premium, if any, and interest on the Term Loans.

CERTAIN BANKRUPTCY CONSIDERATIONS

     The Collateral Agent's ability to realize on the security for the Notes is limited by the following legal and regulatory restrictions. See "Risk
Factors -- Limitations on Security Interest" and "Risk Factors -- Fraudulent Conveyance Issues."

  Bankruptcy and Insolvency Act (Canada). In an insolvency or bankruptcy context, the ability of the Collateral Agent to realize on the security under the Security Documents will be subject to the provisions of the Bankruptcy and Insolvency Act (Canada). Under that Act the Collateral Agent will be a secured creditor.

     Insolvency does not in itself prevent secured creditors from realizing upon their security. A secured creditor that intends to realize upon its security on all or substantially all of the property used by an insolvent company in the carrying on of its business, must however, give to the insolvent company a written ten day notice of its intention to do so.

     An insolvent company may, in certain circumstances, delay realization by a secured creditor of its security by making a proposal in bankruptcy to all or some of its creditors including the secured creditors, or by filing with the official receiver a notice of intention to make such a proposal. In such circumstances, proceedings against the insolvent company are stayed, thereby delaying the rights of secured creditors to realize upon secured assets, unless they obtain from the court an exemption from the stay. If the proposal made to the secured creditors is rejected, the secured creditors may realize upon secured assets. Furthermore, if the proposal is rejected by the unsecured creditors, bankruptcy will automatically occur.

     Bankruptcy does not, in principle, prevent secured creditors from realizing upon their security. The trustee appointed to the bankruptcy can ask the court to postpone the right of a secured creditor to enforce its security to give the trustee the opportunity to consider whether anything can be realized on the property for the benefit of the estate. The Court may not, save for some exceptions, postpone the right of a secured creditor to enforce its security for more than six months from (i) the date the debtor becomes bankrupt, or in some instances, (ii) the date the debt became due.

     The trustee appointed to the bankruptcy might also delay a secured creditor from realizing on its security upon giving such creditor a notice of his intention to inspect the property of the bankrupt which is subject to the security, generally for the purpose of valuing the security. The trustee may also request that the secured creditor assess the value of its security, and the secured creditor be paid the secured value assessed at which time the trustee will have the right to redeem the security or require that the property subject to the security be sold.

     Secured creditors may also make an application for the appointment of a receiver, receiver and manager or interim receiver (a "Receiver") and, where a court appoints a Receiver, there may be a general stay of proceedings against third parties, including secured creditors. The Collateral Agent's ability to realize on the security for the Notes would be governed by a court order.

  Companies' Creditors Arrangement Act (Canada). An insolvent company, in certain circumstances, may also obtain a stay of proceedings by placing itself under the protection of the Companies' Creditors Arrangement Act ("CCAA"). Like the proposal in bankruptcy, the CCAA allows a company to propose an arrangement to all of its creditors, including its secured creditors, and gives the court the power to stay all actions and proceedings against the assets of the company including realization on security for 30 days on the initial application and thereafter until otherwise ordered by the court. There may, in certain circumstances, also be further postponement of creditors' rights subsequent thereto. However, should a class of secured creditors reject the arrangement, such class is free to act upon its security.

  Civil Code of Quebec. The Civil Code of Quebec provides a limited list of hypothecary rights available to creditors. These are the taking of possession for the purposes of administration, taking in payment, sale by judicial authority or sale by the creditor. These rights may not be exercised simultaneously and in order to exercise them successively, a creditor would have to follow the applicable preliminary measures prior to the exercise of each right. A hypothecary creditor wishing to realize on its security must publish a notice indicating which remedy it wishes to invoke. In the case of security on personal (moveable) property, the notice must be given 20 days prior to exercise of the creditors' rights. In the case of security on real (immovable) property, the delay is 60 days. However, where a creditor only intends to take possession for purposes of temporary administration, the delay is 10 days. Rights which may be conferred on the Collateral Agent pursuant to the Security Documents may not be enforceable to the extent that they are inconsistent with the provisions of the Civil Code of Quebec.

     Personal Property Security Act (Ontario). The Personal Property Security Act (Ontario) ("Ontario PPSA") provides a secured creditor with remedies in addition to those that may be provided under the creditors' security documents. The remedies provided under the Ontario PPSA include taking possession for the purposes of administration, disposition or satisfaction of the indebtedness. The Ontario PPSA does impose certain limitations on the exercise of remedies under either the creditors' security documents or the Ontario PPSA including the requirement to give notice, to act in a commercially reasonable manner and to account for any surplus.

     Personal Property Security Act (New Brunswick). The Personal Property Security Act (New Brunswick) ("New Brunswick PPSA") provides a secured creditor with remedies in addition to those that may be provided under the creditors' security documents. The remedies provided under the New Brunswick PPSA include taking possession for the purposes of administration, disposition or satisfaction of the indebtedness. The New Brunswick PPSA does impose certain limitations on the exercise of remedies under either the creditors' security documents or the New Brunswick PPSA including the requirement to give notice, to act in a commercially reasonable manner and to account for any surplus.

     Nova Scotia and the Personal Property Security Act (Nova Scotia). On November 3, 1997 the Personal Property Security Act (Nova Scotia)("Nova Scotia PPSA") became effective. The Nova Scotia PPSA provides a secured creditor with remedies in addition to those that may be provided under the creditors' security documents. The remedies provided under the Nova Scotia PPSA include the taking of possession for the purposes of administration, disposition or satisfaction of the indebtedness. The Nova Scotia PPSA imposes certain limitations on the exercise of remedies under either the creditors' security documents or the Nova Scotia PPSA including the requirement to give notice, to act in a commercially reasonable manner and to account for any surplus.

     U.S. Bankruptcy Code. The right of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable United States bankruptcy law if a bankruptcy case were to be commenced by or against the Issuer prior to the Collateral Agent's having repossessed and disposed of the Collateral. Under the United States Bankruptcy Code, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the United States Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and as such times as the court, in its discretion or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Original Notes, the Exchange Notes, if any, or the other secured indebtedness could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the Collateral or whether or to what extent holders of such indebtedness would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection." Furthermore, in the event that the bankruptcy court determines the value of the collateral is not sufficient to repay all amounts due on such indebtedness, the holders of such indebtedness would hold "undersecured claims." Applicable U.S. federal bankruptcy laws do not permit the payment and/or accrual of interest, costs and attorney's fees for "undersecured claims" during the pendency of a debtor's bankruptcy case.

ADDITIONAL AMOUNTS

     All payments made by the Issuer under or with respect to the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter, "Taxes"), unless the Issuer is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Issuer is required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Issuer will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder to the extent solely attributable to (i) such Holder not being treated as dealing at arm's length with the Company (within the meaning of the Income Tax Act (Canada)) at the time of making such payment, or (ii) such Holder's being connected with Canada or any province or territory thereof otherwise than solely by reason of the Holder's activity in connection with purchasing the Notes, by the mere holding of Notes or by reason of the receipt of payments thereunder. The Issuer will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company will furnish to the Holders, within 30 calendar days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Issuer. The Issuer will, upon written request of each Holder, reimburse each such Holder for the amount of (i) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes, and (ii) any Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (i) so that the net amount received by such Holder (net of payments made under or with respect to the Notes) after such reimbursement will not be less than the net amount the Holder would have received if Taxes on such reimbursement had not been imposed; provided, however, no reimbursement shall be made in respect of Taxes for which no Additional Amounts would be payable by reason of clause (i) or (ii) of the second preceding sentence.

     At least 30 calendar days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuer will be obligated to pay Additional Amounts with respect to such payment, the Issuer will deliver to the Trustee an officers' certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date. Whenever in the Indenture or in this

"Description of the Notes" there is mentioned, in any context, the payment of principal, interest, if any, or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof. The Holders and the Issuer agree that the payment of any Additional Amounts by the Issuer shall be treated as payments of interest.

OPTIONAL REDEMPTION

     The Notes will not be redeemable at the option of the Issuer prior to October 15, 2002. On or after that date, the Notes will be redeemable at the option of the Issuer, in whole or in part from time to time, on not less than 30 nor more than 60 days' prior notice, mailed by first-class mail to the Holders' registered addresses, in cash, at the following redemption prices (expressed as percentages of the principal amount), if redeemed in the 12-month period commencing October 15 in the year indicated below, in each case plus accrued and unpaid interest and Liquidated Damages, if any, to the date fixed for redemption:

                            YEAR                              REDEMPTION
                            ----                              ----------
2002........................................................   104.625%
2003........................................................   103.084%
2004........................................................   101.542%
2005 and thereafter.........................................   100.000%

     The Notes will not be subject to, or entitled to the benefits of, any sinking fund.

     Notwithstanding the foregoing, at any time prior to October 15, 2000, the Issuer may redeem, in part, up to 35% of the aggregate principal amount of the Notes originally issued at a purchase price of 109.25% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date fixed for redemption, with the net proceeds of (i) any Equity Offering by the Issuer or (ii) any Equity Offering by Pioneer or PAAC, but only to the extent that Pioneer or PAAC contributes such net proceeds to the Issuer as a capital contribution; provided that at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after giving effect to such redemption. In order to effect the foregoing redemption, the Issuer will be required to send the redemption notice not later than 60 days after the receipt of the proceeds of such public offering.

     Notes may be redeemed or repurchased as set forth below under "-- Change of Control" and "-- Certain Covenants -- Limitations on Asset Sales" in part in multiples of $1,000. If less than all the Notes issued under the Indenture are to be redeemed, the Trustee will select the Notes to be redeemed pro rata, by lot or by any other method which the Trustee deems fair and appropriate. The Indenture will provide that if any Note is to be redeemed or repurchased in part only, the notice which relates to the redemption or repurchase of such Note will state the portion of the principal amount of such Note to be redeemed or repurchased and will state that on or after the date fixed for redemption or repurchase a new Note equal to the unredeemed portion thereof will be issued.

     On and after the date fixed for redemption or repurchase, interest will cease to accrue on the Notes or portions thereof called for redemption or tendered for repurchase.

REDEMPTION FOR CHANGES IN CANADIAN WITHHOLDING TAXES

     The Notes will be redeemable at the option of the Issuer, as a whole, but not in part, at any time on not less than 30 nor more than 60 days' prior notice, mailed by first-class mail to the Holders' registered addresses, in cash, at 100% of the aggregate principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the date fixed for redemption in the event the Issuer has become or would be obligated to pay, on any date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of a change in, or amendment to the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to any official position regarding the application or interpretation of such laws or regulations, which change is announced or becomes effective on or after the Closing Date.

CHANGE OF CONTROL

     The Indenture provides that in the event of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Issuer will notify the Holders in writing of such occurrence and will make an irrevocable offer (the "Change of Control Offer") to purchase on a business day (the "Change of Control Payment Date") not later than 60 days following the Change of Control Date, all Notes then outstanding at a purchase price (the "Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Payment Date.

     Notice of a Change of Control Offer will be mailed by the Issuer to the Holders at their registered addresses not less than 30 days nor more than 45 days before the Change of Control Payment Date. The Change of Control Offer is required to remain open for at least 20 business days and until 5:00 p.m., New York City time, on the Change of Control Payment Date. The notice will contain all instructions and materials necessary to enable Holders to tender (in whole or in part in a principal amount equal to $1,000 or a whole multiple thereof) their Notes pursuant to the Change of Control Offer. Substantially simultaneously with mailing of the notice, the Issuer will cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York.

     The notice, which governs the terms of the Change of Control Offer, will state, among other things: (i) that the Change of Control Offer is being made pursuant to this covenant; (ii) the Purchase Price and the Change of Control Payment Date; (iii) that any Notes not surrendered or accepted for payment will continue to accrue interest; (iv) that any Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date; (v) that any Holder electing to have a Note purchased (in whole or in part) pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice (or otherwise make effective delivery of the Note pursuant to book-entry procedures and the related rules of the applicable depositories) at least five business days before the Change of Control Payment Date; and (vi) that any Holder will be entitled to withdraw his election if the Paying Agent receives, not later than three business days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase, the certificate number of the Note and a statement that such Holder is withdrawing his election to have such Note purchased.

     On the Change of Control Payment Date, the Issuer will: (i) accept for payment the Notes, or portions thereof, surrendered and properly tendered and not withdrawn, pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent money sufficient to pay the Purchase Price of all the Notes, or portions thereof, so accepted; and (iii) deliver to the Trustee the Notes so accepted together with an officer's certificate stating that such Notes have been accepted for payment by the Issuer. The Paying Agent will promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Purchase Price. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

     A "Change of Control" means the occurrence of any of the following: (i) a "person" or "group" (as such terms are used in Sections 14(d)(2) and 13(d)(3), respectively, of the Exchange Act), other than any of (x) William R. Berkley and his Affiliates and/or (y) Interlaken Capital, Inc. and its Affiliates (each individually a "Substantial Shareholder" and collectively the "Substantial Shareholders"), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding voting power of the fully diluted Voting Stock of Pioneer or PAAC, (ii) the adoption of a plan relating to the liquidation or dissolution of Pioneer or PAAC, (iii) the merger, amalgamation or consolidation of Pioneer or PAAC with or into another corporation with the effect that the stockholders of Pioneer or PAAC immediately prior to such merger, amalgamation or consolidation cease to be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of 50% or more of the combined voting power of the securities of the

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

surviving corporation of such merger, amalgamation or the corporation resulting from such merger, amalgamation or consolidation ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors outstanding immediately after such merger, amalgamation or consolidation, (iv) during any period of two consecutive calendar years individuals who at the beginning of such period constituted the Board of Directors of Pioneer or PAAC (together with any new directors whose election by the Board of Directors of Pioneer or PAAC, or whose nomination for election by the shareholders of Pioneer or PAAC, was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of Pioneer or PAAC then in office or (v) the Issuer ceases to be a wholly-owned direct or indirect subsidiary of Pioneer or PAAC. Notwithstanding the foregoing, a Change of Control will not be deemed to have occurred under clause (v) above solely as a result of a merger, amalgamation, consolidation or similar arrangement of the Issuer with or into Pioneer or PAAC provided that such merger, amalgamation, consolidation or similar arrangement is permitted by the covenant described below under "-- Certain Covenants -- Limitations on Mergers; Sales of Assets."

     The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act, any other tender offer rules under the Exchange Act and other securities laws or regulations in connection with the offer to repurchase and the repurchase of the Notes as described above.

     The indenture governing the Senior Secured Notes also requires PAAC to make an offer to purchase the Senior Secured Notes upon the occurrence of a change of control pursuant to such indenture. The Issuer's ability to repurchase the Notes pursuant to a Change of Control Offer will be limited by, among other things, PAAC's and its Subsidiaries' financial resources at the time of repurchase. There can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases. Furthermore, there can be no assurance that the Issuer will be able to fund the repurchase of Notes upon a Change of Control within the limitations imposed by the terms of other then-existing Senior Indebtedness. The Existing Term Facility and the Term Facility require a mandatory prepayment of the loans thereunder at 100% of the principal amount thereof, plus accrued and unpaid interest, with respect to a change of control under such facility. The Revolving Facility may prohibit the Issuer from repurchasing Notes if at the time of such repurchase an event of default under the Revolving Facility exists or would be caused thereby. The occurrence of a Change of Control may cause an event of default under the New Credit Facilities, the Existing Term Facility, the Senior Secured Notes or other Indebtedness of the Issuer or the Guarantors, upon which event of default all amounts outstanding under such Indebtedness may become due and payable. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing Notes, the Issuer will be required under the Indenture, within 30 days following a Change of Control to (i) seek the consent of its lenders to the purchase of the Notes or (ii) refinance the Indebtedness that prohibits such purchase. If the Issuer does not obtain such a consent or refinance such borrowings, the Issuer will remain prohibited from repurchasing Notes. The Issuer's failure to purchase tendered Notes or make a Change of Control Offer following a Change of Control would constitute an Event of Default under the Indenture. An amendment of or waiver under the Indenture may not waive the Issuer's obligation to make a Change of Control Offer without the consent of the Holders of at least two-thirds in outstanding principal amount of the Notes.

     The existence of the requirement of the Issuer to make a Change of Control Offer to purchase Notes upon the occurrence of a Change of Control may deter a third party from acquiring Pioneer, the Issuer or PAAC in a transaction which would constitute a Change of Control. Subject to certain limitations described below in "-- Certain Covenants", including the limitation on incurrence of additional Indebtedness, Pioneer, the Issuer or PAAC could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Senior Indebtedness (or any other Indebtedness) outstanding at such time or otherwise affect Pioneer's, the Issuer's or PAAC's capital structure or credit ratings. The Change of Control provisions will not prevent a leveraged buyout led by Pioneer, the Issuer, PAAC or the management, a recapitalization of Pioneer, the Issuer or PAAC or a change in a majority of the members of the Board of

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

Directors of Pioneer, the Issuer or PAAC which is approved by its then Board of Directors, as the case may be.

     The Indenture provides that the Issuer and PAAC will not, and will not permit any of the Restricted Subsidiaries to, create or permit to exist or become effective any restriction (other than restrictions not more restrictive taken as a whole (as determined in good faith by the chief financial officer of the Issuer) than those in effect under Existing Indebtedness and the New Credit Facilities) that would materially impair the ability of the Issuer to make a Change of Control Offer to purchase the Notes or, if such Change of Control Offer is made, to pay for the Notes tendered for purchase.

CERTAIN COVENANTS

     The Indenture contains, among others, the following covenants:

     Limitations on Indebtedness. The Indenture provides that the Issuer and PAAC will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become liable with respect to or become responsible for the payment of, contingently or otherwise ("incur"), any Indebtedness; provided, however, that the Issuer, PAAC, or a Restricted Subsidiary may incur Indebtedness if at the time of such incurrence and after giving pro forma effect thereto, the Consolidated Cash Flow Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred, calculated on a pro forma basis as if such Indebtedness was incurred on the first day of such four full fiscal quarter period, would be at least 2.0 to 1.0.

     The Indenture further provides that notwithstanding the foregoing limitations, the incurrence of the following will not be prohibited:

          (a) Indebtedness of the Issuer evidenced by the Original Notes, the Exchange Notes and Indebtedness of the Guarantors evidenced by the Guarantees and the guarantees with respect to the Exchange Notes;

          (b) Indebtedness of PAI evidenced by the Term Loans and Indebtedness of the Issuer, PAAC or any Restricted Subsidiary evidenced by the guarantees with respect to the Term Loans;

          (c) Indebtedness of the Issuer, PAAC or any Restricted Subsidiary constituting Existing Indebtedness, and any extension, deferral, renewal, refinancing or refunding thereof;

          (d) Indebtedness of the Issuer, PAAC or any Restricted Subsidiary incurred under one or more Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed the Borrowing Base at the time such Indebtedness was incurred, less the aggregate amount of all permanent repayments of revolving loans under such Credit Facilities made in accordance with the second paragraph of the covenant described under "-- Limitations on Asset Sales";

          (e) Capitalized Lease Obligations of the Issuer, PAAC or any Restricted Subsidiary and Indebtedness of the Issuer, PAAC, or any Restricted Subsidiary secured by Liens that secure the payment of all or part of the purchase price of assets or property acquired or constructed in the ordinary course of business after the date of the Indenture; provided, however, that the aggregate principal amount of such Capitalized Lease Obligations plus such Indebtedness of the Issuer, PAAC and all of the Restricted Subsidiaries does not exceed $10.0 million outstanding at any time;

          (f) Indebtedness of the Issuer to PAAC, or of the Issuer or PAAC to any Restricted Subsidiary, or of PAAC to the Issuer or any Restricted Subsidiary or of any Restricted Subsidiary to the Issuer, PAAC or another Restricted Subsidiary (but only so long as such Indebtedness is held by the Issuer, PAAC or a Restricted Subsidiary);

          (g) Indebtedness under Hedging Obligations, provided, however, that, in the case of foreign currency exchange or similar agreements which relate to other Indebtedness, such agreements do not increase the Indebtedness of the Issuer, PAAC or any Restricted Subsidiary outstanding other than as a

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

     result of fluctuations in foreign currency exchange rates, and in the case of interest rate protection agreements, only if the notional principal amount of such interest rate protection agreement does not exceed the principal amount of the Indebtedness to which such interest rate protection agreement relates;

          (h) Indebtedness in respect of performance, completion, guarantee, surety and similar bonds, banker's acceptances or letters of credit provided by the Issuer, PAAC or any Restricted Subsidiary in the ordinary course of business;

          (i) In addition to any Indebtedness otherwise permitted to be Incurred under the Indenture, up to $10.0 million aggregate principal amount of Indebtedness at any one time outstanding; and

          (j) Any refinancing, refunding, deferral, renewal or extension (each, a "Refinancing") of any Indebtedness of the Issuer, PAAC or any Restricted Subsidiary permitted by the initial paragraph of this covenant and clauses
     (a) and (b) of the second paragraph of this covenant (the "Refinancing Indebtedness"); provided, however, that (i) such Refinancing Indebtedness does not exceed the aggregate principal amount of the Indebtedness so refinanced, plus the amount of any premium required to be paid in connection with such Refinancing in accordance with the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors as necessary to accomplish such Refinancing, plus the amount of reasonable and customary out-of-pocket fees and expenses payable in connection therewith, (ii) the Refinancing Indebtedness does not provide for any mandatory redemption, amortization or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in the Indebtedness being refinanced, refunded, deferred, renewed or extended and (iii) if the Indebtedness being refinanced, refunded, deferred, renewed or extended is subordinated to the Notes, the Refinancing Indebtedness incurred to refinance, refund, defer, renew or extend such Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being so refinanced, refunded, deferred, renewed or extended.

     Notwithstanding anything to the contrary contained in the Indenture, the Issuer, PAAC and the Restricted Subsidiaries each may guarantee Indebtedness of the Issuer, PAAC or any Restricted Subsidiary that is permitted to be incurred under the Indenture; provided that if such Indebtedness is subordinated in right of payment to any other Indebtedness of the obligor, then such guarantee shall be subordinated to Indebtedness of such guarantor to the same extent.

     Limitations on Restricted Payments. The Indenture provides that each of the Issuer and PAAC will not, nor will it cause, permit or suffer any Restricted Subsidiary to, (i) declare or pay any dividends or make any other distributions (including through mergers, liquidations or other transactions commonly known as leveraged buyouts) on any class of Equity Interests of the Issuer, PAAC or such Restricted Subsidiary (other than dividends or distributions payable by the Issuer or a Wholly-Owned Restricted Subsidiary of PAAC on account of its Equity Interests held by the Issuer, PAAC or another Restricted Subsidiary or payable in shares of Capital Stock of the Issuer or PAAC other than Redeemable Stock),
(ii) make any payment on account of, or set apart money for a sinking or other analogous fund for, the purchase, redemption or other retirement of such Equity Interests, (iii) purchase, defease, redeem or otherwise retire any Subordinated Indebtedness, or (iv) make any Restricted Investment, either directly or indirectly, whether in cash or property or in obligations of the Issuer, PAAC or any Restricted Subsidiary (all of the foregoing being called "Restricted Payments"), unless, (x) in the case of a dividend, such dividend is payable not more than 60 days after the date of declaration and (y) after giving effect to such proposed Restricted Payment, all the conditions set forth in clauses (1) through (3) below are satisfied (A) at the date of declaration (in the case of any dividend), (B) at the date of such setting apart (in the case of any such fund) or (C) on the date of such other payment or distribution (in the case of any other Restricted Payment) (each such date being referred to as a "Computation Date"):

          (1) no Default or Event of Default has occurred and is continuing or would result from the making of such Restricted Payment;

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

          (2) at the Computation Date for such Restricted Payment and after giving effect to such Restricted Payment on a pro forma basis, the Issuer, PAAC or such Restricted Subsidiary could incur $1.00 of additional Indebtedness pursuant to the covenant described in the initial paragraph under "-- Limitations on Indebtedness;" and

          (3) the aggregate amount of Restricted Payments declared, paid or distributed subsequent to the Closing Date (including the proposed Restricted Payment) does not exceed the sum of (i) 50% of the cumulative Consolidated Net Income of PAAC for the period subsequent to October 1, 1997 to and including the last day of PAAC's last fiscal quarter ending prior to the Computation Date (each such period to constitute a "Computation Period") (or, if such aggregate cumulative Consolidated Net Income is a loss, minus 100% of such loss of PAAC during the Computation Period), (ii) the aggregate Net Cash Proceeds of the issuance or sale or the exercise (other than to PAAC or a Subsidiary of PAAC or an employee stock ownership plan or other trust established by the Issuer, PAAC or any of PAAC's Subsidiaries for the benefit of their respective employees) of the Issuer's or PAAC's Equity Interests (other than Redeemable Stock) subsequent to the Closing Date, (iii) the aggregate Net Cash Proceeds of the issuance or sale (other than to PAAC or a Subsidiary of PAAC) of any debt securities of the Issuer or PAAC, respectively, that have been converted into or exchanged for Equity Interests (other than Redeemable Stock) of the Issuer or PAAC, respectively, to the extent such debt securities were originally issued or sold for cash, plus the aggregate Net Cash Proceeds received by the Issuer or PAAC, respectively, at the time of such conversion or exchange, in each case subsequent to the Closing Date,
     (iv) cash contributions to the Issuer's or PAAC's capital subsequent to the Closing Date and (v) $5.0 million.

     If no Default or Event of Default has occurred and is continuing or would occur as a result thereof, the prohibitions set forth above are subject to the following exceptions: (a) Restricted Investments in obligations representing a portion of the proceeds of any Asset Sale consummated in accordance with the covenant described under "-- Limitations on Asset Sales", provided, however, that such Restricted Investments will be excluded in the calculation of the amount of Restricted Payments previously made for purposes of clause (3) of the preceding paragraph; (b) any purchase or redemption of Equity Interests or Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Issuer or PAAC (other than Redeemable Stock and other than Equity Interests issued or sold to PAAC or a Subsidiary of PAAC or an employee stock ownership plan), provided, however, that (x) such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments previously made for purposes of clause (3) of the preceding paragraph and (y) the Net Cash Proceeds from such sale will be excluded for purposes of clause (3)(ii) of the preceding paragraph to the extent utilized for purposes of such purchase or redemption; (c) any purchase or redemption of Subordinated Indebtedness of the Issuer or PAAC made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Indebtedness of the Issuer, PAAC or any Restricted Subsidiary which is permitted to be issued pursuant to the provisions of the covenant described under "-- Limitation on Indebtedness," provided, however, that such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments previously made for purposes of clause (3) of the preceding paragraph;
(d) the repurchase, redemption or other acquisition or retirement for value of Capital Stock of Pioneer, the Issuer or PAAC held by management or other employees of Pioneer, the Issuer or PAAC or any Subsidiary of PAAC pursuant to any shareholders agreement, management or employee stock option agreement or management or employee equity subscription agreement, in accordance with the provisions of any such arrangement, in an amount not greater than $500,000 in any calendar year plus the portion of any such amounts which remains unused at the end of the two prior calendar years, but in no event to exceed $1.5 million in any calendar year; provided, however, that any such purchase, redemption, acquisition or retirement for value will be excluded in the calculation of the amount of Restricted Payments previously made for purposes of clause (3) of the preceding paragraph; (e) payments to Pioneer pursuant to any tax sharing arrangement so long as payments thereunder do not exceed the amount of PAAC and its consolidated subsidiaries' share of U.S. Federal and state and Canadian federal and provincial income taxes actually paid or to be paid by Pioneer, provided, however, that such payments will be excluded in the calculation of the amount of Restricted Payments previously made for purposes of clause (3) of the preceding paragraph; (f) payments to Pioneer to perform accounting, legal, corporate reporting and administrative functions in the ordinary course of business in an amount not greater than $500,000 in any calendar year, or to pay required fees in connection with the PCI Canada Acquisition, provided, however, that such payments will be excluded in the calculation of the amount of Restricted Payments previously made for purposes of clause (3) of the preceding paragraph; and (g) Investments described in clause
(vi) of the definition of Permitted Investments, provided, however, that such Investments will be included in the calculation of the amount of Restricted Payments previously made for purposes of clause (3) of the preceding paragraph.

     For purposes of this covenant, (a) the amount of any Restricted Payment declared, paid or distributed in property of the Issuer, PAAC or any Restricted Subsidiary will be deemed to be the net book value of any such property that is intangible property and the Fair Market Value (as determined by and set forth in a resolution of the Issuer's Board of Directors) of any such property that is tangible property at the Computation Date, in each case, after deducting related reserves for depreciation, depletion and amortization; (b) the amount of any Restricted Payment declared, paid or distributed in obligations of the Issuer, PAAC or any Restricted Subsidiary will be deemed to be the principal amount of such obligations as of the date of the adoption of a resolution by the Board of Directors of the Issuer, PAAC or such Restricted Subsidiary authorizing such Restricted Payment; and (c) a distribution to holders of the Issuer's or PAAC's Equity Interests of (i) shares of Capital Stock or other Equity Interests of any Restricted Subsidiary or (ii) other assets of the Issuer or PAAC, without, in either case, the receipt of equivalent consideration therefor will be regarded as the equivalent of a cash dividend equal to the excess of the Fair Market Value of the Equity Interests or other assets being so distributed at the time of such distribution over the consideration, if any, received therefor. The Issuer shall deliver to the Trustee an officers' certificate stating that such Restricted Payment is permitted, attaching a copy of the applicable resolution of the Board of Directors pursuant to which the value of the Restricted Payment to be made was determined and setting forth the basis upon which the calculations required by this covenant were computed.

     Limitations on Liens. The Indenture provides that the Issuer and PAAC will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of their respective assets or properties now owned or acquired after the Closing Date, or any income or profits therefrom, excluding, however, from the operation of the foregoing any of the following:

          (a) Liens existing as of the Closing Date or pursuant to an agreement or document in existence on the Closing Date, including the New Credit Facilities and security documents related thereto;

          (b) Permitted Liens;

          (c) Liens on assets or property of the Issuer, or on assets or property of PAAC or the Restricted Subsidiaries, to secure the payment of all or a part of the purchase price of assets or property acquired or constructed in the ordinary course of business after the date of the Indenture; provided, however, that (i) the aggregate principal amount of Indebtedness secured by such Liens does not exceed the original cost or purchase price of the assets or property so acquired (including the reasonable and customary costs of installation of such acquired assets) or constructed, (ii) the Indebtedness secured by such Liens is otherwise permitted to be incurred under the Indenture, (iii) such Liens do not encumber any other assets or property of the Issuer, PAAC or any of the Restricted Subsidiaries and (iv) the Indebtedness secured by such Liens may not be created more than 100 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to such Liens;

          (d) Liens on assets or property acquired by the Issuer, PAAC or any Restricted Subsidiary after the date of the Indenture; provided, however, that (i) such Liens existed on the date such assets or property were acquired and were not incurred as a result of or in anticipation of such acquisition and (ii) such Liens do not extend to or cover any assets or property of the Issuer, PAAC or any of the Restricted Subsidiaries other than the assets or property so acquired;

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

          (e) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under the Indenture and which is permitted to be refinanced under the Indenture; provided, however, that such Liens do not extend to or cover any assets or property of the Issuer, PAAC or any of the Restricted Subsidiaries not securing the Indebtedness so refinanced;

          (f) Liens on assets or property of the Issuer, PAAC or any Restricted Subsidiary that is subject to a Sale and Leaseback Transaction, provided, however, that the aggregate principal amount of Attributable Indebtedness in respect of all Sale and Leaseback Transactions then outstanding does not at the time such a Lien is incurred exceed $10.0 million;

          (g) Liens on property or shares of Capital Stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in contemplation of the acquisition thereof by the Issuer, PAAC or a Restricted Subsidiary; provided further, that such Liens may not extend to any other property owned by the Issuer, PAAC or a Restricted Subsidiary;

          (h) Liens securing Indebtedness of a Restricted Subsidiary owing to the Issuer, PAAC or a Wholly-Owned Restricted Subsidiary;

          (i) Liens on inventory, accounts receivable or related general intangibles of any Restricted Subsidiary securing the obligations under clause (d) of the covenant described under "-- Limitations on Indebtedness";

          (j) pari passu Liens on the collateral which secures the Senior Secured Notes securing up to $50.0 million aggregate principal amount of Indebtedness permitted to be incurred under the initial paragraph of the covenant described under "-- Limitations on Indebtedness," provided that
     (i) the proceeds of such Indebtedness are used to acquire or construct additional property, plant and equipment that will be utilized in one or more Related Businesses, and (ii) the aggregate principal amount of Indebtedness secured by such Liens does not exceed the original cost or purchase price of the assets or property so acquired (including the reasonable and customary costs of installation of such acquired assets) or constructed; and

          (k) Liens on assets or property of the Issuer, or on assets or property of PAAC or the Restricted Subsidiaries, acquired or constructed after the date of the Indenture other than in the ordinary course of business and other than assets or properties constituting Collateral; provided, however, that (i) the aggregate principal amount of Indebtedness secured by such Liens does not exceed the original cost or purchase price of the assets or property so acquired (including the reasonable and customary costs of installation of such acquired assets) or constructed,
     (ii) the Indebtedness secured by such Liens is otherwise permitted to be incurred under the Indenture, and (iii) such Liens do not encumber the Collateral.

     Limitations on Payment Restrictions Affecting Restricted Subsidiaries. The Indenture provides that the Issuer and PAAC will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of PAAC or any Restricted Subsidiary to (i) pay dividends or make any other distribution to the Issuer, PAAC or the Restricted Subsidiaries on its Equity Interests, (ii) pay any Indebtedness owed to the Issuer, PAAC or any Restricted Subsidiary, (iii) make loans or advances to the Issuer, PAAC or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Issuer, PAAC or any Restricted Subsidiary, except (A) consensual encumbrances or restrictions contained in or created pursuant to the New Credit Facilities, other Existing Indebtedness listed on a schedule to the Indenture and security and intercreditor documents related thereto in existence on the Closing Date, (B) consensual encumbrances or restrictions in the Notes, the Exchange Notes and the Indenture, (C) any restriction, with respect to a Restricted Subsidiary of the Issuer or PAAC that is not a Subsidiary of the Issuer or PAAC on the Closing Date, in existence at the time such entity becomes a Restricted Subsidiary of the Issuer or PAAC; provided that such encumbrance or restriction is not created in anticipation of or in connection with such entity becoming a Subsidiary of the Issuer or PAAC and is not applicable to any Person or the properties or assets of

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any Person other than a Person that becomes a Subsidiary, (D) any encumbrances or restrictions pursuant to an agreement effecting a refinancing of Indebtedness referred to in clauses (A) or (C) of this covenant or contained in any amendment to any agreement creating such Indebtedness, provided that the encumbrances and restrictions contained in any such refinancing or amendment are not materially more restrictive taken as a whole (as determined in good faith by the chief financial officer of the Issuer) than those provided for in such Indebtedness being refinanced or amended, (E) encumbrances or restrictions contained in any other Indebtedness permitted to be incurred subsequent to the Closing Date pursuant to the provisions of the covenant described under "-- Limitations on Indebtedness", provided that any such encumbrances or restrictions are not materially more restrictive taken as a whole (as determined in good faith by the chief financial officer of the Issuer) than the most restrictive of those provided for in the Indebtedness referred to in clause (A), (B) or (C) of this covenant, (F) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease, (G) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary in compliance with the Indenture pending the closing of such sale or disposition; or (H) any encumbrance or restriction due to applicable law.

     Limitations on Asset Sales. The Indenture provides that the Issuer and PAAC will not, and will not permit any Restricted Subsidiary to, make any Asset Sale (other than to the Issuer, PAAC or any Restricted Subsidiary) unless (i) the Issuer, PAAC or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and at least 80% of the consideration received by the Issuer, PAAC or such Restricted Subsidiary from such Asset Sale is in the form of cash; provided however, that the amount of any cash equivalent or note or other obligation received by the Issuer, PAAC or such Restricted Subsidiary from the transferee in any such transaction that is converted within 90 days by the Issuer, PAAC or such Restricted Subsidiary into cash will be deemed upon such conversion to be cash for purposes of this provision; and (ii) the Net Proceeds received by the Issuer, PAAC or such Restricted Subsidiary from such Asset Sale are applied in accordance with the following paragraphs.

     If all or a portion of the Net Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness of the Issuer, PAAC or PAI then outstanding as required by the terms thereof, or the Issuer determines not to apply such Net Proceeds to the permanent prepayment of any Senior Indebtedness outstanding (in the case of any optional prepayment of Term Loans, only if such prepayment is effected on a pro rata basis in accordance with the Intercreditor Agreement and in the case of a revolving credit facility or similar arrangement that makes credit available, only if the commitment thereunder is also permanently reduced by such amount) or if no such Senior Indebtedness is then outstanding, then the Issuer may, within 365 days of the Asset Sale, invest the Net Proceeds in the Issuer, PAAC or in one or more Restricted Subsidiaries in a Related Business. The Existing Term Facility requires, and the Term Facility will require, that any cumulative Net Proceeds (including proceeds of Collateral in the case of the Term Facility) received in excess of $35.0 million will be used to make a mandatory prepayment of the loans thereunder. The amount of Net Proceeds neither used to permanently repay or prepay Senior Indebtedness nor used or invested as set forth in this paragraph constitutes "Excess Proceeds."

     When the aggregate amount of Excess Proceeds from one or more Asset Sales equals $10.0 million or more, the Issuer will apply 100% of such Excess Proceeds within 365 days subsequent to the consummation of the Asset Sale which resulted in the Excess Proceeds equalling $10.0 million or more to the purchase of Notes tendered to the Issuer for purchase at a price equal to 100% of the principal amount thereof, plus accrued interest and Liquidated Damages, if any, to the date of purchase pursuant to an offer to purchase made by the Issuer (an "Asset Sale Offer") with respect to the Notes. Any Asset Sale Offer may include a pro rata offer under similar circumstances to purchase other Senior Indebtedness requiring a similar offer. Any Asset Sale Offer will be made substantially in accordance with the procedures for a Change of Control Offer described under "-- Change of Control." Until such time as the Net Proceeds from any Asset Sale are applied in accordance with this covenant, such Net Proceeds will be segregated from the other assets of the Issuer, PAAC and the Subsidiaries of PAAC and invested in cash or Eligible Investments, except that the Issuer,

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PAAC or any Restricted Subsidiary may use any Net Proceeds pending the utilization thereof in the manner (and within the time period) described above, to repay revolving loans (under the Revolving Facility or otherwise) without a permanent reduction of the commitment thereunder.

     The Issuer will cause a notice of any Asset Sale Offer to be mailed to the Holders at their registered addresses not less than 30 days nor more than 45 days before the purchase date. Such notice will contain all instructions and materials necessary to enable Holders to tender their Notes to the Issuer. Upon receiving notice of an Asset Sale Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent that Holders properly tender Notes in an amount exceeding the Asset Sale Offer, Notes of tendering Holders will be repurchased on a pro rata basis (based on amounts tendered).

     The Issuer's ability to repurchase the Notes pursuant to an Asset Sale Offer may be prohibited by the Existing Term Facility or the New Credit Facilities if at the time of such repurchase an event of default under the Existing Term Facility or the New Credit Facilities, as the case may be, exists or would be caused thereby. Any future credit agreements to which the Issuer becomes a party may restrict the Issuer's ability to repurchase the Notes pursuant to an Asset Sale Offer. In the event the Issuer is required to make an Asset Sale Offer at a time when the Issuer is prohibited from making such Offer, the Issuer will be required under the Indenture, on or prior to the date that the Issuer is required to make an Asset Sale Offer, to (i) seek the consent of its lenders to repurchase Notes pursuant to such Asset Sale Offer or (ii) refinance the Indebtedness that prohibits such Asset Sale Offer. If the Issuer does not obtain such a consent or refinance such borrowings, the Issuer will remain prohibited from making such Offer. The Issuer's failure to purchase Notes pursuant to an Asset Sale Offer or make such Asset Sale Offer would constitute an Event of Default under the Indenture. See "-- Change of Control."

     The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act, any other tender offer rules under the Exchange Act and other securities laws or regulations in connection with any offer to repurchase and the repurchase of the Notes as described above.

     The Issuer and PAAC will not, and will not permit any of the Restricted Subsidiaries to, create or permit to exist or become effective any consensual restriction (other than restrictions not more restrictive taken as a whole (as determined in good faith by the chief financial officer of the Issuer) than those in effect under Existing Indebtedness and the New Credit Facilities) that would materially impair the ability of the Issuer to comply with the provisions of this "Limitations on Asset Sales" covenant.

     Limitations on Sale and Leaseback Transactions. The Indenture provides that the Issuer and PAAC will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless (i) at the time of the occurrence of such transaction and after giving effect to such transaction and
(x) in the case of a Sale and Leaseback Transaction which is a Capitalized Lease Obligation, giving effect to the Indebtedness in respect thereof, and (y) in the case of any other Sale and Leaseback Transaction, giving effect to the Attributable Indebtedness in respect thereof, the Issuer, PAAC or such Restricted Subsidiary could incur $1.00 of additional Indebtedness pursuant to the covenant described in the initial paragraph under "-- Limitations on Indebtedness," (ii) at the time of the occurrence of such transaction, the Issuer, PAAC or such Restricted Subsidiary could incur Indebtedness secured by a Lien on property in a principal amount equal to or exceeding the Attributable Indebtedness in respect of such Sale and Leaseback Transaction pursuant to the covenant described under "-- Limitations on Liens", and (iii) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Issuer applies the proceeds of such transaction in compliance with, the covenant described under "-- Limitations on Asset Sales."

     Limitations on Mergers; Sales of Assets. The Indenture provides that the Issuer will not amalgamate with, consolidate with or merge into, or sell, assign, convey, lease or transfer all or substantially all of its assets and those of its Subsidiaries taken as a whole to, any Person, unless (i) the resulting, surviving or transferee Person expressly assumes all the obligations of the Issuer under the Notes and the Indenture; (ii) such Person is organized and existing under the laws of Canada, any province thereof, the United States of America, any state thereof or the District of Columbia; (iii) at the time of the occurrence of such transaction and after giving effect to such transaction on a pro forma basis, such Person could incur $1.00 of additional

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Indebtedness pursuant to the covenant described in the initial paragraph under
"-- Limitations on Indebtedness" (assuming a market rate of interest with respect to such additional Indebtedness); (iv) at the time of the occurrence of such transaction and after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of such Person is equal to or greater than the Consolidated Net Worth of the Issuer immediately prior to such transaction; (v) each Guarantor, to the extent applicable, will by supplemental indenture confirm that its Guarantee will apply to such Person's obligations under the Notes; (vi) immediately before and immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Issuer or any of its Subsidiaries or of such Person as a result of such transaction as having been incurred by the Issuer or such Subsidiary or such Person, as the case may be, at the time of such transaction, no Default or Event of Default has occurred and is continuing; and (vii) the Issuer shall have received an opinion of outside counsel in Canada to the effect that (A) any payment of interest or principal on the Notes by the Issuer to a Holder will, after the amalgamation, consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition of assets, be exempt from Canadian withholding tax if the Holder is or is deemed to be a non-resident of Canada, deals at arm's length with the resulting, surviving or transferee Person for purposes of the Income Tax Act (Canada) at the time of making the payment and (B) no other taxes on income (including taxable capital gains) will be payable under the Income Tax Act (Canada) by a Holder of the Notes who is or who is deemed to be a non-resident of Canada in respect of the acquisition, ownership or disposition of the Notes, including the receipt of interest, principal or premium thereon, provided that such Holder does not use or hold, and is not deemed to use or hold the Notes in carrying on a business in Canada for purposes of the Income Tax Act (Canada) and, in the case of a Holder of Notes who carries on an insurance business in Canada and elsewhere, the Notes are not effectively connected with its Canadian insurance business.

     No Guarantor will, and the Issuer and PAAC will not permit a Guarantor to, in a single transaction or series of related transactions amalgamate, merge or consolidate with or into any other corporation (other than the Issuer or any other Guarantor) or other entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any entity (other than the Issuer or any other Guarantor) unless at the time and giving effect thereto: (i) either (1) such Guarantor is the continuing corporation or (2) the entity (if other than such Guarantor) formed by such amalgamation, consolidation or into which such Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor is a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia or of Canada or any province thereof and expressly assumes by a supplemental indenture, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under the Notes and the Indenture; and (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing. The provisions of this paragraph will not apply to any transaction (including any Asset Sale made in accordance with "-- Limitations on Asset Sales" above) with respect to any Guarantor if the Guarantee of such Guarantor is released in connection with such transaction in accordance with the applicable provisions of the Indenture. Upon any sale, exchange, transfer or other disposition to any Person of all of the Issuer's, PAAC's or a Restricted Subsidiary's Equity Interests in, or all or substantially all of the assets of, any Guarantor which is in compliance with the Indenture, such Guarantor will be released from all its obligations under its Guarantee.

     In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which the Issuer or any Guarantor is not the continuing corporation, the successor Person formed or remaining will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as the case may be, and the Issuer or such Guarantor, as the case may be, would be discharged from its obligations under the Indenture, the Notes or its Guarantee, as the case may be.

     The governing law of the Indenture and the Notes is New York law. New York law offers no clear guidance as to the definition of the term "all or substantially all" in the context of the "Limitations on Mergers; Sales of Assets" covenant in an indenture such as the Indenture. To the extent that the law of other jurisdictions does offer guidance as to the definition of the term, such jurisdictions have applied a qualitative

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

test as well as quantitative tests to determine the meaning of "all or substantially all" on a case-by-case basis. The lack of an established meaning for the term "all or substantially all" could lead to uncertainty as to the ability of the Holders of Notes to determine whether or not a transaction governed by this "Limitations on Mergers; Sales of Assets" covenant has occurred.

     Certain Guarantees. The Indenture provides that if (i) any Subsidiary of PAAC becomes a Restricted Subsidiary after the Closing Date, (ii) the Issuer, PAAC or any Subsidiary of PAAC that is a Guarantor transfers or causes to be transferred, in one transaction or a series of related transactions, property or assets (including, without limitation, businesses, divisions, real property, assets or equipment) which in the aggregate have a value equal to or greater than 15% of PAAC's and its Subsidiaries' total assets determined on a consolidated basis as of the time of transfer to any Subsidiary or Subsidiaries of PAAC that is not the Issuer or a Guarantor or are not Guarantors, (iii) any Subsidiary of PAAC which has a value equal to or greater than 5% of PAAC's and its Subsidiaries' total assets determined on a consolidated basis as of the time of determination directly or indirectly guarantees or otherwise becomes obligated with respect to any Senior Indebtedness of the Issuer or PAAC, or (iv) any Subsidiary of PAAC becomes a guarantor of the Term Loans or the loans under the Existing Term Facility after the Closing Date, the Issuer and PAAC will cause such Subsidiary or Subsidiaries of PAAC to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary or Subsidiaries of PAAC will unconditionally guarantee all of the Issuer's obligations under the Indenture and the Notes on the same terms as the other Guarantors, which Guarantee will rank pari passu with any Senior Indebtedness of such Subsidiary; provided, that clause (i) of this covenant will not apply to any newly acquired or created Subsidiary organized outside of the United States of America and conducting the majority of its business outside of the United States of America for so long as the issuance of a guarantee by such Subsidiary would result in a material increase in the aggregate amount of income tax payable by PAAC on a consolidated basis and the Issuer shall deliver to the Trustee an officers' certificate so stating.

     Transactions with Affiliates. The Indenture provides that the Issuer, PAAC and the Restricted Subsidiaries will not, directly or indirectly, enter into any transaction or series of related transactions with or for the benefit of any of their respective Affiliates other than with the Issuer, PAAC or any Restricted Subsidiary, except on an arm's-length basis and if (x)(i) in the case of any such transaction in which the aggregate rental value, remuneration or other consideration (including the value of a loan), together with the aggregate rental value, remuneration or other consideration (including the value of a loan) of all such other transactions consummated in the year during which such transaction is proposed to be consummated, exceeds $750,000, the Issuer delivers board resolutions to the Trustee evidencing that the Board of Directors and the Independent Directors that are disinterested each have (by a majority vote) determined in good faith that the aggregate rental value, remuneration or other consideration (including the value of any loan) inuring to the benefit of such Affiliate from any such transaction is not greater than that which would be charged to or extended by the Issuer, PAAC or its Subsidiaries, as the case may be, on an arm's-length basis for similar properties, assets, rights, goods or services by or to a Person not affiliated with the Issuer, PAAC or its Subsidiaries, as the case may be, and (ii) in the case of any such transaction in which the aggregate rental value, remuneration or other consideration (including the value of any loan), together with the aggregate rental value, remuneration or other consideration (including the value of any loan) of all such other transactions consummated in the year during which such transactions are proposed to be consummated, exceeds $7.5 million, the Issuer delivers to the Trustee board resolutions as described in clause (x)(i) of this paragraph and an opinion of an investment banking firm of national standing in the United States of America, unaffiliated with the Issuer and the Affiliate which is party to such transaction, to the effect that the aggregate rental price, remuneration or other consideration (including the value of a loan) inuring to the benefit of such Affiliate from any such transaction is not greater than that which would be charged to or extended by the Issuer, PAAC or its Subsidiaries, as the case may be, on an arm's-length basis for similar properties, assets, rights, goods or services by or to a Person not affiliated with the Issuer, PAAC or its Subsidiaries, as the case may be, and (y) all such transactions referred to in clauses (x)(i) and (ii) are entered into in good faith. Any transaction required to be approved by Independent Directors pursuant to the preceding paragraph must be approved by at least one such Independent Director.

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     The provisions of the preceding paragraph do not prohibit (i) any
Restricted Payment permitted to be paid pursuant to the provisions of the covenant described under "-- Limitations on Restricted Payments" other than with respect to Investments described in the following clause (ii), (ii) any Investment made in Kemwater during a period of three years following the Closing Date, provided that such Investment matures or is required to be redeemed within one year of its being made, (iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business consistent with past practices, not to exceed $500,000 aggregate principal amount outstanding at any time, (v) the payment of fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer, PAAC or any of their Subsidiaries, as determined by the board of directors of the Issuer, PAAC or any of their Subsidiaries in good faith and (vi) Existing Affiliate Agreements, including amendments thereto entered into after the Closing Date provided that the terms of any such amendment either (A) are not, in the aggregate, less favorable to the Issuer than the terms of such agreement prior to such amendment, or (B) if such terms are, in the aggregate, less favorable to the Issuer, such amendment satisfies the requirements of the preceding paragraph.

     Limitation on Ownership of Wholly-Owned Restricted Subsidiary Stock. The Indenture provides that the Issuer and PAAC (a) will not, and will not permit any Wholly-Owned Restricted Subsidiary of PAAC to, transfer, convey, sell or otherwise dispose of any Capital Stock of any Wholly-Owned Restricted Subsidiary of PAAC (other than All-Pure and its subsidiaries) to any Person (other than the Issuer, PAAC or a Wholly-Owned Restricted Subsidiary of PAAC), unless (i) such transfer, conveyance, sale or other disposition is of all the Capital Stock of such Wholly-Owned Restricted Subsidiary of PAAC and (ii) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described under the caption "-- Limitations on Asset Sales," and (b) will not permit any Wholly-Owned Restricted Subsidiary of PAAC (other than All-Pure and its subsidiaries) to issue any of its Equity Interests (other than, if necessary, Capital Stock constituting directors' qualifying shares or interests held by directors or shares or interests required to be held by foreign nationals, to the extent mandated by applicable law) to any Person other than to the Issuer, PAAC or a Wholly-Owned Restricted Subsidiary of PAAC of PAAC.

     Impairment of Security Interest. The Indenture provides that the Issuer and PAAC will not, and will not cause or permit any Restricted Subsidiaries to, take or omit to take any action which action or omission might or would have the result of affecting or impairing the Liens and security interest in favor of the Collateral Agent for the benefit of the Secured Parties with respect to the Collateral and the Issuer will not grant to any Person, or suffer any Person to have any interest whatsoever in the Collateral, in each case other than as otherwise permitted by the Indenture, the Term Facility or the Security Documents. The Issuer and PAAC will not, and will not cause or permit any Restricted Subsidiaries to, enter into any agreement or instrument that by its terms requires that the proceeds received from any sale of Collateral be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than pursuant to the Indenture or the Term Facility. A release of any of the Collateral strictly in accordance with the terms and conditions of the Indenture and the Security Documents will not be deemed for any purpose to be an impairment of security under the Indenture.

     Amendment to Security Documents. The Indenture provides that the Issuer and PAAC will not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any manner or to any extent that would constitute an Event of Default under the Indenture or the Security Documents; provided that the Indenture and the Security Documents may be amended, modified or supplemented as set forth under the caption "Amendment, Supplement or Waiver."

     Stock Pledge Agreements. The Indenture provides that the Issuer and PAAC will, and will cause the applicable Subsidiary or Subsidiaries of PAAC to, execute and deliver to the Collateral Agent one or more stock pledge agreements substantially in the form of the Stock Pledge Agreement securing the Senior Secured Notes providing for the pledge to the Collateral Agent for the benefit of itself and the Trustee, for itself and the Holders and the Term Loan Agent, for itself and the other Term Loan Lenders, of all the Capital Stock of (i) the Issuer and each of the Restricted Subsidiaries and (ii) each other Restricted Subsidiary that (A) is

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engaged in any business activity other than the holding of the Capital Stock of one or more Subsidiaries of PAAC (or in the case of Imperial West, engaging in any business activity other than the holding of its Investment in Kemwater) and
(B) has assets equal to or greater than 5% of PAAC's total assets determined on a consolidated basis as of the time of determination, together with delivery to the Collateral Agent of stock certificates evidencing such Capital Stock (together with undated stock powers executed in blank), at such time as such Capital Stock is not pledged for the benefit of the lenders under the Existing Term Facility and the holders of the Senior Secured Notes. The Indenture provides in certain limited circumstances for the release of the Issuer and PAAC from compliance with, and the reinstatement of, this covenant.

     Provision of Financial Statements. The Indenture provides that, whether or not PAAC is subject to Section 13(a) or 15(d) of the Exchange Act, PAAC will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which PAAC would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if PAAC were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which PAAC would have been required so to file such documents if PAAC were so subject. PAAC will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all holders of Notes, as their names and addresses appear in the security register, without cost to such holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which PAAC would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if PAAC were subject to such Sections and (y) if filing such documents by PAAC with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder of Notes at PAAC's cost. Any financial statements contained in each of such reports or other documents will be prepared in accordance with GAAP consistently applied.

     Limitation on Applicability of Certain Covenants. The Indenture provides that notwithstanding anything to the contrary therein, the covenants described above entitled "Limitations on Indebtedness," "Limitations on Restricted Payments," "Limitations on Liens," "Limitations on Payment Restrictions Affecting Restricted Subsidiaries," "Limitations on Asset Sales" and "Transactions with Affiliates" will not apply to transactions effected pursuant to and in accordance with the Contingent Payment Agreement and amounts related to such transactions will not be required to be included in any calculation required by any such covenant. Such transactions include (i) any payment made by the Issuer, PAAC or a Restricted Subsidiary, (ii) any assets or property transferred by the Issuer, PAAC or a Restricted Subsidiary, (iii) the application of any proceeds received by the Issuer, PAAC or any Restricted Subsidiary in connection with any transfer of assets or property made by such Person, (iv) any escrow or segregation of moneys to be paid by the Issuer, PAAC or a Restricted Subsidiary, (v) any Investment of such escrowed or segregated moneys by the Issuer, PAAC or a Restricted Subsidiary or any other Investment under the Contingent Payment Agreement, (vi) any obligation of the Issuer, PAAC or a Restricted Subsidiary to make any such payments or to effect any such escrow or segregation of moneys, (vii) any Indebtedness incurred by the Issuer, PAAC or a Restricted Subsidiary that is non-recourse to the assets of the Issuer, PAAC, such Restricted Subsidiary or any other Restricted Subsidiary, other than the borrower's interest in Basic Investments, Victory Valley, the Excess Land and/or any other assets or funds held under the Contingent Payment Agreement, and as to which none of the Issuer, PAAC or any Restricted Subsidiary (other than the borrower) provides credit support or is directly or indirectly liable, or (viii) any Lien incurred by the Issuer, PAAC or any Restricted Subsidiary in connection with Indebtedness described in clause (vii) above that does not extend to assets of the Issuer, PAAC or any Restricted Subsidiary other than such Person's interest in Basic Investments, Victory Valley, the Excess Land and/or any other assets or funds held under the Contingent Payment Agreement.

     Additional Covenants. The Indenture also contains covenants with respect to the following matters: (i) payment of principal, premium and interest; (ii) maintenance of an office or agency in the City of New York; (iii) arrangements regarding the handling of money held in trust; (iv) maintenance of corporate existence; (v) payment of taxes and other claims; (vi) maintenance of properties; and (vii) maintenance of insurance.

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

RELEASE OF COLLATERAL

     The Issuer will be permitted to sell Collateral in an Asset Sale and obtain a release of the liens of the Security Documents in such Collateral only upon compliance with the covenant described in "-- Certain Covenants -- Limitations on Asset Sales" and only upon delivery to the Trustee and the Collateral Agent of (a) a notice that, among other things, describes the interests to be released, states the fair market value of the released interests as of a date no later than 60 days before the date of such notice, and certifies that the purchase price received is not less than the fair market value of such released interest as of the date of such release, (b) the Net Proceeds of the Asset Sale,
(c) an officer's certificate certifying, among other things, the terms of the Indenture governing Asset Sales and all other applicable terms have been complied with, (d) an opinion of counsel as to the Asset Sale, and (e) satisfactory title opinions confirming that the Liens of the Collateral Agent on the remaining Collateral continue unimpaired as perfected first priority liens.

     To the extent Trust Moneys consist of insurance proceeds or condemnation or other taking awards, any such moneys which may be used to effect a restoration of the affected Collateral will be permitted to be withdrawn by the Issuer and paid by the Collateral Agent, at the direction of the Trustee, upon a request by the Issuer to reimburse the Issuer for expenditures made or costs incurred to repair, rebuild or replace the destroyed, damaged, or taken Collateral, and upon delivery of (a) an officer's certificate certifying, among other things, as to expenditures made or costs incurred, the necessity or desirability in the conduct of the Issuer's business of the repaired, rebuilt, replaced property, and the fair market value of such property as of the date of the expenditures,
(b) an opinion of counsel as to the validity and perfection of the Collateral Agent's lien on the repaired or replaced Collateral and (c) an architect's certificate as to the costs of such restoration and compliance with law.

     To the extent Trust Moneys consist of proceeds of an Asset Sale involving Collateral, and the Issuer intends to reinvest such proceeds in the Issuer or in one or more Restricted Subsidiaries in a Related Business, such Trust Moneys will be permitted to be withdrawn by the Issuer upon request to the Trustee and upon receipt by the Trustee and the Collateral Agent of (a) notice of such withdrawal, (b) an officer's certificate certifying compliance with the Indenture, (c) instruments granting the Collateral Agent first priority liens, for the benefit of the Secured Parties, on the real or personal property interests in which the Issuer or Restricted Subsidiary have invested, and (d) an opinion of counsel as to the instruments governing such liens and security interests.

     Trust Moneys will be permitted to be applied from time to time (x) to the payment of principal and interest on the Notes, or (y) to the extent otherwise permitted by the Indenture, to redeem or repurchase Notes, including without limitation pursuant to a Change of Control Offer or (to the extent such Trust Moneys constitute proceeds from Asset Sales) an Asset Sale Offer, or (z) at the direction of the Issuer to pay any other Senior Indebtedness secured by liens in the Collateral (but only to the extent such Trust Moneys constitute proceeds from Asset Sales), in each case upon receipt by the Trustee and the Collateral Agent of (a) resolutions of the boards of directors of the Issuer directing such application, (b) cash equaling the accrued interest, if any, required to be paid in connection with such payment or purchase, (c) an officer's certificate, and
(d) an opinion of counsel. Trust Moneys received by the Collateral Agent or the Trustee pursuant to an Asset Sale Offer remaining after the completion of such Asset Sale Offer will be permitted to be withdrawn by the Issuer upon request of the Issuer and delivery of an officer's certificate and an opinion of counsel.

     The Indenture provides that any release of Collateral, including Trust Moneys, will be subject to the provisions of Section 314(d) of the Trust Indenture Act relating to, among other things, the delivery of a certificate or an opinion of an engineer, appraiser or other expert as to the fair value of Collateral being released from the Liens of the Security Documents.

CERTAIN DEFINITIONS

     "Affiliate" means, with respect to any party, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such party including any estate or trust under will of such party. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling,"

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"controlled by" and "under common control with"), as used with respect to any
Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 5% or more of the voting securities of a Person will be deemed to be control.

     "Asset Sale" means, with respect to the Issuer, PAAC or any Restricted Subsidiary, the sale, lease, conveyance or other disposition (including, without limitation, by way of merger or consolidation, and whether by operation of law or otherwise) to any Person other than the Issuer, PAAC or a Wholly-Owned Restricted Subsidiary of any of the Issuer's, PAAC's or such Restricted Subsidiary's assets (including, without limitation, (x) any sale or other disposition of Equity Interests of any Restricted Subsidiary and (y) any sale or other disposition of any noncash consideration received by the Issuer, PAAC or such Restricted Subsidiary from any prior transaction or series of related transactions that constituted an Asset Sale under the Indenture), whether owned on the date of the Indenture or subsequently acquired, in one transaction or a series of related transactions: provided, however, that the following will not constitute Asset Sales: (i) transactions (other than transactions described in clause (y) above) in any calendar year with aggregate cash and/or Fair Market Value of any other consideration received (including, without limitation, the unconditional assumption of Indebtedness) of less than $1.0 million; (ii) a transaction or series of related transactions that results in a Change in Control; (iii) any sale of assets of the Issuer, PAAC and its Restricted Subsidiaries or merger permitted under the covenant described under "Certain Covenants -- Limitations on Mergers; Sales of Assets"; (iv) any sale or other disposition of inventory, property (whether real, personal or mixed) or equipment that has become worn out, obsolete or damaged or otherwise unsuitable or no longer needed for use in connection with the business of the Issuer, PAAC or any Restricted Subsidiary, as the case may be, in the good faith determination of the Board of Directors; and (v) any sale of inventory to customers in the ordinary and customary course of business.

     "Attributable Indebtedness" means, with respect to any Sale and Leaseback Transaction, as at the time of determination, the greater of (i) the Fair Market Value of the property subject to such transaction and (ii) the present value (discounted at a rate equivalent to the Issuer's then current weighted average cost of funds for borrowed money, compounded on a semi-annual basis) of the total net obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement (including any period for which such lease has been extended). As used in the preceding sentence, the "total net obligations of the lessee for rental payments" under any lease for any such period means the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent also includes the amount of such penalty, but no rent will be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Bankruptcy Law" means the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada), the Winding-up Act (Canada), Chapter 11 of Title 11 of the United States Code, as amended, or any other Canadian federal, Canadian provincial, United States federal or United States state law or the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

     "Basic Investments" means Basic Investments, Inc., a Nevada corporation.

     "Board of Directors" means the Board of Directors of the Issuer and/or PAAC or any committee thereof duly authorized to act on behalf of such Board.

     "Borrowing Base" means, as of any date, an amount equal to the sum of (a) 85% of the net book value of all accounts receivable of the Issuer, PAAC and the Restricted Subsidiaries as of such date, (b) 50% of the net book value of all inventory owned by the Issuer, PAAC and the Restricted Subsidiaries as of such date, and (c) the lesser of (x) $10.0 million and (y) 85% of the net book value of all accounts receivable of Kemwater as of such date plus 50% of the net book value of all inventory as of such date owned by Kemwater, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Issuer may utilize the

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

most recent available quarterly or annual financial report of the Issuer, PAAC or the Restricted Subsidiaries for purposes of calculating the Borrowing Base.

     "Capital Stock" means, with respect to any Person, any common stock, preferred stock and any other capital stock of such Person and shares, interests, participations or other ownership interest (however designated), of any Person and any rights (other than debt securities convertible into, or exchangeable for, capital stock), warrants or options to purchase any of the foregoing, including (without limitation) each class of common stock and preferred stock of such Person if such Person is a corporation and each general and limited partnership interest of such Person if such Person is a partnership.

     "Capitalized Lease Obligation" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness will be the capitalized amount of such obligations determined in accordance with GAAP.

     "Cash Flow" for any period means the Consolidated Net Income of PAAC, the Issuer and the Restricted Subsidiaries for such period, plus the following to the extent included in calculating such Consolidated Net Income: (i) Consolidated Interest Expense, (ii) income tax expense and (iii) depreciation, depletion and amortization expense.

     "Closing Date" means November 5, 1997.

     "Consolidated Cash Flow Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of Cash Flow for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters of the Issuer, PAAC and the Restricted Subsidiaries; provided, however, that (A) if the Issuer, PAAC or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Cash Flow Coverage Ratio is an incurrence of Indebtedness, or both, Cash Flow and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been issued on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (B) if since the beginning of such period the Issuer, PAAC or any Restricted Subsidiary has made any Asset Sale, the Cash Flow for such period will be reduced by an amount equal to the Cash Flow (if positive), directly attributable to the assets which are the subject of such Asset Sale for such period, or increased by an amount equal to the Cash Flow (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Issuer, PAAC or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Issuer, PAAC and its continuing Restricted Subsidiaries in connection with any such sale or other disposition for such period (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent the Issuer, PAAC and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (C) if since the beginning of such period the Issuer, PAAC or any Restricted Subsidiary (by merger or otherwise) has made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made under the Indenture, which constitutes all or substantially all of an operating unit of a business, Cash Flow and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (D) in making such computation, Consolidated Interest Expense attributable to any Indebtedness incurred under any revolving credit facility will be computed based on the average daily balance of such Indebtedness during such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being

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

given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

     "Consolidated Indebtedness" means the Indebtedness of the Issuer, PAAC and its consolidated Restricted Subsidiaries determined on a consolidated basis in conformity with GAAP.

     "Consolidated Interest Expense" means, for any period, interest expense of the Issuer, PAAC and its consolidated Restricted Subsidiaries, excluding amortization of any deferred financing fees, plus, to the extent not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Issuer, PAAC or any such Restricted Subsidiary under any guarantee of Indebtedness or other obligation of any other Person, (vii) net costs associated with Hedging Obligations (including amortization of fees), (viii) Preferred Stock dividends in respect of all Redeemable Stock of the Issuer or PAAC held by Persons other than the Issuer, PAAC or a Wholly-Owned Restricted Subsidiary of PAAC and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Issuer or PAAC) in connection with loans incurred by such plan or trust to purchase newly issued or treasury shares of the Capital Stock of the Issuer or PAAC.

     "Consolidated Net Income" means, for any period, and as to any Person, the aggregate Net Income of such Person and its Subsidiaries (other than, in the case of the Issuer or PAAC, the Unrestricted Subsidiaries) for such period determined in accordance with GAAP; provided that (i) the Net Income of any Person which is not a Subsidiary of such Person but which is consolidated with such Person or is accounted for by such Person by the equity method of accounting will be included only to the extent of the amount of cash dividends or cash distributions paid to such Person or a Wholly-Owned Restricted Subsidiary of such Person (other than, in the case of the Issuer or PAAC, the Unrestricted Subsidiaries), (ii) the Net Income of any Person acquired by such Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, (iii) the Net Income of any Subsidiary of such Person that is subject to restrictions, direct or indirect, on the payment of dividends or the making of distributions to such Person will be excluded to the extent of such restrictions, (iv) the Net Income of (A) any Unrestricted Subsidiary and (B) any Subsidiary less than 80% of whose securities having the right (apart from the right under special circumstances) to vote in the election of directors are owned by the Issuer, PAAC or the Wholly-Owned Restricted Subsidiaries of PAAC will be included only to the extent of the amount of cash dividends or cash distributions actually paid by such Subsidiary to the Issuer, PAAC or a Wholly-Owned Restricted Subsidiary of PAAC,
(v) in the case of the Issuer or PAAC, the Net Income attributable to any business, properties or assets acquired (by way of merger, consolidation, purchase or otherwise) by the Issuer, PAAC or any Restricted Subsidiary for any period prior to the date of such acquisition will be excluded, (vi) all extraordinary gains and losses, and any gain or loss realized upon the termination of any employee pension benefit plan, in respect of dispositions of assets other than in the ordinary course of business and any one-time increase or decrease to Net Income which is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP (together, in each case, with any provision for taxes) will be excluded, and
(vii) all amounts of "other income, net" classified as such on one or more lines of such Person's statement of operations, in accordance with GAAP, net of applicable income taxes, will be excluded from such Person's aggregate Net Income; provided that in the case of the Issuer or PAAC the foregoing exclusion will not apply to cash dividends or cash distributions paid to PAAC in respect of its indirect equity interest in Saguaro Power Company, a Limited Partnership, to the extent included in clause (i) of this definition.

     "Consolidated Net Worth" means, for any Person, the total of the amounts shown on the balance sheet of such Person and its consolidated Subsidiaries, determined on a consolidated basis without duplication in accordance with GAAP, as of the end of the most recent fiscal quarter of such Person ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the amount of Capital Stock (other than Redeemable Stock) plus (ii) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit).

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

     "Contingent Payment Agreement" means the Contingent Payment Agreement dated as of April 20, 1995 among Pioneer, PAAC and the Sellers named therein.

     "Credit Facility" means any revolving credit facility or similar arrangement that makes credit available entered into by and among the Issuer, PAAC and/or any Guarantor and the lending institutions party thereto, including any credit agreement, related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Eligible Investments" means, (i) securities issued or directly and fully guaranteed or insured by Canada or the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of Canada or the United States of America is pledged in support thereof) having maturities of not more than 90 days from the date of acquisition, (ii) time deposits and certificates of deposit with maturities of not more than 90 days from the date of acquisition, of any commercial banking institution to which the Bank Act (Canada) applies or that is a member of the Federal Reserve System having capital and surplus in excess of $500.0 million, whose debt has a rating at the time of any such investment of at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Group or at least "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or any bank or financial institution party to the Term Facility, the Existing Term Facility or the Revolving Facility, (iii) fully secured repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) entered into with any bank or financial institution meeting the qualifications specified in clause
(ii) above, (iv) commercial paper issued by any commercial banking institution to which the Bank Act (Canada) applies or that is a member of the Federal Reserve System having capital and surplus in excess of $500.0 million and commercial paper or master notes of issuers, rated at the time of any such investment at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Group or at least "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or any bank or financial institution party to the Term Facility, the Existing Term Facility or the Revolving Facility, and in each case maturing within 270 days after the date of acquisition, and (v) any shares in an open-end mutual fund organized by a bank or financial institution having combined capital and surplus of at least $500.0 million investing solely in investments permitted by the foregoing clauses (i), (ii) and (iv).

     "Equity Interests" means shares, interests, participations or other equivalents (however designated) of Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means an offering of Equity Interests (other than Redeemable Stock) of any Person made on a primary basis by such Person (including a rights offering to existing stockholders of such Person), which yields gross proceeds to such Person of $15.0 million or more.

     "Excess Land" means certain real property adjoining the sites of PCAC's Henderson, Nevada and St. Gabriel, Louisiana plants and the Mojave, California property owned by Imperial West that is not used in the business conducted at such sites, which real property is referred to and defined in the Contingent Payment Agreement as the "Subject Parcels."

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means notes issued pursuant to any Exchange Offer Registration Statement.

     "Exchange Offer Registration Statement" means the registration statement to be filed by the Issuer and the Guarantors with the Securities and Exchange Commission (the "Commission") with respect to an offer to exchange the Notes for another series of notes of the Issuer with substantially identical terms to the Notes.

     "Existing Affiliate Agreements" means (i) agreements between Pioneer Americas, Inc. or any of its subsidiaries and Saguaro Power Company, a Limited Partnership, relating to the delivery of steam and other services, existing on the date of the Indenture and listed on a schedule thereto, (ii) the Tax Sharing Agreement of Pioneer and its subsidiaries, (iii) agreements between Pioneer Americas, Inc. or any of its subsidiaries and Basic Investments relating to the delivery of water and power, power transmission services, and other services, existing on the date of the Indenture and listed on a schedule thereto and (iv) any other

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

agreements with affiliates of PAAC or the Issuer, existing on the date of the Indenture and listed on a schedule thereto.

     "Existing Indebtedness" means all Indebtedness (other than the Term Loans and the Revolving Loans outstanding) of the Issuer, PAAC or any Restricted Subsidiary existing on the date of the Indenture and listed on a schedule thereto.

     "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined by a majority of the members of the Board of Directors of the Issuer, and a majority of the disinterested members of such Board of Directors, if any, acting in good faith and will be evidenced by a duly and properly adopted resolution of the Board of Directors.

     "GAAP" means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

     "Hedging Obligations" means the obligations of any Person or entity pursuant to any swap or cap agreement, exchange agreement, collar agreement, option, futures or forward hedging contract, derivative instrument or other similar agreement or arrangement designed to protect such Person or entity against fluctuations in interest rates or foreign exchange rates or the price of raw materials and other chemical products used or produced in the Issuer and PAAC's business, as the case may be.

     "incur" has the meaning ascribed thereto in the covenant described under "-- Certain Covenants -- Limitations on Indebtedness"; provided that (a) with respect to any Indebtedness of the Issuer, PAAC or any Restricted Subsidiary that is owing to the Issuer, PAAC or another Restricted Subsidiary, any disposition, pledge or transfer of such Indebtedness to any Person (other than the Issuer, PAAC or a Wholly-Owned Restricted Subsidiary) will be deemed to be an incurrence of such Indebtedness and (b) with respect to any Indebtedness of the Issuer, PAAC or a Restricted Subsidiary that is owing to another Restricted Subsidiary, any transaction pursuant to which a Wholly-Owned Restricted Subsidiary to which such Indebtedness is owing ceases to be a Wholly-Owned Restricted Subsidiary will be deemed to be an incurrence of such Indebtedness, and provided, further that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. The term "incurrence" has a corresponding meaning.

     "Indebtedness" of any Person means, without duplication, all liabilities with respect to (i) indebtedness for money borrowed or which is evidenced by a bond, debenture, note or other similar instrument or agreement, but excluding trade credit evidenced by any such instrument or agreement; (ii) reimbursement obligations, letters of credit and bankers' acceptances; (iii) indebtedness with respect to Hedging Obligations; (iv) Capitalized Lease Obligations; (v) indebtedness, secured or unsecured, created or arising in connection with the acquisition or improvement of any property or asset or the acquisition of any business; (vi) all indebtedness secured by any Lien upon property owned by such Person and all indebtedness secured in the manner specified in this clause even if such Person has not assumed or become liable for the payment thereof; (vii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person or otherwise representing the deferred and unpaid balance of the purchase price of any such property, including all indebtedness created or arising in the manner specified in this clause even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property; (viii) guarantees, direct or indirect, of any indebtedness of other Persons referred to in clauses (i) through (vii) above, or of dividends or leases, taxes or other obligations of other Persons, excluding any guarantee arising out of the endorsement of negotiable instruments for collection in the ordinary course of business; (ix) contingent obligations in respect of, or to purchase or otherwise acquire or be responsible or liable for, through the purchase of products or services, irrespective of whether such products are delivered or such services are rendered, or otherwise, any such

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

indebtedness referred to in clauses (i) through (vii) above; (x) any obligation, contingent or otherwise, arising under any surety, performance or maintenance bond; and (xi) Redeemable Stock of the Issuer or PAAC valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; which indebtedness, Capitalized Lease Obligation, guarantee or contingent or other obligation such Person has directly or indirectly created, incurred, assumed, guaranteed or otherwise become liable or responsible for, whether then outstanding or thereafter created in the case of clauses (i) through (x) above, to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on the balance sheet of such Person in accordance with GAAP. For purposes of the foregoing definition, the "maximum fixed repurchase price" of any Redeemable Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were purchased on any date on which Indebtedness is required to be determined pursuant to the Indenture. As used herein, Indebtedness with respect to any Hedging Obligation means, with respect to any specified Person on any date, the net amount (if any) that would be payable by such specified Person upon the liquidation, close-out or early termination on such date of such Hedging Obligation. For purposes of the foregoing, any settlement amount payable upon the liquidation, close-out or early termination of a Hedging Obligation will be calculated by the Issuer in good faith and in a commercially reasonable manner on the basis that such liquidation, close-out or early termination results from an event of default or other similar event with respect to such specified Person. Any reference in this definition to indebtedness will be deemed to include any renewals, extensions and refundings of any such indebtedness or any indebtedness issued in exchange for such indebtedness.

     "Independent Director" means a director of the Issuer and/or PAAC other than a director (i) who (apart from being a director of the Issuer, PAAC or any of its Subsidiaries) is an employee, insider, associate or Affiliate of the Issuer, PAAC or any of their Subsidiaries or has held any such position during the previous year or (ii) who is a director, an employee, insider, associate or Affiliate of another party to the transaction in question.

     "Investment" means any direct or indirect advance, loan, other extension of credit or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, purchase or acquisition of Equity Interests, bonds, notes, debentures or other securities of, or purchase or other acquisition of all or a substantial part of the business, Equity Interests or other evidence of beneficial ownership of, or any other investment in or guarantee of any Indebtedness of, any Person or any other item that would be classified as an investment on a balance sheet prepared in accordance with GAAP. Investments do not include advances to customers and suppliers in the ordinary course of business and on commercially reasonable terms. If the Issuer, PAAC or any Subsidiary of either sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of either such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of either, the Issuer, PAAC or such Subsidiary shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed of determined as provided in the final paragraph of the covenant described under "-- Certain Covenants -- Limitations on Restricted Payments."

     "Lien" means any mortgage, pledge, lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

     "Net Cash Proceeds" means, with respect to any issuance or sale of Equity Interests or debt securities that have been converted into or exchanged for Equity Interests, as referred to under "-- Certain Covenants -- Limitations on Restricted Payments," the proceeds of such issuance or sale in the form of cash or cash equivalents, net of attorneys' fees, accountants' fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Net Income" of any Person, for any period, means the net income (loss) of such Person and its subsidiaries (other than, in the case of the Issuer or PAAC, the Unrestricted Subsidiaries) determined in accordance with GAAP.

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

     "Net Proceeds" means the aggregate cash proceeds received by the Issuer, PAAC or any of the Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, the proceeds of insurance paid on account of the loss of or damage to any property, or compensation or other proceeds for any property taken by condemnation, eminent domain or similar proceedings, and any non-cash consideration received by the Issuer, PAAC or any Restricted Subsidiary from any Asset Sale that is converted into or sold or otherwise disposed of for cash within 90 days after the relevant Asset Sale), net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (ii) any taxes paid or payable as a result thereof, (iii) all amounts required to be applied to the repayment of, or representing the amount of permanent reductions in the commitments relating to, Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale which Lien is permitted pursuant to the terms of the Indenture, (iv) any reserve for adjustment in respect of the sale price of such asset or assets required by GAAP, (v) all distributions and other payments required to be made (including any amounts held pending distribution) to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and (vi) all payments due under Existing Affiliate Agreements arising out of an Asset Sale. The amount of any taxes required to be accrued as a liability under GAAP as a consequence of an Asset Sale will be the amount thereof as determined in good faith by the Board of Directors of the Issuer.

     "Permitted Investment" means (i) any Eligible Investment, (ii) any Investment in the Issuer, (iii) Investments in existence on the Closing Date, and any such Investment in Basic Investments, Basic Land Company, Basic Management, Inc., Basic Water Company or Victory Valley which has been reclassified or converted into an alternate form of Investment in the same or a successor entity, (iv) intercompany notes permitted under clause (f) of the covenant described under "-- Certain Covenants -- Limitations on Indebtedness,"
(v) Investments in any Wholly-Owned Restricted Subsidiary or any Person which, as a result of such Investment, becomes a Wholly-Owned Restricted Subsidiary; provided that such Wholly-Owned Restricted Subsidiary is engaged in a Related Business, and (vi) other Investments after the Closing Date in joint ventures, corporations, limited liability companies, partnerships or Unrestricted Subsidiaries engaged in a Related Business that do not at any one time outstanding exceed $5.0 million; provided that the amount of Investments pursuant to clause (vi) will be included in the calculation of Restricted Payments pursuant to the covenant described under "-- Certain
Covenants -- Limitations on Restricted Payments."

     "Permitted Liens" means as of any particular time, any one or more of the following:

          (a) Liens for taxes, rates and assessments not yet past due or, if past due, the validity of which is being contested in good faith by the Issuer, PAAC or any Restricted Subsidiary by appropriate proceedings promptly instituted and diligently conducted and against which the Issuer or PAAC has established appropriate reserves in accordance with GAAP;

          (b) the Lien of any judgment rendered which is being contested in good faith by the Issuer, PAAC or any of the Restricted Subsidiaries by appropriate proceedings promptly instituted and diligently conducted and against which the Issuer or PAAC has established appropriate reserves in accordance with GAAP and which does not have a material adverse effect on the ability of the Issuer, PAAC and the Restricted Subsidiaries to operate their business or operations;

          (c) other than in connection with Indebtedness, any Lien arising in the ordinary course of business (i) to secure payments of workers' compensation, unemployment insurance, pension or other social security or retirement benefits, or to secure the performance of bids, tenders, leases, progress payments, contracts (other than for the payment of money) or to secure public or statutory obligations of the Issuer, PAAC, or any Restricted Subsidiary, or to secure surety or appeal bonds to which the Issuer, PAAC or any Restricted Subsidiary is a party, (ii) imposed by law dealing with materialmen's, mechanics', workmen's, repairmen's, warehousemen's, landlords', vendors' or carriers' Liens created by law, or deposits or pledges which are not yet due or, if due, the validity of which is being contested in good faith by the Issuer, PAAC or any Restricted Subsidiaries by appropriate proceedings promptly instituted and diligently conducted and against which the Issuer or PAAC has established appropriate reserves in accordance with GAAP, (iii) rights of financial institutions to set off and chargeback arising by operation of law and (iv) similar Liens;

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

          (d) servitudes, licenses, easements, encumbrances, restrictions, rights-of-way and rights in the nature of easements or similar charges which will not in the aggregate materially adversely impair the use of the subject property by the Issuer, PAAC or a Restricted Subsidiary;

          (e) zoning and building by-laws and ordinances, municipal bylaws and regulations, and restrictive covenants, which do not materially interfere with the use of the subject property by the Issuer, PAAC or a Restricted Subsidiary as such property is used as of the date of the Indenture; and

          (f) any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any of the Liens referred to in clauses (a) through (e) of this definition or the Indebtedness secured thereby; provided that (i) such extension, renewal, substitution or replacement Lien is limited to that portion of the property or assets, now owned or hereafter acquired, that secured the Lien prior to such extension, renewal, substitution or replacement Lien and (ii) the Indebtedness secured by such Lien (assuming all available amounts were borrowed) at such time is not increased.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock," as applied to the Equity Interests of any corporation, means stock of any class or classes (however designated) which is preferred over shares of stock of any other class of such corporation as to the distribution of assets on any voluntary or involuntary liquidation or dissolution of such corporation or as to dividends.

     "Redeemable Stock" means any Equity Interest that by its terms or otherwise
(i) is required to be redeemed prior to the maturity of the Notes, (ii) matures or is redeemable, in whole or in part, at the option of the Issuer, PAAC, any Subsidiary or the holder thereof or pursuant to a mandatory sinking fund at any time prior to the maturity of the Notes, or (iii) is convertible into or exchangeable for debt securities which provide for any scheduled payment of principal prior to the maturity of the Notes at the option of the issuer at any time prior to the maturity of the Notes, until the right to so convert or exchange is irrevocably relinquished.

     "Related Business" means any corporation or other entity engaged in, and any asset utilized in, the manufacture or distribution of chlorine, caustic soda, bleach, hydrochloric acid, iron and other chlorides and aluminum sulfate, and in lines of business reasonably related thereto.

     "Restricted Investment" means any Investment other than a Permitted Investment.

     "Restricted Subsidiary" means (i) any Guarantor which is a Subsidiary of PAAC (other than the Issuer), (ii) any Subsidiary of PAAC in existence on the date hereof to which any line of business or division (and the assets associated therewith) of any Guarantor are transferred after the date of the Indenture,
(iii) any Subsidiary of the Issuer or of PAAC organized or acquired after the date of the Indenture, unless such Subsidiary has been designated as an Unrestricted Subsidiary by a resolution of the Board of Directors as provided in the definition of "Unrestricted Subsidiary" and (iv) any Unrestricted Subsidiary which is designated as a Restricted Subsidiary by the Board of Directors; provided, that immediately after giving effect to any such designation (A) no Default or Event of Default has occurred and is continuing and (B) in the case of any designation referred to in clause (iii) or (iv) hereof, the Issuer could incur at least $1.00 of Indebtedness pursuant to the covenant described in the initial paragraph under "-- Certain Covenants -- Limitations on Indebtedness," on a pro forma basis taking into account such designation. The Issuer will evidence any such designation to the Trustee by promptly filing with the Trustee an officers' certificate certifying that such designation has been made and complies with the requirements of the immediately preceding sentence. Notwithstanding any provision of the Indenture to the contrary, each Guarantor will be a Restricted Subsidiary.

     "Sale and Leaseback Transaction" with respect to any Person, means any arrangement with another Person for the leasing of any real or tangible personal property, which property has been or is to be sold or transferred by such Person to such other Person in contemplation of such leasing.

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

     "Security Documents" means the Intercreditor Agreement and all security agreements, deeds of trust, pledges, hypothecs, debentures, debenture pledges, bonds, bond pledges, pledge agreements, collateral assignments or any other instrument evidencing or creating any security interest or lien in favor of the Collateral Agent in all or any portion of the Collateral, in each case as amended, supplemented or otherwise modified from time to time.

     "Senior Indebtedness" means the principal of, premium, if any, and interest on any Indebtedness of the Issuer, PAAC or the Restricted Subsidiaries, whether outstanding on the date of the Indenture or thereafter incurred as permitted by the Indenture, unless, in the case of any particular Indebtedness, the agreement or instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness is junior or subordinated in right of payment to any item of Indebtedness of the Issuer, PAAC or the Restricted Subsidiaries. Without limiting the generality of the foregoing, "Senior Indebtedness" includes the principal of, premium, if any, and interest and all other obligations of every nature of the Issuer, PAAC or any Restricted Subsidiary from time to time owed under the New Credit Facilities, the Existing Term Facility and the Senior Secured Notes, as the case may be. Notwithstanding the foregoing, "Senior Indebtedness" does not include (i) in the case of the obligation of the Issuer in respect of each Note, the obligation of PAAC in respect of the other Notes, (ii) any liability for foreign, federal, state, provincial, local or other taxes owed or owing by the Issuer, PAAC or any Restricted Subsidiary to the extent that such liability constitutes Indebtedness, (iii) Indebtedness of the Issuer to PAAC, or of the Issuer or PAAC to any Restricted Subsidiary or of PAAC to the Issuer or any Restricted Subsidiary or of any Restricted Subsidiary to the Issuer, PAAC or another Restricted Subsidiary, (iv) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture and (v) Indebtedness and amounts incurred in connection with obtaining goods, materials or services in the ordinary course of business (other than such Indebtedness which is owed to banks and other financial institutions or secured by the goods or materials which were purchased with such Indebtedness).

     "Subordinated Indebtedness" means Indebtedness of the Issuer, PAAC or any Guarantor subordinated in right of payment to the Notes or any Guarantee, as the case may be.

     "Subsidiary" means, with respect to any Person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors, under ordinary circumstances, is at the time owned, directly or indirectly, by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries or (ii) any other Person or entity of which at least a majority of voting interest, under ordinary circumstances, is at the time owned, directly or indirectly, by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries.

     "Trust Moneys" means all cash or Eligible Investments received by the Collateral Agent: (a) in exchange for the release of property from the Lien of any of the Security Documents; or (b) as compensation for or proceeds of the sale of all or any part of the Collateral taken by eminent domain or purchased by, or sold pursuant to any order of, a governmental authority or otherwise disposed of or (c) as proceeds of insurance upon any, all or part of the Collateral (other than any liability insurance proceeds payable to the Collateral Agent for any loss, liability or expense incurred by it), or (d) as proceeds of any other sale or other disposition of all or any part of the Collateral by or on behalf of the Collateral Agent or any collection, recovery, receipt, appropriation or other realization of or from all or any part of the Collateral pursuant to the Security Documents or otherwise or (e) for application under the Indenture as provided in the Indenture or any Security Document, or whose disposition is not otherwise specifically provided for in the Indenture or in any Security Document.

     "Unrestricted Subsidiary" means, until such time as it may be designated as a Restricted Subsidiary by the Board of Directors as provided in and in compliance with the definition of "Restricted Subsidiary," (i) any Subsidiary of the Issuer or PAAC organized or acquired after the date of the Indenture designated as an Unrestricted Subsidiary by the Board of Directors in which all investments by the Issuer, PAAC or any Restricted Subsidiary are made only from funds available for the making of Restricted Payments as described under "-- Certain Covenants -- Limitations on Restricted Payments" and (ii) any Subsidiary of an

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

Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Issuer or PAAC (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Equity Interests of, or owns, or holds any Lien upon, any property of, any Subsidiary of the Issuer or PAAC which is not a Subsidiary of such Subsidiary to be so designated; provided that (w) each Subsidiary to be so designated and each of its Subsidiaries has not, at the time of designation, and does not thereafter, directly or indirectly, incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer, PAAC or any of the Restricted Subsidiaries, (x) immediately after giving effect to such designation no Default or Event of Default has occurred and is continuing, (y) all outstanding Investments by the Issuer, PAAC and Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation equal in amount to the Fair Market Value of such Investments at the time of such designation and would be Restricted Payments permitted to be paid pursuant to the provisions of the covenant described under "-- Certain Covenants -- Limitations on Restricted Payments" and (z) the amount of such Restricted Payments will be included in the calculation of the amount of Restricted Payments previously made pursuant to such covenant. The Issuer will evidence any such designation by promptly filing with the Trustee an officers' certificate certifying that such designation has been made and complies with the requirements of the immediately preceding sentence.

     "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clause (i) or (ii) above, are not callable or redeemable at the option of the issuer thereof.

     "Victory Valley" means Victory Valley Land Company, L.P., a Delaware limited partnership.

     "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     "Wholly-Owned Restricted Subsidiary" means, with respect to any Person, a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than capital stock constituting directors' qualifying shares or interests held by directors or shares or interests required to be held by foreign nationals, to the extent mandated by applicable law) are owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person and one or more Wholly-Owned Restricted Subsidiaries of such Person.

DEFAULTS AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in payment of interest or Additional Amounts on the Notes; (ii) default in payment of principal of, or premium with respect to, the Notes; (iii) failure by the Issuer or a Guarantor, if applicable, to comply with the covenants entitled "Limitations on Restricted Payments," "Limitations on Indebtedness," "Certain Guarantees," "Limitations on Liens," "Limitations on Asset Sales," "Limitations on Sale and Leaseback Transactions," "Limitations on Ownership of Restricted Subsidiary Stock," "Change of Control," and "Limitation on Mergers; Sales of Assets;" (iv) failure by the Issuer or a Guarantor, if applicable, to comply with any of its other agreements in the Indenture, the Security Documents, the Notes or the Guarantees for a period that continues for 60 days after receipt of written notice from the Trustee or from the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding, specifying such default; (v) the Issuer denies or disaffirms in writing its obligations under the Indenture or the Notes; (vi) a Guarantor denies or disaffirms in writing its obligations under its Guarantee, or any Guarantee for any reason ceases to be, or is asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee; (vii) a default under any Indebtedness of the Issuer, PAAC or any of the Restricted Subsidiaries, which default (A) is caused by a failure to pay the final scheduled principal installment on such Indebtedness on the stated maturity date

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

thereof (which failure continues beyond any applicable grace period) or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which the principal amount remains unpaid at its final maturity or the maturity of which has been so accelerated, aggregates $5.0 million or more; (viii) final judgments rendered against the Issuer, PAAC or any of the Restricted Subsidiaries (other than any judgment as to which and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) of $5.0 million or more which remain undischarged or unstayed for a period of 60 days; (ix) any of the Security Documents ceases to be in full force and effect (other than in accordance with their respective terms), or any of the Security Documents ceases to give the Collateral Agent the Liens, rights, power and privileges purported to be created thereby, or any Security Document or any Collateral becomes subject to any Lien other than the Liens created permitted by the Indenture or the Security Documents; and (x) certain events of bankruptcy or insolvency of the Issuer, PAAC, any Guarantor or any other Restricted Subsidiary pursuant to or under or within the meaning of any Bankruptcy Law.

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare the Notes due and payable immediately. However, if an Event of Default resulting from bankruptcy or insolvency occurs, such amount will be due and payable without any declaration or any act on the part of the Trustee or the Holders. Such declaration or acceleration may be rescinded and past defaults may be waived by the Holders of a majority in principal amount of the Notes upon conditions provided in the Indenture.

     Holders may not enforce the Indenture, the Security Documents, the Notes or the Guarantees, except as provided therein. The Trustee may require an indemnity satisfactory to it before enforcing the Indenture, the Security Documents, the Notes or the Guarantees. Subject to certain limitations, Holders of a majority in principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture, that is unduly prejudicial to the rights of any Holder or that would subject the Trustee to personal liability. The Trustee may withhold from the Holders of the Notes notice of any continuing default (except a default in payment of principal, premium, if any, or interest) if it determines in good faith that withholding notice is in their interest. The Issuer is required to file periodic reports with the Trustee as to the absence of Default. If a Default exists, the Issuer is required to describe the Default and efforts undertaken to remedy the Default.

     Directors, officers, employees or stockholders, as such, of the Issuer, the Guarantors and any Subsidiaries of the Issuer or any of the Guarantors will not have any liability for any obligations of the Issuer or any Guarantors under the Notes, any Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes. Such waiver may not be effective to waive liabilities under U.S. federal securities laws and it is the view of the Commission that such a waiver is against public policy.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law. The Registrar need not transfer or exchange any Note previously selected for redemption. A registered Holder of a Note will be treated as the owner thereof for all purposes. No Note will be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the Note. Each Note will become effective on the date upon which it is so signed.

AMENDMENT, SUPPLEMENT AND WAIVER

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented, and any past default or compliance with any provision may be waived, with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of any Holder, the Issuer and the

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

Guarantors will be permitted to amend or supplement the Indenture, the Security Documents, the Notes or the Guarantees to comply with the provisions of the Indenture in the case of a consolidation, amalgamation, merger or sale of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole, to provide for uncertificated Notes in addition to or in place of certificated Notes, to cure any ambiguity, defect or inconsistency, to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act, to comply with any requirement of the Commission or applicable law to effectuate the Exchange Offer, to add additional guarantees with respect to the Notes, to secure the Notes or the Guarantees, to add to the covenants of the Issuer, PAAC or any Subsidiary for the benefit of the holders of the Notes, to surrender any right or power conferred upon the Company, Issuer, PAAC or any Subsidiary or to make any other change that does not adversely affect the rights of any Holder.

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder) (i) reduce the principal amount of Notes whose holders must consent to an amendment or waiver of the Indenture, the Security Documents, the Notes or the Guarantees; (ii) reduce the rate of, or change the time for payment of, interest, including default interest, on any Note; (iii) reduce the principal of or change the fixed maturity of any Note, or alter the optional redemption provision or the provisions relating to redemption for changes in Canadian withholding or other taxes that would result in the payment of Additional Amounts, or alter the price at which the Issuer will offer to purchase such Note pursuant to an Asset Sale Offer or a Change of Control Offer; (iv) make any Note payable in money other than that stated in such Note; (v) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of the Notes to receive payments of principal of or interest on the Notes; (vi) waive a Default or Event of Default in the payment of principal of, premium if any, or interest on the Notes, including any such obligation arising pursuant to an Asset Sale Offer, a Change of Control Offer or a Guarantee (except a rescission of acceleration of the Notes by the Holders of at least a majority (or, in the case of the failure to make a Change of Control Offer, two-thirds) in principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration); (vii) waive the obligation to make an Asset Sale Offer or any payment required to be made pursuant to an Asset Sale Offer, a Change of Control Offer or a Guarantee; (viii) affect the ranking of the Notes;
(ix) release all or substantially all of the Collateral other than pursuant to the terms of the Indenture or the Security Documents; (x) make any change in the provisions of the Indenture described under "-- Additional Amounts" that adversely affects the rights of any Holder, or amend the terms of the Notes or the Indenture in a way that would result in the loss of an exemption from any of the Taxes; or (xi) make any change in the foregoing amendment and waiver provisions. An amendment or waiver may not waive the Company's obligation to make a Change of Control Offer without the consent of the Holders of at least two-thirds in outstanding principal amount of the Notes.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Issuer may, at its option and at any time, elect to have all of the obligations of the Issuer and each Guarantor discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due but only from assets deposited by the Issuer pursuant to clause (i) of the following paragraph, (ii) the Issuer's obligations with respect to the Notes concerning issuing temporary Notes, registration or transfer of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and any Guarantor released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

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

     In order to effect either a Legal Defeasance or a Covenant Defeasance, (i) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the outstanding Notes; (ii) in the case of Legal Defeasance, the Issuer will deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (A) the Issuer has received from the Internal Revenue Service a ruling and from Revenue Canada a ruling, or (B) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law, including by means of a Revenue Ruling published by the Internal Revenue Service, and a ruling from Revenue Canada has been published, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax, Canadian federal or provincial income tax or certain other tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax and Canadian federal and provincial income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Issuer will deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax, Canadian federal or provincial income tax or certain other tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax and Canadian federal and provincial income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default has occurred and is continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound; (vi) the Issuer will deliver to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and that the Trustee has a perfected security interest in such trust funds for the ratable benefit of the Holders of the outstanding Notes; (vii) the Issuer will deliver to the Trustee an officers' certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of the Notes or any Guarantee over the other creditors of the Issuer or any Guarantor or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or any Guarantor or others; and (viii) the Issuer will deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

ENFORCEABILITY OF JUDGMENTS WITH RESPECT TO THE NOTES

     Since all of the assets of the Issuer are outside the United States, any judgment obtained in the United States against the Issuer, including judgments with respect to the payment of amounts owing with respect to the Notes, may not be collectible within the United States.

     The Issuer has been informed by its Canadian counsel, Stikeman, Elliott, a general partnership, and Stewart McKelvey Stirling Scales, that the laws of each of the provinces of Ontario, Quebec, New Brunswick and Nova Scotia of Canada (each, a "Province") permit an action (or, in the province of Quebec, a motion) to be brought in a court of competent jurisdiction in any Province on any final and enforceable judgment in personam of any federal or state court located in the Borough of Manhattan in The City of New York, State of New York ("New York Court") that is not impeachable as void or voidable under the internal laws of the State of New York for a sum certain if (i) the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of such Province (and submission by the Issuer in the Indenture and the Security Documents to the jurisdiction of the New York Court will be sufficient for the purpose); (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice or in

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

contravention of the fundamental principles of procedure and, in each Province other than Quebec, the enforcement thereof would not be inconsistent with public policy as such term is applied by a court of competent jurisdiction in such Province or, in Quebec, the outcome of the judgment is not manifestly inconsistent with public order as understood in international relations; (iii) the enforcement of such judgment in any Province other than Quebec does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws and, in Quebec, does not constitute the enforcement of obligations arising from the taxation laws of New York unless the laws or tribunals of New York recognize and enforce the taxation laws of Quebec; (iv) the action to enforce such judgment must be commenced, in each Province other than Quebec, within six years and, in Quebec within three years, of the date of such judgment; (v) in Quebec, there has been no dispute between the same parties, based on the same facts and having the same object, which has given rise to a decision by a court of competent jurisdiction in Quebec, whether it has acquired the authority of a final judgment (res judicata) or not, or is pending before a competent authority in first instance, or has been decided in a third country and the decision meets the necessary conditions for recognition by such a court in Quebec; (vi) the enforcement of such judgment would not be contrary to any order made by the Attorney General of Canada under the Foreign Extra Territorial Measures Act (Canada) or the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments, laws and directives having effects on competition in Canada; and (vii) in New Brunswick, the requirements of the Foreign Judgements Act (New Brunswick) have been satisfied.

     To the knowledge of such counsel, there are no reasons under present laws of any province of Canada for avoiding the recognition of such judgment of a New York Court under the Indenture or the Notes based on public policy or public order.

CONSENT TO JURISDICTION AND SERVICE

     The Indenture provides that the Issuer will appoint CT Corporation, currently located at 1633 Broadway, New York, New York 10019, as its agent for service of process in any suit, action or proceeding with respect to the Indenture, the Security Documents or the Notes and for actions brought under federal or state securities laws brought in any Federal or state court located in The City of New York and submit to such jurisdiction.

THE TRUSTEE

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs.

     The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Issuer or any Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

     The Issuer or any Guarantor may have customary banking relationships with the Trustee in the ordinary course of business. The Trustee acts as trustee under the indenture with respect to the Senior Secured Notes.

GOVERNING LAW

     The Indenture, the Notes, the Guarantees and the Intercreditor Agreement will be governed by, and construed in accordance with, the laws of the State of New York. The Security Documents will be governed by, and construed in accordance with, the laws of the province of Canada in which the particular Collateral secured thereby is situated and the federal laws of Canada applicable therein.

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

BOOK-ENTRY; DELIVERY; FORM AND TRANSFER

     The Notes sold to Qualified Institutional Buyers initially were in the form of one or more registered global notes without interest coupons (collectively, the "U.S. Global Notes"). Upon issuance, the U.S. Global Notes were deposited with the Trustee, as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to the accounts of DTC's Direct and Indirect Participants (as defined below).

     Transfer of beneficial interests in any Global Notes will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants, which may change from time to time.

     The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the Global Notes may be exchanged for Notes in certificated form in certain limited circumstances. See
"-- Transfers of Interests in Global Notes for Certificated Notes."

     Initially, the Trustee will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

  Depositary Procedures

     DTC has advised the Issuer that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants"). DTC may hold securities beneficially owned by other persons only through the Direct Participants or Indirect Participants and such other persons' ownership interest and transfer of ownership interest will be recorded only on the records of the Direct Participant and/or Indirect Participant, and not on the records maintained by DTC.

     DTC has also advised the Issuer that, pursuant to DTC's procedures, (i) upon deposit of the Global Notes, DTC will credit the accounts of the Direct Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes allocated by the Initial Purchasers to such Direct Participants, and (ii) DTC will maintain records of the ownership interests of such Direct Participants in the Global Notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.

     Investors in the U.S. Global Notes may hold their interests therein directly through DTC if they are Direct Participants in DTC or indirectly through organizations that are Direct Participants in DTC.

     The laws of some states require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the Notes, see "-- Transfers of Interests in Global Notes for Certificated Notes."

     EXCEPT AS DESCRIBED IN "-- TRANSFERS OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES," OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL

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

DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Under the terms of the Indenture, the Issuer, PAAC, the Guarantors and the Trustee will treat the persons in whose names the Notes are registered (including Notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, Liquidated Damages, if any, and interest on Global Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

     DTC has advised the Issuer that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the Notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee, the Issuer, PAAC or the Guarantors. Neither the Issuer, PAAC, the Guarantors nor the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the Notes, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Notes for all purposes.

     The Global Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds.

     DTC has advised the Issuer that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Direct Participants to whose account interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange Global Notes (without the direction of one or more of its Direct Participants) for legended Notes in certificated form, and to distribute such certificated forms of Notes to its Direct Participants. See
"-- Transfers of Interests in Global Notes for Certificated Notes."

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the U.S. Global Notes among Direct Participants, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuer, PAAC, the Guarantors, the Initial Purchasers or the Trustee will have any responsibility for the performance by DTC or its respective Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the Issuer believes to be reliable, but the Issuer takes no responsibility for the accuracy thereof.

  Transfers of Interests in Global Notes for Certificated Notes

     An entire Global Note may be exchanged for definitive Notes in registered, certificated form without interest coupons ("Certified Notes") if (i) DTC (x) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes and the Issuer thereupon fails to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Issuer, at

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

its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. In any such case, the Issuer will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and the DTC identify as being the beneficial owner of the related Notes.

     Beneficial interests in Global Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC, by such Direct Participant (for itself or on behalf of an Indirect Participant), to the Trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC's customary procedures).

     Neither the Issuer, the Guarantors nor the Trustee will be liable for any delay by the holder of the Global Notes or the DTC in identifying the beneficial owners of Notes, and the Issuer and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or the DTC for all purposes.

  Transfers of Certificated Notes for Interests in Global Notes

     Certificated Notes may only be transferred if the transferor first delivers to the Trustee a written certificate (and in certain circumstances, an opinion of counsel) confirming that, in connection with such transfer, it has complied with the restrictions on transfer described under "Notice to Investors."

  Same Day Settlement and Payment

     The Indenture requires that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such Global Note. With respect to Certificated Notes, the Issuer will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The Issuer expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.

                       ORIGINAL NOTES REGISTRATION RIGHTS

     The Issuer, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on the Closing Date pursuant to which the Issuer and the Guarantors agreed, for the benefit of holders of the Original Notes, to, at their expense (i) on or prior to the 30th day following the Closing Date (provided that if the 30th day is not a business day, the first business day thereafter), file the Exchange Offer Registration Statement with the Commission with respect to the Exchange Offer pursuant to which the Original Notes will be exchanged for the Exchange Notes, which will have terms identical to the Original Notes and will be guaranteed by the Guarantors on the same terms as the Guarantees (except that the Exchange Notes will not contain terms with respect to transfer restrictions or any provision relating to this paragraph) and (ii) use their best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act by the 150th day after the Closing Date (provided that if the 150th day is not a business day, the first business day thereafter). Upon effectiveness of the Exchange Offer Registration Statement, the Issuer and the Guarantors agreed to offer to all holders of the Notes an opportunity to exchange their securities for a like principal amount of the Exchange Notes. The Issuer and the Guarantors agreed to keep the Exchange Offer open for acceptance for not less than 20 business days after the date the Exchange Offer Registration Statement is declared effective, and to comply with Regulation 14E and Rule 13e-4 under the Exchange Act (other than the filing requirements of Rule 13e-4). For each Original Note surrendered to the Issuer and the Guarantors for exchange pursuant to the Exchange Offer, the holder of such Original Note will receive an Exchange Note having a principal amount at maturity equal to that of the surrendered Original Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Original Note surrendered in exchange therefor or, if no interest has been paid on such Original Note, from the date of original issuance.

     Under existing interpretations of the staff of the Commission's Division of Corporation Finance (the "Staff"), the Exchange Notes will generally be freely transferable after the Exchange Offer without further registration under the Securities Act; provided that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of such Exchange Notes. To date, the Staff has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the Exchange Offer (other than a resale of an unsold allotment from the sale of the Notes to the Initial Purchasers) with the prospectus contained in the Exchange Offer Registration Statement. Pursuant to the Registration Rights Agreement, the Issuer and the Guarantors will agree to permit Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes for a period of 180 days.

     Each holder of the Original Notes who wishes to exchange its Original Notes for Exchange Notes in the Exchange Offer will be required to make certain representations to the Issuer and the Guarantors, including that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement with any person to participate in a public distribution (within the meaning of the Securities Act) of the Exchange Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Issuer or the Guarantors, or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it.

     In addition, each holder who is not a broker-dealer will be required to represent that it is not engaged in, and does not intend to engage in, a public distribution of the Exchange Notes. Each holder who is a broker-dealer and who receives Exchange Notes for its own account in exchange for Original Notes that were acquired by it as a result of market-making activities or other trading activities, will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such Exchange Notes.

     If (i) the Exchange Offer is not permitted by applicable law or (ii) any holder of Transfer Restricted Securities notifies the Issuer and the Guarantors prior to the 20th business day following consummation of the Exchange Offer that
(A) it is prohibited by law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public

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

without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or
(C) that it is a broker-dealer and owns Notes acquired directly from the Issuer or an affiliate of the Issuer, the Issuer and the Guarantors will, at their expense, (a) promptly file a shelf registration statement (a "Shelf Registration Statement" and together with the Exchange Offer Registration Statement, the "Registration Statements") permitting resales from time to time of the Notes,
(b) use their best efforts to cause such registration statement to become effective and (d) use their best efforts to keep such registration statement current and effective until two years from the date it becomes effective or such shorter period that will terminate when all the Notes covered by such registration statement have been sold pursuant thereto. For purposes of the foregoing, "Transfer Restricted Securities" means each Original Note until (i) the date on which such Original Note has been exchanged by a person other than a broker-dealer for an Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Original Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act. The Issuer and the Guarantors, at their expense, will provide to each holder of the Original Notes copies of the prospectus, which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Original Notes from time to time. A holder of Original Notes who sells such Original Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

     In the event that (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 30th day after the Closing Date or declared effective on or prior to the 150th day after the Closing Date, (ii) the Exchange Offer is not consummated on or prior to the 30th business day following the date the Exchange Offer Registration Statement is declared effective, (iii) the Shelf Registration Statement is not filed or declared effective within the required time periods or (iv) any of the Registration Statements required by the Registration Rights Agreement is declared effective but thereafter ceases to be effective (except as specifically permitted therein) for a period of 15 consecutive days without being succeeded immediately by any additional Registration Statement filed and declared effective (each such event, a "Registration Default"), then the Issuer and the Guarantors will pay liquidated damages ("Liquidated Damages") to each holder of Original Notes, with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Original Notes held by such holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Original Notes at the beginning of each subsequent 90-day period, up to a maximum amount of $.50 per week per $1,000 principal amount of Original Notes; provided, that the Issuer and the Guarantors shall in no event be required to pay Liquidated Damages for more than one Registration Default at any given time. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

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

                            CERTAIN TAX CONSEQUENCES

                                     CANADA

     The Issuer has received the opinion of Stikeman, Elliott, a general partnership, with respect to Canadian federal law regarding certain tax consequences of an investment in the Notes.

     This summary is general in nature and is not exhaustive of all possible Canadian tax consequences. Accordingly, prospective investors should consult with their own tax advisors for advice with respect to their particular circumstances, including any consequences of an investment in the Notes arising under tax laws of any province or territory of Canada or tax laws of any jurisdiction other than Canada.

INCOME TAX

     The following is a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the "Income Tax Act") generally applicable to purchasers of Notes who, for the purpose of the Income Tax Act, are not resident or deemed to be resident in Canada, hold their Notes as capital property, deal at arm's length with the Issuer, do not use or hold and are not deemed to use or hold the Notes in carrying on business in Canada and are not insurers that carry on an insurance business in Canada and elsewhere.

     The summary is based on the current provisions of the Income Tax Act, the regulations thereunder, specific proposals to amend the Income Tax Act or the regulations publicly announced by the Minister of Finance before the date of this Prospectus, counsel's understanding of the current administrative practice of Revenue Canada, and the current provisions of the international tax convention entered into by Canada with the United States, but does not otherwise take into account or anticipate changes in the law, whether by judicial, governmental or legislative decisions or action, nor is it exhaustive of all possible Canadian federal tax consequences. It furthermore does not take into account or consideration tax legislation of any province or territory of Canada or any jurisdiction other than Canada. This summary is of a general nature only and is not intended to be, and should not be interpreted as, legal or tax advice to any particular holder of an Original Note or Exchange Note.

     The Issuer is not required to withhold tax from interest paid by it on the Notes to any non-resident of Canada with whom it is dealing at arm's length within the meaning of the Income Tax Act.

     Under the Income Tax Act, related persons (as defined therein) are deemed not to deal at arm's length and it is a question of fact whether persons not related to each other deal at arm's length. No other tax on income (including taxable capital gains) is payable in respect of the purchase, holding, redemption or disposition of the Notes or the receipt of interest or any premium thereon by holders with whom the Issuer deals at arm's length, except that in certain circumstances holders who are non-resident insurers carrying on an insurance business in Canada and elsewhere may be subject to such taxes.

ESTATE AND GIFT TAX

     Neither Canada nor the province of New Brunswick currently imposes any estate or gift tax in connection with an interest in the Notes.

                                 UNITED STATES

     The following summary describes certain United States federal income tax consequences of the ownership and disposition of the Notes as of the date hereof and represents the opinion of Willkie Farr & Gallagher, United States counsel to the Company, insofar as it relates to matters of law or legal conclusions. Except where noted, it deals only with Notes held as capital assets by United States Holders (as defined) and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, life insurance companies, persons holding Notes as a part of a hedging or conversion transaction or a straddle or United States Holders whose "functional currency" is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below. Persons considering the purchase, ownership or disposition of Notes should consult their own tax advisors concerning the federal income tax consequences in light of their particular situations as well as any consequences existing under the laws of any other existing jurisdiction.

     As used herein, a "United States Holder" of a Note means a holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

PAYMENT OF INTEREST

     Interest (including Additional Amounts) on a Note will generally be taxable to a United States Holder as ordinary income at the time it is paid or accrued in accordance with the United State Holder's method of accounting for tax purposes. Interest will be from sources outside the United States.

MARKET DISCOUNT; ACQUISITION PREMIUM

     If a United States Holder purchases Notes for an amount that is less than the stated redemption price at maturity of such Notes, the amount of the difference will be treated as "market discount" for federal income tax purposes, unless such difference is less than a specified de minimis amount. Under the market discount rules, a United States Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of Notes as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Notes at the time of such payment or disposition. In addition, the United States Holder may be required to defer, until the maturity of the Notes or the earlier disposition of the Notes in a taxable transaction, the deduction for a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Notes.

     Any market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition to the maturity date of the Notes, unless the United States Holder elects to accrue on a constant yield method. A United States Holder of Notes may elect to include market discount in income currently as it accrues (on either a straight-line basis or constant yield method), in which case the rule described above regarding deferral of interest deductions will not apply. This election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service ("IRS").

     A United States Holder that purchases Notes for an amount that is greater than the sum of all amounts payable on the Notes after the purchase date other than stated interest will be considered to have purchased such Notes at a "premium." A United States Holder generally may elect to amortize the premium over the remaining term of the Notes on a constant yield method. The amount amortized in any year will be treated as a reduction of the United States Holder's interest income from the Note. Premiums on Notes held by a United States Holder that does not make such an election will decrease the gain or increase the loss otherwise recognized on disposition of the Notes. The election to amortize premium on a constant yield method once made applies to all debt obligations held or subsequently acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. Because the Notes may be redeemed at the option of the Issuer at a price in excess of their principal amount, a United States Holder may be required to amortize any bond premium based on the earlier call date and the call price payable at that time.

SALE, EXCHANGE AND RETIREMENT OF NOTES

     A United States Holder's tax basis in a Note will, in general, be the United States Holder's cost therefor increased by any market discount included in income by such United States Holder and reduced by any amortized premium. Upon the sale, exchange or retirement of a Note, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement (less any accrued stated interest, which will be taxable as such) and the adjusted tax basis of a Note. Except with respect to market discount, such gain or loss will be a capital gain or loss. Under current law, net capital gain of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

EXCHANGE OFFER

     The exchange of Original Notes for Exchange Notes by holders will not be a taxable event for United States federal income tax purposes, and holders should not recognize any taxable gain or loss or any interest income as a result of such exchange.

                              PLAN OF DISTRIBUTION

     Based on interpretations by the Staff set forth in no-action letters issued to third parties, the Registrants believe that Exchange Notes issued pursuant to the Exchange Offer in exchange for the Original Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an "affiliate" of the Registrants within the meaning of Rule 405 under the Securities Act, (ii) a broker-dealer who acquired Original Notes directly from the Registrants or (iii) broker-dealers who acquired Original Notes as a result of market-making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such Exchange Notes; provided that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of such Exchange Notes. To date, the Staff has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the Exchange Offer (other than a resale of an unsold allotment from the sale of the Original Notes to the Initial Purchasers) with the prospectus contained in the Exchange Offer Registration Statement. Pursuant to the Registration Rights Agreement, the Registrants have agreed to permit Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of such Exchange Notes. The Registrants have agreed that, for a period not to exceed 180 days after the Exchange Date, they will make this Prospectus, and any amendment or supplement to this Prospectus, available to any broker-dealer that requests such documents in the Letter of Transmittal.

     Each holder of the Original Notes who wishes to exchange its Original Notes for Exchange Notes in the Exchange Offer will be required to make certain representations to the Company as set forth in "The Exchange Offer -- Terms and Conditions of the Letter of Transmittal." In addition, each holder who is a broker-dealer and who receives Exchange Notes for its own account in exchange for Original Notes that were acquired by it as a result of market-making activities or other trading activities, will be required to acknowledge that it will deliver a prospectus in connection with any resale by it of such Exchange Notes.

     The Registrants will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Issuer has agreed to pay all expenses incidental to the Exchange Offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the Registration Rights Agreement.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Exchange Notes will be passed upon for PCI Canada by Stikeman, Elliott, Montreal, Quebec, a general partnership, and Stewart McKelvey Stirling Scales, Saint John, New Brunswick, with respect to matters of Canadian law, and by Willkie Farr & Gallagher, New York, New York with respect to matters of United States law. Jack H. Nusbaum, a Senior Partner and Chairman of Willkie Farr & Gallagher, is a director of Pioneer and PAAC and beneficially owns 13,652 shares of Pioneer's Class A Common Stock.

                                    EXPERTS

     The consolidated financial statements of Pioneer Americas Acquisition Corp. as of December 31, 1996 and 1995 and for the year ended December 31, 1996 and for the period from March 6, 1995 through December 31, 1995, included in this prospectus, and the related financial statement schedule included elsewhere in the registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements and schedule of Pioneer Americas, Inc. (the Predecessor Company) for the period from January 1, 1995 through April 20, 1995 and for the year ended December 31, 1994, included in this Prospectus, have been audited by Ernst & Young LLP, independent auditors, as stated in their reports, which are included herein, which are based in part on the reports of Piercy, Bowler, Taylor & Kern, independent auditors of Basic Investments, Inc. The consolidated financial statements and schedule of Pioneer Americas, Inc. (the Predecessor Company) are included in reliance upon such reports given upon the authority of such firms and experts in accounting and auditing.

     The financial statements of the PCI Canada Business as of December 31, 1996 and December 31, 1995 and for each of the three years in the period ended December 31, 1996, included in this Prospectus, have been audited by KPMG, independent auditors, as stated in their reports, which are included herein.

     The financial statements of the Tacoma Plant as of December 31, 1996 and December 31, 1995 and for each of the three years in the period ended December 31, 1996, included in this Prospectus, have been audited by Arthur Andersen LLP, independent auditors, as stated in their reports, which are included herein.

                     CHANGE IN INDEPENDENT PUBLIC AUDITORS

     Effective October 16, 1995, each of the Guarantors that are subsidiaries of PAAC, by action of its board of directors, engaged Deloitte & Touche LLP as its independent auditors. Deloitte & Touche LLP has acted as independent auditors of PAAC since the inception of PAAC and it was determined that, following the acquisition of the Subsidiary Guarantors by PAAC, Deloitte & Touche LLP should act as independent auditors of the Subsidiary Guarantors as well.

     Ernst & Young LLP had been the independent auditors for PAI prior to their dismissal, effective October 16, 1995. The reports of Ernst & Young LLP on the financial statements of PAI for the fiscal years 1993 and 1994 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the financial statements of PAI for each of the two fiscal years ended December 31, 1994, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in their report.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              -----
(1) Pioneer Americas Acquisition Corp. and subsidiary
  companies:
          Report of Deloitte & Touche LLP, independent
          auditors..........................................    F-2
          Report of Ernst & Young LLP, independent
          auditors..........................................    F-3
          Report of Piercy, Bowler, Taylor & Kern,
          independent public accountants....................    F-4
          Consolidated balance sheets of the Company as of
          December 31, 1996 and 1995........................    F-5
          Consolidated statements of operations of the
          Company for the year ended December 31, 1996 and
          the period from March 6, 1995 ("Inception")
          through December 31, 1995 and of the Predecessor
          Company for the period from January 1, 1995
          through April 20, 1995 and for the year ended
          December 31, 1994.................................    F-6
          Consolidated statements of stockholders' equity of
          the Company for the period from Inception through
          December 31, 1995 and for the year ended December
          31, 1996 and of the Predecessor Company for the
          year ended December 31, 1994 and for the period
          from January 1, 1995 through April 20, 1995.......    F-7
          Consolidated statements of cash flows of the
          Company for the year ended December 31, 1996 and
          the period from Inception through December 31,
          1995 and of the Predecessor Company for the period
          from January 1, 1995 through April 20, 1995 and
          for the year ended December 31, 1994..............    F-8
          Notes to consolidated financial statements........    F-9
          Consolidated balance sheets of the Company as of
          September 30, 1997 (unaudited) and December 31,
          1996..............................................   F-25
          Unaudited consolidated statements of operations of
          the Company for the three months and nine months
          ended September 30, 1997 and September 30, 1996...   F-26
          Unaudited consolidated statements of cash flows of
          the Company for the nine months ended September
          30, 1997 and September 30, 1996...................   F-27
          Notes to unaudited consolidated financial
          statements........................................   F-28

(2) PCI Canada Business:
          Report of KPMG, Chartered Accountants.............   F-32
          Combined Balance Sheets of the PCI Canada Business
          as of December 31, 1996, 1995 and 1994 and
          September 30, 1997 and 1996 (unaudited)...........   F-33
          Combined Statements of Operations of the PCI
          Canada Business for the years ended December 31,
          1996, 1995 and 1994 and for the nine months ended
          September 30, 1997 and 1996 (unaudited)...........   F-34
          Combined Statements of Head Office Account of the
          PCI Canada Business for the years ended December
          31, 1996, 1995 and 1994 and for the nine months
          ended September 30, 1997 and 1996 (unaudited).....   F-35
          Combined Statements of Change in Financial
          Position of the PCI Canada Business for the years
          ended December 31, 1996, 1995 and 1994 and for the
          nine months ended September 30, 1997 and 1996
          (unaudited).......................................   F-36
          Notes to combined financial statements............   F-37

(3) Tacoma Plant:
          Report of Arthur Andersen LLP, independent public
          accountants.......................................   F-46
          Balance sheets for the Tacoma Plant at December
          31, 1996 and 1995.................................   F-47
          Statements of operations and changes in owner's
          investment for the Tacoma Plant for the years
          ended December 31, 1996, 1995 and 1994............   F-48
          Statements of cash flows of the Tacoma Plant for
          the years ended December 31, 1996, 1995 and
          1994..............................................   F-49
          Notes to financial statements.....................   F-50
          Balance sheets for the Tacoma Plant at June 16,
          1997 (unaudited) and December 31, 1996............   F-60
          Unaudited statements of operations and changes in
          owner's investment for the Tacoma Plant for the
          year-to-date periods ended June 16, 1997 and June
          30, 1996..........................................   F-61
          Unaudited statements of cash flows of the Tacoma
          Plant for the year-to-date periods ended June 16,
          1997 and June 30, 1996............................   F-62
          Notes to unaudited financial statements...........   F-63

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
Pioneer Americas Acquisition Corp.

     We have audited the accompanying consolidated balance sheets of Pioneer Americas Acquisition Corp. and its subsidiaries (the "Company"), as of December 31, 1996 and 1995, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year ended December 31, 1996 and for the period from March 6, 1995 (Inception) through December 31, 1995. Our audit also includes the consolidated financial statement schedule II. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 1996 and 1995, and the results of their operations and their cash flows for the year ended December 31, 1996 and the period from Inception through December 31, 1995 in conformity with generally accepted accounting principles. Also, in our opinion the related consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

                                            DELOITTE & TOUCHE LLP

Houston, Texas
March 7, 1997

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Pioneer Americas, Inc.

     We have audited the accompanying consolidated statements of operations, stockholders' equity, and cash flows of Pioneer Americas, Inc. (the "Predecessor Company") for the period from January 1, 1995 through April 20, 1995 and for the year ended December 31, 1994. Our audits also included the related financial statement schedule II. These financial statements and schedule are the responsibility of the Predecessor Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits. The financial statements of certain of the Predecessor Company's investments (as described in Note 5) have been audited by other auditors whose report has been furnished to us; insofar as our opinion on the consolidated financial statements relates to data included for these investments, it is based solely on their report.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of the Predecessor Company for the period from January 1, 1995 through April 20, 1995 and for the year ended December 31, 1994, in conformity with generally accepted accounting principles. Also, in our opinion the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

                                            ERNST & YOUNG LLP

Houston, Texas
June 26, 1995

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Basic Investments, Inc.
Henderson, Nevada

     We have audited the combined statements of income, equity and cash flows of Basic Investments, Inc. and affiliates (the Company) for the year ended December 31, 1994. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the results of combined operations and cash flows of Basic Investments, Inc. and affiliates for the year ended December 31, 1994 in conformity with generally accepted accounting principles.

                                            Piercy, Bowler, Taylor & Kern
                                            Certified Public Accountants and
                                            Business Advisors
                                            A Professional Corporation

Las Vegas, Nevada
January 30, 1995

                       PIONEER AMERICAS ACQUISITION CORP.

                          CONSOLIDATED BALANCE SHEETS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1996        1995
                                                              --------    --------
ASSETS
Current assets:
  Cash......................................................  $ 14,417    $ 11,218
  Accounts receivable, less allowance for doubtful accounts:
     1996, $1,311; 1995, $1,424.............................    18,830      27,825
  Due from parent...........................................     2,547         574
  Inventories...............................................     6,247      11,347
  Prepaid expenses..........................................     1,156       3,766
                                                              --------    --------
          Total current assets..............................    43,197      54,730
  Property, plant, and equipment, at cost:
     Land...................................................     3,735       1,711
     Buildings and improvements.............................    17,062      13,997
     Machinery and equipment................................    71,704      67,587
     Cylinders and tanks....................................     4,540       4,503
     Construction in progress...............................    11,871       9,394
                                                              --------    --------
                                                               108,912      97,192
     Less accumulated depreciation..........................   (16,429)     (7,795)
                                                              --------    --------
                                                                92,483      89,397
Investment in and advances to unconsolidated subsidiary.....    28,586          --
Other assets, net of accumulated amortization: 1996, $2,458;
  1995, $1,068..............................................    19,621      11,664
Excess cost over the fair value of net assets acquired, net
  of accumulated amortization: 1996, $7,556; 1995, $3,311...   107,123     108,940
                                                              --------    --------
          Total assets......................................  $291,010    $264,731
                                                              ========    ========

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Accounts payable..........................................  $ 17,221    $ 20,183
  Accrued liabilities.......................................    19,276      20,660
  Returnable deposits.......................................     3,238       3,437
  Current portion of long-term debt.........................       128          --
                                                              --------    --------
          Total current liabilities.........................    39,863      44,280
Long-term debt, less current maturities.....................   141,629     135,000
Returnable deposits.........................................     3,272       3,281
Accrued pension and other employee benefits.................    14,100      13,573
Other long-term liabilities.................................    17,823      13,170
Commitments and contingencies (Note 10)
Stockholder's equity:
  Common stock, $.01 par value, authorized 1,000 shares,
     issued and outstanding 1,000 shares....................         1           1
  Additional paid-in capital................................    61,124      49,652
  Retained earnings.........................................    13,198       5,774
                                                              --------    --------
          Total stockholder's equity........................    74,323      55,427
                                                              --------    --------
          Total liabilities and stockholder's equity........  $291,010    $264,731
                                                              ========    ========

                See notes to consolidated financial statements.

                       PIONEER AMERICAS ACQUISITION CORP.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                PREDECESSOR COMPANY
                                                                          -------------------------------
                                                          PERIOD FROM       PERIOD FROM
                                                           INCEPTION      JANUARY 1, 1995
                                           YEAR ENDED       THROUGH           THROUGH         YEAR ENDED
                                          DECEMBER 31,    DECEMBER 31,       APRIL 20,       DECEMBER 31,
                                              1996            1995             1995              1994
                                          ------------    ------------    ---------------    ------------
Revenues................................    $183,326        $142,908          $57,848          $167,217
Cost of sales...........................     126,739          98,175           37,400           134,556
                                            --------        --------          -------          --------
Gross profit............................      56,587          44,733           20,448            32,661
Selling, general and administrative
  expenses..............................      23,528          19,836            7,047            22,529
                                            --------        --------          -------          --------
Operating income........................      33,059          24,897           13,401            10,132
Equity in net loss of unconsolidated
  subsidiary............................      (2,607)             --               --                --
Interest expense, net...................     (17,290)        (12,905)          (1,665)           (6,407)
Settlement of litigation and insurance
  claims, net...........................          --              --               --             3,326
Other income (expense), net.............       1,684             637             (115)            1,337
                                            --------        --------          -------          --------
Income before taxes and extraordinary
  item..................................      14,846          12,629           11,621             8,388
Income tax provision....................       6,735           6,208            4,809             3,242
                                            --------        --------          -------          --------
Income before extraordinary item........       8,111           6,421            6,812             5,146
Extraordinary item, early extinguishment
  of debt (net of income tax benefit of
  $2,140)...............................          --              --            3,420                --
                                            --------        --------          -------          --------
Net income..............................       8,111           6,421            3,392             5,146
Accretion of dividends on preferred
  stock and adjustment to redeemable
  stock put warrants....................          --              --               --            (1,824)
                                            --------        --------          -------          --------
Net income applicable to common stock...    $  8,111        $  6,421          $ 3,392          $  3,322
                                            ========        ========          =======          ========

                See notes to consolidated financial statements.

                       PIONEER AMERICAS ACQUISITION CORP.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                           NUMBER OF
                                            COMMON               ADDITIONAL
                                            SHARES      COMMON    PAID-IN     RETAINED
                                          OUTSTANDING   STOCK     CAPITAL     EARNINGS     TOTAL
                                          -----------   ------   ----------   ---------   -------
Post Acquisition
Balance at Acquisition..................         1       $ 1      $46,062      $    --    $46,063
  Recognition of the NOL benefit........        --        --        3,590           --      3,590
  Dividend paid to parent...............        --        --           --         (647)      (647)
  Net income............................        --        --           --        6,421      6,421
                                             -----       ---      -------      -------    -------
Balance at December 31, 1995............         1         1       49,652        5,774     55,427
  Recognition of the NOL benefit........        --        --       11,472           --     11,472
  Dividend paid to parent...............        --        --           --         (687)      (687)
  Net income............................        --        --           --        8,111      8,111
                                             -----       ---      -------      -------    -------
Balance at December 31, 1996............         1       $ 1      $61,124      $13,198    $74,323
                                             =====       ===      =======      =======    =======
Predecessor Company
Balance at December 31, 1993............     1,453       $14      $ 4,028      $15,679    $19,721
  Common Stock issuance.................        56         1          158           --        159
  Adjust carrying value of stock
     warrants...........................        --        --           --       (1,424)    (1,424)
  Accretion of excess redemption value
     of redeemable preferred stock over
     carrying value and amount of
     dividends not declared or paid.....        --        --           --         (500)      (500)
  Net income............................        --        --           --        5,146      5,146
                                             -----       ---      -------      -------    -------
Balance at December 31, 1994............     1,509        15        4,186       18,901     23,102
  Accretion of excess redemption value
     of redeemable preferred stock over
     carrying value and amount of
     dividends not declared or paid.....        --        --           --         (124)      (124)
  Net income............................        --        --           --        3,392      3,392
                                             -----       ---      -------      -------    -------
Balance at April 20, 1995...............     1,509       $15      $ 4,186      $22,169    $26,370
                                             =====       ===      =======      =======    =======

                See notes to consolidated financial statements.

                       PIONEER AMERICAS ACQUISITION CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                               PREDECESSOR COMPANY
                                                         PERIOD FROM     -------------------------------
                                                          INCEPTION        PERIOD FROM
                                          YEAR ENDED       THROUGH       JANUARY 1, 1995     YEAR ENDED
                                         DECEMBER 31,    DECEMBER 31,        THROUGH        DECEMBER 31,
                                             1996            1995        APRIL 20, 1995         1994
                                         ------------    ------------    ---------------    ------------
OPERATING ACTIVITIES:
Net income.............................    $  8,111       $   6,421         $   3,392         $  5,146
Adjustments to reconcile net income to
  net cash provided by operating
  activities:
  Depreciation and amortization........      15,695          12,274             4,490           13,595
  Provision for bad debts..............          --             138                47            1,235
  Write-off of previous finance
     costs.............................          --              --             1,282               --
  Gain on disposal of property, plant
     and equipment.....................          --              --                13               (4)
  Provision for SAR's..................          --              --                --              968
  Equity in net loss (earnings) of
     unconsolidated subsidiaries.......       2,607              --              (204)            (183)
  Net change in deferred taxes.........       4,339           3,590            (2,086)          (1,256)
  Net effect of changes in operating
     assets and liabilities (net of
     acquisitions).....................       1,701           5,865            (4,323)           2,918
                                           --------       ---------         ---------         --------
Net cash flows from operating
  activities...........................      32,453          28,288             2,611           22,419
                                           --------       ---------         ---------         --------
INVESTING ACTIVITIES:
  Acquisitions of businesses...........      (5,459)       (152,318)               --               --
  Investment in and advances to
     unconsolidated subsidiaries.......      (6,645)             --                --               --
  Capital expenditures.................     (17,121)        (13,556)           (3,447)          (5,681)
  Proceeds from sale of property, plant
     and equipment.....................          --              --                58              694
                                           --------       ---------         ---------         --------
Net cash flows from investing
  activities...........................     (29,225)       (165,874)           (3,389)          (4,987)
                                           --------       ---------         ---------         --------
FINANCING ACTIVITIES:
  Borrowings:
     Proceeds..........................          --         153,500           106,000           83,900
     Repayments........................         (70)        (27,500)         (103,971)         (99,961)
  Dividends paid to parent.............        (687)           (416)               --               --
  Dividends paid on preferred stock and
     purchase of stock put warrant.....          --              --            (2,341)              --
  Proceeds from issuance of common
     stock.............................          --          21,000                --              170
                                           --------       ---------         ---------         --------
Net cash flows from financing
  activities...........................        (757)        146,584              (312)         (15,891)
                                           --------       ---------         ---------         --------
Net increase (decrease) in cash........       2,471           8,998            (1,090)           1,541
Cash at beginning of period............      11,218              --             3,310            1,769
Cash acquired in acquisition...........         728           2,220                --               --
                                           --------       ---------         ---------         --------
Cash at end of period..................    $ 14,417       $  11,218         $   2,220         $  3,310
                                           ========       =========         =========         ========

                See notes to consolidated financial statements.

                       PIONEER AMERICAS ACQUISITION CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION

     Pioneer Americas Acquisition Corp. (Pioneer) is a Delaware corporation formed on March 6, 1995 (Inception). Pioneer is 100% owned by Pioneer Companies, Inc. (PCI).

     On April 20, 1995, Pioneer acquired Pioneer Americas, Inc. (Pioneer Americas or the Predecessor Company) for approximately $177 million (the Acquisition). Pioneer Americas manufactured chlorine, caustic soda and related products used in a variety of applications including water treatment, plastics, detergents, and agricultural chemicals. Consideration for the Acquisition included cash, assumption of certain liabilities and repayment of debt of the Predecessor Company, redemption of preferred stock of the Predecessor Company and fees and expenses related to the Acquisition. In connection with the Acquisition, PCI sold common stock, issued long-term debt and entered into a new bank revolving credit facility. The Acquisition was accounted for as a purchase; accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based upon their fair market value and the operations of the Predecessor Company were included in the consolidated financial statements from the date acquired. The Acquisition resulted in $112 million of excess cost over the fair value of the net assets acquired, which is being amortized on a straight line basis over 25 years.

     In February 1996, Pioneer acquired an interest in Kemwater North America Company (Kemwater) for $0.3 million of cash and a contribution of the assets and liabilities of its subsidiary Imperial West Chemical Co. (Imperial West). Kemwater was formed to conduct the operations of Imperial West and KWT, Inc. (acquired by PCI in February 1996). Kemwater, which manufactures and supplies iron chlorides that are used to remove solids from water streams and to control hydrogen sulfide emissions by the potable and waste water markets, is owned 50% by Pioneer and 50% by PCI. Since it does not own a controlling interest in Kemwater, Pioneer accounts for Kemwater using the equity method. In the 1996 consolidated financial statements, Pioneer's investment in Kemwater is presented as Investment in and advances to unconsolidated subsidiary and its equity in the loss of Kemwater is shown as Equity in net loss of unconsolidated subsidiary. In the 1995 consolidated financial statements of Pioneer, Imperial West is consolidated and includes the following: total assets of $25.7 million, total revenues of $23.7 million and net loss of $0.6 million. Had the acquisition been made as of January 1, 1996 and 1995, it would not have had a significant impact on the consolidated financial statements for 1996 and 1995. The acquisition did not have a material impact on Pioneer s financial statements, and therefore pro forma information is not presented.

     Pioneer acquired T.C. Products in July 1996 for $10.0 million. T.C. Products manufactures bleach and related products. The acquisitions was accounted for as a purchase; accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based upon their fair market value and the operations for the acquired company was included in the consolidated financial statements from the date acquired. The acquisition resulted in $7.0 million of excess cost over the fair value of the net assets acquired, which is being amortized on a straight line basis over 25 years. Had the acquisition been made as of January 1, 1996 and 1995, it would not have had a significant impact upon the consolidated financial statements for 1996 and 1995. The acquisition did not have a material impact on Pioneer's financial statements, and therefore pro forma information is not presented.

     The consolidated financial statements include the accounts of Pioneer and its consolidated subsidiaries (the Company). All significant intercompany balances and transactions have been eliminated in consolidation. All dollar amounts in tabulations in the notes to the consolidated financial statements are stated in thousands of dollars unless otherwise indicated.

     Amounts presented in the notes to the consolidated financial statements for the Predecessor Company are based upon its historical accounting basis for the periods presented. Such amounts do not include effects of the purchase of the Predecessor Company by Pioneer. Amounts presented in the notes to the consolidated financial statements for the Predecessor Company for the period from January 1, 1995 through April 20, 1995

                       PIONEER AMERICAS ACQUISITION CORP.

and for the year ended December 31, 1994 are included under the captions Predecessor Company, 1995 and Predecessor Company, 1994, respectively.

     The Company operates in one industry segment and one geographic area.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and Cash Equivalents

     All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents. Interest income is netted against interest expense for the periods presented. The Company had interest income for the year ended December 31, 1996 and the period from Inception through December 31, 1995 of $0.7 million and $0.3 million, respectively. The Predecessor Company had interest income of $0.1 million for each of the period from January 1, 1995 through April 20, 1995 and the year ended December 31, 1994.

  Inventories

     Inventories are valued at the lower of cost or market. Finished goods and work-in-process costs are calculated under the average cost method, which includes appropriate elements of material, labor, and manufacturing overhead costs, while the first-in, first-out method is utilized for raw materials, supplies, and parts. The Company enters into agreements with other companies to exchange chemical inventories in order to minimize working capital requirements and to facilitate distribution logistics. Balances related to quantities due to or payable by the Company are included in inventory. The results of operations for the period from Inception through December 31, 1995 include the effects of an increase of $1.7 million to cost of sales due to the step-up in value of inventory in connection with the Acquisition.

  Property, Plant, and Equipment

     Depreciation for financial reporting purposes is computed primarily under the straight-line method over the estimated remaining useful lives of the assets. Asset lives range from 5 years to 15 years with a predominant life of 10 years.

  Other Assets

     Other assets include amounts for deferred financing costs which are being amortized on a straightline basis over the term of the related debt. Amortization of such costs using the interest method would not result in material differences in the amounts amortized during the periods presented. Amortization expense for other assets for the year ended December 31, 1996 was $1.3 million and for the period from Inception through December 31, 1995 was approximately $1.1 million.

     Other assets of the Predecessor Company included amounts for organization costs, deferred financing costs, non-compete agreements, permits, licenses, and customer lists obtained in conjunction with the acquisitions of All-Pure Chemical Co. ("All-Pure"), GPS Pool Supply, Inc. ("GPS") and Imperial West, which were being amortized on a straight-line basis over their estimated useful lives. The Predecessor Company's deferred financing costs were being amortized on a straight-line basis over the term of the related debt. Amortization of such costs using the interest method would not result in material differences in the amounts amortized during the periods presented. Amortization expense for other assets was approximately $0.8 million for the period from January 1, 1995 through April 20, 1995 and $1.7 million for the year ending December 31, 1994.

                       PIONEER AMERICAS ACQUISITION CORP.

  Excess Cost Over the Fair Value of Net Assets Acquired

     Excess cost over the fair value of net assets acquired of approximately $115 million is amortized on a straight-line basis over periods of up to 25 years. The carrying value of excess cost over the fair value of net assets acquired is reviewed annually and if this review indicates that such excess cost will not be recoverable, as determined based on the estimated future undiscounted cash flows of the entity acquired over the remaining amortization period, the Company's carrying value of excess cost over the fair value of net assets acquired will be reduced by the estimated shortfall of discounted cash flows or the fair value of the related entity. No such reductions were made in 1996 or 1995. Amortization expense for excess cost over the fair value of net assets acquired was approximately $4.7 million for the year ended December 31, 1996 and $3.3 million for the period from Inception through December 31, 1995.

     The Predecessor Company's excess cost over the fair value of net assets acquired of approximately $12.8 million and is amortized on a straight-line basis over 20 years. Amortization expense was approximately $0.2 million for the period from January 1, 1995 through April 20, 1995 and $0.6 million for 1994.

  Environmental Expenditures

     Remediation costs are accrued based on estimates of known environmental remediation exposure. Such accruals are based upon management's best estimate of the ultimate cost and are recorded even if significant uncertainties exist over the ultimate cost of the remediation. Ongoing environmental compliance cost, including maintenance and monitoring costs, are charged to operations as incurred.

  Returnable Deposits

     Customers are required to pay a security deposit on cylinders, tanks, and containers. These deposits are refunded to the customer upon the termination of service and return of cylinders, tanks, and containers.

  Income Taxes

     The Company files a consolidated tax return with PCI. Pioneer has entered into a tax sharing agreement with PCI whereby the Company will make tax sharing payments to PCI with respect to federal cash income taxes reflecting the consolidated cash tax liability of PCI. The tax sharing agreement has the effect of presenting the income tax provision on a separate return basis. For financial reporting purposes, deferred income taxes are determined utilizing an asset and liability approach. This method gives consideration to the future tax consequences associated with differences between the financial accounting basis and tax basis of the assets and liabilities, and the ultimate realization of any deferred tax asset resulting from such differences. State income taxes are included in income taxes payable.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Impairment of Long-Lived Assets

     During 1996, the Company adopted a new accounting standard for the impairment of long-lived assets. This standard requires that certain assets be reviewed for impairment whenever events or circumstances indicate that the carrying amount of the assets may not be recovered. If it is determined that the asset's carrying amount is not recoverable, the new accounting standard requires that the carrying value be reduced to

                       PIONEER AMERICAS ACQUISITION CORP.

the fair value of the assets. Implementation of this standard did not have a significant impact on the Company's 1996 consolidated financial statements.

  Reclassification

     Certain amounts have been reclassified in prior years to conform to the current year presentation. All reclassifications have been applied consistently for the periods presented.

3. SUPPLEMENTAL CASH FLOW INFORMATION

     Net effect of changes in operating assets and liabilities (net of acquisitions) are as follows:

                                                                     PREDECESSOR COMPANY
                                                                     -------------------
                                                  1996      1995       1995       1994
                                                 -------   -------   --------   --------
Accounts receivable............................  $ 5,228   $   802    $(3,617)   $(4,889)
Due from parent................................   (1,973)      111         --        535
Receivable from insurance carriers and
  agents.......................................       --        --         --       (102)
Income taxes receivable........................       --        --         --      2,738
Inventories....................................    3,151     1,541       (638)      (876)
Prepaid expenses...............................       76    (1,404)       722       (371)
Other assets...................................   (1,254)   (3,104)    (1,342)      (305)
Accounts payable...............................   (4,168)   (1,030)     4,899        862
Accrued liabilities............................   (4,457)    8,777     (3,784)     3,783
Returnable deposits............................     (199)     (234)      (259)      (323)
Other long-term liabilities....................    4,770       (71)      (726)     1,079
Accrued pension and other employee benefits....      527       477        422        787
                                                 -------   -------    -------    -------
Net change in operating accounts...............  $ 1,701   $ 5,865    $(4,323)   $ 2,918
                                                 =======   =======    =======    =======

     Following is supplemental cash information:

                                                                         PREDECESSOR
                                                                           COMPANY
                                                                       ---------------
                                                   1996       1995      1995     1994
                                                  -------   --------   ------   ------
Cash paid during the period for:
  Interest......................................  $18,297   $  8,288   $3,067   $4,482
                                                  -------   --------   ------   ------
  Income taxes..................................  $ 3,556   $  1,707   $1,852   $3,730
                                                  =======   ========   ======   ======
Investing activities of acquisitions during the
  period:
  Cash paid for acquisition.....................  $ 5,459   $152,318   $   --   $  238
  Long-term debt issued.........................    4,500     11,463       --    3,254
  Liabilities assumed...........................    3,994     90,596       --       --
  NOL benefit recognized........................       --     13,600       --       --
                                                  -------   --------   ------   ------
  Fair value of assets acquired.................  $13,953   $267,977   $   --   $3,492
                                                  =======   ========   ======   ======

     Included in the above table are the acquisitions of T.C. Products in 1996; Pioneer Americas, Inc. in 1995; and GPS in 1994 by the Predecessor Company.

     Other non-cash items included in the consolidated financial statements include: increase in stockholders' equity of $11.5 million and $3.6 million in 1996 and 1995, respectively, due to recognizing the benefit of the net operating loss carryforward; and exchange of $135 million of 13 3/8% First Mortgage Notes for $135 million of 13 3/8% First Mortgage Notes in 1996.

                       PIONEER AMERICAS ACQUISITION CORP.

4. INVENTORIES

     Inventories consisted of the following at December 31:

                                                               1996       1995
                                                              -------    -------
Raw materials, supplies and parts...........................  $ 7,512    $ 9,849
Finished goods and work-in-process..........................    2,668      3,155
Inventories under exchange agreements.......................   (3,933)    (1,657)
                                                              -------    -------
                                                              $ 6,247    $11,347
                                                              =======    =======

5. INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED SUBSIDIARIES

  Kemwater

     Pioneer and PCI each own a 50% interest in Kemwater which was formed in February 1996 to continue the business activities previously conducted by Pioneer's subsidiary, Imperial West and to operate the business acquired by PCI through the acquisition of KWT, Inc. At December 31, 1996, Pioneer's investment in and advances to Kemwater aggregated $28.6 million. Advances to Kemwater are primarily for purchase of product and to fund Kemwater's current operations and capital requirements. Pioneer and PCI have funded, and intend to continue funding in the foreseeable future, Kemwater's operations and capital requirements; accordingly, Pioneer has reduced its investment at December 31, 1996 to a deficit of $0.3 million. Following is a summary of selected items from Kemwater's balance sheet at December 31, 1996 and operations for the year ended December 31, 1996 (in thousands):

Current assets.............................................  $13,004
Non-current assets.........................................   32,224
Current liabilities........................................    7,294
Non-current liabilities....................................   40,498
Revenues...................................................   36,142
Gross profit...............................................    1,865
Net loss...................................................   (5,214)

  BII and VVLC

     The Company, through its subsidiary Pioneer Chlor Alkali Company, Inc. ("PCAC"), owns approximately 32% of the common stock of Basic Investments, Inc. ( BII ), which owns and maintains the water and power distribution network within the Henderson, Nevada industrial complex and which is a large landowner in Clark County, Nevada. The remainder of the common stock of BII is owned by other companies located in the industrial complex. Prior to the Acquisition, the investment in BII was accounted for by the Predecessor Company under the equity method after adjustment to reflect PCAC's basis.

     PCAC has an approximate 21% limited partnership interest in Victory Valley Land Company ("VVLC"). The purpose of the business is to receive, hold and develop the lands, water rights, and other assets contributed by the partners for investment. A wholly owned subsidiary of BII, acting as general partner with a 50% interest in VVLC, contributed all rights, title, and interest in and to certain land to VVLC. PCAC assigned certain water rights to VVLC. Prior to the Acquisition, the investment in VVLC was accounted for by the Predecessor Company under the equity method.

     The Company's interests in BII and in VVLC (referred to as the Basic Ownership) constitute assets that, pursuant to the Acquisition Agreement and a related Contingent Payment Agreement, will be held for the economic benefit of the Sellers for a period of 20 years. Dividends and distributions received by the Company on account of the Basic Ownership (including amounts payable as a result of sales of land or other assets

                       PIONEER AMERICAS ACQUISITION CORP.

owned by BII or VVLC) are deposited into a Contingent Payment Account and used to satisfy certain obligations of the Sellers under environmental and other indemnities in favor of the Company. After payment or provision for payment of such obligations in accordance with the provisions of the Contingent Payment Agreement, amounts received by the Company subsequent to April 20, 1995 on account of the Basic Ownership will be remitted to the Sellers under the Contingent Payment Agreement for such 20-year period. The Sellers also have certain rights during such period with respect to determinations affecting the Basic Ownership, including the right (subject to certain limited conditions) to direct the sales or disposition of interests constituting the Basic Ownership and the right (with certain limited exceptions) to vote the interests constituting the Basic Ownership, notwithstanding the ownership of such interests by the Company. Since the Sellers maintain the economic benefit of the Basic Ownership, and the Company has not received, nor expects to receive in the future, any economic benefit from BII or VVLC, the Company has not maintained these balances in its consolidated financial statements since the Acquisition.

     The BII financial information includes the accounts of VVLC. The following is a summary of financial information pertaining to BII and VVLC for the Predecessor Company for the year ended December 31, 1994:

Revenues....................................................  $5,659
Costs and expenses..........................................   4,834
                                                              ------
Income before taxes.........................................     825
Income tax expenses.........................................    (274)
                                                              ------
          Net income........................................  $  551
                                                              ======
          Equity in earnings (included in other income).....  $  183
                                                              ======

6. ACCRUED LIABILITIES

     Accrued liabilities consist of the following at December 31:

                                                               1996       1995
                                                              -------    -------
Payroll, benefits, and pension..............................  $ 2,371    $ 5,371
Interest and bank fees......................................    4,595      4,941
Future tax effects..........................................    2,237      2,293
Miscellaneous accrued liabilities...........................   10,073      8,055
                                                              -------    -------
  Accrued liabilities.......................................  $19,276    $20,660
                                                              =======    =======

7. PENSION AND OTHER EMPLOYEE BENEFITS

     Annual pension costs and liabilities for the Company under its two defined-benefit plans covering all of its employees are determined by actuaries using various methods and assumptions. The Company has agreed to voluntarily contribute such amounts as are necessary to provide assets sufficient to meet the benefits to be paid to its employees. The Company's present intent is to make annual contributions, which are actuarially computed, in amounts not more than the maximum nor less than the minimum allowable under the Internal Revenue Code. For purposes of determining annual expenses and funding contributions, the following assumptions were used for the years ended December 31:

                                                              1996    1995    1994
                                                              ----    ----    ----
Rate of return of plan assets...............................  8.0%    8.0%    8.0%
Discount rate...............................................  7.5%    7.5%    7.5%
Annual compensation increase................................  4.0%    4.0%    5.0%

                       PIONEER AMERICAS ACQUISITION CORP.

     Pension expense for the periods presented was comprised of:

                                                                        PREDECESSOR
                                                                          COMPANY
                                                                      ---------------
                                                   1996      1995     1995      1994
                                                  -------    -----    -----    ------
Service cost....................................  $   597    $ 410    $ 178    $  571
Interest cost...................................      892      566      260       770
Return on plan assets...........................   (1,132)    (394)    (149)     (537)
Amortization of prior service and other.........      462       56       (7)      225
                                                  -------    -----    -----    ------
          Total pension expense.................  $   819    $ 638    $ 282    $1,029
                                                  =======    =====    =====    ======

     The funded status of the pension plans for which assets exceed accumulated benefits and the plan for which accumulated benefits exceed assets as of the actuarial valuation dates of December 31, 1996 and 1995 were as follows:

                                                          1996                       1995
                                            --------------------------------    ---------------
                                              ACCUMULATED      ASSETS EXCEED      ACCUMULATED
                                            BENEFITS EARNED     ACCUMULATED     BENEFITS EARNED
                                                ASSETS           BENEFITS           ASSETS
                                            ---------------    -------------    ---------------
Actuarial present value of benefits based
  on service to date and present pay
  levels:
  Vested benefit obligation...............      $ 3,823           $ 6,122           $ 8,488
  Non-vested benefit obligation...........          212               389             1,513
                                                -------           -------           -------
  Accumulated benefit obligation..........        4,035             6,511            10,001
  Plan assets at fair value...............        3,318             6,963             7,293
                                                -------           -------           -------
  Plan assets in excess (less than)
     accumulated benefit obligation.......          717              (452)           (2,708)
  Additional amounts related to projected
     salary increases.....................        2,171               911             2,199
                                                -------           -------           -------
  Plan assets less than total projected
     benefit obligation...................       (1,454)           (1,363)           (4,907)
  Unrecognized gain.......................          236             1,254               185
  Unrecognized prior service cost.........         (372)              220              (202)
                                                -------           -------           -------
  Pension obligation......................      $ 1,318           $ 2,837           $ 4,890
                                                =======           =======           =======

     Plan assets at December 31, 1996 and 1995 consist primarily of fixed income investments and equity investments.

     The Company offers defined-contribution plans for its employees with the employees generally contributing from 1% to 15% of their compensation. Aggregate contributions by the Company to such plans were $0.4 million and $0.2 million in 1996 and 1995, respectively. Aggregate contributions by the Predecessor Company for such plans were $0.1 million for the period from January 1, 1995 through April 20, 1995 and none for 1994.

                       PIONEER AMERICAS ACQUISITION CORP.

     In addition to providing pension benefits, PCAC provides certain health care and life insurance benefits for retired employees. Substantially all of PCAC's employees may become eligible for those benefits if they reach normal retirement age while working for the Company. The following table presents the plan's funded status reconciled with amounts recognized in the Company's balance sheet at December 31:

                                                               1996      1995
                                                              -------   ------
Accumulated post-retirement benefit obligation:
  Retirees..................................................  $ 3,737   $3,669
  Fully eligible active plan participants...................    1,483    1,380
  Other active plan participants............................    4,986    4,169
                                                              -------   ------
                                                               10,206    9,218
Unrecognized net loss.......................................     (125)      --
                                                              -------   ------
  Accrued post retirement benefit cost......................  $10,081   $9,218
                                                              =======   ======

     Net periodic post-retirement benefit cost for the periods presented includes the following components:

                                                                         PREDECESSOR
                                                                           COMPANY
                                                                         -----------
                                                          1996    1995   1995   1994
                                                         ------   ----   ----   ----
Service cost...........................................  $  369   $243   $109   $324
Interest cost..........................................     693    449    176    519
Amortization of transition obligation over 20 years....      --     15      8     32
Other components.......................................      --     48     --     --
                                                         ------   ----   ----   ----
          Net periodic post-retirement benefit cost....  $1,062   $755   $293   $875
                                                         ======   ====   ====   ====

     The weighted-average annual assumed rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) is 10.0% for 1996 (the same as the rate previously assumed for 1995 and 1994) and is assumed to decrease gradually to 6% for 2010 and remain at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. For example, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated post-retirement benefit obligation as of December 31, 1996, 1995 and 1994 by $0.8 million, $0.7 million, and $0.6 million, respectively, and the aggregate of the service and interest cost components of the net periodic post-retirement benefit cost for each of 1996, 1995 and 1994 by $0.1 million.

     The weighted-average discount rate used in determining the accumulated post-retirement benefit obligation was 7.5% at December 31, 1996, 1995, and 1994.

     As a result of the Acquisition, the unrecognized net loss and unrecognized transition obligation amounts as of that date were recognized.

8. BANK CREDIT FACILITY

     In April 1995, the Company entered into a credit agreement which provides for the three-year Bank Credit Facility with Bank of America, Illinois ("BAI"). The Company may borrow up to $30.0 million, subject to certain borrowing base limitations. At December 31, 1996, no amounts were outstanding under the Bank Credit Facility. The revolving loans bear interest at a rate equal to, at the Company's option, (i) the reference rate set by BAI or (ii) the LIBOR Base Rate. The Bank Credit Facility requires the Company to pay a fee equal to one half of one percent per annum on the total unused balance. Indebtedness outstanding under the Bank Credit Facility is collateralized by a security interest in all of the inventory, accounts receivable and certain other assets of PCAC and All-Pure. Up to $10.0 million of the Borrowing Base, as

                       PIONEER AMERICAS ACQUISITION CORP.

defined by the Bank Credit Facility, can be utilized for letters of credit. The Borrowing Base at December 31, 1996 was approximately $18.6 million. After consideration of applicable outstanding letters of credit of approximately $2.9 million, the unused availability of the Borrowing Base was approximately $15.7 million at December 31, 1996.

     The Bank Credit Facility contains restrictive covenants that, among other things and under certain conditions, limit the ability of the Company to incur additional indebtedness, to acquire or dispose of assets or operations and to pay dividends or redeem shares of stock.

9. LONG-TERM DEBT

     Long-term debt consisted of the following at December 31:

                                            1996        1995
                                            ----        ----
13 3/8% First Mortgage Notes, due
  2005..................................  $135,000    $135,000
Subordinated notes payable to sellers of
  T.C. Products, principal payments due
  July 31, 2001, with a variable
  interest rate based on a bank's prime
  rate plus 1%, interest is paid
  monthly...............................     4,500          --
Tax-exempt bond financed through the
  Economic Development Corporation of
  Pierce County, Washington, principal
  payments due in variable annual
  installments through 2014, with a
  variable interest rate based on
  current market values of comparable
  securities, interest is paid
  monthly...............................     2,257          --
                                          --------    --------
Total...................................   141,757     135,000
Current maturities of long-term debt....      (128)         --
                                          --------    --------
Long-term debt..........................  $141,629    $135,000
                                          ========    ========

     Long-term debt matures as follows: $0.1 million in 1997; $0.1 million in 1998; $0.1 million in 1999; $0.1 million in 2000; $4.6 million in 2001; and
$136.6 million thereafter.

     As part of the Acquisition in April 1995, the Company issued and sold $135 million of 13 3/8% Senior Notes due in 2005. In January 1996, the Company exchanged, as part of a public offering, the $135 million of Notes for $135 Million of 13 3/8% First Mortgage Notes due in 2005. Like the Senior Notes, the Mortgage Notes are senior secured obligations of the Company, ranking senior in right of payment to all subordinated indebtedness. The Mortgage Notes are fully and unconditionally guaranteed on a joint and several basis by all of the Company's direct and indirect wholly-owned subsidiaries and are secured by the first mortgage liens on certain manufacturing facilities. The Company is a holding company with no operating assets or operations. Financial statements of the Company's direct and indirect wholly-owned subsidiaries are not separately included as the Company's management does not believe this information would be material to investors.

     The Mortgage Notes are redeemable at the Company's option starting in 2000. Before 1998, the Company may redeem a maximum of $35 million of the Mortgage Notes at 113% of the principal amount due with funds from a public offering of common stock of the Company or PCI (to the extent such funds are contributed to the Company). Upon a change of control, as defined in the agreement, the Company is required to offer to purchase the Mortgage Notes for 101% of the principal due.

     The Mortgage Notes and other long-term debt contain various restrictions on the Company, which, among other things, limit the ability of the Company to incur additional indebtedness, to acquire or dispose of assets or operations and to pay dividends or redeem shares of stock.

                       PIONEER AMERICAS ACQUISITION CORP.

10. FINANCIAL INSTRUMENTS

  Concentration of Credit Risk

     The Company manufactures and sells chlorine and caustic-based products to companies in diverse industries. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. The Company's sales are primarily to customers in the western and southeastern regions of the United States. Credit losses relating to these customers have been within management's expectations.

     The Company maintains cash deposits with major banks, which from time to time may exceed federally insured limits. The Company periodically assesses the financial condition of the institutions and believes that any possible loss is minimal.

     Net sales of the Company included sales to a major customer of approximately $23.5 million for the year ended December 31, 1996. Net sales of the Predecessor Company included sales to a major customer of approximately $7.5 million for the period from January 1, 1995 through April 20, 1995 and $18.7 million in 1994.

  Investments

     It is the policy of the Company to invest its excess cash in investment instruments or securities whose value is not subject to market fluctuations such as master notes of issuers rated at the time of such investment of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's or any bank or financial institution party to the Company's Bank Credit Facility with Bank of America.

  Fair Value of Financial Instruments

     In preparing disclosures about the fair value of financial instruments, the Company has assumed that the carrying amount approximates fair value for cash and cash equivalents, receivables, short-term borrowings, accounts payable and certain accrued expenses because of the short maturities of those instruments. The fair values of long-term debt instruments are estimated based upon quoted market values (if applicable), or on the current interest rates available to the Company for debt with similar terms and remaining maturities. Considerable judgment is required in developing these estimates and, accordingly, no assurance can be given that the estimated values presented herein are indicative of the amounts that would be realized in a free market exchange. The Company held no derivative financial instruments as of December 31, 1996 and 1995.

     At December 31, 1996, the fair market value of all of the Company's financial instruments approximated the book value, except its 13 3/8% First Mortgage Notes Due 2005, which had a book value of $135 million and a fair value based upon its current quoted market price of $153 million.

11. COMMITMENTS AND CONTINGENCIES

  Letters of Credit

     At December 31, 1996 the Company had letters of credit and performance bonds outstanding of approximately $5.2 million and $2.5 million, respectively. These letters of credit and performance bonds were issued for the benefit of: customers under sales agreements securing delivery of products sold, a power company as a deposit for the supply of electricity, and a state environmental agency as required for manufacturers in the state. The letters of credit expire at various dates in 1997 and 1998. No amounts were drawn on the letters of credit at December 31, 1996.

                       PIONEER AMERICAS ACQUISITION CORP.

  Purchase Commitments

     The Company has committed to purchase salt used in the production process under contracts which continue through December 31, 2003. Based on the contract terms, a minimum of 563,111 tons of salt are to be purchased in 1997, 280,000 tons in 1998 and 225,000 tons in each of the years 1999 through 2003. The future minimum salt commitments are as follows (in thousands):

1997.......................................................  $ 4,402
1998.......................................................    2,480
1999.......................................................    1,903
2000.......................................................    1,960
2001.......................................................    2,019
Thereafter.................................................    4,221
                                                             -------
          Total purchase commitments.......................  $16,985
                                                             =======

  Operating Leases

     The Company leases certain manufacturing and distribution facilities, computer equipment, and administrative offices under noncancelable leases. Minimum future rental payments on such leases with terms in excess of one year in effect at December 31, 1996 are as follows (in thousands):

1997....................................  $ 8,318
1998....................................    7,960
1999....................................    7,916
2000....................................    6,267
2001....................................    5,786
Thereafter..............................    4,685
                                          -------
          Total minimum obligations.....  $40,932
                                          =======

     Lease expense charged to operations for the year ended December 31, 1996 and for the period from Inception through December 31, 1995 was approximately $7.8 million and $6.3 million, respectively. Lease expense charged to the Predecessor Company's operations for the period from January 1, 1995 through April 20, 1995 and the year ended December 31, 1994 was approximately $3.3 million and $8.4 million, respectively.

  Litigation

     During 1993, Imperial West was awarded $1.4 million as the result of a breach of contract claim it had asserted against the lessor of one of the Imperial West plants. Appeals of the judgment were upheld and the award together with interest was paid in January 1996. The consolidated financial statements at December 31, 1995 included a receivable for the award. The lessor also filed suit alleging that Imperial West was required to remediate alleged contamination prior to the termination of the lease in July 1995. The parties settled that action under terms pursuant to which (i) Imperial West paid the lessor $900,000 upon the termination of the lease in July 1995, and (ii) the lessor transferred title to the property to Imperial West. In addition, Imperial West agreed to indemnify the lessor against any future environmental liability with respect to the property. Certain insurers paid a portion of Imperial West's defense costs in connection with the lawsuit by the lessor.

     In 1994, the trustee in the bankruptcy of a company which was a customer of the Predecessor Company filed suit against the Predecessor Company, seeking the recovery of up to $2.2 million in payments made to the Predecessor Company on a basis which the trustee alleges was preferential to other creditors' claims.

                       PIONEER AMERICAS ACQUISITION CORP.

Management has been advised by counsel that the range of any loss which may be incurred as the result of the suit will be substantially below the amount claimed, and the Company is vigorously contesting the action. The Company does not believe this action will have a significant effect on its financial position or results of operations.

     The Company is party to other legal proceedings and potential claims arising in the ordinary course of its business. In the opinion of management, the Company has adequate legal defenses and/or insurance coverage with respect to these matters and management does not believe that they will materially affect the Company's operations or financial position.

12. INCOME TAXES

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the deferred tax liabilities and assets are as follows at December 31:

                                           1996        1995
                                          -------    --------
Deferred tax liabilities:
  Tax over book basis -- property, plant
     and equipment......................  $20,006    $ 22,063
  Other -- net..........................      399       1,435
                                          -------    --------
          Total deferred tax
            liabilities.................   20,405      23,498
                                          -------    --------
Deferred tax assets:
  Post employment benefits..............    5,552       5,791
  Alternative minimum tax credit
     carryforward.......................      671          --
  Allowance for doubtful accounts.......      511         569
  Other accrued liabilities.............    6,165       6,530
  Net operating loss carry forward of
     PCI................................   14,391      22,091
                                          -------    --------
          Total deferred tax assets.....   27,290      34,981
Valuation allowance for deferred tax
  assets................................       --     (11,433)
                                          -------    --------
Net deferred tax assets.................   27,290      23,498
                                          -------    --------
Net deferred taxes......................  $ 6,885    $     --
                                          =======    ========

     Significant components of the provision for income taxes for the periods presented are as follows:

                                                              PREDECESSOR COMPANY
                                                              --------------------
                                           1996      1995       1995        1994
                                          ------    ------    --------    --------
Current:
  Federal...............................  $  614    $  799     $ 5,938     $ 3,930
  State.................................   1,528     1,830         957         568
                                          ------    ------     -------     -------
          Total current.................   2,142     2,629       6,895       4,498
                                          ------    ------     -------     -------
Deferred:
  Federal...............................   5,032     4,180      (1,816)     (1,010)
  State.................................    (439)     (601)       (270)       (246)
                                          ------    ------     -------     -------
          Total current.................   4,593     3,579      (2,086)     (1,256)
                                          ------    ------     -------     -------
          Total income tax provision....  $6,735    $6,208     $ 4,809     $ 3,242
                                          ======    ======     =======     =======

                       PIONEER AMERICAS ACQUISITION CORP.

                                                                                        PREDECESSOR COMPANY
                                                                                -----------------------------------
                                                1996               1995               1995               1994
                                          ----------------   ----------------   ----------------   ----------------
                                          AMOUNT   PERCENT   AMOUNT   PERCENT   AMOUNT   PERCENT   AMOUNT   PERCENT
                                          ------   -------   ------   -------   ------   -------   ------   -------
Tax at U.S. statutory rates.............  $4,390     35%     $4,420     35%     $4,068     35%     $2,936     35%
State income taxes, net of federal tax
  benefits..............................     708      6         799      6         407      3         321      4
Amortization of excess cost over the
  fair value of net assets acquired.....   1,591     14       1,159      9          69      1         221      2
Adjustment of previously provided
  taxes.................................      --     --          --     --          --     --        (285)    (3)
Other, net..............................      46     --        (170)    (1)        265      2          49      1
                                          ------     --      ------     --      ------     --      ------     --
                                          $6,735     55%     $6,208     49%     $4,809     41%     $3,242     39%
                                          ======     ==      ======     ==      ======     ==      ======     ==

     At December 31, 1996, PCI had available to it on a consolidated tax return basis approximately $35.6 million of net operating loss carryforward ("NOL") for income tax purposes (expiring 2003 to 2010). The NOL is available for offset against future taxable income if generated during the carryforward period. A tax sharing agreement provides that the Company will be liable to PCI for its separate tax liability only to the extent the consolidated group has a tax liability. However as long as PCI's NOL is available to the consolidated group to reduce taxable income, the Company's tax liability to PCI will be substantially reduced. As a result of the tax sharing agreement, the NOL is reflected by the Company for financial reporting purposes.

     For the year ended December 31, 1996 and the period from Inception through December 31, 1995, the benefit of the utilization of the NOL of $11.5 million and $3.6 million, respectively was recognized as an increase to additional paid-in capital. Approximately $13.6 million was recognized as an increase to additional paid-in capital as part of the purchase price allocation of the Acquisition.

13. OTHER LONG-TERM LIABILITIES -- ENVIRONMENTAL

     The Company's operations are subject to extensive environmental laws and regulations related to protection of the environment, including those applicable to waste management, discharge of pollutants into the air and water, clean-up liability from historical waste disposal practices, and employee health and safety. At several of the Company's facilities, investigations or remediations are underway and at some of these locations regulatory agencies are considering whether additional actions are necessary to protect or remediate surface or groundwater resources, and the Company could be required to incur additional costs to construct and operate remediation systems in the future. In addition, at several of its facilities, the Company is in the process of replacing or closing ponds for the collection of wastewater. The Company plans to spend approximately $1.3 million during the next fifteen years for closure of eight chlor-alkali waste water disposal ponds at the Henderson plant. The Company believes that it is in substantial compliance with existing governmental regulations.

     PCAC's Henderson plant is located within what is known as the "Basic Complex." Soil and groundwater contamination have been identified within and adjoining the Basic Complex, including land owned by PCAC. A groundwater treatment system was installed at the facility in 1983 and, pursuant to a Consent Agreement with the Nevada Division of Environmental Protection, a study is being conducted to further evaluate soil and groundwater contamination at the facility and other properties within the Basic Complex and to determine whether additional remediation will be necessary with respect to PCAC's property.

     In connection with the October 1988 acquisition of the chlor-alkali business by the Predecessor Company, ICI Delaware Holdings, Inc. and ICI Americas, Inc. (such companies or their successors, the

                       PIONEER AMERICAS ACQUISITION CORP.

"ZENECA Companies") agreed to indemnify the Predecessor Company for certain environmental liabilities (the "ZENECA Indemnity"), including liabilities associated with operations at the Company's plant located in Henderson, Nevada (the "Henderson Plant"). In general, the ZENECA Companies agreed to indemnify the Predecessor Company from environmental costs which arise from or relate to pre-closing actions which involved disposal, discharge, or release of materials resulting from non-chlor-alkali manufacturing operations at the Henderson Plant and at other properties within the same industrial complex. Payments under the indemnity cannot exceed approximately $65 million.

     Due to the change in ownership resulting from the Acquisition, the ZENECA Indemnity will terminate on April 20, 1999. The ZENECA Indemnity will continue to cover claims after the expiration of the term of the indemnity provided that, prior to the expiration of the indemnity, proper notice to the ZENECA Companies is given and the Company has taken certain other actions. The Company believes that the ZENECA Companies will continue to honor their obligations under the ZENECA Indemnity for claims properly presented by the Company. It is possible, however, that disputes could arise between the parties and that the Company would have to subject its claims for clean-up expenses, which could be substantial, to the contractually established arbitration process. In the opinion of management, any environmental liability in excess of the amount indemnified and accrued on the consolidated balance sheet, if any, would not have a material adverse effect on the consolidated financial statements.

     In the Acquisition Agreement, the Sellers agreed to indemnify the Company for certain environmental liabilities that result from certain discharges of hazardous materials, or violations of environmental laws, arising prior to April 20, 1995 (the "Closing Date") from or relating to the Pioneer plant sites or arising before or after the Closing Date with respect to certain environmental liabilities relating to certain properties held for the benefit of the Sellers ("Sellers' Indemnity"). Amounts payable pursuant to the Sellers' Indemnity will generally be payable as follows: (i) out of certain reserves established on the Predecessor Company s balance sheet at December 31, 1994; (ii) either by offset against the amounts payable under the Seller Notes or from amounts held pursuant to the Contingent Payment Agreement, and (iii) in certain circumstances and subject to specified limitations, out of the personal assets of the Sellers. Subject to certain exceptions and limitations set forth in the Acquisition Agreement, a claim notice with respect to amounts payable pursuant to the Sellers' Indemnity must generally be given within 15 years of the Closing Date. PCI is required to reimburse the Sellers for amounts paid under the Sellers' Indemnity with amounts recovered under the ZENECA Indemnity or from other third parties. PCI and the Sellers have agreed that they will cooperate in matters relating to the ZENECA Indemnity.

     Remediation costs are accrued based on estimates of known environmental remediation exposure. Such accruals are based upon management's best estimate of the ultimate cost and are recorded even if significant uncertainties exist over the ultimate cost of the remediation. Ongoing environmental compliance cost, including maintenance and monitoring costs, are charge to operations as incurred. The liabilities are based upon all available facts, existing technology, past experience and cost-sharing arrangements, including the viability of other parties. Charges made against income for recurring environmental matters, included in "cost of sales" on the statements of operations, totaled approximately $1.7 million and $1.2 million for the year ended December 31, 1996 and for the period from Inception through December 31, 1995, respectively, and $0.4 million and $1.8 million for the Predecessor Company for the period from January 1, 1995 through April 20, 1995 and the year ended December 31, 1994, respectively. Capital expenditures for environmental-related matters at existing facilities were approximately $4.3 million and $2.2 million for the year ended December 31, 1996 and for the period from Inception through December 31, 1995, respectively, and $0.2 million and $0.5 million for the Predecessor Company for the period from January 1, 1995 through April 20, 1995 and the year ended December 31, 1994, respectively. Future environmental-related capital expenditures will depend upon regulatory requirements, as well as timing related to obtaining necessary permits and approvals.

                       PIONEER AMERICAS ACQUISITION CORP.

     Estimates of future environmental restoration and remediation costs are inherently imprecise due to currently unknown factors such as the magnitude of possible contamination, the timing and extent of such restoration and remediation, the extent to which such costs are recoverable from third parties, and the extent to which environmental laws and regulations may change in the future. The Predecessor Company established a reserve of approximately $9.0 million at the time of its acquisition of its Henderson, Nevada and St. Gabriel, Louisiana facilities with respect to potential remediation costs relating to matters not covered by the ZENECA Indemnity, consisting primarily of remediation costs that may be incurred by the Company for chlor-alkali-related remediation of the Henderson and St. Gabriel facilities. The recorded accrual included certain amounts related to anticipated closure and post-closure actions that may be required in the event that operation of the present chlor-alkali plants ceases. Such accrual is recorded in the Company's consolidated balance sheets at December 31, 1996 and 1995. However, complete analysis and study has not been completed and therefore additional future charges may be recorded at the time a decision for closure is made.

     In 1994, the Predecessor Company recorded an additional $3.2 million environmental reserve related to pre-closing actions at sites that are the responsibility of the ZENECA Companies. Such accrual is reflected in the Company's consolidated balance sheets at December 31, 1996 and 1995. Other assets include an account receivable of the same amount from the ZENECA Companies. The Company believes it will be reimbursed by the ZENECA Companies for substantially all of such costs that are incurred at the Henderson Plant and other properties within the same industrial complex. Additionally, certain other environmental matters exist which have been assumed directly by the ZENECA Companies. No assurance can be given that actual costs will not exceed accrued amounts or the amounts currently estimated. The imposition of more stringent standards or requirements under environmental laws or regulations, new developments or changes respecting site cleanup costs, or a determination that the Company is potentially responsible for the release of hazardous substances at other sites could result in expenditures in excess of amounts currently estimated by the Company to be required for such matters. Further, there can be no assurance that additional environmental matters will not arise in the future.

14. RELATED PARTY TRANSACTIONS

     The Company has a 15% partnership interest in Saguaro Power Company ("Saguaro"), which owns a cogeneration plant located in Henderson, Nevada. The Company's interest in Saguaro is accounted for using the cost method of accounting. The Company sells certain products and services to and purchases steam from Saguaro at market prices. Transactions with Saguaro are as follows:

                                                                        PREDECESSOR
                                                                          COMPANY
                                                                       --------------
                                                    1996      1995     1995     1994
                                                   ------    ------    ----    ------
Sales to Saguaro.................................  $1,005    $  754    $353    $1,286
Purchases from Saguaro...........................   1,840     1,388     616     2,096
Partnership distribution from Saguaro (included
  in
  other income)..................................     735       637      --     1,290

     Accounts receivable from and accounts payable to Saguaro are at the Company's normal terms and are generally not significant to the Company's consolidated balance sheet.

     The Company is a party to an agreement negotiated on an arms-length basis with BII for the delivery of the Company's water to the Henderson production facility. The agreement provides for the delivery of a minimum of eight million gallons of water per day. The agreement expires on December 31, 2014, unless terminated earlier in accordance with the provisions of the agreement. For the year ended December 31, 1996 and the period from Inception through December 31, 1995, BII charged expenses to the Company of approximately $0.2 million and $0.2 million, respectively. For the period from January 1, 1995 through

                       PIONEER AMERICAS ACQUISITION CORP.

April 20, 1995 and the year ended December 31, 1994, BII charged expenses to the Predecessor Company of approximately $0.2 million and $0.5 million, respectively.

     The Company sells certain products to Kemwater at market prices. Sales to Kemwater totaled $8.8 million during the year ended December 31, 1996. Kemwater provides transportation services to the Company at market prices which totaled $1.8 million for 1996.

                       PIONEER AMERICAS ACQUISITION CORP.

                          CONSOLIDATED BALANCE SHEETS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                     ASSETS

                                                              SEPTEMBER 30,     DECEMBER 31,
                                                                  1997              1996
                                                              -------------     ------------
                                                               (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................    $ 35,799          $ 14,417
  Accounts receivable, less allowance for doubtful accounts
     of $1,357 at September 30, 1997 and $1,311 at December
     31, 1996...............................................      37,039            18,830
  Due from parent...........................................       5,003             2,547
  Inventories...............................................      15,341             6,247
  Prepaid expenses..........................................       2,467             1,156
                                                                --------          --------
          Total current assets..............................      95,649            43,197
Property, plant and equipment:
  Land......................................................       4,885             3,735
  Buildings and improvements................................      26,523            17,062
  Machinery and equipment...................................     137,154            71,704
  Cylinders and tanks.......................................       4,541             4,540
  Construction in progress..................................      25,135            11,871
                                                                --------          --------
                                                                 198,238           108,912
  Less accumulated depreciation.............................     (26,339)          (16,429)
                                                                --------          --------
                                                                 171,899            92,483
Investment in and advances to unconsolidated subsidiary.....      30,297            28,586
Other assets, net of accumulated amortization of $2,288 at
  September 30, 1997 and $2,458 at December 31, 1996........      40,902            19,621
Excess cost over fair value of net assets acquired, net of
  accumulated amortization of $11,408 at September 30, 1997
  and $7,556 at December 31, 1996...........................     125,104           107,123
                                                                --------          --------
          Total assets......................................    $463,851          $291,010
                                                                ========          ========

                            LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Accounts payable..........................................    $ 28,976          $ 17,221
  Accrued liabilities.......................................      27,298            19,276
  Returnable deposits.......................................       3,287             3,238
  Current portion of long-term debt.........................       1,163               128
                                                                --------          --------
          Total current liabilities.........................      60,724            39,863
Long-term debt..............................................     305,370           141,629
Returnable deposits.........................................       3,271             3,272
Accrued pension and other employee benefits.................      18,511            14,100
Other long-term liabilities.................................      16,733            17,823
Commitments and contingencies
Stockholder's equity:
  Common stock, $.01 par value, authorized 1,000 shares,
     issued and outstanding 1,000 shares....................           1                 1
  Additional paid-in capital................................      66,624            61,124
  Retained earnings (deficit)...............................      (7,383)           13,198
                                                                --------          --------
          Total stockholder's equity........................      59,242            74,323
                                                                --------          --------
          Total liabilities and stockholder's equity........    $463,851          $291,010
                                                                ========          ========

                See notes to consolidated financial statements.

                       PIONEER AMERICAS ACQUISITION CORP.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                          THREE MONTHS ENDED     NINE MONTHS ENDED
                                                             SEPTEMBER 30,         SEPTEMBER 30,
                                                          -------------------   -------------------
                                                            1997       1996       1997       1996
                                                          --------   --------   --------   --------
Revenues................................................   $65,242    $48,872   $150,073   $140,835
Cost of sales...........................................    46,894     34,257    112,553     98,600
                                                           -------    -------   --------   --------
Gross profit............................................    18,348     14,615     37,520     42,235
Selling, general and administrative expenses............     7,300      6,767     19,580     19,142
                                                           -------    -------   --------   --------
Operating income........................................    11,048      7,848     17,940     23,093
Equity in net loss of unconsolidated subsidiary.........      (779)      (689)    (2,552)      (912)
Interest expense, net...................................     6,750      4,417     16,189     12,766
Other income, net.......................................       446        403        882        507
                                                           -------    -------   --------   --------
Income before taxes and extraordinary item..............     3,965      3,145         81      9,922
Income tax provision....................................     2,090        981      1,779      4,868
                                                           -------    -------   --------   --------
Income (loss) before extraordinary item.................     1,875      2,164     (1,698)     5,054
Extraordinary item from early extinguishment of
  debt (net of income tax benefit of $12,439)...........        --         --    (18,658)        --
                                                           -------    -------   --------   --------
Net income (loss).......................................   $ 1,875    $ 2,164   $(20,356)  $  5,054
                                                           =======    =======   ========   ========

                See notes to consolidated financial statements.

                       PIONEER AMERICAS ACQUISITION CORP.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                              ---------------------
                                                                1997         1996
                                                              ---------    --------
Operating activities:
  Net income (loss).........................................  $ (20,356)   $  5,054
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Extraordinary item (net of tax)........................     18,658          --
     Depreciation and amortization..........................     14,792      13,558
     Equity in net loss of unconsolidated subsidiaries......      2,552         912
     Net change in deferred taxes...........................      1,486       2,882
     Net effect of changes in operating assets and
      liabilities (net of acquisitions) (Note 2)............     (6,329)      4,987
                                                              ---------    --------
  Net cash flows from operating activities..................     10,803      27,393
  Investing activities:
     Acquisition of businesses..............................    (97,000)     (5,459)
     Investment in and advances to unconsolidated
      subsidiary............................................     (2,490)     (2,436)
     Capital expenditures...................................    (10,977)    (15,796)
                                                              ---------    --------
  Net cash flows used in investing activities...............   (110,467)    (23,691)
  Financing activities:
     Payments on long-term debt.............................   (162,342)        (33)
     Proceeds from long-term debt...........................    300,000
     Debt issuance and related costs........................    (16,362)
     Dividends paid to parent...............................       (250)       (456)
                                                              ---------    --------
  Net cash flows from (used in) financing activities........    121,046        (489)
  Net increase in cash......................................     21,382       3,213
  Cash acquired in purchase.................................         --         728
  Cash at beginning of period...............................     14,417      11,218
                                                              ---------    --------
  Cash at end of period.....................................  $  35,799    $ 15,159
                                                              =========    ========

                See notes to consolidated financial statements.

                    PIONEER AMERICAS ACQUISITION CORP., INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

1. ORGANIZATION AND BASIS OF PRESENTATION

     The consolidated balance sheet as of September 30, 1997 and the statements of operations and cash flows for all periods presented are unaudited and reflect all adjustments, consisting of normal recurring items, which in the opinion of management are necessary for a fair presentation. Operating results for the first nine months of 1997 are not necessarily indicative of results to be expected for the year ended December 31, 1997. The consolidated financial statements include the accounts of Pioneer Americas Acquisition Corp. and its consolidated subsidiaries (collectively referred to as the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation. All dollar amounts in the notes to the financial statements are stated in thousands of dollars unless otherwise indicated.

     The consolidated balance sheet at December 31, 1996 is derived from the December 31, 1996 audited consolidated financial statements, but does not include all disclosures required by generally accepted accounting principles, since certain information and disclosures normally included in the notes to the financial statements have been condensed or omitted as permitted by the rules and regulations of the Securities and Exchange Commission. The accompanying unaudited financial statements should be read in conjunction with the financial statements contained in the Annual Report on Form 10-K for the year ended December 31, 1996.

  Accounting Changes

     In June 1997, the Financial Accounting Standards Board issued Statement No. 130, "Reporting Comprehensive Income," (SFAS No. 130) and Statement No. 131, "Disclosures About Segments of an Enterprise and Related Information," (SFAS No.
131). SFAS No. 130 and SFAS No. 131 are effective for fiscal years beginning after December 15, 1997. SFAS No. 130 establishes standards for reporting and displaying of comprehensive income and its components. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating segments in interim and annual financial statements. These two statements have no effect on the Company's 1997 financial statements, but management is currently evaluating what, if any, additional disclosures may be required when these two statements are adopted for periods beginning with the first quarter of the year ending December 31, 1998.

  Acquisition

     On June 17, 1997, Pioneer Companies, Inc. ("PCI") and the Company consummated the acquisition of a chlor-alkali production facility and related business located in Tacoma, Washington (the "Tacoma Acquisition") from OCC Tacoma, Inc. ("OCC Tacoma"), a subsidiary of Occidental Chemical Corporation. Pursuant to the Asset Purchase Agreement dated as of May 14, 1997, the Company acquired substantially all of the assets and properties used by OCC Tacoma in the chlor-alkali business at Tacoma, Washington. The purchase price consisted of
(i) $97,000, payable in cash; (ii) 55,000 shares of Convertible Redeemable Preferred Stock, par value $.01 per share, of PCI, having a liquidation preference of $100 per share, and (iii) the assumption of certain obligations related to the acquired chlor-alkali business. The Tacoma acquisition was accounted for in accordance under the purchase method of accounting. The acquired goodwill of approximately $15,000 is being amortized straight-line over 25 years. Results of operations of the acquired business have been reflected in the Company's financial statements since June 17, 1997.

                    PIONEER AMERICAS ACQUISITION CORP., INC.

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

  Pro Forma Financial Data

     The following pro forma financial data presents the consolidated financial results of operations as if the Tacoma Acquisition had occurred at the beginning of the period presented and does not purport to be indicative of either further results of operations or results that would have occurred had the Tacoma Acquisition actually been made as of such date.

                   PRO FORMA COMBINED SUMMARY FINANCIAL DATA
                                 (IN THOUSANDS)

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
Revenues....................................................  $187,094    $210,364
Income before extraordinary item............................       193       5,675
Extraordinary item, early extinguishment of debt
  (net of income tax benefit of $12,439)....................    18,658          --
                                                              --------    --------
Net income (loss)...........................................  $(18,465)   $  5,675
                                                              ========    ========

     Earnings per share has not been presented as the Company is a wholly-owned subsidiary of PCI and per share data would not provide any additional useful information.

2. SUPPLEMENTAL CASH FLOW INFORMATION

     Net effect of changes in operating assets and liabilities (net of acquisitions) are as follows:

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1997       1996
                                                              --------    -------
Accounts receivable.........................................  $(17,818)   $ 4,447
Due from parent.............................................    (2,456)    (1,628)
Inventories.................................................    (1,873)     1,865
Prepaid expenses............................................    (3,249)      (208)
Other assets................................................      (187)     1,005
Accounts payable............................................    11,755     (1,784)
Accrued liabilities.........................................     8,022      3,342
Returnable deposits.........................................        48         45
Other long-term liabilities.................................      (571)    (2,097)
                                                              --------    -------
          Net change in operating accounts..................  $ (6,329)   $ 4,987
                                                              ========    =======

                    PIONEER AMERICAS ACQUISITION CORP., INC.

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

     Following is supplemental cash flow information:

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                1997       1996
                                                              --------    -------
Cash payments for:
  Interest..................................................  $ 15,791    $ 9,269
  Income taxes..............................................       543      3,664
Acquisition of OCC Tacoma facility:
  Cash paid for acquisition.................................  $ 97,000
  Equity contribution by parent.............................     5,500
  Liabilities assumed.......................................     2,955
                                                              --------
  Fair value of assets acquired.............................  $105,455
                                                              ========
Acquisition of T.C. Products, Inc.:
  Cash paid for acquisition.................................              $ 5,459
  Long-term debt issued.....................................                4,500
  Liabilities assumed.......................................                3,994
                                                                          -------
  Fair value of assets acquired.............................              $13,953
                                                                          =======

     Other non-cash items included in the consolidated financial statements include an increase in stockholder's equity of $3,805 for the nine months ended September 30, 1996 due to the recognition of the net operating loss carryforward.

3. INVENTORIES

Inventories consist of the following:

                                                             SEPTEMBER 30,    DECEMBER 31,
                                                                 1997             1996
                                                             -------------    ------------
Raw materials, supplies and parts........................       $ 7,562          $7,512
Finished goods and work-in process.......................        12,047           2,668
Inventories under exchange agreements....................        (4,268)         (3,933)
                                                                -------          ------
                                                                $15,341          $6,247
                                                                =======          ======

4. COMMITMENTS AND CONTINGENCIES

     The manufacturing operations of the Company are subject to United States federal, state and local laws and regulations relating to protection of the environment, including those applicable to waste management, discharge of pollutants into the air and water, cleanup liability from historical waste disposal practices and employee health and safety. Each of the United States federal environmental programs typically has a state counterpart. The state environmental programs generally must be at least as stringent as the federal requirements, and some state regulations are more onerous than the federal requirements. Both federal and state environmental programs allow the imposition of substantial civil and criminal penalties for noncompliance. Although the company believes that its operations are in general compliance with applicable environmental laws and regulations, risks of substantial costs and liabilities are inherent in chemical manufacturing operations, and there can be no assurance that significant costs and liabilities will not be incurred. Moreover, it is possible that other developments, such as new environmental laws and regulations or stricter enforcement and cleanup policies, could result in substantial costs and liabilities to the Company. The

                    PIONEER AMERICAS ACQUISITION CORP., INC.

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

Company has accrued $11.9 million related to expected future environmental restoration and remediation costs, computed on an undiscounted basis. In the opinion of management, there is currently no material estimable range of loss in excess of the amount recorded. However, it is possible that new information about the sites for which the reserve has been established, new technology or future developments could require the Company to reassess its potential exposure related to environmental matters.

     The Company relies on indemnification from the previous owners in connection with certain environmental liabilities at its chlor-alkali plants and other facilities. There can be no assurance, however, that such indemnification arrangements will be adequate to protect the Company from environmental liabilities at these sites or that such third parties will perform their obligations under the respective indemnification arrangements, in which case the Company would be required to incur significant expenses for environmental liabilities, which would have a material adverse effect on the Company.

     The Company is subject to various legal proceedings and potential claims arising in the ordinary course of its business. In the opinion of management, the Company has adequate legal defenses and/or insurance coverage with respect to these matters and management does not believe that they will materially affect the Company's operations or financial position.

                    PIONEER AMERICAS ACQUISITION CORP., INC.

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                   AUDITORS' REPORT TO THE BOARD OF DIRECTORS

     We have audited the combined balance sheets of ICI Forest Products -- North America (the "Division") as at December 31, 1996, 1995 and 1994 and the combined statements of operations, head office account and changes in financial position for each of the years in the three-year period ended December 31, 1996. These combined financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these combined financial statements present fairly, in all material respects, the financial position of the Division as at December 31, 1996, 1995 and 1994 and the results of its operations and the changes in its financial position for each of the years in the three-year period ended December 31, 1996 in accordance with Canadian generally accepted accounting principles.

KPMG
Chartered Accountants

Montreal, Canada
September 5, 1997

                      ICI FOREST PRODUCTS - NORTH AMERICA

                            COMBINED BALANCE SHEETS
                       (IN THOUSANDS OF CANADIAN DOLLARS)

                                     ASSETS

                                             SEPTEMBER 30,               DECEMBER 31,
                                          -------------------   ------------------------------
                                            1997       1996       1996       1995       1994
                                          --------   --------   --------   --------   --------
                                              (UNAUDITED)
Current assets:
Cash....................................  $     --   $ 19,026   $ 16,210   $     --   $    771
  Accounts receivable (note 3)..........    31,455     31,271     29,573     31,382     35,272
  Inventories (note 4)..................     9,754     10,738      8,856     16,397     12,855
  Prepaid expenses......................       302        761        604        555        709
                                          --------   --------   --------   --------   --------
                                            41,511     61,796     55,243     48,334     49,607
Property, plant and equipment (note
  5)....................................    88,110     69,822     78,407     67,053     72,610
Other assets (note 6)...................     3,443      5,079      7,505      5,856      6,879
                                          --------   --------   --------   --------   --------
                                          $133,064   $136,697   $141,155   $121,243   $129,096
                                          ========   ========   ========   ========   ========
                             LIABILITIES AND HEAD OFFICE ACCOUNT
Current liabilities:
  Bank indebtedness.....................  $  3,857   $     --   $     --   $     --   $     --
  Accounts payable......................    26,575     22,129     23,321     20,228     25,478
  Other current liabilities.............     7,323      6,136      7,097     10,727     14,902
                                          --------   --------   --------   --------   --------
                                            37,755     28,265     30,418     30,955     40,380
Long-term debt (note 7).................     2,500      2,500      2,500      2,500      2,500
Other non-current liabilities (note
  8)....................................     9,929     13,249     12,641     16,323     15,461
                                          --------   --------   --------   --------   --------
                                            50,184     44,014     45,559     49,778     58,341
Head office account.....................    82,745     92,670     95,531     71,439     70,576
Cumulative translation adjustment (note
  9)....................................       135         13         65         26        179
                                          --------   --------   --------   --------   --------
Commitments and contingent liabilities
  (note 13)
                                          $133,064   $136,697   $141,155   $121,243   $129,096
                                          ========   ========   ========   ========   ========

            See accompanying notes to combined financial statements.

                      ICI FOREST PRODUCTS -- NORTH AMERICA

                       COMBINED STATEMENTS OF OPERATIONS
                       (IN THOUSANDS OF CANADIAN DOLLARS)

                                           NINE MONTHS ENDED
                                             SEPTEMBER 30          YEARS ENDED DECEMBER 31
                                          -------------------   ------------------------------
                                            1997       1996       1996       1995       1994
                                          --------   --------   --------   --------   --------
                                              (UNAUDITED)
Sales...................................  $203,428   $203,210   $268,877   $271,338   $225,714
Less freight............................    35,549     33,976     44,910     44,878     46,564
                                          --------   --------   --------   --------   --------
Net sales...............................   167,879    169,234    223,967    226,460    179,150
Cost of sales...........................   110,114    111,011    149,043    149,409    137,614
                                          --------   --------   --------   --------   --------
Gross profit............................    57,765     58,223     74,924     77,051     41,536
Other expenses (income):
  Selling, general and administrative
     expenses...........................     9,690      9,558     12,213     15,092     13,241
  Amortization of deferred investment
     tax credits........................      (594)      (594)      (792)      (792)      (792)
  Research expenditures (note 11).......     1,070      1,278      1,683      1,753      1,503
  Restructuring (note 12)...............       362        450        650        910     16,310
                                          --------   --------   --------   --------   --------
                                            10,528     10,692     13,754     16,963     30,262
                                          --------   --------   --------   --------   --------
Income before the undernoted item.......    47,237     47,531     61,170     60,088     11,274
Other income, net.......................       931      2,086      2,045      1,546        875
                                          --------   --------   --------   --------   --------
Income before interest and income
  taxes.................................  $ 48,168   $ 49,617   $ 63,215   $ 61,634   $ 12,149
                                          ========   ========   ========   ========   ========

See accompanying notes to combined financial statements.

                    PIONEER AMERICAS ACQUISITION CORP., INC.

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                      ICI FOREST PRODUCTS -- NORTH AMERICA

                   COMBINED STATEMENTS OF HEAD OFFICE ACCOUNT
                       (IN THOUSANDS OF CANADIAN DOLLARS)

                                       NINE MONTHS ENDED
                                         SEPTEMBER 30,            YEARS ENDED DECEMBER 31,
                                      --------------------    --------------------------------
                                        1997        1996        1996        1995        1994
                                      --------    --------    --------    --------    --------
                                          (UNAUDITED)
Head office account, beginning of
  period............................  $ 95,531    $ 71,439    $ 71,439    $ 70,576    $ 99,744
Income before interest and income
  taxes.............................    48,168      49,617      63,215      61,634      12,149
Transfer to head office.............   (60,954)    (28,386)    (39,123)    (60,771)    (41,317)
                                      --------    --------    --------    --------    --------
Head office account, end of
  period............................  $ 82,745    $ 92,670    $ 95,531    $ 71,439    $ 70,576
                                      ========    ========    ========    ========    ========

            See accompanying notes to combined financial statements.

                    PIONEER AMERICAS ACQUISITION CORP., INC.

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                      ICI FOREST PRODUCTS -- NORTH AMERICA

              COMBINED STATEMENTS OF CHANGES IN FINANCIAL POSITION
                       (IN THOUSANDS OF CANADIAN DOLLARS)

                                         NINE MONTHS ENDED
                                           SEPTEMBER 30,           YEARS ENDED DECEMBER 31,
                                        --------------------    ------------------------------
                                          1997        1996       1996       1995        1994
                                        ---------    -------    -------    -------    --------
                                                 )(UNAUDITED
Cash provided by (used in):
Operations:
  Income before interest and income
     taxes..........................    $  48,168    $49,617    $63,215    $61,634    $ 12,149
  Add (deduct) items not affecting
     cash:
     Loss (gain) on disposal of
       property, plant and
       equipment....................           45        126        259      2,682          30
     Depreciation and
       amortization.................        6,141      5,756      7,701      7,712       8,514
     Amortization of deferred
       investment tax credits.......         (594)      (594)      (792)      (792)       (792)
  Net change in non-cash working
     capital balances...............        2,946      1,171      4,225     (6,246)      8,511
  Cumulative translation
     adjustment.....................           70        (13)        39       (153)        179
                                        ---------    -------    -------    -------    --------
                                           56,776     56,063     74,647     64,837      28,591
Financing:
  Transfer to head office...........      (60,954)   (28,386)   (39,123)   (60,771)    (41,317)
Investments:
  Investments in property, plant and
     equipment......................      (15,889)    (8,672)   (19,335)    (4,837)     (5,567)
  Proceeds on disposal of property,
     plant and equipment............           --         21         21         --          --
                                        ---------    -------    -------    -------    --------
                                          (15,889)    (8,651)   (19,314)    (4,837)     (5,567)
                                        ---------    -------    -------    -------    --------
Increase (decrease) in cash.........      (20,067)    19,026     16,210       (771)    (18,293)
Cash, beginning of period...........       16,210         --         --        771      19,064
                                        ---------    -------    -------    -------    --------
Cash (bank indebtedness), end of
  period............................    $  (3,857)   $19,026    $16,210    $    --    $    771
                                        =========    =======    =======    =======    ========

            See accompanying notes to combined financial statements.

                    PIONEER AMERICAS ACQUISITION CORP., INC.

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                      ICI FOREST PRODUCTS -- NORTH AMERICA

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)

1. BASIS OF PRESENTATION:

     The financial statements of ICI Forest Products -- North America (the "Division") represent the combined financial position and results of operations of the Forest Products divisions of ICI Canada Inc. and ICI Americas Inc. Both of these companies are indirectly wholly-owned subsidiaries of Imperial Chemical Industries PLC (a UK corporation) ("ICI").

     The combined statements of operations disclose income before interest and income taxes. Management has not attempted to record interest income or expense arising from intercompany balances, nor has a provision for income taxes been recorded for the Division. Further, remediation costs for the Cornwall plant cellroom, which has been shut down, and the related below ground environmental restoration costs have been recorded by ICI Canada Inc. and not the Division.

     In all other respects, these combined financial statements are in accordance with Canadian generally accepted accounting principles expressed in Canadian dollars.

     Unaudited combined financial statements of the Division for the nine months ended September 30, 1997 and 1996 have been presented for information purposes only.

2. SIGNIFICANT ACCOUNTING POLICIES:

  (a) Principles of combination:

     The balance sheet and results of operations of the two divisions have been combined to present the financial position and results of operations of the ICI North American Forest Products business. All significant intercompany balances and transactions have been eliminated on combination. Because the Division does not represent a separate legal entity with issued share capital, the equivalent of shareholders' equity is represented by a "Head office account".

  (b) Foreign exchange:

     Monetary assets and liabilities denominated in foreign currencies are translated at the rates of exchange at the balance sheet dates. Other balance sheet items are translated at the rates prevailing at the respective transaction dates. Income and expenses are translated at average rates prevailing during the period. Gains or losses on foreign exchange are recorded in the statements of operations.

     The Forest Products division of ICI Americas Inc. is considered to be a self-sustaining foreign operation and its assets and liabilities have been translated into Canadian dollars at the rate of exchange in effect at the balance sheet dates. Revenue and expense items (including depreciation) have been translated at the average rate of exchange prevailing during the period. Exchange gains and losses arising from the translation of the financial statements are accumulated in the cumulative translation adjustment account. The balance in this account will be recognized in earnings in proportion to any reduction in the net investment in the US division.

       (c) Inventories:

     Inventories are valued at the lower of average actual cost and net realizable value. Manufactured goods include the cost of raw materials, variable labor and manufacturing overheads, including depreciation.

       (d) Property, plant and equipment:

     Property, plant and equipment are recorded at cost. Depreciation on plant and equipment and buildings is provided on a straight-line basis over the estimated useful lives of the assets. Annual reviews are made of the

                      ICI FOREST PRODUCTS -- NORTH AMERICA

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) residual lives of all productive assets, taking into account commercial and technological obsolescence as well as physical condition. Depreciation is not provided for on construction in progress.

       (e) Research expenditures:

     All expenditures for research, except property, plant and equipment used for this purpose, are charged to earnings as incurred, net of investment tax credits earned.

       (f) Provision for environmental liabilities:

     Provision is made for environmental expenditures that are required to comply with governmental regulations, to meet contractual obligations, or to improve the health and welfare of employees on a best estimate basis.

       (g) Pensions:

     The estimated present value of accrued pension benefits is based on actuarial valuations and the net assets available to provide for these benefits are at market related values. The pension expense is determined by ICI Canada Inc. and ICI Americas Inc. for the respective divisions and allocated to the Division based on its proportionate number of active employees and retirees. This allocation might differ from the calculation that would be obtained if performed on the population of the Division alone.

       (h) Post-retirement benefits other than pensions:

     The Division accrues the estimated present value of retirement benefits which include medical, dental, and life insurance provided to qualifying employees upon retirement over the employees' periods of service to their dates of full entitlement. The expense is determined by ICI Canada Inc. and ICI Americas Inc. for the respective divisions and allocated to the Division based on its proportionate number of active employees and retirees. This allocation might differ from the calculation that would be obtained if performed on the population of the Division alone.

       (i) Use of estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  (j) Investment in joint venture:

     The Division's investment in a joint venture has been accounted for using the cost method under which the investment is recorded at cost and the net earnings of the joint venture are recognized as income only to the extent of dividends received from the joint venture.

  (k) Financial instruments:

     The Division uses derivative financial instruments, principally forward foreign exchange contracts, to manage risks from fluctuations in exchange rates related to sales and purchases in foreign currencies. Derivative financial instruments are not used for trading purposes. Gains and losses on forward foreign exchange contracts, which have been designated as hedges of anticipated future transactions, are deferred and recognized upon completion of the underlying hedged transaction.

                      ICI FOREST PRODUCTS -- NORTH AMERICA

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)

3. ACCOUNTS RECEIVABLE:

                                                 SEPTEMBER 30,            DECEMBER 31,
                                               -----------------   ---------------------------
                                                1997      1996      1996      1995      1994
                                               -------   -------   -------   -------   -------
                                                  (UNAUDITED)
Accounts receivable..........................  $32,188   $32,011   $30,386   $32,008   $34,989
Amounts receivable from related entities.....      119       107        36       221     1,140
Less allowance for doubtful accounts.........     (852)     (847)     (849)     (847)     (857)
                                               -------   -------   -------   -------   -------
                                               $31,455   $31,271   $29,573   $31,382   $35,272
                                               =======   =======   =======   =======   =======

4. INVENTORIES:

                                                  SEPTEMBER 30,            DECEMBER 31,
                                                 ----------------   --------------------------
                                                  1997     1996      1996     1995      1994
                                                 ------   -------   ------   -------   -------
                                                   (UNAUDITED)
Raw materials..................................  $3,245   $ 3,734   $2,656   $ 7,744   $ 1,496
Finished goods.................................   3,458     3,957    3,452     5,403     5,734
Stores and supplies............................   3,051     3,047    2,748     3,250     5,625
                                                 ------   -------   ------   -------   -------
                                                 $9,754   $10,738   $8,856   $16,397   $12,855
                                                 ======   =======   ======   =======   =======

5. PROPERTY, PLANT AND EQUIPMENT:

                                                                                  SEPTEMBER 30,
                                                                               -------------------
                                                                                 1997       1996
                                                                               --------   --------
                                                                ACCUMULATED    NET BOOK   NET BOOK
                                                       COST     DEPRECIATION    VALUE      VALUE
                                                     --------   ------------   --------   --------
                                                                                   (UNAUDITED)
Plant and equipment................................  $269,527     $186,971     $82,556    $60,973
Construction in progress...........................     4,562           --       4,562      7,782
Buildings..........................................       874          634         240        270
Land...............................................       752           --         752        797
                                                     --------     --------     -------    -------
                                                     $275,715     $187,605     $88,110    $69,822
                                                     ========     ========     =======    =======

                                                                               DECEMBER 31,
                                                                      ------------------------------
                                                                        1996       1995       1994
                                                       ACCUMULATED    NET BOOK   NET BOOK   NET BOOK
                                              COST     DEPRECIATION    VALUE      VALUE      VALUE
                                            --------   ------------   --------   --------   --------
Plant and equipment.......................  $240,932     $181,059     $59,873    $61,840    $67,830
Construction in progress..................    17,476           --      17,476      4,161      3,665
Buildings.................................       873          612         261        292        389
Land......................................       797           --         797        760        726
                                            --------     --------     -------    -------    -------
                                            $260,078     $181,671     $78,407    $67,053    $72,610
                                            ========     ========     =======    =======    =======

                      ICI FOREST PRODUCTS -- NORTH AMERICA

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)

6. OTHER ASSETS:

                                                     SEPTEMBER 30,          DECEMBER 31,
                                                    ---------------   ------------------------
                                                     1997     1996     1996     1995     1994
                                                    ------   ------   ------   ------   ------
                                                      (UNAUDITED)
Investment in joint venture (note 10).............  $  674   $  674   $  674   $  674   $  674
Deferred pension asset............................   2,769    4,405    4,456    5,182    6,205
Deposit...........................................      --       --    2,375       --       --
                                                    ------   ------   ------   ------   ------
                                                    $3,443   $5,079   $7,505   $5,856   $6,879
                                                    ======   ======   ======   ======   ======

     As at December 31, 1996, the Division made $2.375 million in advance payments towards the acquisition of plant and equipment.

7. LONG-TERM DEBT:

                                                     SEPTEMBER 30,          DECEMBER 31,
                                                    ---------------   ------------------------
                                                     1997     1996     1996     1995     1994
                                                    ------   ------   ------   ------   ------
                                                      (UNAUDITED)
Province of New Brunswick, non-interest bearing
  loan, due December 31, 2000.....................  $2,500   $2,500   $2,500   $2,500   $2,500
                                                    ======   ======   ======   ======   ======

8. OTHER NON-CURRENT LIABILITIES:

                                                 SEPTEMBER 30,            DECEMBER 31,
                                                ----------------   ---------------------------
                                                 1997     1996      1996      1995      1994
                                                ------   -------   -------   -------   -------
                                                  (UNAUDITED)
Post-retirement benefits......................  $6,120   $ 5,769   $ 5,906   $ 5,644   $ 5,499
Unfunded pension liability....................     196       150       168       189       220
Restructuring provisions......................      49     2,974     2,409     5,540     4,000
Deferred investment tax credits...............   3,564     4,356     4,158     4,950     5,742
                                                ------   -------   -------   -------   -------
                                                $9,929   $13,249   $12,641   $16,323   $15,461
                                                ======   =======   =======   =======   =======

9. CUMULATIVE TRANSLATION ADJUSTMENT:

                                                           SEPTEMBER 30,      DECEMBER 31,
                                                           -------------   -------------------
                                                           1997    1996    1996   1995    1994
                                                           -----   -----   ----   -----   ----
                                                            (UNAUDITED)
Balance, beginning of period.............................   $ 65    $ 26   $26    $ 179   $  0
Effect of changes in exchange rates during the period on
  the net assets of the US division......................     70     (13)   39     (153)   179
                                                            ----    ----   ---    -----   ----
                                                            $135    $ 13   $65    $  26   $179
                                                            ====    ====   ===    =====   ====

                      ICI FOREST PRODUCTS -- NORTH AMERICA

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)

10. INVESTMENT IN JOINT VENTURE:

     The Division owns 33 1/3% of the issued common shares of Canso Chemicals Limited. The following information is submitted with respect to the Division's investment in Canso Chemicals Limited:

                                                   SEPTEMBER 30,      DECEMBER 31,
                                                   -------------   -------------------
                                                   1997    1996    1996   1995   1994
                                                   -----   -----   ----   ----   -----
                                                    (UNAUDITED)
Division's equity in earnings (losses) of the
  joint venture for the period...................   $ 63    $120   $128   $ 90   $(147)
Division's equity in the net assets of the joint
  venture........................................    951     880    888    760     670
                                                    ====    ====   ====   ====   =====

11. RESEARCH EXPENDITURES:

     Research expenditures are net of the following tax credits:

SEPTEMBER 30,      DECEMBER 31,
-------------   ------------------
1997    1996    1996   1995   1994
-----   -----   ----   ----   ----
 (UNAUDITED)
 $260    $180   $199   $207   $251
 ====    ====   ====   ====   ====

12. RESTRUCTURING:

     During 1994, a decision was made to restructure the operations of the Division. The restructuring charge of $16,310,000 related primarily to severance, demolition and decommissioning costs, and a write-down of fixed assets.

     During 1995, the Division recorded a provision of $910,000 representing future minimum lease payments and related expenses attributed to excess office space which arose from restructuring of the operations.

     During 1996, an additional $650,000 was recorded for restructuring activities primarily affecting the research center.

     During 1997, a reserve of $362,000 was recorded for restructuring activities at the Becancour plant.

13. COMMITMENTS AND CONTINGENT LIABILITIES:

  (a) Environmental liabilities:

     It is the Division's policy to provide, on a best estimate basis, for environmental site clean-up costs when actions are required to comply with government environmental regulations, to meet contractual obligations, or to improve the health and welfare of employees.

     Given the uncertainties inherent in estimating total costs involved because of the expenses and effectiveness of alternate remedial technologies, the extent of pollution, the interpretation of complex regulations and the degree to which the Division itself is involved, it is reasonably possible that actual costs will differ from amounts accrued and the differences could be material to the Division.

     Remediation costs associated with the Cornwall plant cellroom as well as below ground environmental restoration costs for the site have not been accrued for by the Division. These costs have been provided for by ICI Canada Inc.

                      ICI FOREST PRODUCTS -- NORTH AMERICA

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)

13. COMMITMENTS AND CONTINGENT LIABILITIES: (CONTINUED)
  (b) Lease commitments:

     The future minimum lease payments under operating leases, primarily for premises and transportation equipment, are as follows:

1997...............................................  $ 6,768
1998...............................................    4,755
1999...............................................    4,143
2000...............................................    3,207
2001...............................................    2,398
Thereafter.........................................    1,860
                                                     -------
                                                     $23,131
                                                     =======

14. PENSIONS:

     ICI Canada Inc. and ICI Americas Inc. have various non-contributory defined benefit pension plans which cover virtually all employees including those of the Division. The plans provide pensions based on length of service and final average earnings.

     The estimated present value of accrued pension benefits based on actuarial valuations and the net assets available to provide for these benefits at market related values for the entire plans, without allocation for that portion relating solely to the Division's employees, are shown below:

                                                               DECEMBER 31,
                                                     --------------------------------
                                                       1996        1995        1994
                                                     --------    --------    --------
ICI Canada Inc.:
  Accrued pension benefits.........................  $264,000    $257,000    $224,000
  Pension fund assets..............................   265,000     246,000     233,000
ICI Americas Inc.:
  Accrued pension benefits.........................   287,000     287,000     235,000
  Pension fund assets..............................   294,000     251,000     207,000
                                                     ========    ========    ========

15. RELATED PARTY TRANSACTIONS:

     Related party transactions occurred in the normal course of business with the Division's affiliated companies. These transactions were entered into at normal market-related terms and prices.

                                             SEPTEMBER 30,          DECEMBER 31,
                                            ---------------   ------------------------
                                             1997     1996     1996     1995     1994
                                            ------   ------   ------   ------   ------
                                              (UNAUDITED)
Transactions:
  Sales...................................  $  658   $  491   $  659   $1,102   $  694
  Purchases...............................   8,428    3,666    6,215    8,368    5,105
  Charges from head office................   1,062    1,279    1,632    1,823    2,881
  Purchases of plant and equipment........   4,400    2,099    4,500       --       --
  Research fee income.....................     162      169      217      250       82
  Insurance expense.......................     448      480      620      742      716
Balances:
  Accounts receivable.....................     119      107       36      221    1,140
  Accounts payable........................   1,430    1,634    3,110      951      537
                                            ======   ======   ======   ======   ======

                      ICI FOREST PRODUCTS -- NORTH AMERICA

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)

15. RELATED PARTY TRANSACTIONS: (CONTINUED)
     The Division is charged for corporate administrative costs incurred by the head office. These expenses are allocated to the Division based on a combination of negotiated rates and allocation formulas using sales and the number of employees as a base.

16. FINANCIAL INSTRUMENTS:

  (a) Foreign currency risk management:

     A portion of the Division's sales and purchases are transacted in foreign currencies. The Division uses various forward foreign exchange contracts to manage its foreign exchange risk. The following table summarizes the Division's commitments to buy and sell foreign currency at December 31:

                                                                                  NOTIONAL       FAIR
                           NOTIONAL         EXCHANGE                              CANADIAN      MARKET
                            AMOUNT            RATE              MATURITY         EQUIVALENT      VALUE
                         -------------   --------------   --------------------   ----------   -----------
Sell contracts:
  December 1996........      US$18,000   average 1.3584        up to June 1997    $24,552       $24,509
  December 1995........      US$27,000   average 1.3804   up to September 1996     37,270        36,857
  December 1994........      US$36,000   average 1.3503    up to December 1995     48,610        50,644
Purchase contracts:
  December 1996........   (pound)1,000   average 2.0204       up to March 1997      2,091         2,427

     The forward foreign exchange contracts represent an obligation to exchange principal amounts between the Division and counterparties. Credit risk exists in the event of failure by counterparties to meet their obligations. The Division reduces this risk by dealing with only highly-rated counterparties, normally major Canadian financial institutions.

  (b) Fair value disclosure:

     Fair value estimates are made as of a specific point in time, using available information about the financial instrument. These estimates are subjective in nature and often cannot be determined with precision.

     The Division has determined that the carrying value of its short-term financial assets and liabilities approximates fair values at the balance sheet dates because of the short-term maturity of those instruments. The fair value of pension assets is considered to approximate the carrying value.

     The fair value of the Division's long-term debt with the government could not be determined because an independently verifiable market value for a similar debt instrument is not available.

  (c) Credit and concentration of credit risk:

     The Division sells to the Canadian and US market in approximately the same proportions. Six of its customers represent 30% (1995 - 20%; 1994 - 27%) of the combined total sales for fiscal 1996 and 28% (1995 - 27%; 1994 - 20%) of the accounts receivable as at the December 31 balance sheet dates.

     The Division regularly monitors the credit risk exposures and takes steps to mitigate the likelihood of these exposures resulting in actual loss. The Division's extension of credit is based on an evaluation of each customer's financial condition. Credit losses are provided for in the financial statements and actual losses in each of the three years ended December 31, 1996 have been nominal.

                      ICI FOREST PRODUCTS -- NORTH AMERICA

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)

17. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING
    PRINCIPLES:

     The combined financial statements of ICI Forest Products -- North America, presented before accounting for interest and income taxes, are expressed in Canadian dollars and are prepared in accordance with Canadian generally accepted accounting principles ("GAAP"), which conform, in all material respects, with those generally accepted in the United States except as described below:

  (a) Reconciliation of income before interest and income taxes:

     (i)   Pension costs and post retirement benefits other than pensions:

        Canadian GAAP requires that the discount rate used should represent management's best estimate of the long-term rate of return on the pension fund assets. Under US GAAP, the discount rate to be used should reflect the rate at which the pension benefits can be effectively settled at the date of the financial statements.

        For US GAAP purposes, the expenses relating to pensions and post retirement benefits other than pensions have been determined using the actual demographics of the employees of the Division itself.

     (ii)  Joint venture:

        The investment in joint venture is recognized using the cost method. Under US GAAP, the investment in joint venture is accounted for using the equity method.

     (iii) Restructuring costs:

        Included in restructuring costs are estimates of severance payments to be paid to employees. Under US GAAP, the liability and expense related to these costs are only recognized when the benefit arrangement has been communicated to employees.

     (iv) Investment and other tax credits:

        Under Canadian GAAP, investment and other tax credits are recorded as a reduction of the cost of the expenses incurred or as a reduction of the assets acquired either as a direct reduction or recorded as a deferred credit and amortized on the same basis as the related assets. Under US GAAP, tax credits are recorded as a reduction of the provision for income taxes. As these combined financial statements present income before interest and income taxes, no adjustment has been made for this difference.

     (v)  Foreign exchange contracts:

        Under Canadian GAAP, where foreign exchange contracts are identified as a hedge against an anticipated revenue stream denominated in a foreign currency, any exchange gain or loss is deferred. Under US GAAP, anticipated revenue streams do not qualify for hedge accounting and any exchange gain or loss is recorded in income for the period.

                      ICI FOREST PRODUCTS -- NORTH AMERICA

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
               (TABULAR AMOUNTS IN THOUSANDS OF CANADIAN DOLLARS)

17. RECONCILIATION OF CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING
    PRINCIPLES:

  (a) Reconciliation of income before interest and income taxes: (Continued)
     (vi) The application of US GAAP would have the following effect on the income before interest and income taxes as reported:

                                       NINE MONTHS ENDED
                                         SEPTEMBER 30,      YEARS ENDED DECEMBER 31,
                                       -----------------   ---------------------------
                                        1997      1996      1996      1995      1994
                                       -------   -------   -------   -------   -------
                                          (UNAUDITED)
Income before interest and income
  taxes -- Canadian GAAP.............  $48,168   $49,617   $63,215   $61,634   $12,149
Adjustments in respect of:
  Pension and post retirement
     costs...........................    1,189       300       462     1,687       586
  Equity in joint venture............       63       120       128        90      (147)
  Restructuring costs................      (88)      650       650    (3,800)    3,800
  Foreign exchange...................       --        --        --     2,034    (2,034)
                                       -------   -------   -------   -------   -------
                                         1,164     1,070     1,240        11     2,205
                                       -------   -------   -------   -------   -------
Income before interest and income
  taxes -- US GAAP...................  $49,332   $50,687   $64,455   $61,645   $14,354
                                       =======   =======   =======   =======   =======

  (b) Reconciliation of significant balance sheet items:

     (i) The application of US GAAP would have a significant effect on the following balance sheet item as reported:

                                        SEPTEMBER 30,             DECEMBER 31,
                                      -----------------   ----------------------------
                                       1997      1996       1996      1995      1994
                                      -------   -------   --------   -------   -------
                                         (UNAUDITED)
Head office account -- Canadian
  GAAP..............................  $82,745   $92,670   $ 95,531   $71,439   $70,576
Adjustments:
  Pension and post retirement
     costs..........................    5,941     4,590      4,752     4,290     2,603*
  Equity in joint venture...........      277       206        214        86        (4)**
  Restructuring costs...............      562       650        650        --     3,800
  Foreign exchange..................       --        --         --        --    (2,034)
                                      -------   -------   --------   -------   -------
                                        6,780     5,446      5,616     4,376     4,365
                                      -------   -------   --------   -------   -------
Head office account -- US GAAP......  $89,525   $98,116   $101,147   $75,815   $74,941
                                      =======   =======   ========   =======   =======

---------------

 * includes cumulative adjustment for pension and post retirement costs of $2,017,000

** includes cumulative adjustment of equity in opening retained earnings in joint venture of $143,000

  (c) The combined statements of changes in financial position reconcile the changes in cash and bank indebtedness. Under US GAAP, bank indebtedness of $3,857,000 would have been disclosed as financing activities.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors,
  OCCIDENTAL CHEMICAL CORPORATION:

     We have audited the accompanying balance sheets of the Tacoma Plant (as defined in Note 1) of Occidental Chemical Corporation, an indirect wholly-owned subsidiary of Occidental Petroleum Corporation, as of December 31, 1996 and 1995, and the related statements of operations and changes in owner's investment and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of Occidental Chemical Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Tacoma Plant of Occidental Chemical Corporation as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Dallas, Texas
February 28, 1997

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995
                             (AMOUNTS IN THOUSANDS)

                                                               1996       1995
                                                              -------    -------
CURRENT ASSETS

Cash........................................................  $     6    $     6
Inventories.................................................    4,818      4,790
Deferred income taxes.......................................    1,287      2,389
Other current assets........................................    1,009         95
                                                              -------    -------
          Total current assets..............................    7,120      7,280
PROPERTY, PLANT AND EQUIPMENT, at cost, net of accumulated
  depreciation of $80,650 in 1996 and $74,768 in 1995.......   61,512     62,857
OTHER ASSETS, net...........................................      795        973
                                                              -------    -------
          TOTAL ASSETS......................................  $69,427    $71,110
                                                              =======    =======

CURRENT LIABILITIES

Accounts payable............................................  $ 2,720    $ 2,919
Accrued liabilities.........................................    4,510      8,248
                                                              -------    -------
          Total current liabilities.........................    7,230     11,167
DEFERRED INCOME TAXES.......................................    1,961      2,727
ACCRUED ENVIRONMENTAL LIABILITIES...........................   20,481     21,242
OTHER LIABILITIES...........................................    7,791      8,244
                                                              -------    -------
          Total liabilities.................................   37,463     43,380
COMMITMENTS AND CONTINGENT LIABILITIES (Note 6)
OWNER'S INVESTMENT..........................................   31,964     27,730
                                                              -------    -------
          TOTAL LIABILITIES AND OWNER'S INVESTMENT..........  $69,427    $71,110
                                                              =======    =======

        The accompanying notes are an integral part of these statements.

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

           STATEMENTS OF OPERATIONS AND CHANGES IN OWNER'S INVESTMENT
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (AMOUNTS IN THOUSANDS)

                                                               1996      1995      1994
                                                              -------   -------   -------
EXTERNAL SALES, net.........................................  $61,848   $60,871   $40,588
SALES TO OWNER AT MARKET VALUE..............................   11,867     9,270    10,069
                                                              -------   -------   -------
TOTAL SALES, net............................................   73,715    70,141    50,657

OPERATING COSTS AND EXPENSES:
  Cost of Sales.............................................   52,420    53,252    53,420
  Selling, general and administrative expenses..............    1,782     1,995     1,782
  Other operating expense...................................    2,209     2,607     2,254
                                                              -------   -------   -------
INCOME (LOSS) BEFORE INCOME TAXES...........................   17,304    12,287    (6,799)
  Income tax expense (benefit)..............................    6,059     4,301    (2,377)
                                                              -------   -------   -------
NET INCOME (LOSS)...........................................   11,245     7,986    (4,422)
PENSION LIABILITY ADJUSTMENT................................      439       643      (105)
INCREASE (DECREASE) IN OWNER'S INVESTMENT...................   (7,450)   (4,567)    8,646
OWNER'S INVESTMENT, beginning of year.......................   27,730    23,668    19,549
                                                              -------   -------   -------
OWNER'S INVESTMENT, end of year.............................  $31,964   $27,730   $23,668
                                                              =======   =======   =======

        The accompanying notes are an integral part of these statements.

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (AMOUNTS IN THOUSANDS)

                                                               1996       1995       1994
                                                              -------    -------    -------
CASH FLOW FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $11,245    $ 7,986    $(4,422)
  Adjustments to reconcile net income (loss) to net cash
     provided (used) by operating activities:
     Depreciation and amortization of assets................    6,247      5,928      5,587
     Deferred income taxes..................................       99      1,088      1,073
     Other noncash charges to income........................    1,941      2,039      1,630
  Changes in operating assets and liabilities:
     Increase in inventories................................      (28)      (851)      (193)
     Decrease (increase) in other current assets............     (914)       (93)         3
     Decrease in accounts payable and accrued liabilities...   (3,937)      (204)    (3,588)
  Other, net................................................   (2,589)    (4,794)    (3,723)
                                                              -------    -------    -------
Net cash provided (used) by operating activities............   12,064     11,099     (3,633)
                                                              -------    -------    -------
CASH FLOW FROM INVESTING ACTIVITIES:
  Capital expenditures......................................   (4,614)    (6,532)    (5,011)
                                                              -------    -------    -------
Net cash used by investing activities.......................   (4,614)    (6,532)    (5,011)
                                                              -------    -------    -------
CASH FLOW FROM FINANCING ACTIVITIES:
  Increase (decrease) in owner's investment.................   (7,450)    (4,567)     8,646
                                                              -------    -------    -------
Net cash provided (used) by financing activities............   (7,450)    (4,567)     8,646
                                                              -------    -------    -------
Change in cash..............................................       --         --          2
Cash -- beginning of year...................................        6          6          4
                                                              -------    -------    -------
Cash -- end of year.........................................  $     6    $     6    $     6
                                                              =======    =======    =======

        The accompanying notes are an integral part of these statements.

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES --

  Organization, business and basis of presentation --

     The accompanying financial statements present the financial position, results of operations and cash flows of the Tacoma plant (the Tacoma Plant) of Occidental Chemical Corporation (OCC), a New York corporation. The financial statements are prepared for a proposed acquisition by Pioneer Companies, Inc. (Pioneer) of the Tacoma Plant (see Note 11).

     All of the outstanding common shares of OCC are owned indirectly by Occidental Petroleum Corporation (Occidental). Certain amounts in the accompanying financial statements have been allocated in a reasonable and consistent manner in order to depict the financial position, results of operations and cash flows of the Tacoma Plant on a stand-alone basis.

     The Tacoma Plant, located in Tacoma, Washington, consists of a chlor-alkali process which manufactures chlorine, sodium hydroxide and related products, and a discontinued ammonia process that has not operated since 1992. The Tacoma Plant's products are sold to national and international markets as well as to other plants and affiliates of OCC. The accompanying financial statements exclude the previously discontinued manufacturing processes associated with unrelated product lines, including chlorinated organic compounds. Additionally, the Tacoma Plant does business as OCC and enters into operating and sales contracts administered by OCC. These include national sales agreements as well as purchase and energy agreements.

     Occidental utilizes a centralized cash management system for its operations, including the Tacoma Plant. Cash distributed to or advanced from Occidental has been reflected in Owner's investment in the accompanying balance sheets. In addition, settlements of transactions with OCC and other Occidental affiliates are recorded through Owner's investment.

  Supplemental cash flow information --

     For the years ended December 31, 1996, 1995 and 1994, all cash payments for income taxes were made by Occidental. For the same periods, there were no cash payments for interest.

     As of December 31, 1996 and 1995, net trade receivables of $7,604,000 and $8,952,000, respectively, were transferred to an affiliate (see Note 2).

  Property, plant and equipment --

     Property, plant and equipment additions, major renewals and improvements are capitalized at cost. Maintenance and repair costs are charged to expense as incurred. The cost and related accumulated depreciation, depletion and amortization of property, plant and equipment sold or retired are removed from the property, plant and equipment accounts and any resulting gain or loss is recorded.

     Depreciation of plant and equipment is primarily provided using the units-of-production method.

     Costs incurred during the construction period of major projects are capitalized and accumulated in Construction in progress (see Note 5). Upon completion, the costs are transferred to the appropriate Property, plant and equipment accounts. Interest costs incurred during the construction period of major projects which extend longer than one year are capitalized and amortized over the lives of the related assets. There were no such major projects during 1996, 1995 or 1994.

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  Income taxes --

     The Tacoma Plant is included in the consolidated U.S. federal income tax return of Occidental. The Tacoma Plant uses the asset and liability method required by Statement of Financial Accounting Standards (SFAS) No.
109 -- "Accounting for Income Taxes." Deferred income taxes are recorded at enacted rates to recognize the future effects of temporary differences which arise between financial statement assets and liabilities and their basis for income tax reporting purposes. A portion of the income tax provision for this return is allocated to the Tacoma Plant on the basis of a tax sharing arrangement between OCC and Occidental Chemical Holding Corporation (OCHC), an indirect parent of OCC. Current and deferred income tax provisions allocated by OCC are based on taxable income determined as though the Tacoma Plant filed as an independent company, making the same tax return elections used in Occidental's consolidated return. However, this arrangement also permits the Tacoma Plant to recognize income tax benefits for current year operating losses and deductible temporary differences without limiting such benefits. Amounts due to Occidental for current income tax provisions are netted in Owner's investment in the accompanying balance sheets.

  Risks and uncertainties --

     The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts, generally not by material amounts. Management believes that these estimates and assumptions provide a reasonable basis for the fair presentation of the Tacoma Plant's financial position and results of operations.

     Included in the accompanying balance sheets are deferred income tax assets of $11,061,000 and $12,555,000 as of December 31, 1996 and 1995, respectively, consisting of the current portion of $1,287,000 and $2,389,000, shown as current deferred income tax assets and the noncurrent portion which is netted against deferred income tax liabilities (see Note 7). Realization of that asset is dependent upon the generation of sufficient future taxable income. It is expected that the recorded deferred income tax asset will be realized through future operating income and reversal of taxable temporary differences.

     Since the Tacoma Plant's two principal products are commodities, significant changes in the prices of chlorine and sodium hydroxide could have a significant impact on the Tacoma Plant's results of operations for any particular year.

  Fair value of financial instruments --

     The Tacoma Plant values financial instruments as required by SFAS No. 107 -- "Disclosures About Fair Value of Financial Instruments." The carrying value of on-balance sheet financial instruments approximates fair value.

(2) RECEIVABLES --

     As of December 31, 1996 and 1995, OCC transferred, with limited recourse, to an Occidental affiliate net trade receivables of the Tacoma Plant under a revolving sale program, in connection with the ultimate sale for cash of such receivables. The net trade receivables transferred amounted to $7,604,000 and $8,952,000 as of December 31, 1996 and 1995, respectively. OCC transferred the receivables to the affiliate in a noncash transaction that was reflected as a reduction in the Tacoma Plant's Owner's investment. OCC has retained the

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(2) RECEIVABLES -- (CONTINUED)
collection responsibility with respect to the receivables sold. An interest in newly created receivables is transferred monthly, net of collections made from customers. Fees related to the sales of receivables under this program, which are allocated from OCC, were $377,000, $425,000 and $333,000 for the years ended December 31, 1996, 1995 and 1994, respectively, and are included in Other operating expense.

(3) INVENTORIES --

     Inventories are valued at the lower of cost or market. The last-in, first-out (LIFO) cost method was used in determining the costs of raw materials and finished goods. Materials and supplies inventories were determined using the weighted-average cost method. Inventories consisted of the following as of December 31, 1996 and 1995 (in thousands):

                                                               1996       1995
                                                              -------    -------
Raw materials...............................................  $ 1,291    $ 1,653
Materials and supplies......................................    3,338      3,152
Finished goods..............................................    2,071      2,519
                                                              -------    -------
                                                                6,700      7,324
LIFO reserve................................................   (1,882)    (2,534)
                                                              -------    -------
Inventory at lower of cost or market........................  $ 4,818    $ 4,790
                                                              =======    =======

     During the years ended December 31, 1996 and 1994, certain inventory quantities carried at LIFO were reduced. These reductions resulted in a liquidation of LIFO inventory quantities, the effect of which did not have a material impact on Cost of sales.

(4) CHANGE IN ACCOUNTING PRINCIPLE --

     In December 1992, the Financial Accounting Standards Board issued SFAS No. 112 -- "Employers' Accounting for Postemployment Benefits," which substantially changed the existing method of accounting for employer benefits provided to inactive or former employees after active employment but before retirement. This statement requires that the cost of postemployment benefits (principally medical benefits for inactive employees) be recognized in the financial statements during employees' active working careers. OCC adopted SFAS No. 112 effective January 1, 1994, but the adoption did not have a material impact on the Tacoma Plant's financial position or results of operations.

(5) PROPERTY, PLANT AND EQUIPMENT --

     Property, plant and equipment at December 31, 1996 and 1995 consisted of the following (in thousands):

                                                                1996        1995
                                                              --------    --------
Land and land improvements..................................  $  2,951    $  2,875
Buildings...................................................     9,173       8,915
Machinery and equipment.....................................   118,212     114,530
Construction in progress....................................    11,826      11,305
                                                              --------    --------
                                                               142,162     137,625
Accumulated depreciation....................................   (80,650)    (74,768)
                                                              --------    --------
                                                              $ 61,512    $ 62,857
                                                              ========    ========

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(6) COMMITMENTS AND CONTINGENT LIABILITIES --

  Commitments --

     The Tacoma Plant leases railcars as well as certain machinery and equipment under noncancelable operating leases. The operating lease for machinery and equipment expires in 2001, at which time the property can be purchased for the then fair market value or the lease can be renewed at the then fair rental value for two years.

     At December 31, 1996, future minimum lease payments under noncancelable operating leases were as follows (in thousands):

1997........................................................  $ 3,784
1998........................................................    3,561
1999........................................................    3,412
2000........................................................    3,560
2001........................................................    3,178
Thereafter..................................................   16,582
                                                              -------
  Total minimum lease payments..............................  $34,077
                                                              =======

     Rental expense totaled approximately $4,156,000, $4,164,000 and $4,262,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

     OCC purchases the entire requirement of salt for the Tacoma Plant from Mitsubishi International Corporation (MIC) under the terms of a contract ending on December 31, 1996. The contract requires OCC to purchase a predetermined annual quantity of salt at an established price. Payments are made to MIC each month in the amount of one-twelfth of the annual quantity at the established price for that year. Total purchases under this contract were $8,202,000, $7,712,000 and $6,339,000 for the years ended December 31, 1996, 1995 and 1994, respectively. In May 1996, OCC entered into a new contract with MIC to purchase salt for the Tacoma Plant under similar terms for 1997 through 1999.

     OCC purchases electric power for the Tacoma Plant from the City of Tacoma, Department of Public Utilities, Light Division (the City) under the terms of a contract expiring in September 2001. The contract has three monthly levels of commitment. The first two take-or-pay levels are for fixed quantities of power at predetermined prices. The third level is for power consumed above the take-or-pay quantities at market prices. Under the terms of the contract, any power committed to but not consumed by the Tacoma Plant can be resold by the City, the proceeds of which will be applied against the Tacoma Plant's commitment. Total purchases under this contract were $13,621,000, $13,894,000 and $13,643,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

  Lawsuits --

     An individual brought a lawsuit in 1995 against OCC alleging personal injury from exposure to chlorine gas released from the Tacoma Plant in 1994. Although a release did occur, the alleged causation and damages are denied. It is impossible at this time to determine the ultimate legal liabilities that may arise from this lawsuit. However, in management's opinion, the lawsuit should not have a material adverse effect upon the financial position or results of operations of the Tacoma Plant.

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(7) INCOME TAXES --

     Income tax expense (benefit) for the years ended December 31, 1996, 1995 and 1994 consisted of the following (in thousands):

                                                           1996      1995      1994
                                                          ------    ------    -------
Current U.S. federal....................................  $5,960    $3,213    $(3,450)
Deferred U.S. federal...................................      99     1,088      1,073
                                                          ------    ------    -------
                                                          $6,059    $4,301    $(2,377)
                                                          ======    ======    =======

     The following table reconciles the maximum statutory U.S. federal income tax rate multiplied by the Tacoma Plant's income (loss) before income taxes to the recorded income tax expense (benefit) (in thousands):

                                                           1996      1995      1994
                                                          ------    ------    -------
U.S. federal income tax at 35%..........................  $6,056    $4,300    $(2,380)
Nondeductible expenses and other........................       3         1          3
                                                          ------    ------    -------
                                                          $6,059    $4,301    $(2,377)
                                                          ======    ======    =======

     Pension liability adjustments charged directly to Owner's investment in 1996, 1995 and 1994 were net of tax charges (benefits) of $237,000, $347,000 and ($23,000), respectively.

     Deferred income taxes reflect the future tax consequences of temporary differences between the tax basis of assets and liabilities and their financial reporting amounts. Temporary differences are associated with the financial statement assets and liabilities shown in the table below. Deferred income tax assets and liabilities have been recorded in the following amounts as of December 31, 1996 and 1995 (in thousands):

                                                      1996                      1995
                                             ----------------------    ----------------------
                                                  DEFERRED TAX              DEFERRED TAX
                                             ASSETS     LIABILITIES    ASSETS     LIABILITIES
                                             -------    -----------    -------    -----------
Inventories................................  $   371      $    --      $   340      $    --
Property, plant and equipment, net.........       --       11,565           --       12,592
Other assets...............................       --          170           --          301
Accrued liabilities........................      916           --        2,049           --
Other liabilities..........................    9,774           --       10,166           --
                                             -------      -------      -------      -------
                                             $11,061      $11,735      $12,555      $12,893
                                             =======      =======      =======      =======

(8) RETIREMENT PLANS AND POSTRETIREMENT BENEFITS --

     The Tacoma Plant participates in various defined contribution retirement plans sponsored by Occidental for its salaried, union and nonunion hourly employees that provide for periodic contributions by OCC based on plan-specific criteria, such as base pay, age level, and employee contributions. OCC contributed and the Tacoma Plant expensed $250,000, $255,000 and $240,000 under the provisions of these plans during the years ended December 31, 1996, 1995 and 1994, respectively.

     Also, the Tacoma Plant's retirement and postretirement defined benefit plans for union hourly employees are accrued based on various assumptions and discount rates, as described below. The actuarial assumptions

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(8) RETIREMENT PLANS AND POSTRETIREMENT BENEFITS -- (CONTINUED) used could change in the near term as a result of changes in expected future trends and other factors which, depending on the nature of the changes, could cause increases or decreases in the liabilities accrued.

     Pension costs for the Tacoma Plant defined benefit pension plan, for union hourly employees determined by independent actuarial valuations, are funded by payments to trust funds that are administered by independent trustees. The components of the net pension cost for the years ended December 31, 1996, 1995 and 1994 were as follows (in thousands):

                                                            1996       1995      1994
                                                           -------    -------    -----
Service cost -- benefits earned during the period........  $   374    $   389    $ 347
Interest cost on projected benefit obligation............      660        676      674
Estimated return on plan assets..........................   (1,492)    (1,699)    (252)
Net amortization and deferral............................      891      1,348     (133)
                                                           -------    -------    -----
          Net pension cost...............................  $   433    $   714    $ 636
                                                           =======    =======    =====

     The Tacoma Plant recorded adjustments to Owner's investment of an increase of $439,000 in 1996 and $643,000 in 1995 and a decrease of $105,000 in 1994 to reflect the net-of-tax difference between the additional liability required under pension accounting provisions and the corresponding intangible asset.

     The following table sets forth the defined benefit plan's funded status and amounts recognized in the Tacoma Plant balance sheets at December 31, 1996 and 1995 (in thousands):

                                                              ACCUMULATED BENEFITS
                                                                  EXCEED ASSETS
                                                              ---------------------
                                                                1996        1995
                                                              --------    ---------
Present value of the estimated pension benefits to be paid
  in the future:
  Vested benefits...........................................    $9,043      $ 8,473
  Nonvested benefits........................................       437          410
                                                                ------      -------
Accumulated benefit obligation..............................     9,480        8,883
  Excess of projected benefit obligation over accumulated
     benefit obligation.....................................       426          399
                                                                ------      -------
Total projected benefit obligations.........................     9,906        9,282
Plan assets at fair value...................................     9,701        8,085
                                                                ------      -------

Projected benefit obligation in excess of plan assets.......    $  205      $ 1,197
                                                                ======      =======
Projected benefit obligation in excess of plan assets.......    $  205      $ 1,197
Unrecognized net asset......................................       160          192
Unrecognized prior service cost.............................      (195)        (215)
Unrecognized net loss.......................................      (363)      (1,266)
Additional minimum liability(a).............................        --          891
                                                                ------      -------
Pension liability (prepaid pension).........................    $ (193)     $   799
                                                                ======      =======

(a) A related amount up to the limit allowable under SFAS No. 87 -- "Employers' Accounting for Pensions" has been included in Other assets. Amounts exceeding such limits have been charged to Owner's investment.

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(8) RETIREMENT PLANS AND POSTRETIREMENT BENEFITS -- (CONTINUED)
     In 1996 and 1995, the discount rate used in determining the actuarial present value of the projected benefit obligations was 7.5 percent. The rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligations was 4.5 percent in 1996 and 1995. The expected long-term rate of return on assets was 8 percent in 1996 and 1995.

     OCC provides medical, dental and life insurance for certain active, retired, and disabled employees of the Tacoma Plant and their eligible dependents. Beginning in 1993, certain salaried participants pay for all medical cost increases in excess of increases in the Consumer Price Index (CPI). The benefits generally are funded by OCC as the benefits are paid during the year. The cost of providing these benefits is based on claims filed and insurance premiums paid for the period.

     To reflect the Tacoma Plant's participation in the OCC plan, the net periodic postretirement benefit costs and the postretirement benefit obligations are based on an allocation of the OCC actuarial study using participant counts at the Tacoma Plant for each of the years presented in the tables below. This allocation excludes amounts attributable to salaried retirees and surviving spouses because nonunion retiree information is not maintained for such participants by plant location.

     The OCC postretirement benefit obligation as of December 31, 1996 and 1995 was determined by application of the terms of medical, dental, and life insurance plans, including the effect of established maximums on covered costs, together with relevant actuarial assumptions and health care cost trend rates projected at a CPI increase of 3 percent and 4 percent in 1996 and 1995, respectively (except for union employees). For union employees, the health care cost trend rates were projected at annual rates ranging ratably from 9 percent in 1996 to 6 percent through the year 2002 and level thereafter. The effect of a one percent annual increase in these assumed cost trend rates would increase the allocated accumulated postretirement benefit obligation by approximately $660,000 and the allocated annual service and interest costs by approximately $95,000 in 1996. The weighted average discount rate used in determining the accumulated postretirement benefit obligation as of December 31, 1996 and 1995 was 7.5 percent. The plans are unfunded.

     The following table sets forth the allocation of OCC postretirement plans' combined status, reconciled with the amounts included in the accompanying balance sheets at December 31, 1996 and 1995 (in thousands):

                                                               1996      1995
                                                              ------    ------
Accumulated postretirement benefit obligation:
  Retirees..................................................  $3,924    $3,820
  Fully eligible active plan participants...................     642       630
  Other active plan participants............................   3,573     3,310
                                                              ------    ------
Total accumulated postretirement benefit obligation.........   8,139     7,760
Unrecognized prior service cost.............................    (109)     (156)
Unrecognized net loss.......................................    (586)     (691)
                                                              ------    ------
Allocated accrued postretirement benefit cost...............  $7,444    $6,913
                                                              ======    ======

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(8) RETIREMENT PLANS AND POSTRETIREMENT BENEFITS -- (CONTINUED)
     The allocated net periodic postretirement benefit cost included the following components for the years ended December 31, 1996, 1995 and 1994 (in thousands):

                                                              1996    1995    1994
                                                              ----    ----    ----
Service cost -- benefits attributed to service during the
  period....................................................  $202    $194    $190
Interest cost on accumulated postretirement benefit
  obligation................................................   582     572     570
Net amortization and deferral...............................    47      47      47
                                                              ----    ----    ----
Allocated net periodic postretirement benefit cost..........  $831    $813    $807
                                                              ====    ====    ====

(9) RELATED PARTY TRANSACTIONS --

     The Tacoma Plant has been charged for certain financial and operational support services provided by OCC, such as marketing, sales and customer service, transportation and distribution, and technical services. Charges for such support services included in the accompanying statements of operations totaled $8,759,000, $8,806,000 and $10,151,000 for the years ended December 31, 1996,
1995 and 1994, respectively. These charges were allocated based on ratios including such factors as revenues, operating income, fixed assets, and working capital in a reasonable and consistent manner.

     Included in the above allocations are research and development costs, which are charged to operations by OCC as incurred, and were $70,000, $96,000 and $143,000 for the years ended December 31, 1996, 1995 and 1994, respectively. These charges are included in Selling, general and administrative expenses in the accompanying statements of operations.

     See Note 1 regarding the centralized cash management system of Occidental.

     See Note 2 regarding the transfer of receivables to an affiliate.

(10) ENVIRONMENTAL COSTS --

  General --

     Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to existing conditions caused by past operations, and that do not contribute to current or future revenue generation, are expensed. Reserves for estimated costs are recorded when environmental remedial efforts are probable and the costs can be reasonably estimated. In determining the reserves, the Tacoma Plant uses the most current information available, including similar past experiences, available technology, regulations in effect, the timing of remediation and cost-sharing arrangements. The environmental reserves are based on management's estimate of the most likely costs to be incurred and are reviewed periodically and adjusted as additional or new information becomes available.

     In October 1996, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 96-1 "Environmental Remediation Liabilities," which provides authoritative guidance on specific accounting issues that are present in the recognition, measurement, display, and disclosure of environmental remediation liabilities. The provisions of this SOP are effective for fiscal years beginning after December 15, 1996. OCC plans to adopt the provisions of this SOP in 1997. The impact of adopting this SOP, if any, on the financial statements of the Tacoma Plant has not been determined.

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(10) ENVIRONMENTAL COSTS -- (CONTINUED)
  Tacoma Plant site --

     Historic operations of various discontinued processes and equipment at the Tacoma Plant site, including past activities of other owners or operators of all or a portion of the Tacoma Plant site, have resulted in releases of certain hazardous and nonhazardous substances and materials into the soil, surface water, groundwater and intertidal and subtidal sediments at and in the vicinity of the Tacoma Plant site.

     The Tacoma Plant is permitted under the Resource Conservation and Recovery Act (RCRA). Although permitted waste management units at the Tacoma Plant site have been closed in accordance with RCRA, the current RCRA permit requires the owner and operator of the Tacoma Plant to take corrective action to address the presence of certain substances in groundwater associated with past practices at the Tacoma Plant site. The Tacoma Plant is controlling migration of and remediating substances in groundwater through extraction, treatment and reinjection (see Reserves and expenditures for the Tacoma Plant site section of Note 10 below).

     In addition, governmental authorities have identified OCC as a "potentially responsible party" for the Commencement Bay Nearshore/Tideflats Superfund Site (the CB/NT site), which includes the Hylebos Waterway, pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act. The CB/NT site covers in excess of ten square miles and includes the Tacoma Plant site and other properties along the Hylebos Waterway and in the vicinity of Commencement Bay. More than 100 potentially responsible parties have been identified with respect to the Hylebos Waterway area of the CB/NT site. OCC is participating with a group of entities in performing a pre-remedial design investigation to evaluate potential alternatives for remediation of sediments in the Hylebos Waterway.

     It is reasonably possible that the activities of the Tacoma plant chlor-alkali process and discontinued processes have contributed to the presence of hazardous and nonhazardous substances and materials at and in the vicinity of the Tacoma Plant site. It is impossible at this time to determine the quantity of such substances and materials, if any, attributable to these processes, and OCC does not have sufficient information available to determine a range of potential liability.

  Reserves and expenditures for the Tacoma Plant site --

     At December 31, 1996 and 1995, the current portion of the reserve for groundwater remediation at the Tacoma Plant site included in Accrued liabilities was $2,550,000 and $5,200,000, respectively. The reserve for remediation was originally established in 1990. Additions to the remediation reserve of $1,932,000, $2,030,000 and $1,530,000 for the years ended December 31, 1996,
1995 and 1994, respectively, are included in Other operating expense.

     The Tacoma Plant's estimated operating expenses relating to compliance with environmental laws and regulations governing ongoing operations on the Tacoma Plant site were approximately $901,000, $983,000 and $958,000 for the years ended December 31, 1996, 1995 and 1994, respectively. In addition, estimated capital expenditures for environmental compliance on the Tacoma Plant site for the years ended December 31, 1996, 1995 and 1994 were approximately $1,175,000, $693,000 and $82,000, respectively.

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(11) SALE OF TACOMA PLANT --

     Pioneer is currently negotiating to purchase selected assets, liabilities and operations of the Tacoma Plant primarily including, but not limited to, property, plant and equipment and inventories. As of February 1, 1997, OCC transferred substantially all of the Tacoma Plant's assets and liabilities into OCC Tacoma, Inc., a newly created, wholly-owned subsidiary of OCC.

     The assets, liabilities and operations included in these financial statements are those required to present the Tacoma Plant as a stand-alone entity and include certain assets, liabilities and operations that are not included in the proposed sale to Pioneer, such as certain railcar and equipment leases. Excluded operations include, among other things, support services such as marketing, sales and customer service, transportation and distribution, and technical services. In addition, OCC will retain various chlorine and caustic soda account contracts which will be supplied in part by a proposed arrangement between Pioneer and OCC.

     Negotiations are ongoing concerning a mutually acceptable method of acquisition by Pioneer. As currently contemplated, in addition to the primary asset conveyance instrument, related agreements would allocate responsibility, as between OCC and Pioneer, for environmental costs and obligations associated with the Tacoma Plant site arising from pre-closing events or occurrences, including any investigation, monitoring, treatment or remediation of substances and materials in water, soils and sediments at and in the vicinity of the Tacoma Plant site, the Hylebos Waterway and the CB/NT site. This allocation of responsibility is expected to include cost and time limitations, above or after which OCC's responsibility for environmental costs and obligations associated with the Tacoma Plant site between the parties would terminate.

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                                 BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                               JUNE 16,      DECEMBER 31,
                                                                 1997            1996
                                                              -----------    ------------
                                                              (UNAUDITED)
CURRENT ASSETS:
  Cash......................................................    $     6        $     6
  Inventories...............................................      5,018          4,818
  Deferred income taxes.....................................      1,256          1,287
  Other current assets......................................      1,408          1,009
                                                                -------        -------
          Total current assets..............................      7,688          7,120
PROPERTY, PLANT AND EQUIPMENT, at cost, net of accumulated
  depreciation of $83,551 in 1997 and $80,650 in 1996.......     80,406         61,512
OTHER ASSETS, net...........................................        784            795
                                                                -------        -------
          TOTAL ASSETS......................................    $88,878        $69,427
                                                                =======        =======
CURRENT LIABILITIES:
  Accounts payable..........................................    $ 2,384        $ 2,720
  Accrued liabilities.......................................      3,121          4,510
                                                                -------        -------
          Total current liabilities.........................      5,505          7,230
DEFERRED INCOME TAXES.......................................      2,485          1,961
ACCRUED ENVIRONMENTAL LIABILITIES...........................     20,078         20,481
OTHER LIABILITIES...........................................      7,961          7,791
                                                                -------        -------
          Total liabilities.................................     36,029         37,463
COMMITMENTS AND CONTINGENT LIABILITIES (Note 5)
OWNER'S INVESTMENT..........................................     52,849         31,964
                                                                -------        -------
          TOTAL LIABILITIES AND OWNER'S INVESTMENT..........    $88,878        $69,427
                                                                =======        =======

        The accompanying notes are an integral part of these statements.

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

           STATEMENTS OF OPERATIONS AND CHANGES IN OWNER'S INVESTMENT
                             (AMOUNTS IN THOUSANDS)
                                  (UNAUDITED)

                                            PERIOD FROM                      PERIOD FROM
                                           APRIL 1, 1997   THREE MONTHS    JANUARY 1, 1997    SIX MONTHS
                                                TO             ENDED             TO              ENDED
                                           JUNE 16, 1997   JUNE 30, 1996    JUNE 16, 1997    JUNE 30, 1996
                                           -------------   -------------   ---------------   -------------
EXTERNAL SALES, net......................     $10,757         $16,632          $24,527          $31,691
SALES TO OWNER AT MARKET VALUE...........       4,996           2,400            9,964            4,845
                                              -------         -------          -------          -------
          TOTAL SALES, net...............      15,753          19,032           34,491           36,536
OPERATING COSTS AND EXPENSES:
  Cost of sales..........................      13,551          14,702           27,141           27,767
  Selling, general and administrative
     expenses............................         270             429              539              875
  Other operating (income) expense.......          87             579             (455)           1,178
                                              -------         -------          -------          -------
INCOME BEFORE INCOME TAXES...............       1,845           3,322            7,266            6,716
  Income tax expense.....................         647           1,163            2,545            2,352
                                              -------         -------          -------          -------
NET INCOME...............................       1,198           2,159            4,721            4,364
PENSION LIABILITY ADJUSTMENT.............          --              --               --                8
INCREASE (DECREASE) IN OWNER'S
  INVESTMENT.............................      18,434          (2,475)          16,164           (1,954)
OWNER'S INVESTMENT, beginning of
  period.................................      33,217          30,464           31,964           27,730
                                              -------         -------          -------          -------
OWNER'S INVESTMENT, end of period........     $52,849         $30,148          $52,849          $30,148
                                              =======         =======          =======          =======

        The accompanying notes are an integral part of these statements.

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                            STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)
                                   UNAUDITED

                                                                PERIOD FROM      SIX MONTHS
                                                              JANUARY 1, 1997      ENDED
                                                                TO JUNE 16,       JUNE 30,
                                                                   1997             1996
                                                              ---------------    ----------
CASH FLOW FROM OPERATING ACTIVITIES:
  Net income................................................     $  4,721         $ 4,364
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization of assets................        3,091           3,032
     Deferred income taxes..................................          555             610
     Other noncash charges to income........................           43           1,010
  Changes in operating assets and liabilities:
     Decrease (increase) in inventories.....................         (200)             56
     Increase in other current assets.......................         (399)           (548)
     Decrease in accounts payable and accrued liabilities...       (1,725)         (3,506)
  Other, net................................................         (139)         (1,000)
                                                                 --------         -------
Net cash provided by operating activities...................        5,947           4,018
                                                                 --------         -------
CASH FLOW FROM INVESTING ACTIVITIES:
  Capital expenditures......................................       (1,577)         (2,064)
  Buyout of operating lease.................................      (20,534)             --
                                                                 --------         -------
Net cash provided by investing activities...................      (22,111)         (2,064)
                                                                 --------         -------
CASH FLOW FROM FINANCING ACTIVITIES:
  Increase (decrease) in owner's investment.................       16,164          (1,954)
                                                                 --------         -------
Net cash provided by financing activities...................       16,164          (1,954)
                                                                 --------         -------
Change in cash..............................................           --              --
Cash -- beginning of period.................................            6               6
                                                                 --------         -------
Cash -- end of period.......................................     $      6         $     6
                                                                 ========         =======

        The accompanying notes are an integral part of these statements.

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                         NOTES TO FINANCIAL STATEMENTS
                                   UNAUDITED
                        JUNE 16, 1997 AND JUNE 30, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES --

  Organization and sale of Tacoma plant --

     The accompanying unaudited interim financial statements present the financial position, results of operations and changes in owner's investment and cash flows of the Tacoma plant (the Tacoma Plant) of Occidental Chemical Corporation (OCC-NY), a New York corporation, and of OCC Tacoma Inc., a Delaware corporation (OCC-NY alone or together with its subsidiary, OCC Tacoma, Inc. herein referred to as OCC). As of February 1, 1997, OCC-NY transferred substantially all of the Tacoma Plant's assets and liabilities into OCC Tacoma Inc., a newly created, wholly-owned subsidiary of OCC-NY.

     On June 17, 1997 Pioneer Companies, Inc. (Pioneer) purchased selected assets, liabilities and operations of the Tacoma Plant primarily including, but not limited to, property, plant and equipment and inventories for $97 million plus 55,000 shares of convertible Series A Preferred Stock of Pioneer with a liquidation value of $5.5 million.

     The assets, liabilities and operations included in these financial statements are those required to present the Tacoma Plant as a stand-alone entity and include certain assets, liabilities and operations that were not included in the sale to Pioneer, such as certain railcar leases. Excluded operations include, among other things, support services such as marketing, sales and customer service, transportation and distribution, and technical services. In addition, OCC-NY retained various chlorine and sodium hydroxide account contracts which will be supplied in part by an arrangement between Pioneer and OCC-NY.

     In addition to the primary asset conveyance instrument, related agreements allocate responsibility, between OCC Tacoma, Inc. and Pioneer, for environmental costs and obligations associated with the Tacoma Plant site, including any investigation, monitoring, treatment or remediation of substances and materials in water, soils and sediments at and in the vicinity of the Tacoma Plant site, the Hylebos Waterway and the Commencement Bay Nearshore/Tideflats Superfund site (the CB/NT site). This allocation of responsibility includes cost and time limitations, above or after which OCC's responsibility for environmental costs and obligations associated with the Tacoma Plant site would terminate between OCC and Pioneer.

     In connection with the sale to Pioneer, on June 12, 1997, OCC terminated a machinery and equipment lease by purchasing the equity of the owner trust which owned the leased machinery and equipment and prepaying the related debt for an aggregate expenditure of approximately $20.5 million.

  Business and basis of presentation

     Certain information and disclosures normally included in the notes to financial statements have been condensed or omitted pursuant to such rules and regulations, but resultant disclosures are in accordance with generally accepted accounting principles as they apply to interim reporting. These interim financial statements should be read in conjunction with the Tacoma Plant's audited financial statements for the year ended December 31, 1996 (1996 Financial Statements).

     The Tacoma Plant, located in Tacoma, Washington, consists of a chlor-alkali process which manufactures chlorine, sodium hydroxide and related products, and a discontinued ammonia process that has not operated since 1992. The Tacoma Plant's products are sold to national and international markets as well as to other plants and affiliates of OCC. The accompanying financial statements exclude the previously discontinued manufacturing processes associated with unrelated product lines, including chlorinated organic compounds. Additionally, prior to the sale to Pioneer, the Tacoma Plant did business as OCC and entered into

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                         NOTES TO FINANCIAL STATEMENTS
                                   UNAUDITED
                        JUNE 16, 1997 AND JUNE 30, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) operating and sales contracts administered by OCC. These included national sales agreements as well as purchase and energy agreements.

     In the opinion of OCC's management, the accompanying interim financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly the Tacoma Plant's financial position as of June 16, 1997 and June 30, 1996 and the results of operations and changes in owner's investment and cash flows for the periods then ended. The results of operations and cash flows for the period ended June 16, 1997 are not necessarily indicative of the results of operations or cash flows to be expected for the full year.

     Reference is made to Note 1 to the 1996 Financial Statements for a summary of significant accounting policies.

  Supplemental cash flow information --

     For the periods ended June 16, 1997 and June 30 1996, all cash payments for income taxes were made by Occidental Petroleum Corporation (Occidental). For the same periods, there were no cash payments for interest.

     As of June 16, 1997 and June 30 1996, net trade receivables of $4,621,000 and $10,217,000, respectively, were transferred to an affiliate (see Note 2).

  Risks and uncertainties --

     The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts, generally not by material amounts. Management believes that these estimates and assumptions provide a reasonable basis for the fair presentation of the Tacoma Plant's financial position and results of operations.

     Included in the accompanying balance sheets are deferred income tax assets of $10,791,000 and $11,689,000 as of June 16, 1997 and June 30, 1996,
respectively, consisting of a current portion of $1,256,000 and $1,470,000, shown as current deferred income tax assets and the noncurrent portion which is netted against deferred income tax liabilities. Realization of that asset is dependent upon the generation of sufficient future taxable income. It is expected that the recorded deferred income tax asset will be realized through future operating income and reversal of taxable temporary differences.

     Since the Tacoma Plant's two principal products are commodities, significant changes in the prices of chlorine and sodium hydroxide could have a significant impact on the Tacoma Plant's results of operations for any particular period.

(2) RECEIVABLES --

     As of June 16, 1997 and June 30, 1996, OCC transferred, with limited recourse, to an Occidental affiliate net trade receivables of the Tacoma Plant under a revolving sale program, in connection with the ultimate sale for cash of such receivables. The net trade receivables transferred amounted to $4,621,000 and $10,217,000 as of June 16, 1997 and June 30, 1996, respectively. OCC transferred the receivables to the affiliate in a noncash transaction that was reflected as a reduction in the Tacoma Plant's Owner's investment. OCC has retained the

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                         NOTES TO FINANCIAL STATEMENTS
                                   UNAUDITED
                        JUNE 16, 1997 AND JUNE 30, 1996

(2) RECEIVABLES -- (CONTINUED)
collection responsibility with respect to the receivables sold. An interest in newly created receivables is transferred monthly, net of collections made from customers. Fees related to the sales of receivables under this program, which are allocated from OCC, were $138,000 and $191,000 for the year-to-date periods ended June 16, 1997 and June 30, 1996, respectively, and are included in Other operating expense.

(3) INVENTORIES --

     Inventories are valued at the lower of cost or market. The last-in, first-out (LIFO) cost method was used in determining the costs of raw materials and finished goods. Materials and supplies inventories were determined using the weighted-average cost method. Inventories consisted of the following as of June 16, 1997 and June 30, 1996 (in thousands):

                                                               1997       1996
                                                              -------    -------
Raw materials...............................................  $ 1,443    $ 1,155
Materials and supplies......................................    3,336      3,090
Finished goods..............................................    2,676      3,352
                                                              -------    -------
                                                                7,455      7,597
LIFO reserve................................................   (2,437)    (2,863)
                                                              -------    -------
Inventory at lower of cost or market........................  $ 5,018    $ 4,734
                                                              =======    =======

     During the year-to-date periods ended June 16, 1997 and June 30, 1996, certain inventory quantities carried at LIFO were reduced. These reductions resulted in a liquidation of LIFO inventory quantities, the effect of which did not have a material impact on Cost of sales.

(4) PROPERTY, PLANT AND EQUIPMENT --

     Property, plant and equipment at June 16, 1997 and June 30, 1996 consisted of the following (in thousands):

                                                                1997        1996
                                                              --------    --------
Land and land improvements..................................  $  3,017    $  2,875
Buildings...................................................     9,733       8,915
Machinery and equipment.....................................   139,164     114,518
Construction in progress....................................    12,043      13,376
                                                              --------    --------
                                                               163,957     139,684
Accumulated depreciation....................................   (83,551)    (77,582)
                                                              --------    --------
                                                              $ 80,406    $ 62,102
                                                              ========    ========

(5) COMMITMENTS AND CONTINGENT LIABILITIES --

  Commitments --

     The Tacoma Plant leases railcars under noncancelable operating leases.

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                         NOTES TO FINANCIAL STATEMENTS
                                   UNAUDITED
                        JUNE 16, 1997 AND JUNE 30, 1996

(5) COMMITMENTS AND CONTINGENT LIABILITIES -- (CONTINUED)
     At June 16, 1997, future minimum lease payments under noncancelable operating leases were as follows (in thousands):

1997........................................................  $ 1,042
1998........................................................    1,905
1999........................................................    1,756
2000........................................................    1,872
2001........................................................    1,491
Thereafter..................................................   14,190
Total minimum lease payments................................  $22,256

     Rental expense totaled approximately $1,947,000 and $2,086,000 for the year-to-date periods ended June 16, 1997 and June 30, 1996, respectively.

     Reference is made to Note 6 to the 1996 Financial Statements for a description of salt and electric power purchase commitments.

     Total purchases under the salt contract were $3,447,000 and $4,101,000 for the year-to-date periods ended June 16, 1997 and June 30, 1996, respectively.

     Total purchases under the electric power contract were $5,688,000 and $6,475,000 for the year-to-date periods ended June 16, 1997 and June 30, 1996, respectively.

  Lawsuits --

     Reference is made to Note 6 to the 1996 Financial Statements for a description of lawsuits.

(6) INCOME TAXES --

     Income tax expense for the year-to-date periods ended June 16, 1997 and June 30, 1996 consisted of the following (in thousands):

                                                               1997       1996
                                                              ------     ------
Current U.S. federal........................................  $1,990     $1,742
Deferred U.S. federal.......................................     555        610
                                                              ------     ------
                                                              $2,545     $2,352
                                                              ======     ======

     Reference is made to Note 7 to the 1996 Financial Statements for a description of income taxes.

(7) RETIREMENT PLANS AND POSTRETIREMENT BENEFITS --

     Reference is made to Note 8 to the 1996 Financial Statements for a description of retirement plans and postretirement benefits.

(8) RELATED PARTY TRANSACTIONS --

     The Tacoma Plant has been charged for certain financial and operational support services provided by OCC-NY, such as marketing, sales and customer service, transportation and distribution, and technical services. Charges for such support services included in the accompanying statements of operations totaled

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                         NOTES TO FINANCIAL STATEMENTS
                                   UNAUDITED
                        JUNE 16, 1997 AND JUNE 30, 1996

(8) RELATED PARTY TRANSACTIONS -- (CONTINUED)
$5,035,000 and $4,749,000 for the year-to-date periods ended June 16, 1997 and June 30, 1996, respectively. These charges were allocated based on ratios including such factors as revenues, operating income, fixed assets, and working capital in a reasonable and consistent manner.

     Included in the above allocations are research and development costs, which are charged to operations by OCC-NY as incurred, and were $6,000 and $12,000 for the year-to-date periods ended June 16, 1997 and June 30, 1996, respectively. These charges are included in Selling, general and administrative expenses in the accompanying statements of operations.

     Reference is made to Note 1 to the 1996 Financial Statements regarding the centralized cash management system of Occidental.

     See Note 2 regarding the transfer of receivables to an affiliate.

(9) ENVIRONMENTAL COSTS --

  General --

     Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to existing conditions caused by past operations, and that do not contribute to current or future revenue generation, are expensed. Reserves for estimated costs are recorded when environmental remedial efforts are probable and the costs can be reasonably estimated. In determining the reserves, the Tacoma Plant uses the most current information available, including similar past experiences, available technology, regulations in effect, the timing of remediation and cost-sharing arrangements. The environmental reserves are based on management's estimate of the most likely costs to be incurred and are reviewed periodically and adjusted as additional or new information becomes available.

  Tacoma Plant site

     Historic operations of various discontinued processes and equipment at the Tacoma Plant site, including past activities of other owners or operators of all or a portion of the Tacoma Plant site, have resulted in releases of certain hazardous and nonhazardous substances and materials into the soil, surface water, groundwater and intertidal and subtidal sediments at and in the vicinity of the Tacoma Plant site.

     The Tacoma Plant is permitted under the Resource Conservation and Recovery Act (RCRA). Although permitted waste management units at the Tacoma Plant site have been closed in accordance with RCRA, the current RCRA permit requires the owner and operator of the Tacoma Plant to take corrective action to address the presence of certain substances in groundwater associated with past practices at the Tacoma Plant site. The Tacoma Plant is controlling migration of and remediating substances in groundwater through extraction, treatment and reinjection (see Reserves and expenditures for the Tacoma Plant site section of Note 9 below).

     In addition, governmental authorities have identified OCC as a "potentially responsible party" for the CB/NT site, which includes the Hylebos Waterway, pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act. The CB/NT site covers in excess of ten square miles and includes the Tacoma Plant site and other properties along the Hylebos Waterway and in the vicinity of Commencement Bay. More than 100 potentially responsible parties have been identified with respect to the Hylebos Waterway area of the CB/NT site. OCC is participating with a group of entities in performing a pre-

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                         NOTES TO FINANCIAL STATEMENTS
                                   UNAUDITED
                        JUNE 16, 1997 AND JUNE 30, 1996

(9) ENVIRONMENTAL COSTS -- (CONTINUED)
remedial design investigation to evaluate potential alternatives for remediation of sediments in the Hylebos Waterway.

     It is reasonably possible that the activities of the Tacoma plant chlor-alkali process and discontinued processes have contributed to the presence of hazardous and nonhazardous substances and materials at and in the vicinity of the Tacoma Plant site. It is impossible at this time to determine the quantity of such substances and materials, if any, attributable to these processes, and OCC does not have sufficient information available to determine a range of potential liability.

  Reserves and expenditures for the Tacoma Plant site --

     At June 16, 1997 and June 30, 1996, the current portion of the reserve for groundwater remediation at the Tacoma Plant site included in Accrued liabilities was $2,055,000 and $2,570,000, respectively. The reserve for remediation was originally established in 1990. An addition to the remediation reserve of $966,000 for the year-to-date period ended June 30, 1996 is included in Other operating expense.

     In October 1996, the American Institute of Certified Public Accountants issued Statement of Position No. 96-1 "Environmental Remediation Liabilities" (SOP 96-1), which provides authoritative guidance on specific accounting issues that are present in the recognition, measurement, display and disclosure of environmental remediation liabilities. OCC implemented SOP 96-1 effective January 1, 1997. The implementation of SOP 96-1 resulted in a $672,000 increase in Income before taxes for the Tacoma Plant for the year-to-date period ended June 16, 1997.

                           PCI CHEMICALS CANADA INC.

     All tendered Original Notes, executed Letters of Transmittal, and other related documents should be directed to the Exchange Agent. Requests for assistance and for additional copies of the Prospectus, the Letter of Transmittal and other related documents should be directed to the Exchange Agent.

                               The Exchange Agent
                           for the Exchange Offer is

                    UNITED STATES TRUST COMPANY OF NEW YORK

                                 By Facsimile:
                                 (212) 780-0592
                          ATTENTION: CUSTOMER SERVICE

                             Confirm by telephone:
                                 (800) 548-6565

                        By Registered or Certified Mail:
                    UNITED STATES TRUST COMPANY OF NEW YORK
                          P.O. BOX 844 COOPER STATION
                            NEW YORK, NEW YORK 10276

                                    By Hand:
                    UNITED STATES TRUST COMPANY OF NEW YORK
                                  111 BROADWAY
                            NEW YORK, NEW YORK 10006
                     ATTENTION: CORPORATE TRUST OPERATIONS

                             By Overnight Courier:
                    UNITED STATES TRUST COMPANY OF NEW YORK
                                  770 BROADWAY
                            NEW YORK, NEW YORK 10003
                     ATTENTION: CORPORATE TRUST OPERATIONS

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     PCI Canada is a wholly-owned subsidiary of PAAC. PAAC, which is a Delaware corporation, is empowered by the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of PAAC. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Certificate of Incorporation and by-laws of PAAC provide for indemnification of the directors and officers of such entities to the full extent permitted by the Delaware General Corporation Law.

     PAAC maintains an insurance policy providing for indemnification of its officers, directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a) Exhibits

          2.1            -- Asset Purchase Agreement, dated as of September 22, 1997, by and among PCI Canada, PCI Carolina, Pioneer, ICI, ICI
                            Canada and ICI Americas (incorporated by reference to
                            Exhibit 2 to the Company's Report on Form 10-Q, for the
                            quarter ended September 30, 1997).
          2.2            -- First Amendment to Asset Purchase Agreement, dated as of
                            October 31, 1997, among PCI Canada, PCI Carolina,
                            Pioneer, ICI, ICI Canada and ICI Americas (incorporated
                            by reference to Exhibit 2(b) to the Company's Current
                            Report on Form 8-K, dated November 5, 1997).
          3.1            -- Certificate of Incorporation of PCI Canada.
          3.2            -- By-laws of PCI Canada.
          3.3            -- Certificate of Incorporation of PAAC (incorporated by
                            reference to Exhibit 3.1 to the Company's Registration
                            Statement on Form S-4 (File No. 33-98828) declared
                            effective by the Commission on December 22, 1995).
          3.4            -- By-laws of PAAC (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 (File
                            No. 33-98828) declared effective by the Commission on
                            December 22, 1995).
          3.5            -- Certificate of Incorporation of PAI (incorporated by
                            reference to Exhibit 3.3 to the Company's Registration
                            Statement on Form S-4 (File No. 33-98828) declared
                            effective by the Commission on December 22, 1995).
          3.6            -- By-laws of PAI (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-4 (File
                            No. 33-98828) declared effective by the Commission on
                            December 22, 1995).
          3.7            -- Certificate of Incorporation of PCAC (incorporated by
                            reference to Exhibit 3.5 to the Company's Registration
                            Statement on Form S-4 (File No. 33-98828) declared
                            effective by the Commission on December 22, 1995).
          3.8            -- By-laws of PCAC (Incorporated by reference to Exhibit 3.6 to the Company's Registration Statement on Form S-4 (File
                            No. 33-98828) declared effective by the Commission on
                            December 22, 1995).
          3.9            -- Certificate of Incorporation of Imperial West
                            (incorporated by reference to Exhibit 3.7 to the
                            Company's Registration Statement on Form S-4 (File No.
                            33-98828) declared effective by the Commission on
                            December 22, 1995).

          3.10           -- By-laws of Imperial West (incorporated by reference to
                            Exhibit 3.8 to the Company's Registration Statement on
                            Form S-4 (File No. 33-98828) declared effective by the
                            Commission on December 22, 1995).
          3.11           -- Certificate of Incorporation of All-Pure (incorporated by reference to Exhibit 3.9 to the Company's Registration
                            Statement on Form S-4 (File No. 33-98828) declared
                            effective by the Commission on December 22, 1995).
          3.12           -- By-laws of All-Pure (incorporated by reference to Exhibit
                            3.10 to the Company's Registration Statement on Form S-4
                            (File No. 33-98828) declared effective by the Commission
                            on December 22, 1995).
          3.13           -- Certificate of Incorporation of Black Mountain Power
                            Company (incorporated by reference to Exhibit 3.11 to the
                            Company's Registration Statement on Form S-4 (File No.
                            33-98828) declared effective by the Commission on
                            December 22, 1995).
          3.14           -- By-laws of Black Mountain Power Company (incorporated by reference to Exhibit 3.12 to the Company's Registration
                            Statement on Form S-4 (File No. 33-98828) declared
                            effective by the Commission on December 22, 1995).
          3.15           -- Certificate of Incorporation of All-Pure Chemical
                            Northwest, Inc. (incorporated by reference to Exhibit
                            3.13 to the Company's Registration Statement on Form S-4
                            (File No. 33-98828) declared effective by the Commission
                            on December 22, 1995).
          3.16           -- By-laws of All-Pure Chemical Northwest, Inc.
                            (incorporated by reference to Exhibit 3.14 to the
                            Company's Registration Statement on Form S-4 (File No.
                            33-98828) declared effective by the Commission on
                            December 22, 1995).
          3.17           -- Certificate of Incorporation of Pioneer Chlor Alkali
                            International, Inc. (incorporated by reference to Exhibit
                            3.15 to the Company's Registration Statement on Form S-4
                            (File No. 33-98828) declared effective by the Commission
                            on December 22, 1995).
          3.18           -- By-laws of Pioneer Chlor Alkali International, Inc.
                            (incorporated by reference to Exhibit 3.16 to the
                            Company's Registration Statement on Form S-4 (File No.
                            33-98828) declared effective by the Commission on
                            December 22, 1995).
          3.19           -- Certificate of Incorporation of G.O.W. Corporation
                            (incorporated by reference to Exhibit 3.17 to the
                            Company's Registration Statement on Form S-4 (File No.
                            33-98828) declared effective by the Commission on
                            December 22, 1995).
          3.20           -- By-laws of G.O.W. Corporation (incorporated by reference to Exhibit 3.18 to the Company's Registration Statement
                            on Form S-4 (File No. 33-98828) declared effective by the
                            Commission on December 22, 1995).
          3.21           -- Certificate of Incorporation of Pioneer (East), Inc.
                            (incorporated by reference to Exhibit 3.19 to the
                            Company's Registration Statement on Form S-4 (File No.
                            333-30683) declared effective by the Commission on
                            October 17, 1997).
          3.22           -- By-laws of Pioneer (East), Inc. (incorporated by
                            reference to Exhibit 3.20 to the Company's Registration
                            Statement on Form S-4 (File No. 333-30683) declared
                            effective by the Commission on October 17, 1997).
          3.23           -- Certificate of Incorporation of T.C. Holdings, Inc.
                            (incorporated by reference to Exhibit 3.21 to the
                            Company's Registration Statement on Form S-4 (File No.
                            333-30683) declared effective by the Commission on
                            October 17, 1997).
          3.24           -- By-laws of T.C. Holdings, Inc. (incorporated by reference to Exhibit 3.22 to the Company's Registration Statement
                            on Form S-4 (File No. 333-30683) declared effective by
                            the Commission on October 17, 1997).
          3.25           -- Certificate of Incorporation of T.C. Products, Inc.
                            (incorporated by reference to Exhibit 3.23 to the
                            Company's Registration Statement on Form S-4 (File No.
                            333-30683) declared effective by the Commission on
                            October 17, 1997).
          3.26           -- By-laws of T.C. Products, Inc. (incorporated by reference to Exhibit 3.24 to the Company's Registration Statement
                            on Form S-4 (File No. 333-30683) declared effective by
                            the Commission on October 17, 1997).
          3.27           -- Certificate of Incorporation of PCI Carolina, Inc.

          3.28           -- By-laws of PCI Carolina, Inc.
          3.29           -- Certificate of Incorporation of Pioneer Licensing, Inc.

          3.30           -- By-laws of Pioneer Licensing, Inc.
          4.1            -- Indenture, dated as of October 30, 1997, by and among PCI
                            Canada, the Guarantors and United States Trust Company of
                            New York, as Trustee, relating to $175,000,000 principal
                            amount of 9 1/4% Series A Senior Notes due 2007,
                            including form of Note and Guarantees.
         *4.2            -- Deed of Hypothec, dated as of October 30, 1997, by PCI
                            Canada in favor of United States Trust Company of New
                            York, as Collateral Agent.
         *4.3            -- Affiliate Security Agreement, dated as of October 30,
                            1997, among PCI Carolina, Inc., Pioneer Licensing, Inc.
                            and United States Trust Company of New York, as
                            Collateral Agent.
         *4.4            -- Borrower (Canadian) Security Agreement, dated as of
                            October 30, 1997, between PCI Canada and United States
                            Trust Company of New York, as Collateral Agent.
         *4.5(a)         -- Demand Debenture (Ontario), dated as of October 30, 1997, by PCI Canada in favor of United States Trust Company of
                            New York, as Collateral Agent.
         *4.5(b)         -- Bond (Quebec), dated October 30, 1997, issued by PCI
                            Canada in favor of United States Trust Company of New
                            York, as Collateral Agent.
         *4.5(c)         -- Demand Debenture (New Brunswick), dated October 30, 1997, by PCI Canada in favor of United States Trust Company of
                            New York, as Collateral Agent.
         *4.6(a)         -- Debenture Pledge Agreement (Ontario), dated October 30,
                            1997, by PCI Canada in favor of United States Trust
                            Company of New York, as Collateral Agent.
         *4.6(b)         -- Bond Pledge Agreement (Quebec), dated October 30, 1997, between PCI Canada and United States Trust Company of New
                            York, as Collateral Agent.
         *4.6(c)         -- Debenture Pledge Agreement (New Brunswick), dated October
                            30, 1997, by PCI Canada in favor of United States Trust
                            Company of New York, as Collateral Agent.
         *4.7            -- Subsidiary Security Agreement, dated as of October 30,
                            1997, by PCI Canada in favor of United States Trust
                            Company of New York, as Collateral Agent.
          4.8(a)         -- Term Loan Agreement, dated as of October 30, 1997, among
                            PAI, PAAC, Various Financial Institutions, as Lenders,
                            DLJ Capital Funding, Inc. as the Syndication Agent,
                            Salomon Brothers Holding Company Inc, as the
                            Documentation Agent, Bank of America National Trust and
                            Savings Association, as the Administrative Agent and
                            United States Trust Company of New York, as Collateral
                            Agent.
          4.8(b)         -- Affiliate Guaranty, dated as of October 30, 1997, among the Affiliate Guarantors named therein.
          4.9            -- Consent and Amendment No. 1, dated November 5, 1997, to
                            Loan and Security Agreement, dated June 17, 1997, among
                            PAAC, Bank of America National Trust and Savings
                            Association, as Agent and Lender and the other Lenders
                            Party thereto.
          4.10           -- Intercreditor and Collateral Agency Agreement, dated as of October 30, 1997 by and among United States Trust
                            Company of New York, as Trustee and Collateral Agent,
                            Bank of America National Trust and Savings Association,
                            as Agent, PCI Canada, PAAC and PAI.
          4.11           -- Exchange and Registration Rights Agreement, dated as of
                            October 30, 1997, by and among PCI Canada, the Guarantors
                            and the Initial Purchasers.
         *5.1            -- Opinion of Willkie Farr & Gallagher.
         *5.2            -- Opinion of Kent R. Stephenson, Esq.
         *5.3            -- Opinion of Stewart McKelvey Stirling Scales, St. John,
                            New Brunswick.
         *8.1            -- Opinion of Willkie Farr & Gallagher with respect to
                            certain tax matters.
         *8.2            -- Opinion of Stikeman, Elliot, Montreal, Quebec with
                            respect to certain tax matters.

         10.1            -- Contingent Payment Agreement, dated as of April 20, 1995, by and among Pioneer (formerly, GEV corporation), PAAC
                            and the Sellers defined therein (incorporated by
                            reference to Exhibit 10.2 to the Current Report on Form
                            8-K of Pioneer, dated April 20, 1995).
         10.2            -- Tax Sharing Agreement, dated as of April 20, 1995, by and among Pioneer, PAAC and the Subsidiary Guarantors defined
                            therein (incorporated by reference to Exhibit 10.3 to the
                            Company's Registration Statement on Form S-4 (File No.
                            33-98828) declared effective by the Commission on
                            December 22, 1995).
         10.3            -- Pioneer Companies, Inc. 1995 Stock Incentive Plan
                            (incorporated by reference to Exhibit 10.4 to the
                            Company's Registration Statement on Form S-4 (File No.
                            33-98828) declared effective by the Commission on
                            December 22, 1995).
         10.4            -- Pioneer Companies, Inc. Key Executive Stock Grant Plan
                            (incorporated by reference to Exhibit 10.2 to the
                            Quarterly Report on Form 10-Q of Pioneer for the
                            quarterly period ended June 30, 1996).
         10.5            -- Pioneer Chlor Alkali Company, Inc. Supplemental
                            Retirement Plan (incorporated by reference to Exhibit
                            10.5 to the Annual Report on Form 10-K of Pioneer for the
                            fiscal year ended December 31, 1995).
         10.6            -- Employment Agreement, dated as of April 20, 1995, between
                            Pioneer and Richard C. Kellogg, Jr. (incorporated by
                            reference to Exhibit 10.1 to the Quarterly Report on Form
                            10-Q of Pioneer for the quarterly period ended June 30,
                            1995).
         10.7            -- Employment Agreement, dated April 20, 1995, between
                            Pioneer Americas, Inc. and James E. Glattly (incorporated
                            by reference to Exhibit 10.8 to Pioneer's Annual Report
                            on Form 10-K for the year ended December 31, 1995).
         10.8            -- Employment Agreement, dated April 20, 1995, between
                            Pioneer Americas, Inc. and Verrill M. Norwood, Jr.
                            (incorporated by reference to Exhibit 10.9 to Pioneer's
                            Annual Report on Form 10-K for the year ended December
                            31, 1995).
         10.9            -- Executive Employment Agreement, dated January 4, 1997,
                            between Pioneer Companies, Inc. and Michael J. Ferris
                            (incorporated by reference to Exhibit 10.10 to the Annual
                            Report on Form 10-K of the Company for the fiscal year
                            ended December 31, 1996).
         10.10           -- Stock Purchase Agreement, dated January 4, 1997, between
                            Pioneer Companies, Inc. and Michael J. Ferris
                            (incorporated by reference to Exhibit 10.11 to the Annual
                            Report on Form 10-K of the Company for the fiscal year
                            ended December 31, 1996).
         10.11           -- Non-Qualified Stock Option Agreement, dated May 15, 1997, between Pioneer Companies, Inc. and Andrew M. Bursky.
         10.12           -- Noncompetition Agreement, dated as of October 31, 1997, between ICI, ICI Canada, ICI Americas, PCI Canada and PCI
                            Carolina.
         12.1            -- Statement Regarding Computation of Ratio of Earnings to
                            Fixed Charges.
         16.1            -- Letter from Ernst & Young LLP regarding change in
                            independent accountants (incorporated by reference to
                            Exhibit 16.1 to the Company's Registration Statement on
                            Form S-4 (File No. 33-98828) declared effective by the
                            Commission on December 22, 1995).
         21.1            -- Subsidiaries of the Registrants.
         23.1            -- Independent Auditors' Consent of Deloitte & Touche LLP.
         23.2            -- Independent Auditors' Consent of Ernst & Young LLP.
         23.3            -- Independent Auditors' Consent of Piercy, Bowler, Taylor &
                            Kern.
         23.4            -- Independent Public Accountants' Consent of Arthur
                            Andersen LLP.
         23.5            -- Independent Auditor's Consent of KPMG.
        *23.6            -- Consents of Willkie Farr & Gallagher (included in their opinions filed as Exhibits 5.1 and 8.1).
        *23.7            -- Consent of Kent R. Stephenson, Esq. (included in his
                            opinion filed as Exhibit 5.2).

        *23.8            -- Consent of Stewart McKelvey Stirling Scales, St. John,
                            New Brunswick (included in their opinion filed as Exhibit
                            5.3).
        *23.9            -- Consent of Stikeman, Elliot, Montreal, Quebec (included in their opinion filed as Exhibit 8.2).
         24.1            -- Powers of Attorney (included in the signature pages
                            hereto).
         25.1            -- Statement on Form T-1 of Eligibility of Trustee.
        *99.1            -- Form of Letter of Transmittal.
        *99.2            -- Form of Notice of Guaranteed Delivery.
        *99.3            -- Form of Letter to Clients.
        *99.4            -- Form of Letter to Nominees.

---------------

* To be filed by amendment.

(b) Financial Statement Schedules:

SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS.

     All other schedules have been omitted because they are not applicable or not required or the required information is included in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS.

     The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of PAAC's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrants pursuant to the provisions, described under Item 20 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrants hereby undertake that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 26th day of November, 1997.

                                            PCI CHEMICALS CANADA INC.

                                            By:   /s/ KENT R. STEPHENSON
                                              ----------------------------------
                                              Name: Kent R. Stephenson
                                              Title: Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip J. Ablove and Kent R. Stephenson, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                       TITLE                         DATE
                     ---------                                       -----                         ----

              /s/ NORMAN E. THOGERSEN                President and Director (principal       November 26, 1997
---------------------------------------------------    executive officer)
                Norman E. Thogersen

               /s/ PHILIP J. ABLOVE                  Vice President, Chief Financial         November 26, 1997
---------------------------------------------------    Officer and Director (principal
                 Philip J. Ablove                      financial officer)

               /s/ PIERRE PRUD'HOMME                 Vice President and Controller           November 26, 1997
---------------------------------------------------    (principal accounting officer)
                 Pierre Prud'homme

               /s/ MICHAEL J. FERRIS                 Chairman of the Board                   November 26, 1997
---------------------------------------------------
                 Michael J. Ferris

              /s/ RAYMOND E. BOUCHER                 Director                                November 26, 1997
---------------------------------------------------
                Raymond E. Boucher

                 /s/ G.P. DONNINI                    Director                                November 26, 1997
---------------------------------------------------
                   G.P. Donnini

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 26th day of November, 1997.

                                            PIONEER AMERICAS ACQUISITION CORP.

                                            By:    /s/ PHILIP J. ABLOVE
                                              ----------------------------------
                                              Name: Philip J. Ablove
                                              Title: Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip J. Ablove and Kent R. Stephenson, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                        TITLE                         DATE
                      ---------                                        -----                         ----

                /s/ MICHAEL J. FERRIS                  President, Chief Executive Officer      November 26, 1997
-----------------------------------------------------    and Director (principal executive
                  Michael J. Ferris                      officer)

                /s/ PHILIP J. ABLOVE                   Vice President, Chief Financial         November 26, 1997
-----------------------------------------------------    Officer and Director (principal
                  Philip J. Ablove                       financial officer)

                 /s/ JOHN R. BEAVER                    Controller (principal accounting        November 26, 1997
-----------------------------------------------------    officer)
                   John R. Beaver

               /s/ WILLIAM R. BERKLEY                  Director                                November 26, 1997
-----------------------------------------------------
                 William R. Berkley

                /s/ ANDREW M. BURSKY                   Director                                November 26, 1997
-----------------------------------------------------
                  Andrew M. Bursky

                /s/ DONALD J. DONAHUE                  Director                                November 26, 1997
-----------------------------------------------------
                  Donald J. Donahue

                      SIGNATURE                                        TITLE                         DATE
                      ---------                                        -----                         ----

             /s/ RICHARD C. KELLOGG, JR.               Director                                November 26, 1997
-----------------------------------------------------
               Richard C. Kellogg, Jr.

                /s/ PAUL J. KIENHOLZ                   Director                                November 26, 1997
-----------------------------------------------------
                  Paul J. Kienholz

                 /s/ JACK H. NUSBAUM                   Director                                November 26, 1997
-----------------------------------------------------
                   Jack H. Nusbaum

              /s/ THOMAS H. SCHNITZIUS                 Director                                November 26, 1997
-----------------------------------------------------
                Thomas H. Schnitzius

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 26th day of November, 1997.

                                            PIONEER AMERICAS, INC.

                                            By:   /s/ KENT R. STEPHENSON
                                              ----------------------------------
                                              Name: Kent R. Stephenson
                                              Title: Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip J. Ablove and Kent R. Stephenson, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                       TITLE                        DATE
                     ---------                                       -----                        ----

               /s/ MICHAEL J. FERRIS                 Chairman of the Board and President    November 26, 1997
---------------------------------------------------    (principal executive officer)
                 Michael J. Ferris

               /s/ PHILIP J. ABLOVE                  Vice President, Chief Financial        November 26, 1997
---------------------------------------------------    Officer, Treasurer and Director
                 Philip J. Ablove                      (principal financial officer)

                /s/ JOHN R. BEAVER                   Controller (principal accounting       November 26, 1997
---------------------------------------------------    officer)
                  John R. Beaver

               /s/ WILLIAM L. MAHONE                 Title Director                         November 26, 1997
---------------------------------------------------
                 William L. Mahone

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 26th day of November, 1997.

                                            PIONEER CHLOR ALKALI COMPANY, INC.

                                            By:   /s/ KENT R. STEPHENSON
                                              ----------------------------------
                                              Name: Kent R. Stephenson
                                              Title: Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip J. Ablove and Kent R. Stephenson, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                       TITLE                        DATE
                     ---------                                       -----                        ----

               /s/ JAMES E. GLATTLY                  President and Director (principal      November 26, 1997
---------------------------------------------------    executive officer)
                 James E. Glattly

               /s/ PHILIP J. ABLOVE                  Vice President and Chief Financial     November 26, 1997
---------------------------------------------------    Officer and Director (principal
                 Philip J. Ablove                      financial officer)

                /s/ JOHN R. BEAVER                   Controller (principal accounting       November 26, 1997
---------------------------------------------------    officer)
                  John R. Beaver

               /s/ MICHAEL J. FERRIS                 Chairman of the Board                  November 26, 1997
---------------------------------------------------
                 Michael J. Ferris

               /s/ WILLIAM L. MAHONE                 Director                               November 26, 1997
---------------------------------------------------
                 William L. Mahone

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 26th day of November, 1997.

                                            IMPERIAL WEST CHEMICAL CO.

                                            By:   /s/ KENT R. STEPHENSON
                                              ----------------------------------
                                              Name: Kent R. Stephenson
                                              Title: Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip J. Ablove and Kent R. Stephenson, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                       TITLE                        DATE
                     ---------                                       -----                        ----

               /s/ JAMES M. WINGARD                  President and Director (principal      November 26, 1997
---------------------------------------------------    executive officer)
                 James M. Wingard

               /s/ PHILIP J. ABLOVE                  Vice President and Chief Financial     November 26, 1997
---------------------------------------------------    Officer and Director (principal
                 Philip J. Ablove                      financial officer)

                /s/ JOHN R. BEAVER                   Controller (principal accounting       November 26, 1997
---------------------------------------------------    officer)
                  John R. Beaver

               /s/ MICHAEL J. FERRIS                 Chairman of the Board                  November 26, 1997
---------------------------------------------------
                 Michael J. Ferris

               /s/ WILLIAM L. MAHONE                 Director                               November 26, 1997
---------------------------------------------------
                 William L. Mahone

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 26th day of November, 1997.

                                            ALL-PURE CHEMICAL CO.

                                            By:   /s/ KENT R. STEPHENSON
                                              ----------------------------------
                                              Name: Kent R. Stephenson
                                              Title: Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip J. Ablove and Kent R. Stephenson, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                       TITLE                         DATE
                     ---------                                       -----                         ----

                /s/ RONALD E. CIORA                  President and Director (principal                  , 1997
---------------------------------------------------    executive officer)
                  Ronald E. Ciora

               /s/ PHILIP J. ABLOVE                  Vice President and Chief Financial                 , 1997
---------------------------------------------------    Officer and Director (principal
                 Philip J. Ablove                      financial officer)

                /s/ JOHN R. BEAVER                   Controller (principal accounting                   , 1997
---------------------------------------------------    officer)
                  John R. Beaver

               /s/ MICHAEL J. FERRIS                 Chairman of the Board                              , 1997
---------------------------------------------------
                 Michael J. Ferris

               /s/ WILLIAM L. MAHONE                 Director                                           , 1997
---------------------------------------------------
                 William L. Mahone

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 26th day of November, 1997.

                                            BLACK MOUNTAIN POWER COMPANY

                                            By:   /s/ KENT R. STEPHENSON
                                              ----------------------------------
                                              Name: Kent R. Stephenson
                                              Title: Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip J. Ablove and Kent R. Stephenson, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                       TITLE                         DATE
                     ---------                                       -----                         ----

                /s/ TERRY K. GRAVES                  President and Director (principal       November 26, 1997
---------------------------------------------------    executive officer)
                  Terry K. Graves

               /s/ PHILIP J. ABLOVE                  Vice President and Chief Financial      November 26, 1997
---------------------------------------------------    Officer and Director (principal
                 Philip J. Ablove                      financial officer)

                /s/ JOHN R. BEAVER                   Controller (principal accounting        November 26, 1997
---------------------------------------------------    officer)
                  John R. Beaver

               /s/ MICHAEL J. FERRIS                 Chairman of the Board                   November 26, 1997
---------------------------------------------------
                 Michael J. Ferris

               /s/ JAMES E. GLATTLY                  Director                                November 26, 1997
---------------------------------------------------
                 James E. Glattly

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 26th day of November, 1997.

                                            ALL-PURE CHEMICAL NORTHWEST, INC.

                                            By:   /s/ KENT R. STEPHENSON
                                              ----------------------------------
                                              Name: Kent R. Stephenson
                                              Title: Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip J. Ablove and Kent R. Stephenson, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                       TITLE                         DATE
                     ---------                                       -----                         ----

                /s/ RONALD E. CIORA                  President and Director (principal       November 26, 1997
---------------------------------------------------    executive officer)
                  Ronald E. Ciora

               /s/ PHILIP J. ABLOVE                  Vice President and Chief Financial      November 26, 1997
---------------------------------------------------    Officer and Director (principal
                 Philip J. Ablove                      financial officer)

                /s/ JOHN R. BEAVER                   Controller (principal accounting        November 26, 1997
---------------------------------------------------    officer)
                  John R. Beaver

               /s/ MICHAEL J. FERRIS                 Chairman of the Board                   November 26, 1997
---------------------------------------------------
                 Michael J. Ferris

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 26th day of November, 1997.

                                     PIONEER CHLOR ALKALI INTERNATIONAL, INC.

                                     By:       /s/ KENT R. STEPHENSON
                                        ----------------------------------------
                                        Name: Kent R. Stephenson
                                        Title: Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip J. Ablove and Kent R. Stephenson, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                       TITLE                         DATE
                     ---------                                       -----                         ----

               /s/ MICHAEL J. FERRIS                 Chairman of the Board (principal        November 26, 1997
---------------------------------------------------    executive officer)
                 Michael J. Ferris

               /s/ PHILIP J. ABLOVE                  Vice President (principal financial     November 26, 1997
---------------------------------------------------    officer)
                 Philip J. Ablove

                /s/ JOHN R. BEAVER                   Controller (principal accounting        November 26, 1997
---------------------------------------------------    officer)
                  John R. Beaver

              /s/ DAVID F. CALLAGHAN                 Director                                November 26, 1997
---------------------------------------------------
                David F. Callaghan

                /s/ JAMES A. FIELDS                  Director                                November 26, 1997
---------------------------------------------------
                  James A. Fields

                /s/ DAVID A. LESLIE                  Director                                November 26, 1997
---------------------------------------------------
                  David A. Leslie

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 26th day of November, 1997.

                                            G. O. W. CORPORATION

                                            By:   /s/ KENT R. STEPHENSON
                                              ----------------------------------
                                              Name: Kent R. Stephenson
                                              Title: Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip J. Ablove and Kent R. Stephenson, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                       TITLE                         DATE
                     ---------                                       -----                         ----
<->Y

                /s/ TERRY K. GRAVES                  President and Director (principal       November 26, 1997
---------------------------------------------------    executive officer)
                  Terry K. Graves

               /s/ PHILIP J. ABLOVE                  Vice President and Chief Financial      November 26, 1997
---------------------------------------------------    Officer (principal financial
                 Philip J. Ablove                      officer)

                /s/ JOHN R. BEAVER                   Controller (principal accounting        November 26, 1997
---------------------------------------------------    officer)
                  John R. Beaver

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 26th day of November, 1997.

                                            PIONEER (EAST), INC.

                                            By:   /s/ KENT R. STEPHENSON
                                              ----------------------------------
                                              Name: Kent R. Stephenson
                                              Title: President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip J. Ablove and Kent R. Stephenson, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                       TITLE                         DATE
                     ---------                                       -----                         ----

              /s/ KENT R. STEPHENSON                 President, Secretary and Chairman of    November 26, 1997
---------------------------------------------------    the Board (principal executive
                Kent R. Stephenson                     officer)

              /s/ ROBERT C. WILLIAMS                 Treasurer and Director (principal       November 26, 1997
---------------------------------------------------    financial and accounting officer)
                Robert C. Williams

              /s/ VICTORIA L. GARRETT                Director                                November 26, 1997
---------------------------------------------------
                Victoria L. Garrett

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 26th day of November, 1997.

                                            T.C. HOLDINGS, INC.

                                            By:   /s/ KENT R. STEPHENSON
                                              ----------------------------------
                                              Name: Kent R. Stephenson
                                              Title: Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip J. Ablove and Kent R. Stephenson, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                       TITLE                         DATE
                     ---------                                       -----                         ----

                /s/ RONALD E. CIORA                  President and Director (principal       November 26, 1997
---------------------------------------------------    executive officer)
                  Ronald E. Ciora

               /s/ PHILIP J. ABLOVE                  Vice President and Chief Financial      November 26, 1997
---------------------------------------------------    Officer and Director (principal
                 Philip J. Ablove                      financial officer)

                /s/ JOHN R. BEAVER                   Controller (principal accounting        November 26, 1997
---------------------------------------------------    officer)
                  John R. Beaver

               /s/ MICHAEL J. FERRIS                 Chairman of the Board                   November 26, 1997
---------------------------------------------------
                 Michael J. Ferris

               /s/ WILLIAM L. MAHONE                 Director                                November 26, 1997
---------------------------------------------------
                 William L. Mahone

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 26th day of November, 1997.

                                            T.C. PRODUCTS, INC.

                                            By:   /s/ KENT R. STEPHENSON

                                              ----------------------------------
                                              Name: Kent R. Stephenson
                                              Title: Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip J. Ablove and Kent R. Stephenson, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                       TITLE                         DATE
                     ---------                                       -----                         ----

                /s/ RONALD E. CIORA                  President and Director (principal       November 26, 1997
---------------------------------------------------    executive officer)
                  Ronald E. Ciora

               /s/ PHILIP J. ABLOVE                  Vice President and Chief Financial      November 26, 1997
---------------------------------------------------    Officer and Director (principal
                 Philip J. Ablove                      financial officer)

                /s/ JOHN R. BEAVER                   Controller (principal accounting        November 26, 1997
---------------------------------------------------    officer)
                  John R. Beaver

               /s/ MICHAEL J. FERRIS                 Chairman of the Board                   November 26, 1997
---------------------------------------------------
                 Michael J. Ferris

               /s/ WILLIAM L. MAHONE                 Director                                November 26, 1997
---------------------------------------------------
                 William L. Mahone

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 26th day of November, 1997.

                                            PCI CAROLINA, INC.

                                            By:   /s/ KENT R. STEPHENSON
                                              ----------------------------------
                                              Name: Kent R. Stephenson
                                              Title: Vice President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip J. Ablove and Kent R. Stephenson, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                       TITLE                         DATE
                     ---------                                       -----                         ----

              /s/ NORMAN E. THOGERSEN                President and Director                  November 26, 1997
---------------------------------------------------    (principal executive officer)
                Norman E. Thogersen

               /s/ PHILIP J. ABLOVE                  Vice President, Chief Financial         November 26, 1997
---------------------------------------------------    Officer and Director
                 Philip J. Ablove                      (principle financial and accounting
                                                       Officer)

               /s/ MICHAEL J. FERRIS                 Chairman of the Board                   November 26, 1997
---------------------------------------------------
                 Michael J. Ferris

                 /s/ G. P. DONNINI                   Director                                November 26, 1997
---------------------------------------------------
                   G. P. Donnini

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 26th day of November, 1997.

                                            PIONEER LICENSING, INC.

                                            By:   /s/ KENT R. STEPHENSON
                                              ----------------------------------
                                              Name: Kent R. Stephenson
                                              Title: President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip J. Ablove and Kent R. Stephenson, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                       TITLE                         DATE
                     ---------                                       -----                         ----

              /s/ KENT R. STEPHENSON                 President, Secretary and Chairman of    November 26, 1997
---------------------------------------------------    the Board (principal executive
                Kent R. Stephenson                     officer)

              /s/ ROBERT C. WILLIAMS                 Treasurer and Director (principal       November 26, 1997
---------------------------------------------------    financial and accounting officer)
                Robert C. Williams

              /s/ VICTORIA L. GARRETT                Director                                November 26, 1997
---------------------------------------------------
                Victoria L. Garrett

                                                                     SCHEDULE II

                       PIONEER AMERICAS ACQUISITION CORP.

                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                             BALANCE AT   CHARGED TO                             BALANCE AT
                                             BEGINNING    COSTS AND                                END OF
                DESCRIPTION                  OF PERIOD     EXPENSE     ADDITIONS   DEDUCTIONS      PERIOD
                -----------                  ----------   ----------   ---------   ----------    ----------
Year Ended December 31, 1996:
     Allowance for doubtful accounts.......    $1,424        $ --       $   --       $(113)(A)     $1,311
Year Ended December 31, 1995:
     Allowance for doubtful accounts.......        --         138        1,416(B)     (130)(A)      1,424

---------------

(A) Uncollectible accounts written off, net of recoveries.

(B) Allowance balance established on April 20, 1995 in connection with the acquisition of Pioneer Americas, Inc.

                             PIONEER AMERICAS, INC.

                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                             BALANCE AT   CHARGED TO                             BALANCE AT
                                             BEGINNING    COSTS AND                                END OF
                DESCRIPTION                  OF PERIOD     EXPENSE     ADDITIONS   DEDUCTIONS      PERIOD
                -----------                  ----------   ----------   ---------   ----------    ----------
Period from January 1, 1995 through April
  20, 1995:
     Allowance for doubtful accounts.......    $2,038       $   47       $ --        $(169)(A)     $1,916
Year ended December 31, 1994:
     Allowance for doubtful accounts.......       521        1,235        300(B)       (18)(A)      2,038

---------------

(A) Uncollectible accounts written off, net of recoveries.

(B) Allowance balance established in May 1994 in connection with the acquisition of GPS.

                                 EXHIBIT INDEX

        EXHIBIT                                  DESCRIPTION
        -------                                  -----------
          2.1            -- Asset Purchase Agreement, dated as of September 22, 1997, by and among PCI Canada, PCI Carolina, Pioneer, ICI, ICI
                            Canada and ICI Americas (incorporated by reference to
                            Exhibit 2 to the Company's Report on Form 10-Q, for the
                            quarter ended September 30, 1997).
          2.2            -- First Amendment to Asset Purchase Agreement, dated as of
                            October 31, 1997, among PCI Canada, PCI Carolina,
                            Pioneer, ICI, ICI Canada and ICI Americas (incorporated
                            by reference to Exhibit 2(b) to the Company's Current
                            Report on Form 8-K, dated November 5, 1997).
          3.1            -- Certificate of Incorporation of PCI Canada.
          3.2            -- By-laws of PCI Canada.
          3.3            -- Certificate of Incorporation of PAAC (incorporated by
                            reference to Exhibit 3.1 to the Company's Registration
                            Statement on Form S-4 (File No. 33-98828) declared
                            effective by the Commission on December 22, 1995).
          3.4            -- By-laws of PAAC (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-4 (File
                            No. 33-98828) declared effective by the Commission on
                            December 22, 1995).
          3.5            -- Certificate of Incorporation of PAI (incorporated by
                            reference to Exhibit 3.3 to the Company's Registration
                            Statement on Form S-4 (File No. 33-98828) declared
                            effective by the Commission on December 22, 1995).
          3.6            -- By-laws of PAI (incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-4 (File
                            No. 33-98828) declared effective by the Commission on
                            December 22, 1995).
          3.7            -- Certificate of Incorporation of PCAC (incorporated by
                            reference to Exhibit 3.5 to the Company's Registration
                            Statement on Form S-4 (File No. 33-98828) declared
                            effective by the Commission on December 22, 1995).
          3.8            -- By-laws of PCAC (Incorporated by reference to Exhibit 3.6 to the Company's Registration Statement on Form S-4 (File
                            No. 33-98828) declared effective by the Commission on
                            December 22, 1995).
          3.9            -- Certificate of Incorporation of Imperial West
                            (incorporated by reference to Exhibit 3.7 to the
                            Company's Registration Statement on Form S-4 (File No.
                            33-98828) declared effective by the Commission on
                            December 22, 1995).
          3.10           -- By-laws of Imperial West (incorporated by reference to
                            Exhibit 3.8 to the Company's Registration Statement on
                            Form S-4 (File No. 33-98828) declared effective by the
                            Commission on December 22, 1995).
          3.11           -- Certificate of Incorporation of All-Pure (incorporated by reference to Exhibit 3.9 to the Company's Registration
                            Statement on Form S-4 (File No. 33-98828) declared
                            effective by the Commission on December 22, 1995).
          3.12           -- By-laws of All-Pure (incorporated by reference to Exhibit
                            3.10 to the Company's Registration Statement on Form S-4
                            (File No. 33-98828) declared effective by the Commission
                            on December 22, 1995).
          3.13           -- Certificate of Incorporation of Black Mountain Power
                            Company (incorporated by reference to Exhibit 3.11 to the
                            Company's Registration Statement on Form S-4 (File No.
                            33-98828) declared effective by the Commission on
                            December 22, 1995).
          3.14           -- By-laws of Black Mountain Power Company (incorporated by reference to Exhibit 3.12 to the Company's Registration
                            Statement on Form S-4 (File No. 33-98828) declared
                            effective by the Commission on December 22, 1995).

        EXHIBIT                                  DESCRIPTION
        -------                                  -----------
          3.15           -- Certificate of Incorporation of All-Pure Chemical
                            Northwest, Inc. (incorporated by reference to Exhibit
                            3.13 to the Company's Registration Statement on Form S-4
                            (File No. 33-98828) declared effective by the Commission
                            on December 22, 1995).
          3.16           -- By-laws of All-Pure Chemical Northwest, Inc.
                            (incorporated by reference to Exhibit 3.14 to the
                            Company's Registration Statement on Form S-4 (File No.
                            33-98828) declared effective by the Commission on
                            December 22, 1995).
          3.17           -- Certificate of Incorporation of Pioneer Chlor Alkali
                            International, Inc. (incorporated by reference to Exhibit
                            3.15 to the Company's Registration Statement on Form S-4
                            (File No. 33-98828) declared effective by the Commission
                            on December 22, 1995).
          3.18           -- By-laws of Pioneer Chlor Alkali International, Inc.
                            (incorporated by reference to Exhibit 3.16 to the
                            Company's Registration Statement on Form S-4 (File No.
                            33-98828) declared effective by the Commission on
                            December 22, 1995).
          3.19           -- Certificate of Incorporation of G.O.W. Corporation
                            (incorporated by reference to Exhibit 3.17 to the
                            Company's Registration Statement on Form S-4 (File No.
                            33-98828) declared effective by the Commission on
                            December 22, 1995).
          3.20           -- By-laws of G.O.W. Corporation (incorporated by reference to Exhibit 3.18 to the Company's Registration Statement
                            on Form S-4 (File No. 33-98828) declared effective by the
                            Commission on December 22, 1995).
          3.21           -- Certificate of Incorporation of Pioneer (East), Inc.
                            (incorporated by reference to Exhibit 3.19 to the
                            Company's Registration Statement on Form S-4 (File No.
                            333-30683) declared effective by the Commission on
                            October 17, 1997).
          3.22           -- By-laws of Pioneer (East), Inc. (incorporated by
                            reference to Exhibit 3.20 to the Company's Registration
                            Statement on Form S-4 (File No. 333-30683) declared
                            effective by the Commission on October 17, 1997).
          3.23           -- Certificate of Incorporation of T.C. Holdings, Inc.
                            (incorporated by reference to Exhibit 3.21 to the
                            Company's Registration Statement on Form S-4 (File No.
                            333-30683) declared effective by the Commission on
                            October 17, 1997).
          3.24           -- By-laws of T.C. Holdings, Inc. (incorporated by reference to Exhibit 3.22 to the Company's Registration Statement
                            on Form S-4 (File No. 333-30683) declared effective by
                            the Commission on October 17, 1997).
          3.25           -- Certificate of Incorporation of T.C. Products, Inc.
                            (incorporated by reference to Exhibit 3.23 to the
                            Company's Registration Statement on Form S-4 (File No.
                            333-30683) declared effective by the Commission on
                            October 17, 1997).
          3.26           -- By-laws of T.C. Products, Inc. (incorporated by reference to Exhibit 3.24 to the Company's Registration Statement
                            on Form S-4 (File No. 333-30683) declared effective by
                            the Commission on October 17, 1997).
          3.27           -- Certificate of Incorporation of PCI Carolina, Inc.
          3.28           -- By-laws of PCI Carolina, Inc.
          3.29           -- Certificate of Incorporation of Pioneer Licensing, Inc.
          3.30           -- By-laws of Pioneer Licensing, Inc.
          4.1            -- Indenture, dated as of October 30, 1997, by and among PCI
                            Canada, the Guarantors and United States Trust Company of
                            New York, as Trustee, relating to $175,000,000 principal
                            amount of 9 1/4% Series A Senior Notes due 2007,
                            including form of Note and Guarantees.
         *4.2            -- Deed of Hypothec, dated as of October 30, 1997, by PCI
                            Canada in favor of United States Trust Company of New
                            York, as Collateral Agent.

        EXHIBIT                                  DESCRIPTION
        -------                                  -----------
         *4.3            -- Affiliate Security Agreement, dated as of October 30,
                            1997, among PCI Carolina, Inc., Pioneer Licensing, Inc.
                            and United States Trust Company of New York, as
                            Collateral Agent.
         *4.4            -- Borrower (Canadian) Security Agreement, dated as of
                            October 30, 1997, between PCI Canada and United States
                            Trust Company of New York, as Collateral Agent.
         *4.5(a)         -- Demand Debenture (Ontario), dated as of October 30, 1997, by PCI Canada in favor of United States Trust Company of
                            New York, as Collateral Agent.
         *4.5(b)         -- Bond (Quebec), dated October 30, 1997, issued by PCI
                            Canada in favor of United States Trust Company of New
                            York, as Collateral Agent.
         *4.5(c)         -- Demand Debenture (New Brunswick), dated October 30, 1997, by PCI Canada in favor of United States Trust Company of
                            New York, as Collateral Agent.
         *4.6(a)         -- Debenture Pledge Agreement (Ontario), dated October 30,
                            1997, by PCI Canada in favor of United States Trust
                            Company of New York, as Collateral Agent.
         *4.6(b)         -- Bond Pledge Agreement (Quebec), dated October 30, 1997, between PCI Canada and United States Trust Company of New
                            York, as Collateral Agent.
         *4.6(c)         -- Debenture Pledge Agreement (New Brunswick), dated October
                            30, 1997, by PCI Canada in favor of United States Trust
                            Company of New York, as Collateral Agent.
         *4.7            -- Subsidiary Security Agreement, dated as of October 30,
                            1997, by PCI Canada in favor of United States Trust
                            Company of New York, as Collateral Agent.
          4.8(a)         -- Term Loan Agreement, dated as of October 30, 1997, among
                            PAI, PAAC, Various Financial Institutions, as Lenders,
                            DLJ Capital Funding, Inc. as the Syndication Agent,
                            Salomon Brothers Holding Company Inc, as the
                            Documentation Agent, Bank of America National Trust and
                            Savings Association, as the Administrative Agent and
                            United States Trust Company of New York, as Collateral
                            Agent.
          4.8(b)         -- Affiliate Guaranty, dated as of October 30, 1997, among the Affiliate Guarantors named therein.
          4.9            -- Consent and Amendment No. 1, dated November 5, 1997, to
                            Loan and Security Agreement, dated June 17, 1997, among
                            PAAC, Bank of America National Trust and Savings
                            Association, as Agent and Lender and the other Lenders
                            Party thereto.
          4.10           -- Intercreditor and Collateral Agency Agreement, dated as of October 30, 1997 by and among United States Trust
                            Company of New York, as Trustee and Collateral Agent,
                            Bank of America National Trust and Savings Association,
                            as Agent, PCI Canada, PAAC and PAI.
          4.11           -- Exchange and Registration Rights Agreement, dated as of
                            October 30, 1997, by and among PCI Canada, the Guarantors
                            and the Initial Purchasers.
         *5.1            -- Opinion of Willkie Farr & Gallagher.
         *5.2            -- Opinion of Kent R. Stephenson, Esq.
         *5.3            -- Opinion of Stewart McKelvey Stirling Scales, St. John,
                            New Brunswick.
         *8.1            -- Opinion of Willkie Farr & Gallagher with respect to
                            certain tax matters.
         *8.2            -- Opinion of Stikeman, Elliot, Montreal, Quebec with
                            respect to certain tax matters.
         10.1            -- Contingent Payment Agreement, dated as of April 20, 1995, by and among Pioneer (formerly, GEV corporation), PAAC
                            and the Sellers defined therein (incorporated by
                            reference to Exhibit 10.2 to the Current Report on Form
                            8-K of Pioneer, dated April 20, 1995).

        EXHIBIT                                  DESCRIPTION
        -------                                  -----------
         10.2            -- Tax Sharing Agreement, dated as of April 20, 1995, by and among Pioneer, PAAC and the Subsidiary Guarantors defined
                            therein (incorporated by reference to Exhibit 10.3 to the
                            Company's Registration Statement on Form S-4 (File No.
                            33-98828) declared effective by the Commission on
                            December 22, 1995).
         10.3            -- Pioneer Companies, Inc. 1995 Stock Incentive Plan
                            (incorporated by reference to Exhibit 10.4 to the
                            Company's Registration Statement on Form S-4 (File No.
                            33-98828) declared effective by the Commission on
                            December 22, 1995).
         10.4            -- Pioneer Companies, Inc. Key Executive Stock Grant Plan
                            (incorporated by reference to Exhibit 10.2 to the
                            Quarterly Report on Form 10-Q of Pioneer for the
                            quarterly period ended June 30, 1996).
         10.5            -- Pioneer Chlor Alkali Company, Inc. Supplemental
                            Retirement Plan (incorporated by reference to Exhibit
                            10.5 to the Annual Report on Form 10-K of Pioneer for the
                            fiscal year ended December 31, 1995).
         10.6            -- Employment Agreement, dated as of April 20, 1995, between
                            Pioneer and Richard C. Kellogg, Jr. (incorporated by
                            reference to Exhibit 10.1 to the Quarterly Report on Form
                            10-Q of Pioneer for the quarterly period ended June 30,
                            1995).
         10.7            -- Employment Agreement, dated April 20, 1995, between
                            Pioneer Americas, Inc. and James E. Glattly (incorporated
                            by reference to Exhibit 10.8 to Pioneer's Annual Report
                            on Form 10-K for the year ended December 31, 1995).
         10.8            -- Employment Agreement, dated April 20, 1995, between
                            Pioneer Americas, Inc. and Verrill M. Norwood, Jr.
                            (incorporated by reference to Exhibit 10.9 to Pioneer's
                            Annual Report on Form 10-K for the year ended December
                            31, 1995).
         10.9            -- Executive Employment Agreement, dated January 4, 1997,
                            between Pioneer Companies, Inc. and Michael J. Ferris
                            (incorporated by reference to Exhibit 10.10 to the Annual
                            Report on Form 10-K of the Company for the fiscal year
                            ended December 31, 1996).
         10.10           -- Stock Purchase Agreement, dated January 4, 1997, between
                            Pioneer Companies, Inc. and Michael J. Ferris
                            (incorporated by reference to Exhibit 10.11 to the Annual
                            Report on Form 10-K of the Company for the fiscal year
                            ended December 31, 1996).
         10.11           -- Non-Qualified Stock Option Agreement, dated May 15, 1997, between Pioneer Companies, Inc. and Andrew M. Bursky.
         10.12           -- Noncompetition Agreement, dated as of October 31, 1997, between ICI, ICI Canada, ICI Americas, PCI Canada and PCI
                            Carolina.
         12.1            -- Statement Regarding Computation of Ratio of Earnings to
                            Fixed Charges.
         16.1            -- Letter from Ernst & Young LLP regarding change in
                            independent accountants (incorporated by reference to
                            Exhibit 16.1 to the Company's Registration Statement on
                            Form S-4 (File No. 33-98828) declared effective by the
                            Commission on December 22, 1995).
         21.1            -- Subsidiaries of the Registrants.
         23.1            -- Independent Auditors' Consent of Deloitte & Touche LLP.
         23.2            -- Independent Auditors' Consent of Ernst & Young LLP.
         23.3            -- Independent Auditors' Consent of Piercy, Bowler, Taylor &
                            Kern.
         23.4            -- Independent Public Accountants' Consent of Arthur
                            Andersen LLP.
         23.5            -- Independent Auditor's Consent of KPMG.
        *23.6            -- Consents of Willkie Farr & Gallagher (included in their opinions filed as Exhibits 5.1 and 8.1).

        EXHIBIT                                  DESCRIPTION
        -------                                  -----------
        *23.7            -- Consent of Kent R. Stephenson, Esq. (included in his
                            opinion filed as Exhibit 5.2).
        *23.8            -- Consent of Stewart McKelvey Stirling Scales, St. John,
                            New Brunswick (included in their opinion filed as Exhibit
                            5.3).
        *23.9            -- Consent of Stikeman, Elliot, Montreal, Quebec (included in their opinion filed as Exhibit 8.2).
         24.1            -- Powers of Attorney (included in the signature pages
                            hereto).
         25.1            -- Statement on Form T-1 of Eligibility of Trustee.
        *99.1            -- Form of Letter of Transmittal.
        *99.2            -- Form of Notice of Guaranteed Delivery.
        *99.3            -- Form of Letter to Clients.
        *99.4            -- Form of Letter to Nominees.

---------------

* To be filed by amendment.